As filed with the U.S. Securities and Exchange Commission on June 16, 2026.

Registration No. 333-292769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONNECTM TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	4931	87-2898342
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Mount Royal Avenue, Suite 550

Marlborough, Massachusetts 01752

617-395-1333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bhaskar Panigrahi

Chief Executive Officer

2 Mount Royal Avenue, Suite 550

Marlborough, Massachusetts 01752

617-395-1333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mitchell S. Nussbaum, Esq. Tahra T. Wright, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000	Jeffrey J. Fessler, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Telephone: (212) 653-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 16, 2026

1,833,333 Shares

Common Stock

ConnectM Technology Solutions, Inc.

This is a firm commitment public offering of 1,833,333 shares of common stock, par value $0.0001 per share (the “Common Stock”) of ConnectM Technology Solutions, Inc. (“ConnectM” or the “Company”) based upon an assumed public offering price per share of $6.00. Our Common Stock is quoted on the OTCQX Best Market tier of OTC Markets, which is operated by OTC Markets Group, Inc (the “OTC”). The last reported sales price per share of our Common Stock was $6.90, on June 16, 2026. The final public offering price per share will be determined through negotiation between us and Think Equity, as representative (the “Representative”) of the several underwriters.

At a special meeting of stockholders of the Company held on January 15, 2026, the shareholders approved a reverse stock split of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-50, with the exact ratio to be determined by the Company’s Board of Directors. On March 26, 2026, our Board of Directors determined that the ratio would be 1-for-32. On April 17, 2026, the Company filed a certificate of amendment to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-32 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”). The Reverse Stock Split became effective at 4:01 p.m. (Eastern Time) on April 17, 2026, and the Company’s Common Stock began trading on a split-adjusted basis on April 20, 2026.

Unless otherwise noted and other than in our historical financial statements and the notes thereto, all share and per share information in this prospectus reflects the Reverse Stock Split.

In connection with this offering, ConnectM is applying to list its Common Stock on a national securities exchange under the symbol “CNTM.” There can be no assurance that the application will be approved or that the Company’s Common Stock will commence trading on such exchange. The closing of this offering is conditioned upon the final approval of the Company’s listing application by the selected exchange. If the application is not approved, the offering will not be completed. Until such time, the Company’s Common Stock will continue to be quoted on the OTCQX Best Market.

The final public offering price of the shares of Common Stock in this offering will be determined through negotiation between us and the Representative in the offering. The assumed public offering price per share used throughout this prospectus may not be indicative of the final public offering price. Once determined, the final public offering price will be fixed for the offering.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under federal securities laws, and, as such, have elected to take advantage of certain reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. Please read “Risk Factors” beginning on page 16 of this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount (1)	$	$
Proceeds, before expenses, to us	$	$

(1)

The underwriting discount does not include a non-accountable expense allowance equal to 1% of the public offering price payable to the underwriters. We refer you to the section titled “Underwriting” beginning on page 145 of this prospectus for additional information regarding underwriting compensation.

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 275,000 shares of Common Stock at the public offering price, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

The underwriters expect to deliver the shares of Common Stock to purchasers on or about              , 2026.

ThinkEquity

The date of this prospectus is             , 2026.

ConnectM

Real-World AI Infrastructure

Two AI-enabled platforms across energy and logistics

THE CONNECTM PLATFORM

DeliveryCircle
Last-Mile Logistics

An asset-light B2B platform matching shipments to contracted drivers in real time

Keen Labs
Distributed Energy

Cold-climate heat pumps, Hi-C & Hi-E battery storage, and Virtual Power Plant software

AI & Data Engine
Powering Both Platforms

Proprietary models trained on 30+ GB/day of real-world operating data

Demonstrated Growth. Proven Execution.

Powering the Physical Layer of the AI Economy

See prospectus for full information, including risk factors and forward-looking statements disclosures

ConnectM

Powering Profitable Last-Mile Logistics

$1M+ /month

in recurring delivery revenue

and growing across U.S. last-mile

~$12M IN FY2025 — UP ~3X YEAR-OVER-YEAR

THE DELIVERYCIRCLE MODEL

Asset-Light Network

Matches shipments to contracted drivers in real time — no owned fleet

Decios Platform

Proprietary dispatch, routing, and tracking SaaS for same-day B2B delivery

20% Take Rate

Transaction fee on every delivery — revenue scales on software, not capital

17,000+ deliveries per month

longstanding B2B customers, growing U.S. footprint

Uber-meets-FedEx functionality

for B2B last-mile shippers

Smarter Logistics. Profitable Growth.

Powering the Physical Layer of the AI Economy

Revenue and operating figures reflect internal management records for the DeliveryCircle last-mile logistics business and are subject to customary terms. See prospectus for full information, including risk factors and forward-looking statements disclosures.

ConnectM

Virtual Power Plants for the AI Era

Grid-edge energy infrastructure from everyday buildings

$4.3M in purchase orders booked
since heat pump business launch

BACKED BY MULTI-BILLION-DOLLAR B2B CUSTOMERS

30 HSPF2 — **Over 2X industry standard — world-leading efficiency**
Third-party certified by AHRI.org

PREMIER B2B CUSTOMERS

CED GREENTECH | BayWa

Intelligent Systems. AI-Powered Energy Infrastructure.

Powering the Physical Layer of the AI Economy

HSPF2 third-party certified by AHRI.org. Purchase-order figures reflect internal management records and are subject to customary terms. Partner logos shown for illustrative purposes; use in any filing is subject to applicable trademark consents. See prospectus for full information.

ABOUT THIS PROSPECTUS

Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission (the “SEC”), and you should rely only on the information contained in this prospectus or in any such free writing prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

On April 17, 2026, the Company filed a certificate of amendment to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-32 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”). The Reverse Stock Split became effective at 4:01 p.m. (Eastern Time) on April 17, 2026, and the Company’s Common Stock began trading on a split-adjusted basis on April 20, 2026. Unless otherwise noted and other than in our historical financial statements and the notes thereto, all share and per share information in this prospectus reflects the Reverse Stock Split.

The information provided in this prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves several assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions, and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies, and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

For investors outside the United States (“U.S.”): We and the underwriters have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the U.S. We have not sought the consent of the sources to refer to their reports appearing in this prospectus.

All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless the context indicates otherwise, the terms “ConnectM,” “Company,” “we,” “us” and “our” refer to ConnectM Technology Solutions Inc., a Delaware corporation, and its subsidiaries.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include, among others, information concerning our strategy, future operations, future financial position, future revenue, projected expenses, business prospects, and plans and objectives of management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about the following:

●	the Company operates in the early-stage market of modern energy economy (“MEE”) adoption (which includes AI-powered electrification and distributed energy) and has a history of losses and expects to incur significant ongoing expenses;
●	the Company’s management has limited experience in operating a public company;
●	the Company has identified material weaknesses in its internal control over financial reporting and if it is unable to remediate these material weaknesses, or if the Company identifies additional material weaknesses in the future or otherwise fails to maintain an effective internal control over financial reporting, this may result in material misstatements of the Company’s consolidated financial statements or cause the Company to fail to meet its periodic reporting obligations;
●	the Company’s growth strategy depends on the widespread adoption of MEE services;
●	if the Company cannot compete successfully against other MEE service providers, it may not be successful in developing its operations and its business may suffer;
●	with respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies;
●	the Company’s market is characterized by rapid technological change, which requires it to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of its products and its financial results;
●	developments in alternative technologies may materially adversely affect demand for the Company’s offerings; and
●	the possibility that we may be adversely affected by other economic, business or competitive factors and may not be able to manage other risks and uncertainties set forth in the section titled “Risk Factors,” which is incorporated herein by reference.

We caution you that the foregoing list does not contain all of the risks or uncertainties that could affect the Company.

Forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits hereto, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all the information that you should consider before investing in our Common Stock. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing in the section titled “Business” in this prospectus. You should read this entire prospectus carefully, including the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto included elsewhere in this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” the “Company” or similar terminology refer to ConnectM Technology Solutions, Inc.

Overview

ConnectM Technology Solutions, Inc. (“ConnectM” or the “Company”) is a U.S.-based technology company that develops, sells, and operates artificial intelligence (“AI”)-enabled hardware and software for the modern energy economy. The Company’s strategy is organized around two high-growth, U.S.-centered platforms:

●	DeliveryCircle, the Company’s wholly owned, asset-light, logistics-technology subsidiary, whose Decios platform uses AI to optimize business-to-business (“B2B”) last-mile delivery, matching shipments to a network of independent, contracted drivers in real time to enable same-day movement of freight from warehouses and distribution centers to retail points of sale at costs below those of large national parcel carriers, and without the fixed cost of an owned fleet; and

Keen Labs, the Company’s wholly owned AI and technology subsidiary, which designs, sources, and distributes AI-enabled distributed-energy and electrification hardware, including smart heat pumps and smart controls, the Hi-C and Hi-E families of battery energy storage systems, and virtual power plant (“VPP”) software that helps add flexible capacity to an electricity grid under increasing strain from electrification and the build-out of AI computing infrastructure.

Both platforms are supported by a common data and intelligence layer built and continuously enhanced by Keen Labs, which accesses more than 30 gigabytes of operating and performance data per day across more than 120,000 connected assets within the Company’s portfolio and partner network, and applies AI and machine-learning models intended to deliver customer outcomes such as predictive maintenance, energy optimization, and route efficiency.

Over the past year, the Company has substantially simplified its business to concentrate capital and management attention on these two platforms and on the U.S. market. The Company has divested or wound down the majority of its legacy Owned Service Network electrification-services operations, has placed its remaining Owned Service Network and Managed Solutions operations under strategic review for divestiture, and has entered into a definitive agreement to divest its India-based operations to Blue Cloud Softech Solutions Limited (“Blue Cloud”) in exchange for Blue Cloud equity (the “BCSSL Transaction”), as further described under “Recent Developments.” The pending BCSSL Transaction is being monetized in an all-stock transaction with an implied value at signing of approximately $39.6 million — which exceeded the Company’s public-market capitalization of approximately $34.6 million as of April 28, 2026. In April 2026, the Company also acquired Harry Kahn Associates, Inc. (“HKA”), a defense-focused technical-data company, opening a government and defense channel for both of its growth platforms.

The Company believes that its two growth platforms are demonstrating commercial traction:

●	DeliveryCircle, reported within the Company’s Logistics segment, generated approximately $12.0 million of revenue for the year ended December 31, 2025 (up from approximately $4.3 million for the year ended December 31, 2024, its first partial year of ownership) together with positive segment income from operations of approximately $0.5 million, and generated approximately $3.1 million of revenue for the three months ended March 31, 2026; and
●	Keen Labs recognized approximately $1.85 million of product revenue in the three months ended March 31, 2026 — the first quarter for which Keen Labs results were reported as a separate segment — from VPP-enabling solar-plus-storage kit supply arrangements, and, as of the date of this prospectus, had approximately $2.6 million of unfulfilled heat pump purchase orders from national distribution partners placed between January and May 2026.

On a consolidated basis, the Company generated revenue of approximately $35.8 million for the year ended December 31, 2025, an increase of approximately 58% over the prior year, and revenue of approximately $8.2 million for the three months ended March 31, 2026, a decrease of approximately 9% from the prior-year period that reflects the Company’s deliberate divestiture and wind-down of lower-margin service operations, partially offset by growth in the Keen Labs and Logistics platforms. The Company has a history of net losses and negative operating cash flows, and there is substantial doubt about its ability to continue as a going concern. See “Risk Factors Summary,” “Risk Factors,” and the Company’s consolidated financial statements and the related notes included elsewhere in this prospectus.

The Company uses disciplined mergers and acquisitions as a complement to organic growth and has a track record of realizing value from prior acquisitions. The pending BCSSL Transaction illustrates this approach: the India-based platform that the Company acquired in 2017 is being monetized in an all-stock transaction with an implied value at signing of approximately $39.6 million — which exceeded the Company’s public-market capitalization of approximately $34.6 million as of April 28, 2026 — notwithstanding that the divested operations contributed only approximately $2.7 million, or 7.7%, of the Company’s consolidated revenue for the year ended December 31, 2025. The transaction has since received approval from BSE Limited, clearing the principal remaining regulatory condition for the issuance of the Blue Cloud shares to the Company. The Company currently expects the transaction to close by the third quarter of 2026, although there can be no assurance that it will be consummated on the anticipated terms or timeline, or at all. The Company believes this transaction demonstrates its ability to acquire, build, and realize value from businesses at attractive returns on invested capital.

The Company currently reports its results of operations through the operating segments described under “Business” and in the notes to the Company’s consolidated financial statements included elsewhere in this prospectus. Following completion of the BCSSL Transaction and the contemplated divestiture of the Owned Service Network and Managed Solutions operations, the Company expects its continuing operations to consist principally of its Keen Labs and DeliveryCircle (Logistics) platforms, together with its government and defense activities conducted through HKA.

Our Growth Platforms

DeliveryCircle — AI-Enabled B2B Last-Mile Logistics

DeliveryCircle operates Decios, an AI-enabled software platform for B2B last-mile logistics. Decios matches shipments to a network of independent, contracted drivers in real time and applies AI to dispatch, routing, and sortation. The platform enables businesses, including wholesalers, manufacturers, retailers, and third-party logistics providers to achieve same-day delivery of freight, including palletized and other heavy goods, from warehouses and distribution centers to retail points of sale at costs below those charged by large national carriers, and without the fixed cost of an owned fleet. The businesses that tender the freight are the Company’s paying customers, and the Company earns a fee on each delivery, a take rate of approximately 20% of the freight charge and currently completes more than 18,000 deliveries per month.

DeliveryCircle is an asset-light, technology-driven business. The Company’s Logistics segment generated approximately $12.0 million of revenue for the year ended December 31, 2025 (up from approximately $4.3 million for the year ended December 31, 2024) together with positive segment income from operations of approximately $0.5 million, and generated approximately $3.1 million of revenue for the three months ended March 31, 2026. The Company intends to grow this platform both organically — by expanding its shipper base, geographic coverage, and software capabilities and through selective acquisitions of complementary last-mile and freight-logistics operations. Shippers engage with DeliveryCircle through our master service agreements. Once implemented, shipments move on a transactional basis under the terms of the applicable agreements. Payment terms vary by customer but are generally net 14.

Customer retention has historically been strong. Our customers integrate DeliveryCircle into their transportation and fulfillment processes, creating operational synergies. Retention is driven by service performance, operational integration, and execution. DeliveryCircle is not currently supported by a dedicated direct sales force. The company evaluates new opportunities selectively and remains focused on profitable growth and existing customer growth.

Keen Labs — AI-Enabled Distributed Energy and Electrification Hardware

Keen Labs designs, sources, and distributes grid-edge hardware and software for the modern energy economy. Its product portfolio includes AI-enabled smart heat pumps and smart controls; the Hi-C line of hybrid energy storage systems and the Hi-E line of lithium iron phosphate, long-duration and VPP-enabling storage systems; and a VPP software platform that aggregates distributed solar, storage, and flexible loads into dispatchable, grid-interactive capacity. Keen Labs also conducts the Company’s U.S. wholesale procurement and distribution of solar panels, inverters, batteries, and related balance-of-system components to installation partners, including Sun Solar, LLC, in which the Company holds an equity interest. The Company does not manufacture this equipment; it sources hardware from third-party manufacturers and differentiates through its AI-enabled smart controls, VPP software, and shared data layer, which together turn otherwise commoditized hardware into grid-interactive, software-managed assets capable of generating recurring grid-services revenue. Installation partners purchase competitively priced equipment and balance-of-system supply from Keen Labs and can enroll the assets they install into the Company’s VPP.

The build-out of AI computing infrastructure is contributing to demand for the hardware Keen Labs sells. Electricity consumption from data centers is projected to more than double, from approximately 415 terawatt-hours in 2024 to approximately 945 terawatt-hours in 2030, with AI-specific demand projected to triple over the same period, placing increasing strain on electricity grids.1 Because new generation and transmission capacity cannot be built quickly enough to keep pace, grid operators and utilities increasingly rely on distributed energy resources — behind-the-meter battery storage, grid-interactive heat pumps, and aggregated virtual power plants — to add flexible capacity and maintain reliability at the edge of the grid. Keen Labs supplies these technologies, positioning the Company as a supplier of the distributed-energy infrastructure required for electrification and the AI era.

As of the date of this prospectus, the Company had recognized approximately $1.85 million of Keen Labs product revenue in the three months ended March 31, 2026 from VPP-enabling kit supply arrangements and had approximately $2.6 million of unfulfilled heat pump purchase orders from national distribution partners. The Company expects this platform to grow primarily organically, and intends over time to convert one-time equipment sales into recurring, higher-margin grid-services and energy-as-a-service revenue by aggregating the assets it distributes into AI-managed VPP networks. Two hundred pieces of the Company’s Keen-branded equipment is currently deployed across approximately 100 homes in four states and is supplied through fourteen national distribution and installation partners. Typical installed pricing is approximately $28,000 for a smart heat pump and among the most competitive pricing for a modular Hi-E LiFePO4 battery pack in the United States. For the high power applications in data centers, the Company’s Hi-C line offers a solutions for diesel generator set starting and power transition applications that both materially improve overall system reliability and operating costs. Of the homes in which the Company’s equipment is installed, approximately 15% are currently enrolled as full virtual power plants, with the balance representing the Company’s near-term cross-sell opportunity to add storage and VPP enrollment.

1 International Energy Agency, Energy and AI (2025). Global data-center electricity consumption was approximately 415 terawatt-hours in 2024 (approximately 1.5% of global electricity demand) and is projected to more than double to approximately 945 terawatt-hours by 2030, with electricity demand from AI-focused data centers projected to triple over the same period.

Government and Defense — Harry Kahn Associates

In April 2026, the Company acquired HKA, an American-owned technical data development company founded in 1943 that provides logistics data systems, technical manuals, and training content to the U.S. Department of Defense, U.S. Coast Guard, and major defense OEMs including Boeing, Northrop Grumman, and Lockheed Martin. HKA has maintained an uninterrupted contracting relationship with U.S. Naval Air Systems Command since 1976, holds ISO 9001:2015 certification, and has never had a product rejection in its more than 80-year history. The Company believes HKA provides a channel into government and defense markets for both growth platforms, with the potential to extend Keen Labs’ AI and predictive analytics capabilities to mission-critical military systems and to create opportunities for DeliveryCircle in defense supply-chain applications. HKA generated approximately $2 million in revenue in 2025 and is currently reported within the Company’s Other segment.

Our Technology and Data Platform

Keen Labs develops and maintains the Company’s AI, control, and energy-intelligence software, which underpins both growth platforms. The platform accesses more than 30 gigabytes per day of real-time operating and performance data drawn from the electrified and connected assets across the Company’s portfolio and partner network, and applies AI and machine-learning models to that data with the goal of delivering predictive maintenance, energy optimization, asset-health analytics, and route and dispatch efficiency. The Company believes the volume of data it accesses supports the continued training and refinement of these models.

Following the divestiture of the Company’s India operations pursuant to the BCSSL Transaction, the Company will retain access to its historical fleet and equipment datasets through a long-term data-licensing arrangement entered into in connection with that transaction, allowing it to continue training and refining its models. The Company expects its data sources to become increasingly U.S.-centered, growing through Keen Labs’ distributed-energy distribution and VPP arrangements, the DeliveryCircle Decios platform, and, through HKA, datasets aggregated across U.S. defense and government sustainment programs.

Our Market Opportunity

ConnectM operates at the intersection of three structural trends:

●	The digitalization of last-mile logistics, a market projected to exceed $700 billion globally by 2030.[1]
●	Electrification and decarbonization of buildings, infrastructure, and energy systems, supported by more than $400 billion of U.S. federal funding;[2]
●	The build-out of AI and data infrastructure, which is reshaping electricity demand and elevating the value of grid-edge flexibility, and which is projected to exceed $130 billion in global market value by 2030;[3] and

Within these trends, the Company addresses two large, growing, and U.S.-centered markets through its DeliveryCircle and Keen Labs platforms.

1 Technavio Research, “Global Last-Mile Delivery Market 2023–2027 Outlook” (2024).

2 U.S. Department of Energy, “Inflation Reduction Act Summary and Implementation Guidance” (2024).

3 McKinsey & Company, “The State of AI in Energy and Infrastructure” (2024).

Market Sizing — DeliveryCircle (Transportation and Logistics)

Total Addressable Market.

The global market for last-mile delivery services was estimated at approximately $150 billion in 2024 and is projected to reach approximately $260 billion to $300 billion by 2030 to 2032,10,11 driven by rapid e-commerce growth, rising consumer and business expectations for same-day and next-day delivery, and the need for more efficient logistics solutions.

Serviceable Addressable Market.

The serviceable addressable market for last-mile delivery in the United States and Canada was estimated at approximately $43.8 billion in 2023, consisting of approximately $37.7 billion in the United States and approximately $6.1 billion in Canada;12,13 as a cross-check, one independent researcher estimates the North American last-mile delivery market at approximately $66.4 billion in 2024.14

Serviceable Obtainable Market.

The Company estimates the serviceable obtainable market for B2B last-mile delivery of freight goods (such as palletized items) in the United States at approximately $20 billion, based on management’s allocation of the overall U.S. last-mile and freight-logistics markets to B2B deliveries to warehouses, distribution centers, and retail points of sale.15 This segment serves industries such as wholesale, manufacturing, and retail, which require the delivery of larger freight to businesses, warehouses, and distribution centers

Market Sizing — Keen Labs (Distributed Energy and Electrification)

Total Addressable Market.

Keen Labs participates in two large U.S. hardware markets — heat pumps and battery energy storage — and, layered on the installed base it distributes, the emerging market for virtual power plants and grid services. The U.S. heat pump market was estimated at approximately $14.6 billion in 2024 and is projected to reach approximately $33.1 billion by 2033, reflecting a compound annual growth rate of approximately 9.5%;5 and the U.S. battery energy storage system market was estimated at approximately $13.8 billion in 2026.6 Together, these two hardware markets represent a total addressable market of more than $28 billion today. Beyond the hardware opportunity, the virtual power plant market (estimated at approximately $5.0 billion globally in 2024, of which North America represented approximately 37%, and growing at a compound annual growth rate of more than 22%) represents an incremental, recurring-revenue monetization layer that the Company can address by aggregating the distributed assets it sells into grid-interactive virtual power plants.7

Serviceable Addressable Market.

The Company’s serviceable addressable market consists of the U.S. residential and light-commercial heat pump and behind-the-meter battery storage systems that can be sold through the national distribution and installation channels the Company serves. The U.S. residential heat pump market alone was estimated at approximately $6.4 billion in 2024,8 and the Company estimates its serviceable addressable market, including the addressable residential and commercial behind-the-meter storage opportunity, at approximately $12 billion.

Serviceable Obtainable Market.

Based on management’s allocation of the foregoing markets to the Company’s current distribution-partner relationships, installation-partner footprint, and VPP kit supply arrangements, the Company estimates its near-term serviceable obtainable market at approximately $1.5 billion.9

Market Sizing — DeliveryCircle (Transportation and Logistics)

Total Addressable Market.

The global market for last-mile delivery services was estimated at approximately $150 billion in 2024 and is projected to reach approximately $260 billion to $300 billion by 2030 to 2032,10,11 driven by rapid e-commerce growth, rising consumer and business expectations for same-day and next-day delivery, and the need for more efficient logistics solutions.

5 IMARC Group, United States Heat Pump Market Report (2025), estimating the U.S. heat pump market at approximately USD 14.6 billion in 2024 and projecting approximately USD 33.1 billion by 2033 (compound annual growth rate of approximately 9.5%).

6 Fortune Business Insights, Battery Energy Storage Market (2025), estimating the U.S. battery energy storage market at approximately USD 13.8 billion in 2026.

7 Grand View Research, Virtual Power Plant Market Size, Share & Trends (2025), estimating the global virtual power plant market at approximately USD 5.0 billion in 2024 and projecting approximately USD 16.7 billion by 2030 (compound annual growth rate of approximately 22.3%), with North America representing approximately 37% of the 2024 market.

8 Global Market Insights, U.S. Residential Heat Pump Market (2026), estimating the U.S. residential heat pump market at approximately USD 6.4 billion in 2024.

9 Management estimate, based on the Company’s allocation of the U.S. heat pump and battery energy storage markets and its virtual power plant kit supply arrangements to its current distribution-partner relationships and installation-partner footprint.

10 Vertex Market Research, Last Mile Delivery Market Size & Share — Global Forecast 2025–2032 (2025), estimating the global last-mile delivery market at approximately USD 155 billion in 2024 and projecting approximately USD 300 billion by 2032.

11 Grand View Research, Last Mile Delivery Market Size & Outlook 2023–2030 (2024), estimating the global last-mile delivery market at approximately USD 143.1 billion in 2023 and projecting approximately USD 258.7 billion by 2030.

Serviceable Addressable Market.

The serviceable addressable market for last-mile delivery in the United States and Canada was estimated at approximately $43.8 billion in 2023, consisting of approximately $37.7 billion in the United States and approximately $6.1 billion in Canada;12,13 as a cross-check, one independent researcher estimates the North American last-mile delivery market at approximately $66.4 billion in 2024.14

Serviceable Obtainable Market.

The Company estimates the serviceable obtainable market for B2B last-mile delivery of freight goods (such as palletized items) in the United States at approximately $20 billion, based on management’s allocation of the overall U.S. last-mile and freight-logistics markets to B2B deliveries to warehouses, distribution centers, and retail points of sale.15 This segment serves industries such as wholesale, manufacturing, and retail, which require the delivery of larger freight to businesses, warehouses, and distribution centers.

Our Competitive Strengths

The Company believes the following strengths differentiate it and support its growth and margin expansion:

●	Two platforms aligned with durable secular demand. Keen Labs and DeliveryCircle each address large markets growing at double-digit rates, driven by electrification, the AI-driven build-out of grid infrastructure, and the digitalization of logistics.
●	Data-driven technology platform. The Company’s platform accesses more than 30 gigabytes of operating data per day, and the Company believes its models improve as data accumulates, supporting predictive maintenance, energy optimization, and logistics efficiency.
●	Hardware-plus-software model with a path to recurring revenue. Keen Labs pairs equipment distribution with VPP and energy-as-a-service software, creating the opportunity to convert one-time product sales into recurring, higher-margin grid-services revenue.
●	Asset-light logistics platform with positive operating contribution. DeliveryCircle delivers same-day B2B logistics without the fixed cost of an owned fleet and generated positive segment income from operations for the year ended December 31, 2025.
●	Channel into government and defense. HKA’s five-decade relationship with the U.S. Naval Air Systems Command and its structured defense datasets provide an entry point into defense sustainment for the Company’s AI and logistics technologies.
●	Disciplined capital allocation and a track record of value-creating M&A. The Company complements organic growth with selective acquisitions and has demonstrated its ability to realize value from prior acquisitions, as illustrated by the pending BCSSL Transaction.

12 Grand View Research, United States — Last-Mile Delivery Market Size & Outlook, 2023–2030 (2024), estimating U.S. market revenue of approximately USD 37.7 billion in 2023 and approximately USD 62.4 billion by 2030.

13 Grand View Research, Canada — Last-Mile Delivery Market Size & Outlook, 2023–2030 (2024), estimating Canada market revenue of approximately USD 6.1 billion in 2023 and approximately USD 8.9 billion by 2030.

14 Cognitive Market Research, North America Last-Mile Delivery Market Report (2024), estimating the North America last-mile delivery market at approximately USD 66.4 billion in 2024.

15 Management estimate, based on the Company’s allocation of the U.S. last-mile delivery and freight-logistics markets to business-to-business deliveries to warehouses, distribution centers, and end customers.

Our Growth Strategy

The Company intends to drive revenue growth and margin expansion through the following initiatives:

●	Scale Keen Labs hardware sales. Expand heat pump, battery storage, and balance-of-system distribution through national distribution and installation partners, building on existing purchase-order momentum.
●	Build recurring grid-services revenue. Aggregate the distributed solar, storage, and flexible-load assets that Keen Labs distributes into AI-managed VPP networks, converting one-time equipment sales into recurring energy-as-a-service and grid-services revenue.
●	Grow DeliveryCircle organically. Expand the Decios platform’s shipper base, geographic coverage, and software capabilities, increasing the proportion of higher-margin, technology-driven revenue in the Company’s mix.
●	Pursue disciplined acquisitions. Use mergers and acquisitions as a complement to organic growth — through bolt-on last-mile and freight-logistics acquisitions for DeliveryCircle, distributed-energy and electrification acquisitions for Keen Labs, and defense-sustainment opportunities through HKA — while remaining disciplined with respect to valuation and balance-sheet leverage.
●	Extend into government and defense. Leverage HKA’s established customer relationships and Keen Labs’ AI-powered lifecycle-management tools to penetrate the defense sustainment market.

The Company’s approach to capital allocation emphasizes disciplined investment in large, under-penetrated markets characterized by double-digit growth, a growing mix of software and recurring revenue, and a focus on building per-share value over time.

Our Facilities

ConnectM’s corporate headquarters is located in Marlborough, Massachusetts, where the Company leases approximately 2,396 square feet under a month-to-month lease. The Company also maintains offices in Hyannis, Massachusetts and Bangalore, India. ConnectM owns two properties and leases additional properties. The Company believes that its existing facilities are adequate to meet the current needs of its essential workforce, including employees working remotely, and that, if additional space becomes necessary, suitable facilities can be obtained on commercially reasonable terms.

Risk Factors Summary

Our business is subject to a number of risks and uncertainties that you should understand before making an investment decision. These risks are discussed more fully in the section entitled “Risk Factors,” following this prospectus summary. Our most significant risks include:

●	The market price of ConnectM’s Common Stock is likely to be highly volatile, and you may lose some or all of your investment.
●	Sales of a substantial number of the shares of ConnectM’s Common Stock in the public market could cause the price of the shares of ConnectM’s Common Stock to fall.
●	Because ConnectM does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
●	Our Common Stock is currently quoted on the OTCQX Best Market, and our pending application to list our Common Stock on a national securities exchange may not be approved or, if approved, we may fail to satisfy continued listing requirements, which could limit the liquidity and marketability of our Common Stock.
●	Our recently effected 1-for-32 reverse stock split may not result in a sustained increase in our share price, may decrease liquidity in our Common Stock, and may not attract the institutional investors required to support our growth strategy.
●	We need to raise additional capital to support our operations.
●	Due to ConnectM operating as a going concern, there is a possibility that ConnectM may never be profitable and you may lose all or part of your investment.
●	Failure to remain in compliance with covenants under our credit and loan agreements, service our indebtedness, or fund our other liquidity needs could adversely impact our business.
●	If we cannot compete successfully against other home electrification and energy companies, we may not be successful in developing our operations and our business may suffer.
●	A limited number of customers account for a significant portion of our revenue, and the loss of, or material reduction in business from, such customers could adversely affect our results of operations.
●	ConnectM operates in the early-stage market of MEE adoption, has a history of losses and expects to incur significant ongoing expenses.
●	The pending share exchange agreement with Blue Cloud Softech Solutions Limited (the “BCSSL Transaction”) may not be consummated on the terms or timeline currently anticipated, or at all, and the failure to close the BCSSL Transaction could adversely affect our strategic plans, capital structure, and operating segments.
●	Our Owned Service Network and Managed Solutions segments are subject to ongoing strategic review, and any contemplated divestiture of these operations may not be completed on the terms anticipated, or at all, which could disrupt our operations and adversely affect our financial condition.

●	We have grown in part through acquisitions, including our recently completed acquisition of Harry Kahn Associates, Inc., and any failure to successfully integrate acquired businesses, realize the anticipated benefits of acquisitions, or manage assumed contingent liabilities could adversely affect our financial condition and results of operations.
●	Changes in U.S. energy policy, including the recently enacted One Big Beautiful Bill Act, and any reduction, delay, or repeal of federal and state incentives supporting distributed solar and electrification could materially and adversely affect demand for our products and services.
●	Our results of operations may fluctuate from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our Common Stock.
●	If we fail to develop and maintain an effective system of internal control over financial reporting and other business practices, and of board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties. Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock.
●	The Company has material weaknesses in its internal control over financial reporting.

Corporate Information

ConnectM was originally incorporated in the State of Delaware on September 23, 2021, under the name Monterey Capital Acquisition Corporation (“MCAC”) as a special purpose acquisition company formed to effect an initial business combination with one or more target businesses. On May 13, 2022 (the “IPO Closing Date”), MCAC consummated its initial public offering (the “IPO”).

On July 12, 2024, MCAC completed the business combination (the “Closing”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 31, 2022 (as amended on October 12, 2023 and April 12, 2024), by and among MCAC, Chronos Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MCAC (“Merger Sub”), and ConnectM Technology Solutions, Inc., a Delaware corporation (“Legacy ConnectM”).

Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy ConnectM (the “Merger”), with Legacy ConnectM continuing as the surviving entity and becoming a wholly owned subsidiary of MCAC. In connection with the consummation of the Merger, MCAC was renamed ConnectM Technology Solutions, Inc.

ConnectM’s corporate offices are located at 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752, and the Company’s telephone number is (617) 395-1333. The Company’s website, located at https://www.connectm.com, provides information about ConnectM’s business, management team, and technology offerings. Information contained on, or accessible through, the Company’s website is not incorporated by reference into, and should not be considered a part of the registration statement of which this prospectus forms a part.

THE OFFERING

Shares of Common Stock Offered by Us

1,833,333 shares (or 2,108,333 shares if the underwriter exercises the option to purchase additional shares in full) based on an assumed public offering price of $6.00 per share. The final public offering price per share will be determined through negotiation between us and the Representative.

Shares of Common Stock Outstanding before the Offering (1)	5,639,475 shares

Shares of Common Stock Outstanding after the Offering (2)	7,472,808 shares (or 7,747,808 shares if the underwriters exercise the option to purchase additional shares in full)

Over-allotment Option

We have granted a 45-day option to the underwriters to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to 275,000 additional shares of Common Stock solely to cover over-allotments, if any.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $10,000,000 (or $11,500,000 if the underwriters exercise their option to purchase additional shares in full), based upon an assumed public offering price of $6.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use all of the net proceeds from this offering for working capital and other general corporate purposes, including, but not limited potential strategic transactions. Although no specific acquisition targets have been identified at this time, the Company may pursue mergers, acquisitions and business combinations. (See “Use of Proceeds.”)

Listing

Our shares of Common Stock are currently quoted on the OTCQX Best Market tier of OTC Markets under the symbol “CNTM.” We will apply to list our Common Stock on a national securities exchange under the same symbol, “CNTM.” There can be no assurance that our application will be approved or that our Common Stock will commence trading on a national securities exchange. If our application is not approved by the national securities exchange, this offering will not be completed. Until such time, our Common Stock will continue to be quoted on the OTCQX Best Market.

No assurance can be given that a trading market will develop or be sustained for our Common Stock. There is currently only a limited public trading market for our shares, and investors are urged to obtain current market quotations before making an investment decision.

Lock-Up Agreements

Our executive officers and directors have agreed with the underwriters not to sell, transfer, or dispose of any shares of Common Stock or similar securities for 180 days (or 90 days with respect to certain of the 5% or more stockholders) following the effective date of the registration statement for this offering. (See “Underwriting.”)

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should read this prospectus carefully, including the section titled “Risk Factors” and the combined and consolidated financial statements and the related notes to those statements included in this prospectus, before investing in our Common Stock.

(1)	The number of shares of Common Stock outstanding both immediately before and immediately after this offering is based on 5,639,475 shares of Common Stock outstanding as of the date of this prospectus, and excludes the following:
●	71,875 shares of Common Stock reserved for issuance under our 2019 Equity Incentive Plan and 2023 Equity Incentive Plan, including 14,810 shares of Common Stock issuable upon the exercise of outstanding stock options at an exercise price of $16.00 per share;
●	408,359 shares of Common Stock issuable upon the exercise of outstanding warrants at an exercise price of $368.00 per share;

429,503 shares of Common Stock that may become issuable in connection with our settlement obligation under a Section 3(a)(10) settlement agreement; and 2,079,108 shares of Common Stock issuable upon conversion of our outstanding convertible notes.

Except as otherwise indicated, all information in this prospectus assumes that no shares of Common Stock have been issued pursuant to any exercise of outstanding options or warrants and that no shares of Common Stock have been issued pursuant to the underwriter’s overallotment option.

SUMMARY FINANCIAL INFORMATION

The following tables present a summary of our consolidated financial data for the periods and as of the dates indicated. The summary financial data for the years ended December 31, 2025 and December 31, 2024 have been derived from our audited consolidated financial statements and the related notes included elsewhere in this prospectus. The summary financial data for the three months ended March 31, 2026 and March 31, 2025 have been derived from our unaudited condensed consolidated financial statements also included elsewhere in this prospectus, which, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial information set forth in those statements. The historical results presented below are not necessarily indicative of future operating results or financial performance.

This information should be read together with our audited and unaudited consolidated financial statements and the accompanying notes, as well as the sections titled “Capitalization,” “Dilution” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included elsewhere in this prospectus.

Consolidated Statements of Operations Data

	Three Months Ended March 31,		Year Ended December 31,
	2026 (unaudited)	2025 (unaudited)	2025	2024
Revenues	$8,172,553	$8,988,343	$35,836,809	$22,652,885
Cost of revenues	6,307,511	5,974,610	24,371,255	16,706,177
Gross profit	1,865,042	3,013,733	11,465,554	5,946,708
Selling, general and administrative expenses	5,090,138	6,287,176	23,502,849	15,145,429
Loss on impairment of intangible assets and goodwill	—	—	548,492	2,403,628
Loss from operations	(3,225,096)	(3,273,443)	(12,585,787)	(11,602,349)
Other income (expense):
Interest expense	(574,186)	(493,464)	(1,303,292)	(2,714,048)
Loss on issuance of financial instruments	(36,500)	—	(45,250)	—
Loss on extinguishment of debt and vendor payable	—	(2,715,923)	(3,010,366)	(1,645,443)
Gain on extinguishment of debt	—	14,019	2,568,839	2,257,638
Change in fair value of convertible debt	(104,238)	(319,695)	(2,146,284)	(1,707,747)
Change in fair value of forward purchase agreement	—	(971,000)	(971,000)	(8,254,390)
Change in fair value of contingent consideration	—	—	(111,355)	(59,723)
Day one gain on issuance of SEPA	—	—	—	134,886
Change in fair value of derivative liabilities	(58,288)	(33,548)	(365,158)	(187,428)
Loss on forward purchase agreement	—	—	—	(266,655)
Gain on forward purchase agreement	—	—	—	1,453,891
Gain on modification of liabilities	—	—	194,523	—
Bargain purchase gain	—	—	2,121,079	—
Change in fair value on Section 3(a)(10) Settlement Agreement	(53,000)	605,748	(721,829)	—
Equity in earnings from Sun Solar	281,523	—	—	—
Loss on disposal of businesses	(2,908,964)	—	—	—
Other income (expense), net	9,004	209,967	302,122	83,160
Total other income (expense), net	(3,444,649)	(3,703,896)	(3,487,971)	(10,905,859)
Net loss from operations before income taxes	(6,669,745)	(6,977,339)	(16,073,758)	(22,508,208)
Income tax benefit	—	—	16,086	—
Net loss	$(6,669,745)	$(6,977,339)	$(16,057,672)	$(22,508,208)
Less: net income attributable to noncontrolling interests	276,000	41,071	187,378	57,540
Net loss attributable to ConnectM Technology Solutions, Inc.	$(6,945,745)	$(7,018,410)	$(16,245,050)	$(22,565,748)

Other comprehensive income (loss):
Foreign currency translation adjustments	(560,036)	10,781	(186,340)	51,383
Comprehensive loss before noncontrolling interests	(7,229,781)	(6,966,558)	(16,431,390)	(22,514,365)
Less: comprehensive income attributable to noncontrolling interests	276,000	41,071	187,378	57,540
Comprehensive loss attributable to ConnectM Technology Solutions, Inc.	$(7,505,781)	$(7,007,629)	$(16,618,768)	$(22,571,905)

Weighted average shares outstanding of common stock	5,217,810	992,301	2,259,956	595,987
Basic and diluted net loss per share, common stock	$(1.33)	$(7.07)	$(7.19)	$(37.86)

Share and per-share amounts give retroactive effect to the one-for-thirty-two reverse stock split effected on April 17, 2026 (effective for market purposes on April 20, 2026).

Consolidated Balance Sheet Data

	As of March 31, 2026
	Actual (1)	Pro Forma (2)	Pro Forma, As Adjusted (3)
Cash	$2,471,782	$3,443,627	$13,443,627
Other current assets	$5,977,085	$5,977,085	$5,977,085
Total assets	$39,822,015	$59,934,835	$69,934,835

Convertible notes, at fair value	$6,593,923	$5,730,271	$5,730,271
Short-term and long-term debt	$10,228,998	$10,585,495	$10,585,495
Total liabilities	$37,864,808	$37,864,808	$37,864,808

Total stockholders’ equity (deficit)	$1,957,207	$22,070,027	$32,070,027
(1)	The actual consolidated balance sheet data is presented as of March 31, 2026 and reflects all issued and outstanding shares of Common Stock as of that date (5,312,911 shares, or 169,968,082 shares of Common Stock on a pre-split basis).
(2)	Pro forma gives effect to (i) the issuance of 12,500 shares of Common Stock (or 400,000 shares of Common Stock on a pre-split basis) to acquire a 100% equity interest in Harry Kahn Associates, Inc.; (ii) the receipt of 160,000,000 equity shares of Blue Cloud Softech Solutions Limited in connection with the BCSSL Transaction; and (iii) the conversion of certain outstanding convertible debt into Common Stock.
(3)	Pro forma as adjusted gives further effect to our issuance and sale of 1,833,333 shares of Common Stock in this offering at an assumed public offering price of $6.00 per share, assuming no exercise of the overallotment option, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and giving effect to the repayment of $185,319, representing the full outstanding balance of a convertible note that will not be converted into equity. The pro forma as adjusted information is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined at pricing.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus, including our consolidated financial statements and their related notes included elsewhere in this prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before making an investment decision. If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially, the trading price of our Common Stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may materially and adversely affect our business, prospects, operating results and financial condition.

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refers to the Company and its subsidiaries.

Risks Related to ConnectM’s Common Stock

The market price of ConnectM’s Common Stock is likely to be highly volatile, and you may lose some or all of your investment.

The market price of our Common Stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

●	competition, our ability to grow and manage growth profitably, and retain its key employees;
●	changes in applicable laws or regulations; and
●	risks related to the organic and inorganic growth of ConnectM’s business and the timing of expected business milestones.

In addition, the stock markets have experienced extreme price and volume fluctuations that affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of ConnectM’s Common Stock, regardless of ConnectM’s actual operating performance.

Volatility in ConnectM’s share price could subject ConnectM to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If ConnectM faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

Sales of a substantial number of the shares of ConnectM’s Common Stock in the public market could cause the price of the shares of ConnectM’s Common Stock to fall.

Sales of a substantial number of shares of our Common Stock, or the perception that such sales may occur, could depress the market price of our Common Stock and impair our ability to raise capital.

We have a significant number of shares issued and outstanding, as well as additional shares issuable upon the exercise, conversion or settlement of warrants, options, convertible notes and other equity-linked securities. The issuance or potential issuance of these securities, including at prices below the current market price, could result in substantial dilution and place downward pressure on our stock price.

In addition, holders of our securities may sell shares into the public market at their discretion, including shares acquired at prices below the current market price, which could increase volatility and further depress the trading price of our Common Stock.

Because ConnectM does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

ConnectM currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of ConnectM’s shares of Common Stock would be your sole source of gain on an investment in such shares for the foreseeable future.

Future sales of shares of ConnectM’s Common Stock may depress its stock price.

There is a likelihood that ConnectM will need to continue to raise capital through one or more equity financings in order to continue growing its business. As such, sales of a substantial number of shares of ConnectM’s Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of ConnectM’s Common Stock. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in ConnectM’s share price or the market price of ConnectM’s Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Provisions in our Charter and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

The Charter and Amended Bylaws contain provisions that could significantly reduce the value of our shares to a potential acquiror or delay or prevent changes in control or changes in our management without the consent of our board of directors. The provisions in our charter documents include the following:

●	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;
●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
●	the exclusive right of our board of directors, unless the board of directors grants such right to the stockholders, to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, retirement, disqualification, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;
●	the required approval of at least 66 2∕3% of the shares entitled to vote to remove a director for cause, and the prohibition on removal of directors without cause;
●	the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;
●	the ability of our board of directors to alter our amended and restated bylaws without obtaining stockholder approval;
●	the required approval of at least 66 2∕3% of the shares entitled to vote to adopt, amend or repeal our amended and restated bylaws or repeal the provisions of our amended and restated certificate of incorporation regarding the election and removal of directors;
●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
●	an exclusive forum provision providing that the Court of Chancery of the State of Delaware will be the exclusive forum for certain actions and proceedings;

●	the requirement that a special meeting of stockholders may be called only by the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and
●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

We are also subject to the anti-takeover provisions contained in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Under Section 203, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.

Our Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders and that the federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees or the underwriters or any offering giving rise to such claim.

The Charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. Furthermore, the Charter also provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. Notwithstanding the foregoing, this forum selection provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States have exclusive jurisdiction. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees and result in increased costs for investors to bring a claim. By agreeing to this provision, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

ConnectM is an emerging growth company and smaller reporting company, and ConnectM cannot be certain if the reduced reporting requirements applicable to emerging growth companies and smaller reporting companies will make its shares less attractive to investors.

ConnectM is an emerging growth company, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as ConnectM continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. ConnectM will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO of Monterey Capital Acquisition Corporation, the special purpose acquisition company with which we merged; (December 31, 2027), (b) in which ConnectM has total annual gross revenue of at least $1.235 billion or (c) in which ConnectM is deemed to be a large accelerated filer, which means the market value of shares of ConnectM’s Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, and (2) the date on which ConnectM has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. ConnectM has elected to use this extended transition period for complying with new or revised accounting standards and, therefore, ConnectM will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

ConnectM is also a smaller reporting company as defined in the Exchange Act. Even after ConnectM no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. ConnectM will be able to take advantage of these scaled disclosures for so long as its voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of its second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and its voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of its second fiscal quarter.

ConnectM cannot predict if investors will find its Common Stock less attractive because ConnectM may rely on these exemptions. If some investors find ConnectM’s Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and its market price may be more volatile.

Risks Related to ConnectM’s Business

Business and Operational Risks

We need to raise additional capital to support our operations. We believe our cash and cash equivalents on hand and cash we expect to obtain from this offering, together with cash we expect to generate from future operations, will be sufficient to meet our working capital and capital expenditure requirements in the near future. However, in the future we may still require additional capital to respond to customer demands, technological advancements, competitive dynamics or technologies, business opportunities, challenges, acquisitions or unforeseen circumstances and we may determine to engage in equity or debt financings or enter into credit facilities for other reasons. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities, our existing stockholders could experience significant dilution and any new securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock.

During April 2026, the Company entered into a $250,000 short-term bridge loan, a $146,160 convertible promissory note, and a $500,000 convertible promissory note (each described under Subsequent Events in the notes to our unaudited financial statements for the three month period ended March, 31, 2026 included in this prospectus). These transactions provided short-term liquidity but did not address our longer-term capital requirements, and we expect to require additional capital in the foreseeable future.

If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

Due to ConnectM operating as a going concern, there is a possibility that ConnectM may never be profitable and you may lose all or part of your investment. During the twelve months ended December 31, 2025 and 2024, ConnectM incurred net losses of $16,074,000 and $22,508,000, respectively and during the three months ended March 31, 2026, ConnectM incurred a net loss of approximately $6,670,000. Continued operations are dependent on ConnectM’s ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms.

During the twelve months ended December 31, 2025 and 2024, ConnectM incurred net losses of approximately $16,074,000 and $22,508,000, respectively, and during the three months ended March 31, 2026, ConnectM incurred a net loss of approximately $6,670,000. As of March 31, 2026, ConnectM had an accumulated deficit of approximately $68,617,000. ConnectM expects to incur additional losses and higher operating expenses for the foreseeable future. These conditions raise substantial doubt about ConnectM’s ability to continue as a going concern within one year after the date that these combined consolidated financial statements are issued that has not been alleviated. Management’s plans to alleviate the substantial doubt identified include obtaining additional financing from related parties and third parties, and potentially extending existing debt agreements. Due to the Company operating as a going concern, and there is a possibility that we may never be profitable, there is the possibility that you may lose all or part of your investment.

Our growth strategy depends on the widespread adoption Modern Energy Economy (MEE) Systems, MEE Technology, and MEE Services.

The market for MEE Services, MEE Technology, and MEE Systems is emerging and rapidly evolving, and our future success is uncertain. If MEE Technology or Services prove unsuitable for widespread commercial deployment or if demand for MEE Systems fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability and positive cash flow. The factors influencing the widespread adoption of MEE solutions include but are not limited to:

●	cost-effectiveness of MEE solutions as compared with conventional and fossil fuel based energy technologies;
●	performance and reliability of MEE solutions as compared with conventional and fossil fuel based energy products;
●	continued deregulation of the electric power industry and broader energy industry;
●	fluctuations in economic and market conditions which impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels; and
●	availability of governmental subsidies and incentives.

If we cannot compete successfully against other home electrification and energy companies, we may not be successful in developing our operations and our business may suffer.

The MEE industries are characterized by intense competition and rapid technological advances. We compete with other MEE Service Providers with business models that are similar to ours. In addition, we compete with solar companies in the downstream value chain of distributed energy. Further, some competitors are integrating vertically in order to ensure supply and to control costs. Many of our competitors also have significant brand name recognition and have extensive knowledge of our target markets. Intense competition in our industry could reduce our market share and our profit. We expect to face significant competition in the future as the market for home electrification develops.

If we are unable to compete in the market, there will be an adverse effect on our business, financial condition, and results of operations.

With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies.

The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large traditional utilities. Some of our competitors are the traditional utilities that supply electricity to our potential customers. Traditional utilities generally have substantially greater financial, technical, operational and other resources than we do. As a result, these competitors may be able to devote more resources to the research, development, promotion, and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Traditional utilities could also offer other value-added products or services that could help them to compete with us even if the cost of electricity they offer is higher than that of ours. In addition, a majority of utilities’ sources of electricity are non-solar, which may allow utilities to sell electricity more cheaply than electricity generated and stored by our solar and battery systems.

We also compete with companies that are not regulated like traditional utilities, but that have access to the traditional utility electricity transmission and distribution infrastructure pursuant to state and local pro-competitive and consumer choice policies. These energy service companies may be able to offer customers electricity supply-only solutions that are competitive with our solar and battery systems options on both price and usage of renewable energy technology while avoiding the long-term agreements and physical installations that our current business model requires. This may limit our ability to attract new customers, particularly those who wish to avoid long-term contracts or have an aesthetic or other objection to putting solar panels on their roofs.

As the MEE industry grows and evolves, we will also face new competitors who are not currently in the market. Low technological barriers to entry characterize our industry and well-capitalized companies could choose to enter the market and compete with us. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors will limit our growth and will have a material adverse effect on our business and prospects.

Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, quality issue, price change, or other limitations in our ability to obtain components or technologies we use could result in adverse effects.

While we purchase our products from several different suppliers, if one or more of the suppliers that we rely upon to meet anticipated demand ceases or reduces production due to its financial condition, acquisition by a competitor, or otherwise, is unable to increase production as industry demand increases or is otherwise unable to allocate sufficient production to us, it may be difficult to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms, and our ability to satisfy this demand may be adversely affected. At times, suppliers may have issues with the quality of their products, which may not be realized until the product has been installed at a customer site. This may result in additional cost incurred. There are a limited number of suppliers of MEE system components and technologies. While we believe there are other sources of supply for these products available, transitioning to a new supplier may result in additional costs and delays in acquiring our MEE products and deploying our systems. These issues could harm our business or financial performance. In addition, the acquisition of a component supplier or technology provider by one of our competitors could limit our access to such components or technologies and require significant redesigns of our MEE systems or installation procedures and have a negative impact on our business.

There have also been periods of industry-wide shortages of key MEE components in times of industry disruption. The manufacturing infrastructure for some of these components has a long lead-time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components. We and our original equipment manufacturers (“OEMs”) distributor partners depend on a limited number of suppliers of MEE system components to adequately meet anticipated demand for our MEE service offerings. Any shortage, bottlenecks, delay, detentions, or component price change from these suppliers, or the acquisition of any of these suppliers by a competitor, could result in sales and installation delays, cancellations, and loss of market share.

The MEE industry is frequently experiencing significant disruption and, as a result, shortages of MEE key components may be more likely to occur, which in turn may result in price increases for such components. Even if industry-wide shortages do not occur, suppliers may decide to allocate key components with high demand or insufficient production capacity to more profitable customers, customers with long-term supply agreements or customers other than us and our supply of such components may be reduced as a result.

Typically, we purchase the components for our MEE systems on an as-needed basis and do not operate under long-term supply agreements. The vast majority of our purchases are denominated in U.S. dollars. Since our revenue is also generated in U.S. dollars we are mostly insulated from currency fluctuations. However, since our suppliers often incur a significant amount of their costs by purchasing raw materials and generating operating expenses in foreign currencies, if the value of the U.S. dollar depreciates significantly or for a prolonged period of time against these other currencies, this may cause our suppliers to raise the prices they charge us, which could harm our financial results.

Our backlog is subject to unexpected adjustments and cancellations, which means that amounts included in our backlog may not result in actual revenue or translate into profits. Any supply shortages, delays, quality issues, price changes or other limitations in our ability to obtain components or technologies we use could limit our growth, cause cancellations or adversely affect our profitability, and result in loss of market share and damage to our brand.

Damage to our brand and reputation or failure to expand our brand would harm our business and results of operations.

We depend significantly on our brand and reputation for high-quality home electrification and solar service offerings, engineering and customer service to attract customers and grow our business. If we fail to continue to deliver our MEE service offerings within the planned timelines, if our MEE offerings do not perform as anticipated or if we damage any customers’ properties or cancel projects, our brand and reputation could be significantly impaired. We also depend greatly on referrals from customers for our growth. Therefore, our inability to meet or exceed customers’ expectations would harm our reputation and growth through referrals. We have at times focused particular attention on expeditiously growing our direct sales force and our MEE partners, leading us in some instances to hire personnel or partner with third parties who we may later determine do not fit our company culture and standards. Given the sheer volume of interactions our direct sales force and our MEE partners have with customers and potential customers, it is also unavoidable that some interactions will be perceived by customers and potential customers as less than satisfactory and result in complaints. If we cannot manage our hiring and training processes to limit potential issues and maintain appropriate customer service levels, our brand and reputation may be harmed and our ability to grow our business would suffer. In addition, if we were unable to achieve a similar level of brand recognition as our competitors, some of which may have a broader brand footprint, more resources and longer operational history, we could lose recognition in the marketplace among prospective customers, suppliers and partners, which could affect our growth and financial performance. Our growth strategy involves marketing and branding initiatives that will involve incurring significant expenses in advance of corresponding revenue. We cannot assure you that such marketing and branding expenses will result in the successful expansion of our brand recognition or increase our revenue. We are also subject to marketing and advertising regulations in various jurisdictions, and overly restrictive conditions on our marketing and advertising activities may inhibit the sales of the affected products.

Developments in alternative technologies may materially adversely affect demand for our offerings.

Significant developments in alternative technologies, such as advances in other forms of home electrification or distributed solar power generation, storage solutions such as batteries, the widespread use or adoption of fuel cells for residential or commercial properties or improvements in other forms of centralized power production may materially and adversely affect our business and prospects in ways we do not currently anticipate. Any failure by us to adopt new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay deployment of our solar energy systems, which could result in product obsolescence, the loss of competitiveness of our systems, decreased revenue and a loss of market share to competitors.

While we maintain an inventory of, or otherwise make arrangements to obtain, spare parts to replace critical equipment and maintain insurance for property damage to protect against certain operating risks, these protections may not be adequate to cover lost revenues or increased expenses and penalties that could result if we were unable to operate our generation facilities at a level necessary to comply with sales contracts.

Obtaining a sales contract with a potential customer does not guarantee that the potential customer will not decide to cancel or that we will not need to cancel due to a failed inspection, which could cause us to generate no revenue despite incurring costs and adversely affect our results of operations.

Even after we secure a sales contract with a potential customer, we (either directly or through our MEE partners) must perform an inspection to ensure that the home, including the rooftop, meets our standards and specifications. If the inspection finds that repairs to the rooftop are required in order to satisfy our standards and specifications to install the solar energy system, and a potential customer does not want to make such required repairs, we would lose that anticipated sale. In addition, per the terms of our customer agreements, a customer maintains the ability to cancel before commencement of installation, subject to certain conditions. Any delay or cancellation of an anticipated sale could materially and adversely affect our financial results, as we may have incurred sales-related, design-related, and other expenses and generated no revenue.

Our inability to properly utilize our workforce could have a negative impact on our profitability.

The extent to which we utilize our workforce affects our profitability. Underutilizing our workforce could result in lower gross margins and, consequently, a decrease in our short-term profitability. On the other hand, overutilization of our workforce could negatively impact safety, employee satisfaction, attrition, and project execution, leading to a potential decline in future project awards. The utilization of our workforce is impacted by numerous factors, including:

●	our estimates of headcount requirements and our ability to manage attrition;
●	efficiency in scheduling projects and our ability to minimize downtime between project assignments;
●	productivity;
●	labor disputes; and
●	availability of skilled labor at any given time.

Our international operations expose us to a variety of risks, and the BCSSL Transaction may not eliminate all such risks on the anticipated timeline.

Through our subsidiaries based in India, the Company conducts operations in EV fleet management, connected mobility, and commercial and industrial solar deployments. Operating in India exposes us to risks that differ from those in the United States, including evolving regulatory frameworks, complex permitting and approval processes, currency exchange rate fluctuations, restrictions on the repatriation of capital, inflation, transfer pricing scrutiny, and broader macroeconomic and geopolitical conditions.

On April 6, 2026, the Company entered into a definitive Share Swap Agreement with BCSSL to divest substantially all of our India-based operations through the transfer of our subsidiary, Global Impx Inc., to BCSSL in exchange for newly issued BCSSL equity shares (the “BCSSL Transaction”). Pending consummation of the BCSSL Transaction, or third quarter of calendar year 2026, the Company will continue to bear the risks associated with operating in India described above. Following consummation of the anticipated BCSSL Transaction, while the Company will no longer directly conduct operations in India, it will continue to hold a significant minority equity interest in BCSSL, an Indian publicly listed company, and will therefore remain exposed to risks associated with the Indian regulatory, economic, and political environment, as well as risks associated with the value, liquidity, and dividend characteristics of BCSSL’s publicly traded equity, including a six-month lock-up period under SEBI ICDR Regulations following trading approval.

We may not be able to effectively manage our growth.

Our future growth, if any, may cause a significant strain on our management and our operational, financial, and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial, and management systems and to expand, train, manage, and motivate our employees. These demands will require the hiring of additional management personnel and the development of additional expertise by management. Any increase in resources used without a corresponding increase in our operational, financial, and management systems could have a negative impact on our business, financial condition, and results of operations.

We are a decentralized company and place significant decision-making powers with our subsidiaries’ management, which presents certain risks.

We believe that our practice of placing significant decision-making powers with local management is important to our successful growth and allows us to be responsive to opportunities and to our customers’ needs. However, this practice presents certain risks, including the risk that we may be slower or less effective in our attempts to identify or react to problems affecting an important business than we would under a more centralized structure or that we would be slower to identify a misalignment between a subsidiary’s and ConnectM’s overall business strategy. Further, if a subsidiary location fails to follow ConnectM’s compliance policies, we could be made party to a contract, arrangement or situation that requires the assumption of large liabilities or has less advantageous terms than is typically found in the market.

We may not realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions, and integration of these acquisitions may disrupt our business and management.

We have in the past, and in the future we expect to, acquire companies, project pipelines, products or technologies or enter into joint ventures or other strategic initiatives. We may not realize the anticipated benefits of these acquisitions, and any acquisition has numerous risks. These risks include the following:

●	difficulty in assimilating the operations and personnel of the acquired company;
●	difficulty in effectively integrating the acquired technologies or products with our current technologies;
●	difficulty in maintaining controls, procedures and policies during the transition and integration;
●	disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges due to integration issues;
●	difficulty integrating the acquired company’s accounting, management information, and other administrative systems;
●	inability to retain key technical and managerial personnel of the acquired business;
●	inability to retain key customers, vendors, and other business partners of the acquired business;
●	inability to achieve the financial and strategic goals for the acquired and combined businesses;

●	incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;
●	potential failure of the due diligence processes to identify significant issues with product quality, intellectual property infringement, and other legal and financial liabilities, among other things;
●	potential inability to assert that internal controls over financial reporting are effective; and
●	potential inability to obtain, or obtain in a timely manner, approvals from governmental authorities, which could delay or prevent such acquisitions.

Acquisitions of companies, businesses and assets are inherently risky and, if we do not complete the integration of these acquisitions successfully and in a timely manner, we may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect our business, financial condition, or results of operations.

The Company has consummated multiple acquisitions in 2025 and early 2026. The integration of these acquisitions remains in progress, and the Company has assumed contingent liabilities and operational complexity in connection with certain of these transactions. In particular, in connection with the HKA acquisition, the Company assumed a contingent liability arising from a subcontractor dispute relating to an HKA government contract that was terminated for convenience in December 2023, as further described in our consolidated financial statements. If we are unable to successfully integrate these acquired businesses, retain key personnel of the acquired businesses, realize the anticipated synergies or strategic benefits of these acquisitions, or manage assumed contingent liabilities, our business, financial condition, and results of operations could be materially and adversely affected.

The contemplated divestiture of our India-based operations through the BCSSL Transaction may not be consummated on the timeline anticipated, or at all, and may not deliver the anticipated strategic and financial benefits.

On April 6, 2026, the Company entered into a definitive Share Swap Agreement with BCSSL pursuant to which the Company expects to divest its subsidiary Global Impex Inc., which holds the Company’s India-based operating subsidiaries (including ConnectM Technology Solutions Private Limited, Cambridge Energy Resources Private Limited, CER Microgrids Private Limited, CER Rooftop Private Limited, and Geo Impex & Logistics Private Limited), in exchange for newly issued equity shares of BCSSL. BCSSL has received in-principle approval from BSE Limited for the issuance of such shares, and the BCSSL Transaction remains subject to a number of remaining conditions, including execution and delivery of transfer instruments, and satisfaction of other customary regulatory and contractual conditions. Management currently anticipates closing during the second or third quarter of calendar year 2026, but there can be no assurance that the BCSSL Transaction will be consummated on the timeline anticipated, on the terms described in this prospectus, or at all.

If the BCSSL Transaction fails to close, the Company will continue to bear the operational, regulatory, currency, and geopolitical risks associated with directly operating in India, may incur transaction-related expenses without realizing any of the anticipated benefits, and may be unable to redeploy management attention and capital to its U.S. growth initiatives as planned. Even if the BCSSL Transaction is consummated, the Company’s strategic, operational, or financial expectations may not be realized. The Company will receive BCSSL equity shares rather than cash, and the value of those shares may decline due to factors affecting BCSSL specifically, the Indian capital markets generally, exchange-rate fluctuations between the Indian rupee and the U.S. dollar, or other factors outside the Company’s control. The BCSSL Consideration Shares are subject to a six-month lock-in period under SEBI ICDR Regulations, during which the Company will be unable to monetize its position. The Company has not made a final determination as to the U.S. GAAP accounting classification of its BCSSL equity investment, and the ultimate accounting treatment, measurement, and any resulting gain recognition will be determined at closing based on then-applicable facts and circumstances.

Our Owned Service Network and Managed Solutions segments are subject to ongoing strategic review, and the contemplated divestiture of these operations may not be completed on the terms anticipated, or at all.

The Company is currently in discussions with a third party regarding the divestiture of substantially all of its remaining Owned Service Network and Managed Solutions operations (collectively, “CMS”). These discussions are ongoing and are not the subject of a binding definitive agreement as of the date of this prospectus. There can be no assurance that these discussions will result in a definitive agreement, that any such agreement will be consummated on the terms currently contemplated, or that a divestiture transaction will occur at all.

The Company has incurred and may continue to incur significant operating losses in the Owned Service Network and Managed Solutions segments. If the contemplated CMS divestiture is not consummated, the Company will continue to bear these losses, will be required to evaluate alternative strategic options for these operations, and may be required to write down the goodwill, intangible assets, and other long-lived assets allocated to the Owned Service Network reporting unit (see “We may be required to record an impairment expense on our goodwill or intangible assets” above). The diversion of management attention and resources associated with evaluating and pursuing a divestiture transaction, together with the uncertainty experienced by employees, customers, and counterparties of these operations during the pendency of any such transaction, may also adversely affect the operating performance of these segments. Even if the CMS divestiture is consummated, the consideration received may consist in significant part of seller financing, contingent earn-out payments, or future flip-share rights, the collectability and ultimate realization of which are subject to a number of risks, including the financial condition and operating performance of the acquirer.

If we are unsuccessful in developing and maintaining our proprietary technology, including our Connected Operations applications, our ability to attract and retain OEMs could be impaired, our competitive position could be harmed and our revenue could be reduced.

Our future growth depends on our ability to continue to develop and maintain our proprietary technology that supports our service offerings, including our Connected Operations applications. In addition, we rely, and expect to continue to rely, on licensing agreements with certain third parties for aerial images that allow us to efficiently and effectively analyze a customer’s MEE system specifications. In the event that our current or future products require features that we have not developed or licensed, or we lose the benefit of an existing license, we will be required to develop or obtain such technology through purchase, license or other arrangements. If the required technology is not available on commercially reasonable terms, or at all, we may incur additional expenses in an effort to internally develop the required technology. If we are unable to maintain our existing proprietary technology, our ability to attract and retain OEM partners could be impaired, our competitive position could be harmed and our revenue could be reduced.

Our business is concentrated in certain markets, putting us at risk of region-specific disruptions.

As of March 31, 2026, a majority of our U.S. installations were located in Massachusetts, Florida, and Virginia. Following the wind-down or divestiture of certain Owned Service Network operations during 2025 and the first quarter of 2026, including the sale of Green Energy Gains, and the notice of termination of the AC Authority master services agreement, the Company’s installation base has become further concentrated in these states. The remaining Owned Service Network and Managed Solutions operations are subject to ongoing strategic review as part of the Company’s continued portfolio rationalization, and any additional wind-down, divestiture, or other strategic action affecting these segments could materially alter the geographic and operational composition of our service operations. We expect our near-term future growth in U.S. operations to occur in the east coast and Midwest regions.

A limited number of customers account for a significant portion of our revenue, and the loss of, or a material reduction in business from, such customers could adversely affect our business and results of operations.

For the three months ended March 31, 2026, two customers each represented more than 10% of our consolidated revenue. Our customer concentration may increase or decrease over time as a result of changes in the composition of our operating segments and customer relationships, including changes that may result from the BCSSL Transaction, the ongoing strategic review of our Owned Service Network and Managed Solutions segments, and our acquisitions and divestitures generally. While we are working to broaden our customer base, particularly within our U.S. distributed energy, logistics, and defense and government infrastructure businesses, we may continue to derive a meaningful percentage of our revenue from a relatively small number of customers for the foreseeable future.

If one or more of our significant customers were to terminate or materially reduce its business with us, fail to renew or extend its agreements with us on commercially reasonable terms (or at all), experience financial difficulty or insolvency, or shift its purchasing requirements to competing providers, the resulting loss of revenue could be difficult to replace on a comparable timeline or at comparable margins. In addition, our reliance on a limited number of customers may give those customers significant negotiating leverage over the pricing, scope, payment terms, and contractual provisions of our agreements, which could put downward pressure on our margins or expose us to disputes that could disrupt our operations or harm our reputation. Any of the foregoing could materially and adversely affect our business, financial condition, and results of operations.

Changes to the applicable laws and regulations governing direct-to-home sales and marketing may limit our ability to effectively compete.

The majority of our service business is conducted using the direct-to-home sales channel and marketing that could impose additional limitations on unsolicited residential sales calls and may impose additional restrictions such as adjustments to our marketing materials and direct-selling processes, and new training for personnel. If additional laws and regulations affecting direct sales and marketing are passed in the markets in which we operate, it would take time to train our sales professionals to comply with such laws, and we may be exposed to fines or other penalties for violations of such laws. If we fail to compete effectively through our direct-selling efforts, our financial condition, results of operations and growth prospects could be adversely affected.

Our growth depends in part on the success of our relationships with third parties.

A key component of our growth strategy is to develop or expand our relationships with third parties. For example, we are investing resources in establishing strategic relationships with market players across a variety of industries to generate new customers. These programs may not roll out as quickly as planned or produce the results we anticipated. A significant portion of our business depends on attracting and retaining new and existing MEE partners. Negotiating relationships with our MEE partners, investing in due diligence efforts with potential MEE partners, training such third parties and contractors, and monitoring them for compliance with our standards require significant time and resources and may present greater risks and challenges than expanding a direct sales or installation team. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to grow our business and address our market opportunity could be impaired. Even if we are able to establish and maintain these relationships, we may not be able to execute on our goal of leveraging these relationships to meaningfully expand our business, brand recognition and customer base. This would limit our growth potential and our opportunities to generate significant additional revenue or cash flows.

ConnectM operates in the early-stage market of MEE adoption, has a history of losses and expects to incur significant ongoing expenses.

We have incurred operating losses before income taxes in the past. We intend to increase our spending to finance the expansion of our operations, expand our installation, engineering, administrative, sales and marketing staffs, increase spending on our brand awareness and other sales and marketing initiatives, make significant investments to drive future growth in our business and implement internal systems and infrastructure to support our growth. We do not know whether our revenue will grow rapidly enough to absorb these costs and our limited operating history makes it difficult to assess the extent of these expenses or their impact on our results of operations. Our ability to sustain profitability depends on a number of factors, including but not limited to:

●	growing our customer base;
●	maintaining or lowering our cost of capital;
●	reducing the cost of components for our solar service offerings;
●	growing and maintaining our channel partner network;
●	maintaining high levels of product quality, performance, and customer satisfaction;
●	successfully integrating acquired businesses;
●	growing our direct-to-consumer business to scale;
●	reducing our operating costs by lowering our customer acquisition costs and optimizing our design and installation processes; and
●	supply chain logistics, such as accepting late deliveries.

We may be unable to achieve positive cash flows from operations in the future.

Failure to hire and retain a sufficient number of employees and service providers in key functions would constrain our growth and our ability to timely complete customers’ projects and successfully manage customer accounts.

To support our growth, we need to hire, train, deploy, manage and retain a substantial number of skilled employees, engineers, installers, electricians, sales and project finance specialists. Competition for qualified personnel in our industry is increasing, particularly for skilled personnel involved in the installation of MEE systems. We have in the past been, and may in the future be, unable to attract or retain qualified and skilled installation personnel or installation companies to be our MEE service partners (under Managed Solutions), which would have an adverse effect on our business. We and our MEE partners also compete with the homebuilding and construction industries for skilled labor. As these industries grow and seek to hire additional workers, our cost of labor may increase. The unionization of the industry’s labor force could also increase our labor costs. Shortages of skilled labor could significantly delay a project or otherwise increase our costs. Because our profit on a particular installation is based in part on assumptions as to the cost of such project, cost overruns, delays or other execution issues may cause us to not achieve our expected margins or cover our costs for that project. We need to continue to expand upon the training of our customer service team to provide high-end account management and service to customers before, during and following the point of installation of our MEE systems. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. It can take several months before a new customer service team member is fully trained and productive at the standards that we have established. If we are unable to hire, develop and retain talented technical and customer service personnel, we may not be able to realize the expected benefits of this investment or grow our business.

In addition, to support the growth and success of our direct-to-consumer channel, we need to recruit, retain and motivate a large number of sales personnel on a continuing basis. We compete with many other companies for qualified sales personnel, and it could take many months before a new salesperson is fully trained on our MEE service offerings. If we are unable to hire, develop and retain qualified sales personnel or if they are unable to achieve desired productivity levels, we may not be able to compete effectively.

If we or our MEE partners cannot meet our hiring, retention and efficiency goals, we may be unable to complete customers’ projects on time or manage customer accounts in an acceptable manner or at all. Any significant failures in this regard would materially impair our growth, reputation, business and financial results. If we are required to pay higher compensation than we anticipate, these greater expenses may also adversely impact our financial results and the growth of our business.

Failure by our vendors or our component suppliers to use ethical business practices and comply with applicable laws and regulations may adversely affect our business.

We do not control our vendors or suppliers or their business practices. Accordingly, we cannot guarantee that they follow ethical business practices, such as fair wage practices and compliance with environmental, safety and other local laws. A lack of demonstrated compliance could lead us to seek alternative manufacturers or suppliers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations. Violation of labor or other laws by our manufacturers or suppliers or the divergence of a supplier’s labor or other practices from those generally accepted as ethical in the U.S. or other markets in which we do business could also attract negative publicity for us and harm our business.

If we are unable to retain and recruit qualified technicians and advisors, or if our board of directors, key executives, key employees or consultants discontinue their employment or consulting relationship with us, it may delay our development efforts or otherwise harm our business.

We may not be able to attract or retain qualified management or technical personnel in the future due to the intense competition for qualified personnel among MEE services businesses. Our industry has experienced a high rate of turnover of management personnel in recent years. If we are not able to attract, retain, and motivate necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the successful development of any product candidates, our ability to raise additional capital, and our ability to implement our overall business strategy.

We are highly dependent on members of our management and technical staff. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level, and senior managers as well as junior, mid-level, and senior technical personnel. The loss of any of our executive officers, key employees, or consultants and our inability to find suitable replacements could potentially harm our business, financial condition, and prospects. We may be unable to attract and retain personnel on acceptable terms given the competition among MEE Service providers. Certain of our current officers, directors, and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors, and/or consultants of other MEE service providers. We do not maintain “key man” insurance policies on any of our officers or employees. Other than certain members of our senior management team, all of our employees are employed “at will” and, therefore, each employee may leave our employment and join a competitor at any time.

We plan to grant stock options, restricted stock grants, restricted stock unit grants, and/or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance, and aligning the interests of employees with those of our shareholders. If we are unable to implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees and attract additional qualified candidates, our business and results of operations could be adversely affected. Currently the exercise prices of all outstanding stock options are greater than the current stock price.

As of June 1, 2026, we had approximately 35 full-time employees in the U.S., approximately 64 full-time employees in India, and approximately 8 part-time employees and contractors. A substantial portion of our India-based employees are expected to transfer to BCSSL upon the consummation of the BCSSL Transaction.

ConnectM’s management has limited experience in operating a public company.

ConnectM’s executive officers have limited experience in the management of a publicly traded company. ConnectM’s management team may not successfully or effectively manage the transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. ConnectM’s limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the company. ConnectM may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies. The development and implementation of the standards and controls and the hiring of experienced personnel necessary to achieve the level of accounting standards required of a public company, as well as the cost of outside legal and accounting advisors, may require costs greater than expected.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers.

We are subject to the reporting requirements of the Exchange Act, and other applicable securities rules and regulations. Compliance with these rules and regulations has increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls, procedures, and internal controls over financial reporting. Maintaining our disclosure controls and procedures and internal controls over financial reporting in accordance with this standard requires significant resources and management oversight. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We will need to hire more employees in the future to manage these reporting and compliance obligations, which will increase our costs and expenses.

We may be materially adversely affected by negative publicity.

Our business involves transactions with customers. We and our MEE partners must comply with numerous federal, state and local laws and regulations that govern matters relating to our interactions with customers, including those pertaining to privacy and data security and warranties. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, state and local legislative and regulatory bodies may expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could dramatically affect how we do business, acquire customers, and manage and use information we collect from and about current and prospective customers and the costs associated therewith. We strive to comply with all applicable laws and regulations relating to our interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Noncompliance with any such laws or regulations, or the perception that we or our MEE partners have violated such laws or regulations or engaged in deceptive practices that could result in a violation, could also expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business. We have incurred, and will continue to incur, significant expenses to comply with such laws and regulations, and increased regulation of matters relating to our business could require us to modify our operations and incur significant additional expenses, which could have an adverse effect on our business, financial condition, and results of operations.

Any investigations, actions, adoption or amendment of regulations relating to the marketing of our products to residential consumers of our community MEE programs could divert management’s attention from our business, require us to modify our operations and incur significant additional expenses, which could have an adverse effect on our business, financial condition, and results of operations or could reduce the number of our potential customers.

We cannot ensure that our sales professionals and other personnel will always comply with our standard practices and policies, as well as applicable laws and regulations. In any of the numerous interactions between our sales professionals or other personnel and our customers or potential customers, our sales professionals or other personnel may, without our knowledge and despite our efforts to effectively train them and enforce compliance, engage in conduct that is or may be prohibited under our standard practices and policies and applicable laws and regulations. We have been exposed to claims in the past, and any such non-compliance, or the perception of non-compliance, could expose us to additional claims, proceedings, litigation, investigations, or enforcement actions by private parties or regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business and reputation. We have incurred, and will continue to incur, significant expenses to comply with the laws, regulations and industry standards that apply to us.

Our business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather.

Weather conditions directly influence the demand for electricity and natural gas and other fuels and affect the price of energy and energy-related commodities. In addition, severe weather and natural disasters, such as hurricanes, floods, tornadoes, icing events and earthquakes, can be destructive and cause power outages and property damage, affect the availability of fuel and water, reduce our revenue and require us to incur additional costs, for example, to restore service and repair damaged facilities, to obtain replacement power and to access available financing sources. Furthermore, our physical plants could be placed at greater risk of damage should continued changes in the global climate produce additional unusual variations in temperature and weather patterns, resulting in more intense, frequent and extreme weather events, and abnormal levels of precipitation. A disruption or failure of electric generation, or storage systems in the event of a hurricane, tornado or other severe weather event, or otherwise, could prevent us from operating our business in the normal course and could result in any of the adverse consequences described above. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

Where cost recovery is available, recovery of costs to restore service and repair damaged facilities is or may be subject to regulatory approval, and any determination by the regulator not to permit timely and full recovery of the costs incurred could have a material adverse effect on our business, financial condition, results of operations and prospects. Changes in weather can also affect the production of electricity at power generation facilities.

Our results of operations may fluctuate from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our Common Stock.

Our quarterly results of operations are difficult to predict and may fluctuate significantly in the future. We have experienced seasonal and quarterly fluctuations in the past and expect these fluctuations to continue. However, given that we are operating in a rapidly changing industry, those fluctuations may be masked by our recent growth rates and thus may not be readily apparent from our historical results of operations. As such, our past quarterly results of operations may not be good indicators of likely future performance.

In addition to the other risks described in this “Risk Factors” section, as well as the factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ConnectM” section, the following factors, among others, could cause our results of operations and key performance indicators to fluctuate:

●	the expiration, reduction or initiation of any governmental tax rebates, tax exemptions, or incentive;
●	significant fluctuations in customer demand for our MEE service offerings or fluctuations in the geographic concentration of installations of MEE systems;

●	changes in financial markets, which could restrict our ability to access available and cost-effective financing sources;
●	seasonal, environmental or weather conditions that impact sales, energy production, and system installation;
●	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;
●	announcements by us or our competitors of new products or services, significant acquisitions, strategic partnerships, or joint ventures;
●	necessary capital-raising activities or commitments;
●	changes in our pricing policies or terms or those of our competitors, including utilities;
●	changes in regulatory policy related to solar energy generation;
●	the loss of one or more key partners or the failure of key partners to perform as anticipated;
●	our failure to successfully integrate acquired solar facilities;
●	actual or anticipated developments in our competitors’ businesses or the competitive landscape;
●	actual or anticipated changes in our growth rate;
●	general economic, industry and market conditions; and
●	changes to our cancellation rate.

Our actual revenue or key operating metrics in one or more future quarters may fall short of the expectations of investors and financial analysts. If that occurs, the market price of our Common Stock could decline and stockholders could lose part or all of their investment.

Adverse economic conditions may have negative consequences on our business, results of operations and financial condition.

Unpredictable and unstable changes in economic conditions, including recession, inflation, increased government intervention, or other changes, may adversely affect our general business strategy. Additionally, economic downturns in the markets in which we operate may materially and adversely affect our business because our business is dependent on levels of construction and home remodeling activity. We rely upon our ability to generate additional sources of liquidity and we may need to raise additional funds through public or private debt or equity financings in order to fund existing operations or to take advantage of opportunities, including acquisitions of complementary businesses or technologies. Any adverse change in economic conditions would have a negative impact on our business, results of operations and financial condition and on our ability to generate or raise additional capital on favorable terms, or at all.

ConnectM is highly reliant on its networked and cloud-based business model and information technology systems and data, and those of its service providers which may be subject to cyber-attacks, service disruptions or other security incidents, which could result in data breaches, loss or interruption of services, intellectual property theft, claims, litigation, regulatory investigations, significant liability, reputational damage and other adverse consequences.

ConnectM continues to expand its information technology systems in the form of its networked and cloud-based business model, and as its operations grow its internal information technology systems, such as product data management, procurement, inventory management, production planning and execution, sales, service and logistics, financial, tax and regulatory compliance systems. This includes the implementation of new internally developed systems and the deployment of such systems in the United States. While ConnectM maintains information technology measures designed to protect it against intellectual property theft, data breaches, sabotage and other external or internal cyber-attacks or misappropriation, its systems and those of its service providers are potentially vulnerable to malware, ransomware, viruses, denial-of-service attacks, phishing attacks, social engineering, computer hacking, unauthorized access, exploitation of bugs, defects and vulnerabilities, breakdowns, damage, interruptions, system malfunctions, power outages, terrorism, acts of vandalism, security breaches, security incidents, inadvertent or intentional actions by employees or other third parties, and other cyber-attacks. To the extent any security incident results in unauthorized access or damage to or acquisition, use, corruption, loss, destruction, alteration or dissemination of ConnectM data, including intellectual property and personal information, or ConnectM’s products, or for it to be believed or reported that any of these occurred, it could disrupt ConnectM’s business, harm its reputation, compel it to comply with applicable data breach notification laws, subject it to time consuming, distracting and expensive litigation, regulatory investigation and oversight, mandatory corrective action, require it to verify the correctness of database contents, or otherwise subject it to liability under laws, regulations and contractual obligations, including those that protect the privacy and security of personal information. This could result in increased costs to ConnectM and result in significant legal and financial exposure and/or reputational harm.

In addition, ConnectM and certain of its subsidiaries may collect, process or store sensitive consumer financial information, including payment card data, in connection with its operations. The handling of such information subjects ConnectM to additional legal, regulatory and industry requirements, including the Payment Card Industry Data Security Standard (“PCI DSS”) and applicable data protection and privacy laws. Any failure to comply with these requirements, or any actual or perceived compromise of payment card or other financial information, could result in fines, penalties, increased transaction fees, loss of payment processing privileges, contractual liability, regulatory investigations and reputational harm. Furthermore, the collection and storage of payment information may increase ConnectM’s exposure to cyber-attacks and fraud, and any such incident could result in significant financial losses, remediation costs and litigation.

Because ConnectM also relies on third-party service providers, it cannot guarantee that its service providers’ and component suppliers’ systems have not been breached or that they do not contain exploitable defects, bugs, or vulnerabilities that could result in a security incident, or other disruption to, ConnectM’s or ConnectM’s service providers’ or component suppliers’ systems. ConnectM’s ability to monitor its service providers’ and component suppliers’ security measures is limited, and, in any event, malicious third parties may be able to circumvent those security measures. Further, the implementation, maintenance, segregation and improvement of these systems require significant management time, support and cost, and there are inherent risks associated with developing, improving and expanding ConnectM’s core systems as well as implementing new systems and updating current systems, including disruptions to the related areas of business operation. These risks may affect ConnectM’s ability to manage its data and inventory, procure parts or supplies or manufacture, sell, deliver and service products, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, tax laws and other applicable regulations.

If ConnectM does not successfully implement, maintain or expand its information technology systems as planned, its operations may be disrupted, its ability to accurately and/or timely report its financial results could be impaired and deficiencies may arise in its internal control over financial reporting, which may impact its ability to certify its financial results (see also “Risks Related to Finance, Tax and Accounting - ConnectM has identified material weaknesses in its internal control over financial reporting. If ConnectM is unable to remediate these material weaknesses, or if ConnectM identifies additional material weaknesses in the future or otherwise fails to maintain an effective internal control over financial reporting, this may result in material misstatements of ConnectM’s consolidated financial statements or cause ConnectM to fail to meet its periodic reporting obligations” for more detail). Moreover, ConnectM’s proprietary information, including intellectual property and personal information, could be compromised or misappropriated and its reputation may be adversely affected if these systems or their functionality do not operate as expected and ConnectM may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers.

Insurance coverage may not continue to be available or may not be available at rates or on terms similar to those presently available to us. Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers. If insurance coverage is not available or obtainable on acceptable terms, we may be required to pay costs associated with adverse future events.

Our insurance policies against many potential liabilities require high deductibles, and our risk management policies and procedures may leave us exposed to unidentified or unanticipated risks. Additionally, difficulties in the insurance markets may adversely affect our ability to obtain necessary insurance.

We insure various general liability, workers’ compensation, property and auto risks as well as other risks through a variety of direct insurance policies and a captive insurance company that are reinsured for risks above certain deductibles and retentions. All of our insurance policies and programs are subject to high deductibles and retentions; as such, we are, in effect, self-insured for substantially all of our typical claims. We hire an actuary to determine any liabilities for unpaid claims and associated expenses for the three major lines of coverage (workers’ compensation, general liability and auto liability). The determination of these claims and expenses and the appropriateness of the estimated liability are reviewed and updated quarterly. However, insurance liabilities are difficult to assess and estimate due to the many relevant factors, the effects of which are often unknown, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents that have occurred but are not reported and the effectiveness of our safety program. Our accruals are based on known facts, historical trends (both internal trends and industry averages) and our reasonable estimate of our future expenses. We believe our accruals are adequate. However, our risk management strategies and techniques may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. If any of the variety of instruments, processes or strategies we use to manage our exposure to various types of risk are not effective, we may incur losses that are not covered by our insurance policies or that exceed our accruals or coverage limits.

Additionally, we typically are contractually required to provide proof of insurance for projects on which we work. Historically, insurance market conditions become more difficult for insurance consumers during periods when insurance companies suffer significant investment losses as well as casualty losses. Consequently, it is possible that insurance markets will become more expensive and restrictive. Also, our prior casualty loss history might adversely affect our ability to procure insurance within commercially reasonable ranges. As such, we may not be able to maintain commercially reasonable levels of insurance coverage in the future, which could preclude our ability to work on many projects and increase our overall risk exposure. Our insurance providers are under no commitment to renew our existing insurance policies in the future; therefore, our ability to obtain necessary levels or kinds of insurance coverage is subject to market forces outside our control. If we were unable to obtain necessary levels of insurance, it is likely we would be unable to compete for or work on most projects.

Failure to remain in compliance with covenants under our credit and loan agreements, service our indebtedness, or fund our other liquidity needs could adversely impact our business.

Our failure to comply with covenants under the credit or loan agreements, or to pay principal, interest or other amounts when due thereunder, would constitute an event of default under the credit and loan agreements. Default under our credit and loan agreements could result in (1) us no longer being entitled to borrow under the agreements; (2) termination of the agreements; (3) acceleration of the maturity of outstanding indebtedness under the agreements; and/or (4) foreclosure on any collateral securing the obligations under the agreements. If we are unable to service our debt obligations or fund our other liquidity needs, we could be forced to curtail our operations, reorganize our capital structure (including through bankruptcy proceedings) or liquidate some or all of our assets in a manner that could cause holders of our securities to experience a partial or total loss of their investment in us.

If we fail to develop and maintain an effective system of internal control over financial reporting and other business practices, and of board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties. Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to prevent and detect fraud and other improprieties. We are responsible for reviewing and assessing our internal controls and implementing additional controls when improvement is needed. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our results of operations.

The Sarbanes-Oxley Act requirements regarding internal control over financial reporting, and other internal controls over business practices, are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies. We have limited internal personnel to implement procedures and rely on outside professionals including accountants and attorneys to support our control procedures. We are working to improve all of our controls but, if our controls are not effective, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties, which could lead to a decrease in the market price of our stock. Failure to implement any required changes to our internal controls or other changes we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the market price of our Common Stock.

Our historical financial results may not be indicative of what our actual financial position or results of operations would have been if we had always been a public company.

Our business has achieved rapid growth since we launched. However, our results of operations, financial condition and cash flows reflected in our consolidated financial statements may not be indicative of the results we would have achieved if we had been a public company or results that may be achieved in future periods. Consequently, there can be no assurance that we will be able to generate sufficient income to pay our operating expenses and make satisfactory distributions to our shareholders, or any distributions at all.

Our reported financial results may be affected, and comparability of our financial results with other companies in our industry may be impacted, by changes in the accounting principles generally accepted in the U.S.

Generally accepted accounting principles in the U.S. are subject to change and interpretation by the Financial Accounting Standards Board (“FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and on the financial results of other companies in our industry and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. The Company has adopted all recently effective accounting standards, including ASU No. 2016-13, Financial Instruments - Credit Losses (ASC 326), and ASU No. 2016-02, Leases (ASC 842). Future accounting standard updates issued by the FASB may require changes to our recognition, measurement, or disclosure practices and could affect comparability of our financial statements with those of other companies in our industry that may adopt such standards at different times or apply them differently.

The Company has material weaknesses in its internal control over financial reporting. If ConnectM is unable to remediate these material weaknesses, or if ConnectM identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls, ConnectM may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect its business and the market price of ConnectM’s Common Stock.

In connection with the preparation and audit of our consolidated financial statements, management and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

The material weaknesses relate primarily to (i) insufficient technical accounting expertise and controls over complex accounting matters, including revenue recognition and accounting for debt, derivatives and other complex transactions, (ii) ineffective controls over the financial statement close and review process, including the identification of errors and the timely preparation of financial statements, and (iii) deficiencies in governance and approval controls, including with respect to related party transactions. These material weaknesses were driven in part by limited accounting personnel and insufficient U.S. GAAP expertise.

We have implemented, and continue to implement, remediation measures designed to address these control deficiencies, including enhancing our review procedures, strengthening our finance and accounting organization, and engaging third-party specialists to assist with complex accounting matters. However, remediation of material weaknesses can be time-consuming and costly, and we cannot assure you that these efforts will be successful or that additional material weaknesses will not be identified in the future.

If we are unable to remediate our existing material weaknesses, or if additional material weaknesses are identified, we may be unable to maintain effective internal control over financial reporting, which could result in material misstatements in our financial statements, delays in our financial reporting, or our failure to meet our reporting obligations. Any such outcome could adversely affect investor confidence in our financial reporting and the market price of our Common Stock.

Risks Related to Data Privacy

Any security breach or unauthorized access or disclosure or theft of data, including personal information we gather, store and use, or other hacking and phishing attacks on our systems, could harm our reputation, subject us to claims or litigation, financial harm and have an adverse impact on our business.

We receive, store and use personal information of customers, including names, addresses, e-mail addresses, credit card information and other housing and energy use information, as well as the personal information of our employees. Unauthorized disclosure of such personal information, whether through breach of our systems by an unauthorized party, employee theft or misuse, or otherwise, could harm our business. In addition, computer malware, viruses, social engineering (predominantly spear phishing attacks), and general hacking have become more prevalent, have occurred on our systems in the past, and could occur on our systems in the future. Inadvertent disclosure of such personal information, or if a third party were to gain unauthorized access to the personal information in our possession, has resulted in, and could result in future claims or litigation arising from damages suffered by such individuals. In addition, we could incur significant costs in complying with the multitude of federal, state and local laws regarding the unauthorized disclosure of personal information. Our efforts to protect such personal information may be unsuccessful due to software bugs or other technical malfunctions; employees, contractor, or vendor error or malfeasance; or other threats that evolve. In addition, third parties may attempt to fraudulently induce employees or users to disclose sensitive information. Although we have developed systems and processes that are designed to protect the personal information we receive, store and use and to prevent or detect security breaches, we cannot assure you that such measures will provide absolute security. Any perceived or actual unauthorized disclosure of such information could harm our reputation, substantially impair our ability to attract and retain customers and have an adverse impact on our business.

While we currently maintain cybersecurity insurance, such insurance may not be sufficient to cover us against claims, and we cannot be certain that cyber insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim.

Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, increased cost of operations or otherwise harm our business.

The regulatory environment surrounding data privacy and protection is constantly evolving and can be subject to significant change. New data protection laws, including recent California legislation and regulation which affords California consumers an array of new rights, including the right to be informed about what kinds of personal data companies have collected and why it was collected, pose increasingly complex compliance challenges and potentially elevate our costs. Complying with varying jurisdictional requirements could increase the costs and complexity of compliance, and violations of applicable data protection laws could result in significant penalties. Any failure, or perceived failure, by us to comply with applicable data protection laws could result in proceedings or actions brought against us by governmental entities or others, subject us to significant fines, penalties, judgments and negative publicity, require us to change our business practices, increase the costs and complexity of compliance, and adversely affect our business.

Risks Related to Electrification and Decarbonization Business

ConnectM’s future growth and success are highly dependent on the continued acceleration of electrification across homes, commercial buildings, and transportation fleets. This includes the adoption of electric-heating technologies such as heat pumps, the integration of distributed energy resources like solar and storage systems, and the transition from internal-combustion vehicles to EVs for both passenger and fleet applications.

Federal, state, and local governments in the United States currently provide a range of incentives-such as rebates, tax credits, and other financial benefits-to encourage the replacement of fossil-fuel systems in residential and transportation sectors. These programs include the High-Efficiency Electric Home Rebate Act (“HEEHRA”) and the Home Owner Managing Energy Savings (“HOMES”) Rebate Program, both authorized under the Inflation Reduction Act (“IRA”), as well as the Investment Tax Credit (“ITC”) and the Clean Vehicle Credit under Internal Revenue Code §30D. However, these programs depend on future appropriations, administrative implementation, and ongoing political and fiscal support, and there is no assurance that they will continue at current levels or on expected timelines.

If market adoption of electrification technologies-such as heat pumps, solar systems, battery storage, or EVs-develops more slowly than anticipated, or if demand declines due to changes in incentives, regulation, or consumer preferences, ConnectM’s business, growth prospects, financial condition, and operating results could be materially and adversely affected.

The markets for electrification technologies may be influenced by a range of factors, including:

●	perceptions about the quality, safety, performance, or cost of heat pumps, solar systems, battery storage, and EVs;
●	volatility in the prices of heating oil, natural gas, or gasoline, including as a result of global trade restrictions;
●	concerns about the reliability, capacity, and resilience of the electrical grid;
●	availability of skilled labor, maintenance, and repair services for electrification equipment;
●	consumer perceptions regarding convenience, payback periods, and affordability;
●	changes in government policies, regulations, or tax incentives, including the reduction, delay, or expiration of favorable programs such as the IRA, ITC, or EV credits;
●	relaxation of government mandates or building-code requirements related to electrification;
●	uncertainty regarding the timing, structure, and funding availability of federal or state rebate programs administered by state energy offices; and
●	concerns about the future viability of manufacturers of heat pumps, solar panels, batteries, and EV components.

Because many of ConnectM’s customers rely on incentive programs or government-backed financing mechanisms to make electrification projects economically viable, any funding delays, reductions, or changes in eligibility criteria could decrease demand for ConnectM’s products and services. In addition, the EV market is highly dynamic and subject to technological disruption, supply-chain constraints, and cyclical demand fluctuations. Global shortages of semiconductors or critical minerals could reduce vehicle production and delay EV deployments, which may, in turn, reduce demand for ConnectM’s connected-fleet and electrification solutions.

The electrification market is characterized by rapid technological changes often due to technical improvements, regulatory requirements and customer requirements, which requires ConnectM to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of its products and ConnectM’s financial results.

Continuing technological changes in battery and other electrification technologies could adversely affect adoption of current electrification technology and/or ConnectM’s products. ConnectM’s future success will depend upon its ability to develop and introduce a variety of new capabilities and innovations to its existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the electrification market. As new products are introduced, gross margins tend to decline in the near term and improve as the product becomes more mature with a more efficient manufacturing process.

As electrification technologies change or governmental regulations impose new requirements on electrification technology, ConnectM may need to upgrade or adapt its electrification technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery cell technology, or comply with new governmental regulations, which could involve substantial costs. Even if ConnectM is able to keep pace with changes in technology and develop new products and services, its research and development expenses could increase, its gross margins could be adversely affected in some periods and its prior products could become obsolete or non-compliant with governmental regulations more quickly than expected. ConnectM may also incur additional costs and expenses related to new product transitions such as adverse impacts due to supply chain failures to procure sufficient new product components, purchase price variances, or inventory obsolescence costs related to new product transitions, including as the result of any failure on the part of ConnectM to meet its own estimates and projections. ConnectM cannot guarantee that any new products will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products that meet customer requirements could damage ConnectM’s relationships with customers and lead them to seek alternative providers. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to purchase ConnectM’s competitors’ products or services. Finally, new or changing state or federal regulations may result in delays related to the development of new products or modifications to existing products in order to come into compliance and any such delays may result in customer’s selecting alternative providers or result in delays related to ConnectM’s ability to install, sell or distribute its electrification technology.

If ConnectM is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer and regulatory requirements on a timely basis or that remain competitive with technological alternatives, its products and services could lose market share, its revenue may decline, it may experience higher operating losses and its business and prospects may be adversely affected.

Certain statements ConnectM makes about estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

From time to time, ConnectM makes statements with estimates of the addressable market for ConnectM MEE solutions. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertainties associated with the ongoing macroeconomic effects of inflation and market and geopolitical volatility. The estimates and forecasts relating to the size and expected growth of the target MEE market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected MEE market opportunities are difficult to predict. The estimated addressable MEE market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasts, ConnectM’s business could fail to grow at similar rates.

The MEE industry is an emerging market which is constantly evolving and may not develop at the size or the rate we expect.

The MEE industry is an emerging and constantly evolving market opportunity. We believe the MEE industry is still developing and maturing, and we cannot be certain that the market will grow to the size or at the rate we expect. For example, we have experienced increases in cancellations of our customer agreements in certain geographic markets during various periods in our operating history. Any future growth of the MEE market and the success of our MEE service offerings depend on many factors beyond our control, including recognition and acceptance of the MEE service market by consumers, the pricing of alternative sources of energy, a favorable regulatory environment, the continuation of expected tax benefits and other incentives, and our ability to provide our MEE service offerings cost effectively. If the markets for MEE do not develop to the size or at the rate we expect, our business may be adversely affected.

MEE services have yet to achieve broad market acceptance and depends in part on continued support in the form of rebates, tax credits, and other incentives from federal, state and local governments. If this support diminishes materially, our ability to obtain external financing on acceptable terms, or at all, could be materially adversely affected. These types of funding limitations could lead to inadequate financing support for the anticipated growth in our business. Furthermore, growth in residential MEE services depends in part on macroeconomic conditions, retail prices of electricity and customer preferences, each of which can change quickly. Declining macroeconomic conditions, including in the job markets and residential real estate markets, could contribute to instability and uncertainty among customers and impact their financial wherewithal, credit scores or interest in entering into long-term contracts with third party finance companies, even if such contracts would generate immediate and long-term savings.

Furthermore, market prices of retail electricity generated by utilities or other energy sources could decline for a variety of reasons, as discussed further below. Any such declines in macroeconomic conditions, changes in retail prices of electricity or changes in customer preferences would adversely impact our business.

We have historically benefited from declining costs in the solar industry, and our business and financial results may be harmed not only as a result of any increases in costs associated with our electrification service offerings but also any failure of these costs to continue to decline as we currently expect. If we do not reduce our cost structure in the future, our ability to continue to be profitable may be impaired.

Declining costs related to raw materials, manufacturing and the sale and installation of our solar service offerings have been a key driver in the pricing of our solar service offerings and, more broadly, customer adoption of solar energy. While historically the prices of solar panels and raw materials have declined, the cost of solar panels and raw materials have increased and may increase in the future, and such products’ availability could decrease, due to a variety of factors, including restrictions stemming from supply chain disruptions, tariffs and trade barriers, export regulations, regulatory or contractual limitations, industry market requirements, and changes in technology and industry standards.

We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the United States and other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. The adoption and expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs, trade agreements or related policies have the potential to adversely impact our supply chain and access to equipment, our costs and ability to economically serve certain markets. Any such cost increases or decreases in availability could slow our growth and cause our financial results and operational metrics to suffer.

We face competition from traditional energy companies as well as solar and other renewable energy companies.

The MEE services industry is highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large utilities. We believe that our primary competitors are the established utilities that supply energy to homeowners by traditional means. We compete with these utilities primarily based on price, predictability of price, and the ease by which homeowners can switch to electricity generated by our MEE Systems. If we cannot offer compelling value to customers based on these factors, then our business and revenue will not grow. Utilities generally have substantially greater financial, technical, operational and other resources than we do. As a result of their greater size, utilities may be able to devote more resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Furthermore, these competitors are able to devote substantially more resources and funding to regulatory and lobbying efforts.

Utilities could also offer other value-added products or services that could help them compete with us even if the cost of electricity they offer is higher than ours. In addition, a majority of utilities’ sources of electricity are non-solar, which may allow utilities to sell electricity more cheaply than we can. Moreover, regulated utilities are increasingly seeking approval to “rate-base” their own residential solar and battery businesses. Rate-basing means that utilities would receive guaranteed rates of return for their solar and battery businesses. This is already commonplace for utility-scale solar projects and commercial solar projects. While few utilities to date have received regulatory permission to rate-base residential solar or storage, our competitiveness would be significantly harmed should more utilities receive such permission because we do not receive guaranteed profits for our solar service offerings.

We face competition from other MEE service providers, and we also may face competition from new entrants into the market as a result of the passage of the Inflation Reduction Act of 2022 and its anticipated impacts and benefits to the MEE industry. Some of these competitors may have a higher degree of brand name recognition, differing business and pricing strategies, lower barriers to entry into the MEE market, and greater capital resources than we have, as well as extensive knowledge of our target markets. If we are unable to establish or maintain a consumer brand that resonates with customers, maintain high customer satisfaction, or compete with the pricing offered by our competitors, our sales and market share position may be adversely affected, as our growth is dependent on originating new customers. We also face competitive pressure from companies that may offer lower-priced consumer offerings than we do.

In addition, we compete with companies that are not regulated like traditional utilities but that have access to the traditional utility electricity transmission and distribution infrastructure. These energy service companies are able to offer customers electricity supply-only solutions that are competitive with our solar service offerings in terms of both price and usage of solar energy technology. This may limit our ability to attract customers, particularly those who have an aesthetic or other objection to putting solar panels on their roofs.

Furthermore, we face competition from purely finance-driven nonintegrated competitors that subcontract out the installation of MEE systems, from installation businesses that seek financing from external parties, from large construction companies and from electrical and roofing companies. In addition, local installers that might otherwise be viewed as potential MEE partners may gain market share by being able to be the first providers in new local markets. Some of these competitors may provide MEE services at lower costs than we do.

As the MEE industry grows and evolves, we will continue to face existing competitors as well as new competitors who are not currently in the market (including those resulting from the consolidation of existing competitors) that achieve significant developments in alternative technologies or new products such as storage solutions, electrification products, loan products, or other programs related to third-party ownership. Our failure to adapt to changing market conditions, to compete successfully with existing or new competitors and to adopt new or enhanced technologies could limit our growth and have a material adverse effect on our business and prospects.

A material reduction in the retail price of traditional utility-generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects.

We believe that a significant number of our customers decide to buy MEE services because they want to pay less for electricity than what is offered by the traditional utilities. However, distributed commercial and industrial solar energy has yet to achieve broad market adoption as evidenced by the fact that distributed solar has penetrated less than 5% of its total addressable market in the U.S. commercial and industrial sector.

The customer’s decision to choose MEE services may also be affected by the cost of other renewable energy sources. Decreases in the retail prices of electricity from the traditional utilities or from other renewable energy sources would harm our ability to offer competitive pricing and could harm our business.

The price of electricity from traditional utilities could decrease as a result of:

●	construction of a significant number of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;
●	relief of transmission constraints that enable local centers to generate less expensively;
●	reductions in the price of natural gas;
●	utility rate adjustment and customer cost reallocation;
●	energy conservation technologies and public initiatives to reduce electricity consumption;
●	development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times;
●	development of new energy generation technologies that provide less expensive energy; or
●	low time of use rate for charging electric vehicles at night when grid loads are low.

A reduction in utility electricity prices would make the purchase or the lease of our MEE systems less economically attractive. If the retail price of energy available from traditional utilities were to decrease due to any of these reasons, or other reasons, we would be at a competitive disadvantage, we may be unable to attract new customers, and our growth would be limited.

The production and installation of electrification and decarbonization systems depends heavily on suitable meteorological and environmental conditions. If meteorological or environmental conditions are unexpectedly unfavorable, the electricity production and overall savings from our MEE services may be below consumer expectations, and our ability to timely deploy new MEE Systems may be adversely impacted.

The energy produced and savings generated by MEE Systems depend on suitable solar and weather conditions, both of which are beyond our control. Furthermore, components of our MEE Systems, such as panels and inverters, could be damaged by severe weather or natural catastrophes, such as hailstorms, tornadoes, fires, or earthquakes. Sustained unfavorable weather or environmental conditions also could unexpectedly delay the installation of our MEE Systems, leading to increased expenses and decreased revenue in the relevant periods. Extreme weather conditions, as well as the natural catastrophes that could result from such conditions, can severely impact our operations by delaying the installation of our MEE Systems, lowering sales, and causing a decrease in the savings from our MEE Systems due to smoke or haze. Weather patterns could change, making it harder to predict the average annual amount of sunlight striking each location where our solar energy systems are installed. This could make our MEE Service offerings less economical overall or make individual systems less economical. Any of these events or conditions could harm our business, financial condition, and results of operations.

Climate change may have long-term impacts on our business, our industry, and the global economy.

Climate change poses a systemic threat to the global economy and will continue to do so until our society transitions to renewable energy and decarbonizes. While our core business model seeks to accelerate this transition to renewable energy, there are inherent climate-related risks to our business operations. Warming temperatures throughout the United States have contributed to extreme weather, intense drought, and increased wildfire risks. These events have the potential to disrupt our business, our third-party suppliers, and our customers, and may cause us to incur additional operational costs. For instance, natural disasters and extreme weather events associated with climate change can impact our operations by delaying the installation of our systems, leading to increased expenses and decreased revenue and cash flows in the period. They can also cause a decrease in the output from our systems due to smoke or haze. Additionally, if weather patterns significantly shift due to climate change, it may be harder to predict the average annual amount of sunlight striking each location where our solar energy systems are installed. This could make our solar service offerings less economical overall or make individual systems less economical.

We seek to mitigate these climate-related risks not only through our core business model and sustainability initiatives, but also by working with organizations who are also focused on mitigating their own climate-related risks.

Changes in U.S. energy policy, including the enactment of the One Big Beautiful Bill Act could materially and adversely affect our business, financial condition, and results of operations.

Our business strategy currently depends in part on the continued growth of distributed energy resources, including solar, battery storage, and other clean-energy technologies. Federal and state tax credits, rebates, and similar incentives have historically played a significant role in driving adoption of these technologies. The One Big Beautiful Bill Act phases out or significantly reduces certain incentives for distributed solar and wind energy projects, while expanding or preserving incentives for other technologies such as utility-scale battery storage, geothermal, hydropower, and nuclear energy.

If the law’s provisions are fully implemented as enacted, demand for distributed solar and related solutions could decline, project financing costs could increase, and revenue growth in impacted product categories could suffer. The shift in incentive structure may also alter the competitive landscape among energy technologies - accelerating growth in certain segments while constraining others. The uncertainty associated with this transition may lead developers, financiers, and customers to delay projects or defer purchasing decisions.

Because our business model depends on the ability of our Owned Service Network and various software to cross-sell solar, storage, and other distributed-energy solutions, the reduction or elimination of incentives for distributed solar and wind could negatively impact customer adoption and project economics. While the law’s preserved or expanded incentives for storage or other technologies may create new opportunities, there is no assurance that we will be able to capture these benefits at a scale sufficient to offset any decline in our core product categories.

Accordingly, changes in U.S. energy policy, including the implementation of the One Big Beautiful Bill Act in its current form, could materially and adversely affect our business, financial condition, and results of operations.

ConnectM’s operations in India, including through its subsidiaries such as ConnectM India and Cambridge Energy Resources, subject the Company to additional business, regulatory and operational risks that could adversely affect its results of operations.

ConnectM conducts a portion of its operations in India, including EV fleet management, energy solutions and commercial and industrial solar deployments. Operating in India exposes ConnectM to a variety of risks that differ from those in the United States, including evolving regulatory frameworks, complex permitting and approval processes, and potential changes in government policies related to energy, electrification and foreign investment.

The Indian regulatory environment may be subject to significant uncertainty, including changes in tax laws, import duties, local content requirements, and incentives for renewable energy and EV adoption. In addition, enforcement of laws and regulations may be inconsistent, and ConnectM may face delays in obtaining or maintaining necessary licenses, approvals or certifications required to operate its business.

ConnectM’s operations in India may also be affected by currency exchange rate fluctuations, restrictions on the repatriation of capital, inflation, and broader macroeconomic conditions. Furthermore, the Company may be exposed to risks related to local labor markets, supply chain constraints, infrastructure limitations and reliance on local partners, contractors and vendors.

In addition, geopolitical developments, trade restrictions or changes in international relations could adversely impact ConnectM’s ability to operate in India or expand its business in the region. Any of these factors could result in increased costs, project delays, reduced demand for ConnectM’s services or other adverse impacts on its business, financial condition and results of operations.

As described elsewhere in this prospectus, the Company entered into a definitive Share Swap Agreement on April 6, 2026 with BCSSL pursuant to which the Company expects to divest substantially all of its India-based operations through the BCSSL Transaction. Pending consummation, all of the risks described above remain applicable to the Company. Following consummation of the BCSSL Transaction, the Company will continue to hold a significant minority equity interest in BCSSL and will therefore continue to bear indirect exposure to many of these risks. There can be no assurance that the BCSSL Transaction will be consummated on the timeline anticipated or at all, or that the Company will realize the strategic, operational, or financial benefits it expects from the transaction.

Risks related to ConnectM’s Technology, Intellectual Property and Infrastructure

ConnectM expects to incur research and development costs and devote significant resources to developing new products, which could significantly reduce its profitability and may never result in revenue to ConnectM.

ConnectM’s future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. ConnectM plans to incur research and development costs in the future as part of its efforts to design, develop, manufacture and introduce new products and enhance existing products. ConnectM continued to incur research and development expenses during the fiscal years ended December 31, 2025 and 2024, which are likely to grow in the future. Further, ConnectM’s research and development program may not produce successful results, and its new products may not achieve market acceptance, create additional revenue or become profitable.

ConnectM may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive.

From time to time, the holders of intellectual property rights may assert their rights and urge ConnectM to enter into licenses, and/or may bring suits alleging infringement, misappropriation or other violation of such rights. There can be no assurance that ConnectM will be able to mitigate the risk of potential suits or other legal demands by competitors or other third-parties. Accordingly, ConnectM may consider entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses and associated litigation could significantly increase ConnectM’s operating expenses. In addition, if ConnectM is determined to have or believes there is a high likelihood that it has infringed upon, misappropriated or otherwise violated a third-party’s intellectual property rights, it may be required to cease making, selling or incorporating certain key components or intellectual property into the products and services it offers, to pay substantial damages and/or royalties, to redesign its products and services, and/or to establish and maintain alternative branding. In addition, to the extent that ConnectM’s customers and business partners become the subject of any allegation or claim regarding the infringement, misappropriation or other violation of intellectual property rights related to ConnectM’s products and services, ConnectM may be required to indemnify such customers and business partners. If ConnectM were required to take one or more such actions, its business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

ConnectM’s business may be adversely affected if it is unable to protect its technology and intellectual property from unauthorized use by third parties.

ConnectM’s success depends, at least in part, on ConnectM’s ability to obtain, maintain, enforce and protect its core technology and intellectual property. To accomplish this, ConnectM relies on, and plans to continue relying on, a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to retain ownership of, and protect, its technology. Despite ConnectM’s efforts to obtain, maintain, enforce and protect intellectual property rights, there can be no assurance that these steps will be available in all cases or will be adequate to prevent ConnectM’s competitors or other third-parties from copying, reverse engineering, or otherwise obtaining and using its technology or products or seeking court declarations that they do not infringe, misappropriate or otherwise violate its intellectual property. Failure to adequately protect its technology and intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of ConnectM’s competitive advantage and a decrease in revenue which would adversely affect its business, prospects, financial condition and operating results.

The measures ConnectM takes to protect its technology intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

●	any patent applications ConnectM submits may not result in the issuance of patents;
●	the scope of issued patents may not be broad enough to protect its inventions and proprietary rights;
●	any issued patents may be challenged by competitors and/or invalidated by courts or governmental authorities;
●	ConnectM may not be the first inventor of the subject matter to which it has filed a particular patent application, and it may not be the first party to file such a patent application;
●	Patents have a finite term, and competitors and other third-parties may offer identical or similar products after the expiration of ConnectM’s patents that cover such products;
●	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable;
●	current and future competitors may circumvent patents or independently develop similar trade secrets or works of authorship, such as software;
●	know-how and other proprietary information ConnectM purports to hold as a trade secret may not qualify as a trade secret under applicable laws;
●	ConnectM’s employees, contractors or business partners may breach their confidentiality, non-disclosure, and non-use obligations; and
●	proprietary designs and technology embodied in ConnectM’s products may be discoverable by third-parties through means that do not constitute violations of applicable laws.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of ConnectM’s intellectual property in foreign jurisdictions may be difficult or impossible. Therefore, ConnectM’s intellectual property rights may not be as strong or as easily enforced outside of the United States.

It is ConnectM’s policy to enter into confidentiality and invention assignment agreements with its employees and contractors that have developed material intellectual property for ConnectM, but these agreements may not be self-executing and may not otherwise adequately protect ConnectM’s intellectual property, particularly with respect to conflicts of ownership relating to work product generated by employees and contractors. Furthermore, ConnectM cannot be certain that these agreements will not be breached, and that third-parties will not gain access to its trade secrets, know-how and other proprietary technology. Third-parties may also independently develop the same or substantially similar proprietary technology. Monitoring unauthorized use of ConnectM’s intellectual property is difficult and costly, as are the steps ConnectM has taken or will take to prevent misappropriation.

To prevent unauthorized use of ConnectM’s intellectual property, it may be necessary to prosecute actions for infringement, misappropriation or other violation of ConnectM’s intellectual property against third-parties. Any such action could result in significant costs and diversion of ConnectM’s resources and management’s attention, and there can be no assurance that ConnectM will be successful in any such action. Furthermore, many of ConnectM’s current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights than ConnectM does. Accordingly, despite its efforts, ConnectM may not be able to prevent third-parties from infringing, misappropriating or otherwise violating its intellectual property. Any of the foregoing may adversely affect ConnectM’s revenues or results of operations.

ConnectM’s technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage its reputation with current or prospective customers, and/or expose it to product liability and other claims that could materially and adversely affect its business.

ConnectM may be subject to claims that MEE products have malfunctioned and persons were injured or purported to be injured. Any insurance that ConnectM carries may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. In addition, ConnectM’s customers could be subjected to claims as a result of such incidents and may bring legal claims against ConnectM to attempt to hold it liable. Any of these events could adversely affect ConnectM’s brand, relationships with customers, operating results or financial condition.

Across ConnectM’s product line, ConnectM develops equipment solutions based on preferred second source or common off-the-shelf vendors. However, due to its designs, ConnectM does rely on some single source vendors, the unavailability or failure of which can pose risks to supply chain or product shipping situations.

Furthermore, ConnectM’s software platform is complex, developed for over a decade by many developers, and includes a number of licensed third-party commercial and open-source software libraries. ConnectM’s software has contained defects and errors and may in the future contain undetected defects or errors. ConnectM is continuing to evolve the features and functionality of its platform through updates and enhancements, and as it does, it may introduce additional defects or errors that may not be detected until after deployment to customers. In addition, if ConnectM’s products and services, including any updates or patches, are not implemented or used correctly or as intended, inadequate performance and disruptions in service may result.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect ConnectM’s business and results of its operations:

●	expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;
●	loss of existing or potential customers or partners;
●	interruptions or delays in sales;
●	delayed or lost revenue;
●	delay or failure to attain market acceptance;
●	delay in the development or release of new functionality or improvements;
●	negative publicity and reputational harm;
●	sales credits or refunds;
●	exposure of confidential or proprietary information;
●	diversion of development and customer service resources;
●	breach of warranty claims;
●	legal claims under applicable laws, rules and regulations; and
●	an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Although ConnectM has contractual protections, such as warranty disclaimers and limitation of liability provisions, in many of its agreements with customers, resellers and other business partners, such protections may not be uniformly implemented in all contracts and, where implemented, may not fully or effectively protect it from claims by customers, resellers, business partners or other third-parties. Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on ConnectM’s business, operating results and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

Some of ConnectM’s products contain open-source software, which may pose particular risks to its proprietary software, products and services in a manner that could harm its business.

ConnectM uses open-source software in its products and anticipates using open-source software in the future. Some open-source software licenses require those who distribute open-source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open-source code on unfavorable terms or at no cost, and ConnectM may be subject to such terms. The terms of many open-source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on ConnectM’s ability to provide or distribute ConnectM’s products or services.

In addition, ConnectM relies on some open-source software and libraries issued under the General Public License (or similar “copyleft” licenses) for development of its products and may continue to rely on similar copyleft licenses. Third-parties may assert a copyright claim against ConnectM regarding its use of such software or libraries, which could lead to a limitation of ConnectM’s use of such software or libraries. Use of such software or libraries may also force ConnectM to provide third-parties, at no cost, the source code to its proprietary software, which may decrease revenue and lessen any competitive advantage ConnectM has due to the secrecy of its source code.

ConnectM could face claims from third-parties claiming ownership of, or demanding release of, the open-source software or derivative works that ConnectM developed using such software, which could include ConnectM’s proprietary source code, or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation and could require ConnectM to make its software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until ConnectM can re-engineer them to avoid infringement, which may be a costly and time-consuming process, and ConnectM be able to complete the re-engineering process successfully.

Additionally, the use of certain open-source software can lead to greater risks than use of third-party commercial software, as open-source licensors generally do not provide warranties or controls on the origin of software. There is typically no support available for open-source software, and ConnectM cannot ensure that the authors of such open-source software will implement or push updates to address security risks or will not abandon further development and maintenance. Many of the risks associated with the use of open-source software, such as the lack of warranties or assurances of title or performance, cannot be eliminated, and could, if not properly addressed, have an adverse effect on ConnectM’s business and results.

We may also face claims alleging noncompliance with open source license terms or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our software, any of which would have a negative effect on our business and results of operations. In addition, if the license terms for open source software that we use change, we may be forced to re-engineer our solutions, incur additional costs or discontinue the use of these solutions if re-engineering cannot be accomplished on a timely basis. Although we monitor our use of open source software to avoid subjecting our offerings to unintended conditions, few courts have interpreted open source licenses, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to use our proprietary software. We cannot guarantee that we have incorporated or will incorporate open source software in our software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.

Interruptions, delays in service or inability to increase capacity, including internationally, at third-party data center facilities could impair the use or functionality of ConnectM’s subscription services, harm its business and subject it to liability.

ConnectM currently serves customers from third-party data center facilities operated by Amazon Web Services (“AWS”) and Google Cloud Services, primarily located in the United States. Any outage or failure of such data centers could negatively affect ConnectM’s product connectivity and performance. Furthermore, ConnectM depends on connectivity from its edge to its data centers through cellular service providers, such as AT&T. Any incident affecting a data center facility’s or a cellular service provider’s infrastructure or operations, whether caused by fire, flood, severe storm, earthquake, or other natural disasters, power loss, telecommunications failures, breach of security protocols, computer viruses and disabling devices, failure of access control mechanisms, war, criminal act, military actions, terrorist attacks and other similar events could negatively affect the use, functionality or availability of ConnectM’s services.

Any damage to, or failure of, ConnectM’s systems, or those of its third-party providers, could interrupt or hinder the use or functionality of its services. Impairment of or interruptions in ConnectM’s services may reduce revenue, subject it to claims and litigation, cause customers to terminate their subscriptions, and adversely affect renewal rates and its ability to attract new customers. ConnectM’s business will also be harmed if customers and potential customers believe its products and services are unreliable.

Risks Related to Customers

ConnectM may be unable to leverage customer data in all geographic locations, and this limitation may impact research and development operations.

ConnectM relies on data collected through charging stations or its mobile application, including usage data and geolocation data. ConnectM uses this data in connection with the research, development and analysis of its technologies. ConnectM’s inability to obtain necessary rights to use this data or freely transfer this data out could result in delays or otherwise negatively impact ConnectM’s research and development efforts.

ConnectM’s ability to maintain customer satisfaction depends in part on the quality of ConnectM’s customer support. Failure to maintain high-quality customer support could adversely affect ConnectM’s reputation, business, results of operation, and financial condition.

ConnectM provides direct customer support and also relies on channel partners in order to provide frontline support to some of its customers, including with respect to commissioning, maintenance, component part replacements and repairs of charging stations. If ConnectM’s channel partners do not provide support to the satisfaction of ConnectM’s customers, ConnectM may be required to hire additional personnel and to invest in additional resources in order to provide an adequate level of support, generally at a higher cost than that associated with its channel partners, which may increase ConnectM’s costs and expenses and adversely affect ConnectM’s gross margins. There can be no assurance that ConnectM will be able to hire sufficient support personnel as and when needed. To the extent that ConnectM is unsuccessful in hiring, training, and retaining adequate support personnel, its ability to provide high-quality and timely support to its customers will be negatively impacted and its customers’ satisfaction with its Cloud Services and MEE Systems could be adversely affected. Any failure to maintain high-quality customer support, or a market perception that ConnectM does not maintain high-quality customer support, could adversely affect ConnectM’s reputation, business, results of operations, and financial condition, particularly with respect to its fleet customers.

ConnectM’s business will depend on customers renewing their services subscriptions. If customers do not continue to use its subscription offerings or if they fail to add more MEE Services, its business and operating results will be adversely affected.

In addition to selling solar and battery energy systems, ConnectM also depends on customers continuing to subscribe to its heat pump, controlled cooling and extended warranty coverages. Therefore, it is important that customers renew their subscriptions when the contract term expires and add additional decarbonization and energy efficiency services to their subscriptions. Customers may decide not to renew their subscriptions with a similar contract period, at the same prices or terms or with the same or a greater number of users, stations or level of functionality. Customer retention may decline or fluctuate as a result of a number of factors, including satisfaction with software and features, functionality of the charging stations, prices, features and pricing of competing products, reductions in spending levels, mergers and acquisitions involving customers and deteriorating general economic conditions.

If customers do not renew their subscriptions, if they renew on less favorable terms or if they fail to add products or services, ConnectM’s business and operating results will be adversely affected.

Changes in subscriptions or pricing models may not be reflected in near-term operating results.

ConnectM generally recognizes subscription revenue from customers ratably over the terms of their contracts. As a result, most of the subscription revenue reported in each quarter is derived from the recognition of deferred revenue relating to subscriptions entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any single quarter will likely have only a small impact on revenue for that quarter. However, such a decline will negatively affect revenue in future quarters. In addition, the severity and duration of events may not be predictable, and their effects could extend beyond a single quarter. Accordingly, the effect of significant downturns in sales and market acceptance of subscription services, and potential changes in pricing policies or rate of renewals, may not be fully apparent until future periods.

Risks Related to Finance, Tax and Accounting

Changes to applicable U.S. and foreign tax laws and regulations or exposure to additional income tax liabilities could affect ConnectM’s business and future profitability.

ConnectM is a U.S. corporation and thus subject to U.S. corporate income tax. Moreover, the majority of ConnectM’s operations and customers are located in the United States, and as a result, ConnectM is subject to various U.S. federal, state and local taxes. New U.S. laws and policy relating to taxes may have an adverse effect on ConnectM’s business and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to ConnectM.

In addition, ConnectM has operations in India and other international jurisdictions, including through its subsidiaries, which subjects the Company to foreign tax regimes that are complex and evolving. These jurisdictions may impose taxes on income, withholding taxes, indirect taxes (such as goods and services tax), transfer pricing requirements and other compliance obligations. Changes in Indian tax laws, regulations or administrative practices, or adverse interpretations thereof, could result in increased tax liabilities, penalties or disputes with taxing authorities. Furthermore, cross-border transactions between ConnectM’s U.S. and foreign subsidiaries may be subject to scrutiny under transfer pricing rules, and any adjustments could increase the Company’s effective tax rate and adversely affect its financial condition and results of operations. There could be tax implications from the Company holding shares from an Indian publicly traded company.

For example, on December 22, 2017, the Tax Cuts and Jobs Act of 2017 (“Tax Act”), was signed into law making significant changes to the Code, and certain provisions of the Tax Act may adversely affect ConnectM. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a permanent reduction to the corporate income tax rate, limiting interest deductions, a reduction to the maximum deduction allowed for net operating losses generated in tax years after December 31, 2017, the elimination of carrybacks of net operating losses, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions, including a new minimum tax on global intangible low-taxed income and base erosion and anti-abuse tax. The Tax Act could be subject to potential amendments and technical corrections and is subject to interpretations and implementing regulations by the U.S. Treasury and Internal Revenue Service (“IRS”), any of which could mitigate or increase certain adverse effects of the legislation. In addition, the Tax Act may impact taxation in other jurisdictions, including with respect to state income taxes as state legislatures respond to the Tax Act. Additionally, other foreign governing bodies have and may enact changes to their tax laws in reaction to the Tax Act that could result in changes to ConnectM’s global tax position and materially adversely affect its business and future profitability.

As a result of ConnectM’s plans to expand operations, including to jurisdictions in which the tax laws may not be favorable, ConnectM’s tax rate may fluctuate, ConnectM’s tax obligations may become significantly more complex and subject to greater risk of examination by taxing authorities or ConnectM may be subject to future changes in tax law, the impacts of which could adversely affect ConnectM’s after-tax profitability and financial results.

Because ConnectM does not have a long history of operating at its present scale and it has significant expansion plans, ConnectM’s effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. generally accepted accounting principles (“GAAP”), changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect ConnectM’s future effective tax rates include but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) ConnectM’s operating results before taxes.

Additionally, ConnectM’s operations are subject to significant income, withholding and other tax obligations in the United States and may become subject to taxes in numerous additional state, local and non-U.S. jurisdictions with respect to its income, operations and subsidiaries related to those jurisdictions. ConnectM’s after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds (including refunds of value added taxes) and other benefits to reduce ConnectM’s tax liabilities, (b) changes in the valuation of ConnectM’s deferred tax assets and liabilities, (c) expected timing and amount of the release of any tax valuation allowances, (d) tax treatment of stock-based compensation, (e) changes in the relative amount of ConnectM’s earnings subject to tax in the various jurisdictions in which ConnectM operates or has subsidiaries, (f) the potential expansion of ConnectM’s business into or otherwise becoming subject to tax in additional jurisdictions, (g) changes to ConnectM’s existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of ConnectM’s intercompany transactions and the extent to which taxing authorities in the relevant jurisdictions respect those intercompany transactions and (i) ConnectM’s ability to structure ConnectM’s operations in an efficient and competitive manner. Due to the complexity of multinational tax obligations and filings, ConnectM may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. Outcomes from these audits or examinations could have an adverse effect on ConnectM’s after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with ConnectM’s intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If ConnectM does not prevail in any such disagreements, its profitability may be affected.

ConnectM’s after-tax profitability and financial results may also be adversely impacted by changes in the relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect. For example, the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting recently entered into force among the jurisdictions that have ratified it, although the United States has not yet entered into this convention. These recent changes could negatively impact ConnectM’s taxation, especially as ConnectM expands its relationships and operations internationally.

The ability of ConnectM to utilize net operating loss and tax credit carryforwards is conditioned upon ConnectM attaining profitability and generating taxable income. ConnectM has incurred significant net losses since inception and it is anticipated that ConnectM will continue to incur significant losses. Additionally, ConnectM’s ability to utilize net operating loss and tax credit carryforwards to offset future taxable income may be limited.

ConnectM has accumulated significant net operating loss carryforwards available to reduce future taxable income. As of December 31, 2025, ConnectM had U.S. federal net operating loss carryforwards of approximately $34,944,785, of which $33,982,276 may be carried forward indefinitely and $962,509 will begin to expire in 2036. As of the same date, ConnectM had state net operating loss carryforwards of approximately $15,780,473, which will begin to expire in 2044, and foreign net operating loss carryforwards of approximately $6,332,138, consisting of $1,269,615 of business losses that will begin to expire in 2027 and $5,062,523 of unabsorbed depreciation that may be carried forward indefinitely. Under the Tax Cuts and Jobs Act of 2017, the utilization of U.S. federal net operating losses arising in taxable years beginning after December 31, 2017 is limited to 80% of the Company’s taxable income in the year of utilization. The foregoing amounts are presented as of December 31, 2025, the date of ConnectM’s most recent audited consolidated financial statements, and have not been updated for the three months ended March 31, 2026.

In addition, net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the Internal Revenue Code of 1986 (the “Code”), respectively, and similar provisions of state law. Under those sections of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in ownership by “5% stockholders” that exceeds 50 percentage points over a rolling three-year period. Future changes in ConnectM’s stock ownership, which are outside of ConnectM’s control, may trigger ownership changes. Similar provisions of state tax law may also apply to limit ConnectM’s use of accumulated state tax attributes. As a result, even if ConnectM earns net taxable income in the future, its ability to use its pre-change net operating loss carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to ConnectM.

The Company’s capital-raising activities during 2025 and 2026, including the issuance of equity-linked securities under its Standby Equity Purchase Agreement (“SEPA”) convertible note facility and other convertible note arrangements, as well as the issuance of equity in connection with acquisitions and any future issuances or settlements, may, individually or in the aggregate, result in an “ownership change” under Section 382 of the Code. The BCSSL Transaction does not by its terms cause an ownership change of the Company (which is a transferor rather than a transferee in that transaction), but the Company has not separately evaluated whether prior or future transactions, individually or in the aggregate, have or may trigger Section 382 limitations. If an ownership change has occurred or occurs in the future, our ability to utilize our pre-change net operating loss carryforwards and certain tax credits to offset post-change taxable income or tax may be subject to material limitations, which could increase our future income tax liability.

ConnectM’s reported financial results may be negatively impacted by changes in GAAP.

GAAP is subject to interpretation by the Financial Accounting Standards Board’s Accounting Standards Codification, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change.

Our business currently depends on government incentives and policies supporting clean energy adoption, and any reduction, delay, or repeal of such programs could adversely affect our results of operations.

Our business model depends, in part, on the continued availability of federal, state, and local incentives that promote the adoption of clean energy technologies, including rebates, tax credits, grants, and favorable regulatory frameworks. These programs reduce the cost of solar, HVAC electrification, and energy efficiency solutions for customers and enhance the economic attractiveness of our products and services.

While the Inflation Reduction Act of 2022 had extended and expanded many clean energy incentives through 2032—including production and investment tax credits, residential energy-efficiency incentives, and electric vehicle credits—the recently enacted One Big Beautiful Bill Act has since phased out or significantly reduced a number of these incentives, including certain incentives for distributed solar and key consumer-focused credits such as the clean vehicle, residential energy-efficiency, and residential clean-energy credits, while preserving or expanding incentives for certain other technologies such as utility-scale battery storage, geothermal, hydropower, and nuclear energy. Further changes in U.S. federal or state tax laws, budget priorities, or administrative policies could affect the timing, scope, or availability of the remaining benefits, and the continued political debate around fiscal spending, as well as potential further amendments or rollbacks of portions of the IRA or related state programs, creates additional uncertainty. Any expiration, reduction, or adverse modification of these incentives could increase the cost of our offerings to customers, reduce demand for our solutions, and adversely affect our revenue growth and profitability.

We may be required to record an impairment expense on our goodwill or intangible assets.

We are required under generally accepted accounting principles to test goodwill for impairment at least annually or when events or changes in circumstances indicate that the carrying amount may be impaired, and to review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that can lead to impairment of goodwill and intangible assets include significant adverse changes in the business climate and actual or projected operating results, declines in the financial condition of our business and sustained decrease in our stock price.

If the Company consummates the contemplated divestiture of its Owned Service Network and Managed Solutions operations (as further described under “Recent Developments”), the related sale transaction may be required to be classified as a sale of a business rather than a sale of assets under applicable U.S. GAAP, which could result in the impairment or write-off of goodwill, intangible assets, or other long-lived assets allocated to the Owned Service Network reporting unit. The amount of any such impairment could be material to the Company’s results of operations in the period in which it is recognized and would not be recoverable in subsequent periods.

Risks Related to Legal Matters, Regulations, and Policy

In connection with the HKA acquisition, we assumed a contingent liability arising from a subcontractor dispute that, if adversely resolved, could result in financial liability and reputational harm.

In connection with the Company’s acquisition of Harry Kahn Associates, Inc. (“HKA”), which closed on April 3, 2026 pursuant to an Exchange Agreement dated March 10, 2026, the Company assumed a contingent liability relating to a dispute between HKA and a former subcontractor. HKA previously performed work under a U.S. government contract that was terminated for convenience by the prime contractor in December 2023. A former subcontractor of HKA, who performed work under purchase orders related to the terminated contract, has asserted that it is owed approximately $628,000 for work allegedly completed prior to the termination. HKA offered the subcontractor its proportionate share of the termination settlement proceeds of approximately $47,000, which the subcontractor rejected. In February 2026, the subcontractor’s attorney sent a letter to HKA rejecting the settlement amount and proposing an alternative arrangement.

As of the date of this prospectus, no lawsuit or formal legal proceeding has been initiated by the subcontractor against HKA or the Company. However, there can be no assurance that the subcontractor will not initiate litigation or that, if initiated, such litigation would be resolved in our favor or for amounts consistent with our current assessment of the matter. An adverse outcome could result in a liability greater than the amounts the Company has recorded in connection with the acquisition, could require the Company to expend significant resources in defense, and could harm relationships with HKA’s government and prime contractor counterparties.

Through HKA, we are subject to U.S. government contracting risks, including the risk of contract termination, government audit and investigation, and changes in defense procurement priorities.

As a result of the HKA acquisition, the Company derives a portion of its revenue from contracts and subcontracts with the U.S. Department of Defense, the U.S. Coast Guard, and major defense original equipment manufacturers. U.S. government contracting is subject to extensive and evolving laws, regulations, and procurement procedures, including the Federal Acquisition Regulation, the Defense Federal Acquisition Regulation Supplement, the Truth in Negotiations Act, the False Claims Act, the Anti-Kickback Act, and various cost-accounting, cybersecurity, and export-control requirements. Failure to comply with these requirements could result in contract termination, suspension or debarment from future government contracting, civil and criminal penalties, and reputational harm. U.S. government contracts are also subject to termination for convenience, audit, and reductions or reallocations of funding driven by federal budget constraints, changing defense priorities, continuing resolutions, or government shutdowns, any of which could adversely affect our revenue and results of operations.

Privacy concerns and laws, or other domestic or foreign regulations, may adversely affect ConnectM’s business.

ConnectM relies on data collected through charging stations or its mobile application, including usage data and geolocation data. ConnectM uses this data in connection with the research, development and analysis of its technologies. Accordingly, ConnectM may be subject to or affected by a number of federal, state, local and international laws and regulations, as well as contractual obligations and industry standards, that impose certain obligations and restrictions with respect to data privacy and security and govern its collection, storage, retention, protection, use, processing, transmission, sharing and disclosure of personal information including that of ConnectM’s employees, customers and other third-parties with whom ConnectM conducts business. National and local governments and agencies in the countries in which ConnectM operates and in which its customers operate have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage, processing and disclosure of information regarding consumers and other individuals, which could impact its ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, storage, disclosure, security and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction. The costs of compliance with, and other burdens imposed by, laws, regulations, standards and other obligations relating to privacy, data protection and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with vendors that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards and other obligations may limit the use and adoption of ConnectM’s solutions, reduce overall demand, lead to regulatory investigations, litigation and significant fines, penalties or liabilities for actual or alleged noncompliance, or slow the pace at which it closes sales transactions, any of which could harm its business. Moreover, if ConnectM or any of its employees or contractors fail or are believed to fail to adhere to appropriate practices regarding customers’ data, it may damage its reputation and brand.

Additionally, existing laws, regulations, standards and other obligations may be interpreted in new and differing manners in the future, and may be inconsistent among jurisdictions. Future laws, regulations, standards and other obligations, and changes in the interpretation of existing laws, regulations, standards and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, and limitations on data collection, use, disclosure and transfer for ConnectM and its customers.

The costs of compliance with, and other burdens imposed by, laws and regulations relating to privacy, data protection and information security that are applicable to the businesses of customers may adversely affect ability and willingness to process, handle, store, use and transmit certain types of information, such as demographic and other personal information. If ConnectM or its customers are unable to transfer data between and among countries and regions in which it operates, it could decrease demand for its products and services or require it to modify or restrict some of its products or services.

In addition to government activity, privacy advocacy groups, the technology industry and other industries have established or may establish various new, additional or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that ConnectM will meet voluntary certifications or adhere to other standards established by them or third-parties. If ConnectM is unable to maintain these certifications or meet these standards, it could reduce demand for its solutions and adversely affect its business.

Failure to comply with anticorruption and anti-money laundering laws and similar laws associated with activities outside of the United States, could subject ConnectM to penalties and other adverse consequences.

ConnectM is subject to various anticorruption and anti-money laundering laws and regulations in the jurisdictions in which it operates, including the U.S. Foreign Corrupt Practices Act and similar laws in other countries. Any violation of these laws could result in significant penalties, sanctions, or other adverse consequences, which could materially harm our business, financial condition, and results of operations.

Failure to comply with laws relating to employment could subject ConnectM to penalties and other adverse consequences.

ConnectM is subject to various employment-related laws in the jurisdictions in which its employees are based. It faces risks if it fails to comply with applicable U.S. federal or state wage laws, or wage laws applicable to its employees outside of the United States. Any violation of applicable wage laws or other labor-or employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations and damages or penalties which could have a materially adverse effect on ConnectM’s reputation, business, operating results and prospects. In addition, responding to any such proceeding may result in a significant diversion of management’s attention and resources, significant defense costs and other professional fees.

Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact ConnectM’s financial results or results of operations.

ConnectM and its operations, as well as those of ConnectM’s contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. These laws may require ConnectM or others in ConnectM’s value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on ConnectM’s operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for ConnectM’s operations or on a timeline that meets ConnectM’s commercial obligations, it may adversely impact ConnectM’s business.

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on ConnectM’s business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste or batteries, could cause additional expenditures, restrictions and delays in connection with ConnectM’s operations as well as other future projects, the extent of which cannot be predicted.

Further, ConnectM currently relies on third-parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of such wastes, regardless of whether such failure is ConnectM’s or its contractors, may result in liability under environmental laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. Additionally, ConnectM may not be able to secure contracts with third-parties to continue their key supply chain and disposal services for ConnectM’s business, which may result in increased costs for compliance with environmental laws and regulations.

Actual and potential claims, lawsuits and proceedings could ultimately reduce our profitability and liquidity and weaken our financial condition.

We could be named as a defendant in legal proceedings that claim damages in connection with the operation of our business. Most of the actions against us arise out of the normal course of our performing services or manufacturing equipment. From time to time, we may be a plaintiff in legal proceedings against customers in which we seek to recover payment of contractual amounts due to us, as well as claims for increased costs incurred by us. When appropriate, we establish estimated provisions against certain legal exposures, and we adjust such provisions from time to time according to ongoing developments related to each exposure, as well as any potential recovery from our insurance, if applicable. If, in the future, our assumptions and estimates related to such exposures prove to be inadequate or wrong, or our insurance coverage is insufficient, our business and results of operations could be adversely affected. In addition, claims, lawsuits and proceedings may harm our reputation or divert management resources away from operating our business. Losses arising from such events may or may not be fully covered by our various insurance policies or may be subject to deductibles or exceed coverage limits.

Misconduct by our employees, subcontractors or partners or our overall failure to comply with laws or regulations could harm our reputation, damage our relationships with customers, reduce our revenue and profits, and subject us to criminal and civil enforcement actions.

Misconduct, fraud, non-compliance with applicable laws and regulations, or other improper activities by one or more of our employees, directors, executive officers, subcontractors or partners could have a significant negative impact on our business and reputation. Examples of such misconduct include employee or subcontractor theft, personal misconduct and failure to comply with safety standards, including regulatory, company or site-specific safety protocols, laws and regulations, customer requirements, environmental laws and any other applicable laws or regulations. While we take precautions to prevent and detect these activities, such precautions may not be effective and are subject to inherent limitations, including human error and fraud. Our failure to comply with applicable laws or regulations or acts of misconduct could subject us to fines and penalties, harm our reputation, lead to loss of the services of employees or members of management, damage our relationships with customers, reduce our revenue and profits and subject us to criminal and civil enforcement actions.

We have subsidiary operations in various U.S. states and are exposed to multiple state and local regulations, as well as federal laws and requirements applicable to government contractors. Changes in law, regulations or requirements, or a material failure of any of our subsidiaries or us to comply with any of them, could increase our costs and have other negative impacts on our business.

We have operations in Massachusetts, New York, New Jersey, Florida, which exposes us to a variety of different state and local laws and regulations, particularly those pertaining to contractor licensing requirements. These laws and regulations govern many aspects of our business, and there are often different standards and requirements in different locations. In addition, our subsidiaries that perform work for federal government entities are subject to additional federal laws and regulatory and contractual requirements. Changes in any of these laws, or any of our subsidiaries’ material failure to comply with them, can adversely impact our operations by, among other things, increasing costs, distracting management’s time and attention from other items, and harming our reputation.

Past and future environmental, safety and health regulations could impose significant additional costs on us that could reduce our profits.

MEE systems are subject to various environmental statutes and regulations, including the Clean Air Act and those regulating the production, servicing and disposal of certain ozone-depleting refrigerants used in MEE systems. There can be no assurance that the regulatory environment in which we operate will not change significantly in the future. Various local, state and federal laws and regulations impose licensing standards on technicians who install and service MEE systems. Additional laws, regulations and standards apply to contractors who perform work that is being funded by public money, particularly federal public funding. Our failure to comply with these laws and regulations could subject us to substantial fines, the loss of our licenses or potentially debarment from future publicly funded work. It is impossible to predict the full nature and effect of judicial, legislative or regulatory developments relating to health and safety regulations and environmental protection regulations applicable to our operations. Additionally, industries in which our customers or potential customers operate may be affected by new or changing environmental, safety, health or other regulatory requirements, leading to decreased demand for our services and potentially impacting our business, financial condition, results of operations, cash flows and ability to grow.

Unsatisfactory safety performance may subject us to penalties, affect customer relationships, result in higher operating costs, negatively impact employee morale and result in higher employee turnover.

Our projects are conducted at a variety of sites including construction sites and industrial facilities. Each location is subject to numerous safety risks, including electrocutions, fires, explosions, mechanical failures, weather-related incidents, transportation accidents and damage to equipment. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and other consequential damages and could lead to suspension of operations, large damage claims and, in extreme cases, criminal liability. While we have taken what we believe are appropriate precautions to minimize safety risks, we have experienced serious accidents, including fatalities, in the past and may experience additional accidents in the future. Serious accidents may subject us to penalties, civil litigation or criminal prosecution. Claims for damages to property or persons, including claims for bodily injury or loss of life, could result in significant costs and liabilities, which could adversely affect our financial condition and results of operations. Poor safety performance could also jeopardize our relationships with our customers, negatively impact employee morale and harm our reputation.

Changes in United States trade policy, including the imposition of tariffs and the resulting consequences, may have a material adverse impact on our business and results of operations.

As a result of policy changes or shifting proposals by the U.S. government, there may be greater restrictions and economic disincentives on international trade. For example, the U.S. government has pursued a new approach to trade policy, including renegotiating or terminating certain existing bilateral or multi-lateral trade agreements. It has also imposed tariffs on certain foreign goods and has raised the possibility of imposing significant, additional tariff increases or expanding the tariffs to capture other types of goods. These tariffs and other changes in U.S. trade policy have in the past and could continue to trigger retaliatory actions by affected countries, and certain foreign governments have instituted or are considering imposing retaliatory measures on certain U.S. goods. We, our suppliers and our customers import certain raw materials, components and other products from foreign suppliers. As such, the adoption and expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies has the potential to adversely impact demand for our products, our costs, our customers, our suppliers, and the United States economy, which in turn could have an adverse effect on our business, financial condition and results of operations.

Tax matters, including changes in corporate tax laws and disagreements with taxing authorities, could impact our results of operations and financial condition.

We conduct business across the United States and file income taxes in various tax jurisdictions. Our effective tax rates could be affected by many factors, some of which are outside of our control, including changes in tax laws and regulations in the various tax jurisdictions in which we file income taxes. For instance, the Tax Cuts and Jobs Act was enacted into law in December 2017. While certain portions of the Tax Cuts and Jobs Act seem to have had a positive impact on the ConnectM’s results of operations, the overall impact of the Tax Cuts and Jobs Act is uncertain and our business and financial condition could be adversely affected. Furthermore, to the extent that certain of our customers are negatively affected by the Tax Cuts and Jobs Act and/or any uncertainty around its implementation or enforcement, they may reduce spending and defer, delay or cancel projects or contracts. Reduced government revenue resulting from changes to tax law may also lead to reduced government spending, which may negatively impact our government contracting business. It is also unknown if and to what extent various states will conform to the changes enacted by the Tax Cuts and Jobs Act.

Issues relating to tax audits or examinations and any related interest or penalties and uncertainty in obtaining deductions or credits claimed in various jurisdictions could also impact our effective tax rates. Our results of operations are reported based on our determination of the amount of taxes we owe in various tax jurisdictions. Significant judgment is required in determining our provision for income taxes and our determination of tax liability is always subject to review or examination by tax authorities in applicable tax jurisdictions. An adverse outcome of such a review of examination could adversely affect our operating results and financial condition. Further, the results of tax examinations and audits could have a negative impact on our financial results and cash flows where the results differ from the liabilities recorded in our financial statements.

Some of our customers may choose to size their systems to take advantage of net metering offered in their states, and changes to those policies may significantly reduce demand for our solar service offerings.

Per the Solar Energy Industries Association (SEIA), net metering, in its simplest terms, “is a billing mechanism that credits solar energy system owners for the electricity they add to the grid.” As of December 31, 2025, a substantial majority of states have adopted net metering policies. Electricity that is generated by a solar energy system and consumed on-site avoids a retail energy purchase from the applicable utility, and excess electricity that is exported back to the electric grid generates a retail credit within a homeowner’s monthly billing period. At the end of the monthly billing period, if the homeowner has generated excess electricity within that month, the homeowner typically carries forward a credit for any excess electricity to be offset against future utility energy purchases. At the end of an annual billing period or calendar year, utilities either continue to carry forward a credit, or reconcile the homeowner’s final annual or calendar year bill using different rates (including zero credit) for the exported electricity.

In Massachusetts, customers of a regulated electric company (Eversource, National Grid, or Unitil), may net meter. On August 11, 2022, Massachusetts Governor Charlie Baker signed H5060, An Act Driving Clean Energy and Offshore Wind, into law. This wide-sweeping climate legislation relaxes the net-metering cap for residential solar projects up to 25 kilowatts. Under this law, residential solar projects up to 25 kilowatts are eligible for the state’s net metering program, which is double the size of the previous limit.

With a net metering capability, our customers can sell their excess solar output to the grid on a mutually agreed plan. Because of the mismatch in the peak of solar production and peak load on the grid, the value of net metering will depend on the utility. Changes in state regulations for net metering could reduce the demand for our solar service offerings.

Electric utility statutes and regulations and changes to such statutes or regulations may present technical, regulatory and economic barriers to the purchase and use of our solar service offerings that may significantly reduce demand for such offerings.

Federal, state and local government statutes and regulations concerning electricity heavily influence the market for our solar service offerings and are constantly evolving. These statutes, regulations, and administrative rulings relate to electricity pricing, net metering, consumer protection, incentives, taxation, competition with utilities and the interconnection of homeowner-owned and third party-owned solar energy systems to the electrical grid. These statutes and regulations are constantly evolving. Governments, often acting through state utility or public service commissions, change and adopt different rates for residential customers on a regular basis and these changes can have a negative impact on our ability to deliver savings, or energy bill management, to customers.

In addition, many utilities, their trade associations, and fossil fuel interests in the country, which have significantly greater economic, technical, operational, and political resources than the residential solar industry, are currently challenging solar-related policies to reduce the competitiveness of residential solar energy. Any adverse changes in solar-related policies could have a negative impact on our business and prospects.

We are not currently regulated as a utility under applicable laws, but we may be subject to regulation as a utility in the future or become subject to new federal and state regulations for any additional MEE offerings we may introduce in the future.

Most federal, state, and municipal laws do not currently regulate us as a utility. As a result, we are not subject to the various regulatory requirements applicable to U.S. utilities. However, any federal, state, local or other applicable regulations could place significant restrictions on our ability to operate our business and execute our business plan by prohibiting or otherwise restricting our sale of electricity. These regulatory requirements could include restricting our sale of electricity, as well as regulating the price of our electrification and decarbonization solution offerings. For example, the New York Public Service Commission and the Illinois Power Agency have issued orders regulating distributed energy providers in certain ways as if they were energy service companies, which increases the regulatory compliance burden for us in such states. If we become subject to the same regulatory authorities as utilities in other states or if new regulatory bodies are established to oversee our business, our operating costs could materially increase.

Interconnection limits or circuit-level caps imposed by regulators may significantly reduce MEE customers’ ability to sell electricity from our solar service offerings in certain markets or slow interconnections, harming our growth rate and customer satisfaction scores.

Interconnection rules establish the circumstances in which rooftop solar will be connected to the electricity grid. Interconnection limits or circuit-level caps imposed by regulators may curb our growth in key markets. Utilities throughout the country have different rules and regulations regarding interconnection and some utilities cap or limit the amount of solar energy that can be interconnected to the grid.

Interconnection regulations are based on claims from utilities regarding the amount of solar energy that can be connected to the grid without causing grid reliability issues or requiring significant grid upgrades. Interconnection limits could slow our future installations in various markets, harming our growth rate. These regulations may hamper our ability to sell our MEE Solutions in certain markets and increase our costs, adversely affecting our business, operating results, financial condition, and prospects.

Risks Relating to Projections

We may not successfully implement our business model.

Our business model is predicated on our ability to provide MEE technology, systems, and services at a profit, and through organic growth, geographic expansion, and strategic acquisitions. We intend to continue to operate as we have previously with sourcing and marketing methods that we have used successfully in the past. However, we cannot assure that our methods will continue to attract new customers in the very competitive home electrification and solar systems marketplaces. In the event our customers resist paying the prices projected in our business plan to purchase home electrification capabilities and solar installations, our business, financial condition, and results of operations will be materially and adversely affected.

ConnectM’s projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future legislation and changes in regulations, both inside and outside of the U.S. As a result, ConnectM’s projected revenues, market share, expenses and profitability may differ materially from our expectations.

ConnectM operates in a rapidly evolving and highly competitive industry and our projections are subject to the risks and assumptions made by management with respect to this industry. Operating results are difficult to forecast because they generally depend on our assessment of factors that are inherently beyond our control and impossible to predict with certainty, such as the timing of adoption of future legislation and regulations by different states. Furthermore, if we invest in the development of new products or distribution channels that do not achieve commercial success, whether because of competition or otherwise, we may not recover the often material “up front” costs of developing and marketing those products and distribution channels or recover the opportunity cost of diverting management and financial resources away from other products or distribution channels.

Additionally, our business may be affected by reductions in consumer spending as a result of numerous factors, which may be difficult to predict. This may result in decreased revenue levels, and we may be unable to adopt timely measures to compensate for any shortcomings in revenue and/or operating profitability. This inability could cause our operating results in a given period to be higher or lower than budgeted.

Risks Related to Ownership of our Common Stock.

Our ability to be successful will be dependent upon the efforts of certain key personnel. The loss of key personnel could negatively impact the operations and profitability of our business and its financial condition could suffer as a result.

Our ability to be successful is dependent upon the efforts of our key personnel. The loss of key personnel could negatively impact the operations and profitability of our business.

ConnectM’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of ConnectM’s officers could have a material adverse effect on ConnectM’s business, financial condition, or operating results.

There is no guarantee that an active and liquid public market for shares of our Common Stock will develop.

A liquid trading market for our Common Stock may never develop or, if developed, may not be maintained.

In the absence of a liquid public trading market:

●	you may not be able to liquidate your investment in shares of the ConnectM Common Stock;
●	the market price of shares of the ConnectM Common Stock may experience significant price volatility; and
●	there may be less efficiency in carrying out your purchase and sale orders.

Risks Related to Having Become a Public Company

ConnectM incurs significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

ConnectM’s faces increased legal, accounting, administrative and other costs and expenses as a public company that it did not incur as a private company. Sarbanes-Oxley, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements increases costs and make certain activities more time-consuming. A number of those requirements require it to carry out activities ConnectM has not done previously and additional expenses associated with SEC reporting requirements will continue to be incurred. Furthermore, if any issues in complying with those requirements are identified, ConnectM may be subject to additional costs and expenses to come into compliance (see also “Financial, Tax and Accounting-Related Risks - Risks Related to Finance, Tax and Accounting - ConnectM has identified material weaknesses in its internal control over financial reporting. If ConnectM identifies a material weakness in the future or otherwise fails to maintain an effective internal control over financial reporting, this may result in material misstatements of ConnectM’s consolidated financial statements or cause ConnectM to fail to meet its periodic reporting obligations,” for more detail). ConnectM could incur additional costs to rectify these new issues, and the existence of these issues could adversely affect its reputation or investor perceptions. In addition, as a public company, ConnectM maintains director and officer liability insurance, for which it must pay substantial premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by stockholders and third-parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Volatility in and disruption to the global economic environment, including the impact of an economic recession, trade protectionism and tariffs, and changes in the regulatory and business environments in which we operate may have a material adverse effect on our business, results of operations and financial condition.

Geopolitical risks, supply chain, labor and energy constraints and inflation have caused and may continue to cause volatility in and disruption to the global economic environment. Future changes in the regulatory and business environments in which we operate, including increased geopolitical risks, trade protectionism and tariffs, may adversely affect our ability to sell our products or source materials needed to manufacture our products.

Furthermore, financial instability or bankruptcy at any of our suppliers or customers could disrupt our ability to manufacture our products and impair our ability to collect receivables, any or all of which may have a material adverse effect on our business, results of operations and financial condition. In addition, some of our customers and suppliers may experience serious cash flow problems and, thus, may find it difficult to obtain financing, if financing is available at all. As a result, our customers’ need for and ability to purchase our products or services may decrease, and our suppliers may increase their prices, reduce their output or change their terms of sale. Any inability of customers to pay us for our products and services, or any demands by suppliers for different payment terms, may materially and adversely affect our results of operations and financial condition. Furthermore, our suppliers may not be successful in generating sufficient sales or securing alternate financing arrangements, and therefore may no longer be able to supply goods and services to us. In that event, we would need to find alternate sources for these goods and services, and there is no assurance we would be able to find such alternate sources on favorable terms, if at all. Any such disruption in our supply chain could adversely affect our ability to manufacture and deliver our products on a timely basis, and thereby affect our results of operations.

We are subject to cybersecurity risks to operational systems, security systems, or infrastructure owned by us or third-party vendors or suppliers.

We are at risk for interruptions, outages, and compromises to the confidentiality, integrity or availability of: (i) operational systems, including information technology, business, financial, accounting, product development, data processing, or manufacturing processes, owned by us or our third-party vendors or suppliers; (ii) facility security systems, owned by us or our third-party vendors, customers or suppliers; and/or (iii) vehicle propulsion control modules or other in-product technology, owned by us, our customers or our third-party vendors or suppliers. Such cyber incidents could materially disrupt operational systems (for example, through the deployment of ransomware); result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise personally identifiable information of employees, customers, suppliers, or others; jeopardize the security of our facilities; and/or affect the performance of vehicle propulsion control modules or other in-product technology. A cyber incident could be caused by malicious insiders or by third parties using sophisticated, targeted methods to circumvent firewalls, encryption, and other security defenses, including hacking, fraud, trickery, or other forms of deception, such as social engineering and phishing, or due to human or technological error, such as misconfigurations, “bugs,” or vulnerabilities in software or hardware used by us or others.

The techniques used by threat actors change frequently and may be difficult to detect for long periods of time. Cyberattacks are expected to accelerate on a global basis in frequency and magnitude as threat actors are increasingly using tools - including artificial intelligence - to evade detection and even remove forensic evidence. As a result, we may be unable to detect, investigate, remediate or recover from future cyberattacks or other incidents, or to avoid a materially adverse impact to our systems, information or business. In addition, remote or hybrid working arrangements at our Company, our customers and many third-party providers increase cybersecurity risks due to the challenges associated with managing remote computing assets and the nature of security vulnerabilities that are present in many non-corporate and home networks.

A significant cyber incident could impact our production capability, harm our reputation and business relationships, impact our competitive position (including compromising our intellectual property assets), and subject us to regulatory actions or litigation and fines and/or penalties, including pursuant to evolving global privacy and security regulations and laws, as well as significant investigative, restoration or remediation costs and/or increased compliance costs. Any of the foregoing could materially affect our business, results of operations and financial condition. There is no guarantee that our measures to prevent, detect and mitigate these threats, including employee and key third-party partner education, monitoring of networks and systems, and maintenance of backup and protective systems, will be successful in preventing or mitigating a cyber-incident.

In addition, in many jurisdictions, we are subject to privacy and data protection laws and regulations. These laws and regulations are changing rapidly and becoming increasingly complex. The interpretation and application of data protection laws in the U.S., Europe, and elsewhere are uncertain, evolving and may be inconsistent across jurisdictions. Our failure to comply with these laws and regulations could result in legal liability, significant regulator penalties and fines, or impair our reputation in the marketplace.

We operate in an intensely competitive business environment. We may not be as successful as our competitors incorporating artificial intelligence (“AI”) into our business or adapting to a rapidly changing marketplace.

Our competitors may be larger, more diversified, better funded, and have access to more advanced technology, including AI. These competitive advantages may enable our competition to innovate better and more quickly, to compete more effectively on quality and price, causing us to lose business and profitability. Burgeoning interest in AI may increase our competition and disrupt our business model. AI may lower barriers to entry in our industry and we may be unable to effectively compete with the products or services offered by new competitors. AI-related changes to the products and services on offer may affect our customers’ expectations, requirements, or tastes in ways we cannot adequately anticipate or adapt to, causing our business to lose sales, market share, or the ability to operate profitably and sustainably.

Risks Related to This Offering

We have broad discretion in the use of our cash, cash equivalents and marketable securities, including the net proceeds from this offering, and may use them ineffectively, in ways with which you do not agree or in ways that do not increase the value of your investment.

Our management will have broad discretion in the application of our cash, cash equivalents and marketable securities, including the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations. The failure by our management to apply these funds effectively could result in additional operating losses that could have a negative impact on our business and cause the price of our Common Stock to decline. Pending their use, we may invest our cash, cash equivalents and marketable securities, including the net proceeds from this offering, in a manner that does not produce income or that loses value. (See “Use of Proceeds.”)

If you purchase our securities in this offering, you will suffer immediate dilution of your investment.

The public offering price of our Common Stock will be substantially higher than the pro forma as adjusted net tangible book value per share as of March 31, 2026. Therefore, if you purchase our Common Stock in this offering, you will pay a price per share of Common Stock that substantially exceeds our pro forma as adjusted net tangible book value per share immediately after this offering. Based on the assumed public offering price of $6.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate dilution of approximately $2.47 per share, representing the difference between our pro forma as adjusted net tangible book value per share after this offering and the assumed public offering price per share. (See “Dilution.”)

Because we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our Common Stock would be your sole source of gain on an investment in our Common Stock for the foreseeable future.

The sale or availability for sale of substantial amounts of Common Stock could adversely affect their market price.

We expect to raise capital to fund our business by issuing additional shares of Common Stock and/or securities convertible into Common Stock, and the sales of substantial amounts of the Common Stock in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of the Common Stock and could materially impair our ability to raise capital through equity offerings in the future. The Common Stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and the applicable lockup agreements. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell Common Stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our Common Stock.

There will be 7,472,808 shares of Common Stock outstanding immediately after this offering, or 7,747,808 shares of Common Stock if the underwriters exercise their option to purchase additional shares in full pursuant to the overallotment option. In connection with this offering, we, our directors and executive officers and the holders of 5% or more of our outstanding Common Stock have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of Common Stock or securities convertible into or exercisable or exchangeable for the Common Stock for a period of 180 days (or 90 days with respect to us and certain of the 5% or more stockholders) respect to after the date of this prospectus. These outstanding shares that are subject to lock-up agreements are expected to become eligible for unrestricted sale upon expiration of the lockup period, as described in the sections of this prospectus entitled “Shares Eligible for Future Sale” and “Underwriting.” Sales of shares by these shareholders could have a material adverse effect on the trading price of our Common Stock.

The underwriters of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our Common Stock.

We, our directors, executive officers and holders 5% or greater holders of our outstanding Common Stock will enter into lock-up agreements with respect to our and their respective restricted shares of Common Stock. As restrictions on resale end, the market price of our Common Stock could decline if the holders of restricted shares sell them or are perceived by the market as intending to sell them. ThinkEquity, at any time and without notice, may release all or any portion of the shares of Common Stock subject to the foregoing lock-up agreements entered into in connection with this offering. If the restrictions under the lock-up agreements are waived, approximately 856,000 shares of Common Stock will be available for sale into the market, which could reduce the market value for our Common Stock. (See “Shares Eligible for Future Sale” and “Underwriting.”)

Techniques employed by short sellers may drive down the market price of our Common Stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale.

As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its prospects to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend significant resources to investigate such allegations and/or defend ourselves.

We may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business, and any investment in the Common Stock could be greatly reduced or even rendered worthless.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Risks Related to Our Securities

If you purchase our securities you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we will need to offer and issue additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in the future. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share at which you purchase our securities.

In addition, we have a significant number of Warrants outstanding. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

The market price of our Common Stock and the trading volume of our Common Stock has been and may continue to be, highly volatile, and such volatility could cause the market price of our Common Stock to decrease.

Our Common Stock is currently quoted on the OTCQX Best Market under the symbol “CNTM,” where trading volumes can be limited and price movements can be more pronounced than on national exchanges. Over the past twelve months, the market price of our Common Stock has experienced significant fluctuations, and there can be no assurance that such volatility will decrease in the future. The market price and trading volume of our Common Stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, including:

●	our ability to grow our revenue and customer base and achieve sustainable profitability;
●	the limited trading volume and liquidity of our Common Stock on the OTC market;
●	developments concerning regulatory oversight, reporting compliance, or listing status;
●	variations in our results of operations or those of our competitors;
●	changes in earnings estimates or recommendations by securities analysts (if our Common Stock becomes covered by analysts);
●	successes or challenges in completing or integrating acquisitions and strategic partnerships;
●	adverse effects on our business from macroeconomic conditions, including rising interest rates, credit tightening, or reduced investor risk appetite;
●	future issuances or conversions of Common Stock or other equity-linked securities;
●	the addition or departure of key personnel;
●	announcements by us or our competitors of acquisitions, financings, or strategic alliances; and
●	general market conditions and other factors, including those unrelated to our operating performance.

Further, the OTC market and broader equity markets have, from time to time, experienced extreme price and volume fluctuations that have affected the market prices of securities of many companies, often unrelated to the operating performance of those companies. Such market fluctuations could result in extreme volatility in the price of our Common Stock and could cause investors to lose part or all of their investment.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our Common Stock.

We may issue additional shares of our Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of our Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions and issuances under our Incentive Plan, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of Common Stock or other equity securities of equal or senior rank could have the following effects:

●	your proportionate ownership interest in ConnectM will decrease;
●	the relative voting strength of each previously outstanding share of Common Stock may be diminished; or
●	the market price of our shares of our stock may decline.
●	Because our Common Stock is quoted on the OTC, you may face negative consequences related to our securities, including but not limited to:
●	limited availability of market quotations for our securities.
●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our securities to adhere to more stringent rules.
●	reduced level of trading activity in the secondary trading market for shares of our Common Stock.
●	a limited amount of analyst coverage; and
●	decreased ability to issue additional securities or obtain additional financing in the future.

We cannot assure our stockholders that our Common Stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of our Common Stock on this market, whether the trading volume of our Common Stock will be sufficient to provide for respective efficient trading markets or whether quotes for our Common Stock will continue on this market in the future, which could result in significantly lower trading volumes and reduced liquidity for investors seeking to buy or sell our Common Stock. As a result, prices for shares of our Common Stock may be lower than might otherwise prevail if our Common Stock was listed on a national securities exchange.

The price of our securities may fluctuate significantly due to general market and economic conditions. An active trading market for our securities may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

There can be no assurance that the Public Warrants will be in the money during their exercise period, and they may expire worthless.

A total of 287,500 public warrants (the “Public Warrants”) were issued in the IPO, with each whole warrant entitling the holder to purchase one share of Common Stock at a price of $368 per share. Each warrant became exercisable 30 days after the

Closing and will expire five years after the Closing, or earlier upon redemption or liquidation. There can be no assurance that the Public Warrants will be in the money prior to their expiration and, as such, the warrants may expire worthless. The terms of Public Warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding Public Warrants approve of such amendment. Our ability to amend the terms of the Public Warrants with the consent of a majority of the then-outstanding Public Warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Public Warrant.

We may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last sale price of our Common Stock equals or exceeds $576 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to such Common Stock is available throughout the thirty (30) day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders thereof to (i) exercise warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holder to do so, (ii) sell warrants at the then-current market price when such holder might otherwise wish to hold warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of Common Stock could decline.

The trading market for our Common Stock is influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, and our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

There is no assurance that our application to list our Common Stock to a national securities exchange will be approved, and even if approved, we may not meet ongoing listing standards.

ConnectM has applied to list its Common Stock on a national securities exchange under the symbol “CNTM.” Approval of the Company’s application is subject to meeting the quantitative and qualitative listing requirements of the applicable exchange, including minimum stockholders’ equity, share price, and corporate governance standards. There can be no assurance that the application will be approved. If our application is not approved by a national securities exchange, this offering will not be completed. Until such time, our Common Stock will continue to be quoted on the OTC. Trading on the OTC Markets may limit the liquidity and marketability of our Common Stock, reduce analyst and investor interest, and could result in a lower market price for its shares.

Risks Related to the Reverse Stock Split

The Reverse Stock Split may decrease the liquidity of the shares of our Common Stock.

At a special meeting of stockholders held on January 15, 2026, the stockholders approved a reverse stock split of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-50, with the final ratio to be determined by the Company’s Board of Directors.

On March 26, 2026, the Board of Directors approved a 1-for-32 reverse stock split of the Company’s Common Stock, which became effective at 4:01 p.m. (Eastern Time) on April 17, 2026, with trading on a split-adjusted basis commencing on April 20, 2026. The reverse stock split resulted in one share of Common Stock being issued for each 32 shares outstanding, with fractional shares rounded up to the nearest whole share. The Company effected the reverse stock split to support its application to list its Common Stock on a national securities exchange.

The liquidity of the shares of our Common Stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that are outstanding as a result of the Reverse Stock Split, especially if the market price of our Common Stock does not increase proportionally as a result of the Reverse Stock Split.

Following the Reverse Stock Split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Stock Split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

MARKET FOR COMMON STOCK AND PRICE RANGE OF COMMON STOCK

Our Common Stock has been quoted on the OTCQX Best Market tier of the OTC exchange, under the symbol, “CNTM” since May 8, 2025. Prior to that time, our Common Stock was traded on the Nasdaq Stock Market. There is currently limited public trading for our Common Stock on the OTC exchange.

	High Bid Price	Low Bid Price
2026
First Quarter (Jan. 1 – March 31)	$15.12	$5.99
Second Quarter (April 1 - June 3, 2026)	$9.55	$4.88
2025
First Quarter	$40.96	$15.03
Second Quarter (April 1 – May 7)	$9.28	$6.12
Second Quarter (May 8 – July 1)*	$9.60	$4.83
Third Quarter	$9.28	$0.00
Fourth Quarter	$16.00	$6.09
●	Our Common Stock began quotation on the OTC exchange on May 8, 2025.

Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. As of June 5, 2026, there were approximately 2,300 holders of record of our Common Stock. Because many shares of our Common Stock are held by brokers and other institutions on behalf of stockholders, the actual number of beneficial owners is substantially greater than the number of holders of record.

Dividends

We have never declared any dividends on our Common Stock and we do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our Board of Directors and will depend on various factors, including applicable Delaware law, future earnings, capital requirements, results of operations and any other relevant factors. In general, as a Delaware corporation, we may pay dividends out of surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year.

USE OF PROCEEDS

ConnectM estimates that the net proceeds it will receive from the sale of securities in this offering, based upon an assumed public offering price of $6.00, and after deducting underwriting discounts, commissions, and estimated expenses payable by the Company, will be approximately $10,000,000 (or $11,500,000 if the underwriters exercise their option to purchase additional shares in full).

ConnectM currently expects to use all of the net proceeds from this offering for working capital and other general corporate purposes, including, but not limited to, potential strategic transactions such as mergers, acquisitions, and business combinations. The amounts and timing of these expenditures will depend on numerous factors, including the development of the Company’s current business initiatives. As of the date of this prospectus, the Company cannot specify with certainty all of the particular uses for the net proceeds from this offering, and management will have discretion and flexibility in applying such proceeds.

A $1.00 increase or decrease in the assumed public offering price of $6.00 per share would increase or decrease the net proceeds from this offering by approximately $1,666,667, assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by the Company. An increase or decrease of 100,000 in the number of shares of Common Stock offered by the Company would increase or decrease our net proceeds by approximately $545,455 assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by the Company.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of March 31, 2026:

●	on an actual basis;
●	on a pro forma basis to reflect all issued and outstanding shares of Common Stock as of March 31, 2026 (being 5,312,911 Common Shares or 169,968,082 shares of Common Stock pre-split), and subsequent issuances of: (i) 12,500 shares of Common Stock (or 400,000 shares of Common Stock pre-split) to acquire a 100% equity interest in HKA; (ii) 160,000,000 shares of BCSSL received in connection with the BCSSL Transaction; and
●	on a pro forma as adjusted basis, giving effect to the pro forma adjustments set forth above and our issuance and sale of 1,833,333 shares of our Common Stock in this offering based on an assumed public offering price of $6.00 per share, and assuming no exercise of the overallotment option, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and giving effect to the repayment of $185,319, representing the full outstanding balance of a convertible note that will not be converted into equity.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined at pricing. You should read the information in this table together with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

	As of March 31, 2026
			Pro Forma as
	Actual	Proforma	adjusted
	Audited	Unaudited	Unaudited
Cash	$2,471,782	3,443,627	13,443,627
Short-term and Long-term debt	10,228,998	10,585,495	10,585,495
Convertible notes	6,593,923	5,730,271	5,730,271
Derivative liabilities	292,677	234,389	234,389

Stockholders’ equity
Preferred stock Series A, $0.0001 par value, 10,000,000 shares authorized as of March 31, 2026 and December 31, 2025 no shares issued or outstanding as of March 31, 2026 and December 31, 2025	—	—	—
Common stock, $0.0001 par value, 250,000,000 shares authorized as of March 31, 2026 and December 31, 2025, 5,312,911 and 4,789,230 issued and outstanding as of March 31, 2026 and December 31, 2025 respectively	531	56	562
Additional paid-in-capital	67,775,494	69,346,492	79,346,492
Accumulated deficit	(68,616,894)	(50,075,103)	(50,075,103)
Accumulated other comprehensive (loss)	(580,369)	(580,369)	(580,369)
Total ConnectM stockholders’ equity (deficit)	(1,421,238)	18,691,582	28,691,582
Non-controlling interest	3,378,445	3,378,445	3,378,445
Total stockholders’ equity (deficit)	1,957,207	22,070,027	32,070,027
Total capitalization	$39,822,015	$59,934,835	$69,934,835

The table above excludes (i) 408,359 shares of Common Stock issuable upon the exercise of outstanding warrants and options, (ii) 14,810 shares of Common Stock reserved for issuance pursuant to the 2023 Equity Incentive Plan, (iii) 429,503 shares of Common Stock that may become issuable in connection with our settlement obligation under a Section 3(a)(10) settlement agreement; and (iv) 2,079,108 shares of Common Stock issuable upon conversion of outstanding (unexercised) convertible notes.

DILUTION

If you invest in our shares of Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock and the pro forma as adjusted net tangible book value per share of Common Stock immediately after this offering.

At a special meeting of stockholders of the Company held on January 15, 2026, the shareholders approved a reverse stock split of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-50. On April 17, 2026, the Company effected a 1-for-32 reverse stock split. The ratio was approved by the Company’s Board of Directors, The Company filed a certificate of amendment to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on April 17, 2026. The Reverse Stock Split became effective at 4:01 p.m. (Eastern Time) on April 17, 2026, and trading on a split-adjusted basis commenced on April 20, 2026. Unless otherwise noted and other than in our historical financial statements and the notes thereto, all share and per share information in this prospectus reflects the Reverse Stock Split.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of March 31, 2026 is $(2,400,646) or $(0.45) per share of Common Stock.

Pro forma net tangible book value is our net tangible book value after taking into account the effect of (i) the issuance of 12,500 shares of Common Stock (or 400,000 shares of Common Stock pre-split) to acquire a 100% equity interest in Harry Kahn Associates, Inc., and (ii) the receipt of 160,000,000 shares of BCSSL received in connection with the BCSSL Transaction. Our pro forma net tangible book value as of March 31, 2026, would have been approximately $16,392,159 or $2.91 per share.

Pro forma as adjusted net tangible book value is our pro forma net tangible book value after taking into account the sale of Common Stock in this offering, at an assumed public offering price of $6.00 per share, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us and giving effect to the repayment of $185,319, representing the full outstanding balance of a convertible note that was not converted into equity.

Our pro forma as adjusted net tangible book value as of March 31, 2026, would have been approximately $26,392,159, or $3.53 per share. This amount represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.62 per share to our existing stockholders, and an immediate dilution of $(2.47) per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors.

The following table illustrates this per share dilution(1):

Assumed public offering price per share	$6.00
Historical net tangible book value per share as of March 31, 2026	$(0.45)
Pro forma net tangible book value per share as of the date of this prospectus after pre-offering adjustments	$2.91
Increase in pro forma net tangible book value per share attributable to pre-offering adjustments	$3.36
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$3.53
Increase in pro forma as adjusted pro forma net tangible book value per share attributable to the offering	$0.62
Dilution in net tangible book value per share to new investors	$(2.47)
(1)	The table above excludes (i) 408,359 shares of Common Stock issuable upon the exercise of outstanding warrants and options, (ii) 14,810 shares of Common Stock reserved for issuance pursuant to the 2023 Equity Incentive Plan, (iii) 429,503 shares of Common Stock that may become issuable in connection with our settlement obligation under a Section 3(a)(10) settlement agreement; and (iv) 2,079,108 shares of Common Stock issuable upon conversion of outstanding (unexercised) convertible notes.

A $1.00 increase in the assumed public offering price of $6.00 per share, would increase our pro forma as adjusted net tangible book value to $28,058,826, the pro forma as adjusted net tangible book value per share after this offering to $3.76, and increase the dilution per share to new investors to approximately $3.24, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed public offering price of $6.00 per share, would decrease our pro forma as adjusted net tangible book value to $24,725,492, the pro forma as adjusted net tangible book value per share after this offering to $3.31, and decrease the dilution per share to new investors to approximately $1.69, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the underwriters do not exercise their overallotment option. If the underwriters exercise the overallotment option in full, the pro forma as adjusted net tangible book value will increase to $3.60 per share, representing an immediate increase to existing stockholders of $0.69 per share and an immediate dilution of $2.40 per share to new investors.

To the extent that outstanding warrants are exercised, you will experience less dilution because the exercise price of all outstanding warrants will exceed the offering price. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with the consolidated financial statements and related notes thereto included elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from these forward-looking statements as a result of certain factors. Dollar amounts in this discussion are expressed in whole-dollars, except as otherwise noted. The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance. The forward looking statements are dependent upon events, risks and uncertainties that may be outside of our control. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed elsewhere in this prospectus, particularly under the section titled “Risk Factors.” We do not undertake, and expressly disclaim, any obligation to publicly update any forward-looking statements, whether as a result of new information, new developments or otherwise, except to the extent that such disclosure is required by applicable law.

Executive Overview

ConnectM (the “Company”) is a Delaware corporation headquartered in Marlborough, Massachusetts. On July 12, 2024 (the “Merger Closing Date” or the “Merger Closing”), Monterey Capital Acquisition Corporation (“MCAC”) consummated an Agreement and Plan of Merger (the “Merger Agreement”) with ConnectM Technology Solutions, Inc. (“Legacy ConnectM”) in which MCAC acquired all of the issued and outstanding shares of Common Stock from Legacy ConnectM shareholders (the “Business Combination”) in exchange for 453,125 shares (or 14,500,000 shares on a pre-split basis) of MCAC’s Common Stock. On the Merger Closing Date, MCAC changed its name to ConnectM Technology Solutions, Inc. (“ConnectM”) and it became a publicly listed company. ConnectM is a constellation of technology-driven businesses powering the modern energy economy. The Company’s mission is to reshape how energy is used in homes, businesses, transportation, infrastructure, and logistics to create a higher quality of life, lower costs, and help chart a course for a more sustainable future.

The Company delivers AI-enabled platform solutions for (i) the electrification and decarbonization of homes, critical infrastructure, and businesses through the wholesale distribution of AI-enabled heat pump equipment and smart controls — including business-to-business sales to multi-billion dollar national distribution partners — alongside solar, battery storage, and EV charging offerings, (ii) the facilitation of business-to-business commerce through the Company’s proprietary online and mobile last-mile delivery platform utilizing contracted drivers, and (iii) the management of connected operations through its industrial internet of things (“IIoT”) platform. These offerings are integrated and continuously enhanced through proprietary software developed by Keen Labs, the Company’s AI and technology subsidiary, which leverages a long-term data licensing arrangement entered into in connection with the divestiture of certain India transportation operations (disclosed as a subsequent event) to continue training and refining the Company’s AI models.

The Company also offers physical products as part of its solutions offerings, including AI-enabled heat pump systems for use in the decarbonization of homes and businesses, and solar panels, inverters, battery storage systems, and related balance-of-system components procured and distributed through its Keen Labs Operations, Inc. subsidiary to installation partners including Sun Solar, LLC. As a result of the Blue Cloud transaction, the Company will no longer offer display clusters, digital control units, and vehicle control units used in the management of connected operations.

The Company also provides managed solutions offerings, including human resources management, procurement services, omnichannel marketing and lead generation services, and access to working capital solutions designed to improve operating efficiency and enhance profitability for service providers.

The Company’s platform and associated software continuously collect and analyze operational data, generating actionable insights that customers use for monitoring, optimization and decision-making, and enabling applications such as predictive maintenance and virtual power plant integration.

The Company is actively rationalizing its segment portfolio to focus on its highest-quality, U.S.-based verticals that contribute positively to operating results. During the three months ended March 31, 2026, certain HVAC, solar, and other home service operations within the Owned Service Network segment were divested or wound down as the Company shifted its decarbonization strategy toward product-led and technology-enabled offerings. Concurrently, the Company recast its segment reporting structure to separately present its Keen Labs segment, which conducts the Company’s technology platform operations and U.S. wholesale procurement and distribution of solar, energy storage, and related balance-of-system components through Keen Labs

Operations, Inc., and which contributed approximately $1,850,000 of product sales revenue during the quarter under VPP kit supply arrangements with installation partners. The remaining Owned Service Network and Managed Solutions operations are subject to ongoing strategic review. In addition, as further described in Recent Developments, the Company has entered into a share exchange agreement with BCSSL pursuant to which the Company expects to transfer its Cambridge Energy Resources, India-based Transportation, and Geo Impex operations to BCSSL in exchange for BCSSL equity (the “BCSSL Transaction”). Upon the consummation of the BCSSL Transaction, the Distributed Energy & Renewables segment is expected to be substantially eliminated.

The Company earns revenue across seven operating segments:

●	Owned Service Network – Electrification and HVAC service providers delivering energy-efficient installations and long-term performance monitoring to end-users; certain operations subject to ongoing strategic review;
●	Managed Solutions – Third-party service providers using ConnectM’s AI and back-office platform under managed service agreements; subject to ongoing strategic review;
●	Distributed Energy & Renewables (“DER”) – Solar and distributed energy solutions for commercial, residential, consumer, and industrial customers in India, including project development, EPC services and ongoing energy management conducted through Cambridge Energy Resources, subject to the pending BCSSL Transaction described in Recent Developments);
●	Keen Labs - AI, control, and energy intelligence platforms that underpin the Company’s modern energy economy solutions, conducted through Keen Labs Operations, Inc. and including industrial IoT hardware, the Hi-C line of hybrid energy storage systems, the Hi-E line of lithium iron phosphate long-duration and VPP-enabling storage systems, smart heat pumps, connected vehicle technologies, and the wholesale procurement and distribution of solar energy equipment, battery storage systems, and related balance-of-system components to U.S. installation partners including Sun Solar, LLC;
●	Transportation – Primarily India-based EV fleet management and battery diagnostics operations serving OEMs and mobility companies, subject to the pending BCSSL Transaction described in Recent Developments;
●	Logistics – DeliveryCircle, LLC, a U.S.-based subsidiary offering AI-enabled dispatch, route optimization, and sortation services within the last-mile delivery sector; and
●	Other – Comprises corporate-level operations and the Geo Impex India landholding (subject to the pending BCSSL Transaction described in Recent Developments), an approximately 76 acre site near Chhatrapur, Odisha, India approved for development into a multimodal logistics park and AI-enabled data center campus; this segment did not generate revenue during the periods presented.
●	Subsequent to March 31, 2026, the Company completed the acquisition of Harry Kahn Associates, Inc., a defense-focused technical data development company providing logistics support analysis, technical manuals, and training materials for U.S. Department of Defense, U.S. Coast Guard, and major defense OEM customers. The Company is analyzing which segment this entity will report under and has not concluded as of the date of this filing.

Collectively, these businesses are interconnected through ConnectM’s data infrastructure, which enables predictive maintenance, energy optimization, and operational efficiency across the energy and logistics ecosystems.

Industry Context and Market Drivers

ConnectM operates at the intersection of three global macro-trends:

1.	Electrification and Decarbonization - Global efforts to replace fossil-fuel-based systems with electrified alternatives, supported by more than $400 billion in funding from the U.S. Inflation Reduction Act and similar programs abroad.[26]
2.	Artificial Intelligence and Data Infrastructure - Rapid adoption of AI-driven monitoring, diagnostics, and control systems across the built environment, projected to exceed $130 billion in global market value by 2030.[27]
3.	Mobility and Logistics Transformation - Electrification of transportation and the digitalization of last-mile logistics, projected to reach over $700 billion globally by 2030.[28]

These structural shifts create sustained tailwinds for ConnectM’s technology and services across residential, commercial, and industrial asset classes.

Revenue Model and Cost Structure

●	ConnectM generates revenue from hardware, software, and services across its seven operating segments: Owned Service Network, Managed Solutions, Distributed Energy & Renewables, Keen Labs, Transportation, Logistics, and Other.
●	Hardware revenue includes sales of intelligent devices such as display clusters, digital control units, EV fleet management modules and distributed energy system components, including solar and battery equipment.
●	Software and platform revenue includes recurring SaaS subscriptions, predictive analytics and asset-management licenses.
●	Service revenue includes installation, maintenance and repair operations under both owned and managed service models, as well as project development, engineering, procurement, and construction (“EPC”) services and ongoing energy management within the Distributed Energy & Renewables segment.
●	Logistics revenue includes fees generated from last-mile delivery services, including dispatch, route optimization, sortation and related logistics services provided through the Company’s platform.

Primary operating expenses include personnel costs, facility leases, depreciation and amortization, technology development, marketing, insurance, and professional services. ConnectM also incurs additional compliance and reporting costs associated with its public-company status.

Known Trends and Uncertainties

The Company operates in markets undergoing significant structural change driven by electrification, distributed energy adoption, artificial intelligence, and digitalization of infrastructure and logistics. Management believes the following trends, developments, and uncertainties are reasonably likely to have a material impact on the Company’s future operating results, financial condition, and growth trajectory.

26 U.S. Department of Energy, “Inflation Reduction Act Summary and Implementation Guidance,” 2024.

27 McKinsey & Company, “The State of AI in Energy and Infrastructure 2024.”

28 Technavio Research, “Global Last-Mile Delivery Market 2023-2027 Outlook,” 2024.

Electrification of Buildings and HVAC Systems

The transition from fossil-fuel-based heating systems to electric alternatives-particularly high-efficiency heat pumps continues to accelerate across residential and light commercial markets. This trend is supported by aging building stock, rising energy costs, and government incentive programs.

As ConnectM’s service network is heavily exposed to HVAC electrification, including installation, monitoring, and optimization services, continued adoption of electric heating technologies represents a significant growth driver. However, the pace and durability of this trend remain subject to several uncertainties, including:

●	the continuation, funding, and implementation timing of federal and state incentive programs;
●	consumer adoption rates and perceived return on investment for electrification upgrades;
●	availability of skilled labor and installation capacity; and
●	competing technologies or fuel-price dynamics that may impact adoption decisions.

A slowdown in electrification adoption or a reduction in incentive support could materially impact demand for the Company’s services.

Expansion of Distributed Energy and Energy Storage

The increasing deployment of distributed energy resources, including solar generation and battery storage systems, is transforming how energy is produced, stored, and consumed at the edge of the grid. Battery storage in particular is expected to play a critical role in load shifting, resilience, and participation in virtual power plant (“VPP”) networks.

ConnectM’s strategy, through its service network and Keen Labs platform, is designed to capture value across the DER lifecycle, including installation, monitoring, optimization, and aggregation into AI-enabled energy networks. The Company expects continued growth in demand for innovative energy storage solutions, particularly as grid constraints and peak pricing dynamics intensify.

Key uncertainties include:

●	evolving economics of battery storage, including input costs (e.g., lithium, components) and system pricing;
●	regulatory frameworks governing VPP participation and grid interconnection;
●	utility policies related to net metering and distributed generation compensation; and
●	the Company’s ability to scale its technology platform to manage increasing volumes of distributed assets.

Artificial Intelligence and Data Infrastructure in Energy Systems

The integration of artificial intelligence into energy, building, and infrastructure systems is accelerating, enabling predictive maintenance, real-time optimization, and autonomous control of connected assets. ConnectM’s platform and Keen Labs platform are designed to leverage these trends by aggregating operational data and deploying AI models across its installed base.

As adoption of AI-enabled infrastructure increases, the Company expects:

●	improved operating efficiencies and service margins through automation and predictive analytics;
●	new revenue opportunities tied to data services, optimization, and asset performance management; and
●	enhanced competitive positioning through proprietary data accumulation and model training.

However, uncertainties include:

●	the pace of enterprise and customer adoption of AI-driven solutions;
●	competition from larger technology platforms and OEM-integrated software offerings;
●	evolving data governance, privacy, and cybersecurity requirements; and
●	the capital and operating costs required to scale AI infrastructure.

Digitalization and Optimization of Logistics and Mobility

The logistics and transportation sectors are undergoing rapid digital transformation, driven by e-commerce growth, demand for faster delivery times, and increasing cost pressures. At the same time, fleet electrification and sustainability requirements are reshaping operational models.

Through its logistics and transportation segments, ConnectM provides AI-enabled routing, dispatch, and fleet analytics solutions. Management believes that continued digitalization of last-mile logistics and fleet operations will drive demand for these solutions, particularly as customers seek to improve efficiency and reduce costs.

Uncertainties impacting this trend include:

●	variability in e-commerce growth and shipping volumes;
●	competitive pressures from large logistics platforms and in-house enterprise solutions;
●	adoption rates of EV fleets and related infrastructure; and
●	macroeconomic conditions affecting shipping demand and customer spending.

Government Spending and Policy Support for Energy Transition and AI

Government policy remains a critical driver of demand across the Company’s core markets. Programs supporting electrification, renewable energy deployment, energy efficiency, and grid modernization-such as those authorized under the Inflation Reduction Act-have created substantial market tailwinds.

In addition, increasing government investment in artificial intelligence, infrastructure resilience, and digital systems may create new opportunities for ConnectM, particularly where its technology intersects with energy systems, smart infrastructure, and public-sector deployments.

However, these opportunities are subject to significant uncertainties, including:

●	changes in political priorities, budget allocations, or regulatory frameworks;
●	delays in program implementation or disbursement of funds;
●	evolving compliance and reporting requirements; and
●	the Company’s ability to access and compete for government-related contracts.

A reduction or delay in government support could adversely affect market demand across multiple segments.

Macroeconomic and Supply Chain Considerations

The Company’s operations are influenced by broader macroeconomic conditions, including interest rates, inflation, and supply chain dynamics. Higher interest rates may impact consumer financing for electrification projects, while inflationary pressures may affect equipment costs and labor availability.

In addition, global supply chains for key components-such as semiconductors, batteries, and HVAC equipment-remain subject to disruption, which could impact project timelines, margins, and customer demand.

Technology Evolution and Competitive Dynamics

The markets in which the Company operates are characterized by rapid technological innovation and evolving competitive landscapes. Advances in HVAC systems, battery technologies, AI platforms, and logistics software could accelerate market growth but may also introduce competitive risks.

The Company’s future performance will depend on its ability to:

●	continue innovating through Keen Labs and its tech platform;
●	integrate acquisitions and expand its service network efficiently; and
●	differentiate its offerings through data, software, and end-to-end service capabilities.

Failure to adapt to technological change or competitive pressures could materially impact the Company’s results.

The Company’s strategic priorities for the next twelve months include:

●	Expanding Keen Labs’ virtual power plant (“VPP”) and energy-as-a-service capabilities by deploying hybrid battery storage and solar-plus-storage systems through the Sun Solar and Amperics platforms, with the goal of converting one-time equipment sales into recurring grid-services revenue;
●	Advancing AI-driven asset health, predictive maintenance, and energy-efficiency analytics across residential, commercial, fleet, and defense applications;
●	Scaling defense and government market penetration through HKA’s established customer relationships and Keen Labs’ AI-powered lifecycle management tools; and
●	Evaluating additional strategic acquisitions within electrification, distributed-energy infrastructure, and defense sustainment to strengthen recurring-revenue streams and expand the Company’s addressable market.

Management believes that the combination of recurring energy-as-a-service and VPP revenue, diversified technology and service offerings spanning electrification, defense sustainment, and distributed energy, and the expanding Keen Labs AI platform positions ConnectM for continued growth and margin improvement through 2026 and beyond.

Recent Developments

Proposed Divestiture of India Operations

On April 6, 2026, the Company entered into a definitive Share Swap Agreement to divest its subsidiary Global Impex Inc. (“GIX”) to Blue Cloud Softech Solutions Limited (“Blue Cloud”) (BSE: 539607), a publicly listed Indian technology and infrastructure company, in an all-stock transaction valued at approximately $39.6 million. GIX holds, directly and through its subsidiaries, the Company’s India-based operations, including ConnectM Technology Solutions Private Limited, Cambridge Energy Resources Private Limited, CER Microgrids Private Limited, CER Rooftop Private Limited, and Geo Impex & Logistics Private Limited and its approximately 76 acre strategic infrastructure land asset near Chhatrapur, Odisha.

Under the transaction terms, ConnectM will receive 160,000,000 newly issued equity shares of Blue Cloud at an issue price of $0.24 per share, representing approximately 17.33% of Blue Cloud’s post-issue share capital. The swap ratio of 100 Blue Cloud shares for every 125 GIX shares was established by an independent IBBI-registered valuer in compliance with applicable Indian corporate and securities regulations. AstraBridge Inc., a minority shareholder of GIX, will separately receive 10,000,000 Blue Cloud shares.

The implied transaction value of approximately $39.6 million exceeded the Company’s market capitalization of approximately $34.6 million as of April 28, 2026, underscoring management’s view that the India platform and associated land asset carried embedded value that was not reflected in the Company’s public market valuation. The divested operations contributed approximately $2.7 million, or 7.7%, of the Company’s consolidated revenue of $35.8 million for fiscal year 2025.

On May 4, 2026, Blue Cloud’s shareholders approved all resolutions necessary to effect the transaction at an Extraordinary General Meeting, and Blue Cloud has since received in-principle approval from BSE Limited. The transaction remains subject to other customary regulatory conditions. Management currently expects closing to occur during the second or third quarter of calendar year 2026.

The Company believes the divestiture will simplify its international corporate structure, reduce operational complexity, and allow management to concentrate resources on higher-priority U.S. growth initiatives across energy storage technology, AI-enabled distributed energy, government and defense technology, and capital markets execution, including the Company’s national exchange uplisting efforts in connection with this offering. The Company has confirmed that none of its existing merchant cash advance agreements or convertible note instruments contain covenants or cross-default provisions tied to the India assets being divested.

Upon closing, the Company expects to hold its Blue Cloud shares as a publicly quoted equity investment. Final U.S. GAAP classification, measurement, and any resulting gain recognition will be determined at closing based on then-applicable facts and circumstances.

Acquisition of Harry Kahn Associates, Inc.

On March 10, 2026, the Company entered into an Exchange Agreement with the stockholders of Harry Kahn Associates, Inc., a defense-focused technical data development company, to acquire 100% of the issued and outstanding capital stock of HKA in exchange for 12,500 shares of the Company’s common stock (after giving effect to the Company’s 1-for-32 reverse stock split effected on April 17, 2026). Closing of the transaction was subject to customary conditions, including the transfer of the consideration shares to the HKA stockholders (the “Sellers”), which occurred on April 3, 2026. The Company will account for the acquisition as a business combination under ASC 805 effective April 3, 2026, the closing date.

In connection with the Exchange Agreement, the Company and each of the Sellers entered into a Piggyback Registration Rights Agreement (each, a “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company granted the Sellers certain piggyback registration rights with respect to up to 200,000 shares (pre-split) of the Company’s Common Stock held by the Seller. Under the Registration Rights Agreement, if the Company proposes to file a registration statement under the Securities Act of 1933, as amended, covering shares of its Common Stock (other than registrations related to employee benefit plans, dividend reinvestment plans, or certain business combination transactions), the Company is required to provide written notice to the Seller and offer the Seller the opportunity to include all or a portion of their securities in such registration, subject to customary terms and conditions.

HKA is a provider of logistics support analysis databases, technical manuals, and training materials for the U.S. Department of Defense, the U.S. Coast Guard, and major defense original equipment manufacturers, including Boeing, Northrop Grumman, and Lockheed Martin. HKA has maintained an uninterrupted contracting relationship with the Naval Air Systems Command since 1976 and holds ISO 9001:2015 certification for technical data development.

The acquisition expands the Company’s technology platform into the defense and government infrastructure market, positioning the Company’s Keen Labs AI and data analytics capabilities to address predictive maintenance, lifecycle sustainment, and logistics intelligence applications across mission-critical military systems. Management believes HKA’s long-standing government relationships and structured operational datasets, combined with the Company’s technology platform, present a meaningful growth opportunity in the global defense sustainment market.

In connection with the transaction, HKA issued a $203,072 promissory note to the Company, bearing interest at 8% per annum and maturing on March 10, 2027 (the “HKA Note”). No cash consideration was paid by the Company in the transaction, and no third-party debt of HKA was assumed. The Company has allocated HKA to its Other segment for segment reporting purposes; HKA does not meet the quantitative thresholds to qualify as a separately reportable segment under ASC 280.

The initial accounting for the business combination is preliminary as of the date of this prospectus. The Company is in the process of identifying and measuring the fair values of the assets acquired and liabilities assumed, including identifiable intangible assets such as customer relationships, technical data libraries, and government contract backlog, and expects to finalize the purchase price allocation within the measurement period prescribed by ASC 805, not to exceed one year from the acquisition date. In connection with the acquisition, the Company assumed a contingent liability arising from a dispute between HKA and a former subcontractor; see “Risk Factors — In connection with the HKA acquisition, we assumed a contingent liability arising from a subcontractor dispute that, if adversely resolved, could result in financial liability and reputational harm” for additional information.

Recent Financing Activity

During April 2026, the Company entered into a series of short-term financings to fund working capital and general corporate purposes. These included a 30-day unsecured bridge loan with principal of $250,000 bearing interest at 20% per annum, a convertible promissory note with face principal of $146,160 (purchase price of $130,500, reflecting an original issue discount), a convertible promissory note with principal of $500,000 bearing interest at 20% per annum, and a convertible promissory note with principal of $25,000. Aggregate gross principal issued was approximately $921,000, with aggregate net cash proceeds of approximately $895,000 after original issue discount and transaction expenses. The convertible notes generally provide for conversion into shares of the Company’s common stock at variable conversion prices tied to the Company’s recent trading price, in each case subject to a beneficial ownership limitation, and the convertible note issued for $500,000 also includes a fixed conversion ceiling. All of the foregoing notes were issued in private placements exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

In addition, on April 21, 2026, the holder of the Company’s outstanding convertible promissory note dated December 17, 2024 (issued in connection with the Company’s previously disclosed Standby Equity Purchase Agreement) converted $190,000 of principal and approximately $5,126 of accrued interest into 34,620 shares of the Company’s common stock, reducing the remaining outstanding principal balance under that note to approximately $801,135.

The Company is continuing to evaluate additional capital sources to support working capital, planned investments, and the Company’s pending uplisting to a national securities exchange.

Short-Term Bridge Loans

Between April 14, 2026 and May 13, 2026, the Company and its wholly owned subsidiary, Global Impex, Inc., issued three short-term promissory notes (collectively, the “Bridge Notes”) in an aggregate principal amount of $600,000, each to the same unaffiliated third-party lender. The material terms of the individual Bridge Notes are summarized below.

On April 14, 2026, Global Impex, Inc., a wholly owned subsidiary of the Company, issued a short-term promissory note (the “First Bridge Note”) to an unaffiliated third-party lender in the principal amount of $150,000. The First Bridge Note bears interest at a rate of 14% per annum, computed on a simple interest basis on a 360-day year (actual days elapsed), and matures 90 days from the date of disbursement, on or about July 13, 2026. In addition, the Company agreed to pay the lender a one-time processing fee of $1,500 (representing 1% of the principal amount), payable upfront or, at the lender’s option, deducted from the disbursement proceeds. The First Bridge Note does not contain conversion or other equity-linked features and may be prepaid, in whole or in part, at any time without penalty. Upon an Event of Default, outstanding amounts bear interest at an accelerated default rate of 20% per annum, representing a 6% per annum increase over the contractual rate. The First Bridge Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

On April 19, 2026, the Company issued a short-term promissory note (the “Second Bridge Note”) to an unaffiliated third-party lender in the principal amount of $250,000. The Second Bridge Note bears interest at a rate of 20% per annum, computed on a simple interest basis on a 360-day year. The Second Bridge Note was originally scheduled to mature 30 days from the date of disbursement, on or about May 19, 2026; pursuant to a subsequent extension agreement between the Company and the lender, the maturity date was extended by two weeks, to on or about June 2, 2026. In addition, the Company agreed to pay the lender a facilitation fee of $5,000 (representing 2% of the principal amount), which is fully earned on the date of disbursement and payable in full at maturity together with the principal and accrued interest. The Second Bridge Note does not contain conversion or other equity-linked features. Upon an Event of Default, outstanding amounts bear interest at an accelerated default rate of 26% per annum, and a late payment charge equal to 2% of the then-outstanding balance becomes payable. The Second Bridge Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

On May 13, 2026, the Company issued a short-term promissory note (the “Third Bridge Note”) to an unaffiliated third-party lender in the principal amount of $200,000. The Third Bridge Note bears interest at a rate of 20% per annum, computed on a simple interest basis on a 360-day year, and matures 30 days from the date of disbursement, on or about June 12, 2026. In addition, the Company agreed to pay the lender a facilitation fee of $4,000 (representing 2% of the principal amount), which is fully earned on the date of disbursement and payable in full at maturity together with the principal and accrued interest. The Third Bridge Note does not contain conversion or other equity-linked features. Upon an Event of Default, outstanding amounts bear interest at an accelerated default rate of 26% per annum, and a late payment charge equal to 2% of the then-outstanding balance becomes payable. The Third Bridge Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

Convertible Promissory Note Issuances

On April 2, 2026, the Company closed three separate convertible note financings with three unaffiliated accredited investors, with aggregate face principal of $350,000, aggregate gross purchase proceeds of $335,000, and an aggregate of 155,262 restricted shares of the Company’s common stock issued as commitment shares. Each note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and the commitment of shares associated with each note were deemed earned in full as of the applicable closing date. The material terms of the individual transactions are summarized below.

On April 2, 2026, the Company issued a convertible promissory note (the “First Convertible Note”) to an institutional accredited investor in the original principal amount of $150,000, for a purchase price of $135,000, reflecting an original issue discount of $15,000. The investor withheld $4,000 from the purchase price to cover legal fees and $5,000 to cover due diligence costs, resulting in net proceeds to the Company of approximately $126,000. The First Convertible Note carries a one-time interest charge of 12% applied to the principal amount on the issuance date, equal to $18,000, which is guaranteed and fully earned as of the issuance date, resulting in a total repayment obligation of $168,000. Repayment is structured through nine scheduled amortization payments — eight installments of $18,750 commencing 120 days after the closing date and continuing at thirty-day intervals thereafter, with a final payment of the remaining outstanding balance due on March 30, 2027 (the maturity date per the underlying note). The Company issued the investor 50,000 restricted shares of common stock as additional consideration for the purchase of the First Convertible Note, deemed earned in full as of the closing date, and granted the investor piggyback registration rights with respect to such shares and the shares of common stock issuable upon conversion. Following an Event of Default or a failure by the Company to pay any scheduled amortization payment, the holder has the right to convert outstanding amounts into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price of the common stock during the fifteen (15) trading days immediately preceding the applicable conversion date, subject to a 4.99% beneficial ownership limitation. Upon the occurrence of an Event of Default, amounts outstanding become due at 150% of the then-outstanding principal, accrued interest, and applicable fees. The First Convertible Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. The related Securities Purchase Agreement was executed on March 30, 2026, with closing occurring on April 2, 2026 upon the Company’s receipt of the purchase price. Proceeds were applied to working capital and general corporate purposes.

On April 2, 2026, the Company issued a convertible promissory note (the “Second Convertible Note”) to an accredited investor in the principal amount of $50,000, for a purchase price of $50,000. The Second Convertible Note carries a one-time guaranteed interest charge of 15% per annum for twelve months, applied to the principal on the issuance date and payable in a lump sum at maturity, resulting in a total repayment obligation of $57,500 due on April 2, 2027. Any unpaid amounts not satisfied by the maturity date bear interest at the lesser of 25% per annum or the maximum amount permitted by applicable law. The Company issued the investor 26,315 restricted shares of common stock as additional consideration for the purchase of the Second Convertible Note, deemed earned in full as of the closing date. Following an Event of Default, the holder may elect to convert outstanding principal, accrued interest, and applicable penalties into shares of the Company’s common stock at a conversion price equal to 65% of the lowest trading price of the common stock during the twenty (20) trading days immediately preceding the delivery of a conversion notice, subject to a 4.99% beneficial ownership limitation. Upon the occurrence of an Event of Default, amounts outstanding become due at 150% of outstanding principal plus accrued interest and fees. The related Securities Purchase Agreement contains a most-favored-nation provision in favor of the investor. The Second Convertible Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

On April 2, 2026, the Company issued a convertible promissory note (the “Third Convertible Note”) to an accredited investor in the principal amount of $150,000, for a purchase price of $150,000. The Third Convertible Note carries a one-time guaranteed interest charge of 15% per annum for twelve months, applied to the principal on the issuance date and payable in a lump sum at maturity, resulting in a total repayment obligation of $172,500 due on April 2, 2027. Any unpaid amounts not satisfied by the maturity date bear interest at the lesser of 25% per annum or the maximum amount permitted by applicable law. The Company issued the investor 78,947 restricted shares of common stock as additional consideration for the purchase of the Third Convertible Note, deemed earned in full as of the closing date. Following an Event of Default, the holder may elect to convert outstanding principal, accrued interest, and applicable penalties into shares of the Company’s common stock at a conversion price equal to 65% of the lowest trading price of the common stock during the twenty (20) trading days immediately preceding the delivery of a conversion notice, subject to a 4.99% beneficial ownership limitation. Upon the occurrence of an Event of Default, amounts outstanding become due at 150% of outstanding principal plus accrued interest and fees. The related Securities Purchase Agreement contains a most-favored-nation provision in favor of the investor. The Third Convertible Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

On April 20, 2026, the Company entered into a Securities Purchase Agreement with an institutional lender, pursuant to which the Company issued a convertible promissory note (the “Note”) with a face principal amount of $146,160, including an original issue discount of $15,660, for a purchase price of $130,500. Net proceeds to the Company, after deducting a $5,000 placement agent fee, $2,000 in legal fee reimbursement, and a $3,500 due diligence fee retained by the lender, were approximately $120,000. The Note carries a one-time interest charge of 12% applied to the principal on the issuance date, equal to $17,539, resulting in a total repayment obligation of $163,699. Repayment is structured in five mandatory installments commencing October 30, 2026, with a final installment of $32,222 due February 28, 2027. The Company has a five-day grace period with respect to each scheduled payment and may prepay in full at any time without penalty.

Following an Event of Default, the holder has the right to convert outstanding amounts into shares of the Company’s common stock at a conversion price equal to 65% of the lowest trading price of the common stock during the 10 trading days immediately preceding the applicable conversion date, subject to a 4.99% beneficial ownership limitation. Upon the occurrence and continuation of an Event of Default, amounts outstanding become due at 150% of the then-outstanding principal, accrued interest, and applicable fees, escalating to 200% in certain circumstances. The Note was issued in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On April 28, 2026, the Company issued a convertible promissory note (the “Note”) to an individual accredited investor in the initial principal amount of $500,000. The Note bears interest at a rate of 20% per annum on the unpaid principal balance and matures 270 days from the date of issuance, on or about January 23, 2027. Any unpaid principal and accrued interest not previously converted shall be due and payable on the Maturity Date, subject to acceleration upon an Event of Default. The holder may elect, at any time on or prior to the Maturity Date, to convert outstanding principal and accrued interest into shares of the Company’s common stock at a conversion price equal to the lower of (i) $5.12 per share or (ii) 90% of the lowest daily volume-weighted average price (“VWAP”) of the Company’s common stock during the three trading days immediately preceding the applicable conversion date. Any fractional shares resulting from a conversion will be settled in cash or rounded up to the nearest whole share at the Company’s election. The Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to the Company’s working capital requirements.

On April 29, 2026, the Company issued a convertible promissory note (the “Note”) to an individual accredited investor in the principal amount of $25,000. The Note bears a one-time guaranteed interest charge of 15% per annum for twelve months, applied to the principal on the issue date and payable in a lump sum at maturity, resulting in a total repayment obligation of $28,750 due on April 29, 2027. Any unpaid amounts not satisfied by the Maturity Date bear interest at the lesser of 25% per annum or the maximum amount permitted by applicable law. Following an Event of Default, the holder may elect to convert outstanding principal, accrued interest, and applicable penalties into shares of the Company’s common stock at a conversion price equal to 65% of the lowest trading price of the common stock during the 20 trading days immediately preceding the delivery of a conversion notice, subject to a 4.99% beneficial ownership limitation. Upon the occurrence of an Event of Default, amounts outstanding become due at 150% of outstanding principal plus accrued interest and fees. The Note was issued in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

Purchase Order Financing Advance

On April 8, 2026, the Company’s wholly owned subsidiary, Keen Labs Operations, Inc., received an additional advance under the previously disclosed factoring and security agreement (as amended) with its lender. Pursuant to a supplier letter agreement among the lender, Keen Labs Operations, Inc., and a third-party vendor, the lender remitted approximately $134,000 directly to the vendor representing the balance due on an approved purchase order, net of a deposit previously paid by Keen Labs Operations, Inc. and a warranty holdback payable upon delivery and acceptance of the goods.

The advance is governed by the existing terms of the facility, with charges accruing at 1.625% per 15-day period from the date of advance until the related invoice is verified and funded. The obligation is secured by substantially all assets of the applicable obligors under the facility’s cross-collateralization and cross-default provisions and is guaranteed by the Company.

Conversion Activity Under SEPA Convertible Promissory Note

On April 21, 2026, the holder of the Company’s outstanding convertible promissory note dated December 17, 2024 (issued in connection with the Company’s previously disclosed Standby Equity Purchase Agreement) submitted a conversion notice with respect to a portion of the outstanding balance under such note. Pursuant to the conversion, $190,000 of outstanding principal and $5,126.30 of accrued interest, representing a total conversion amount of $195,126.30, were converted into 34,620 shares of the Company’s common stock and delivered to the holder’s designated brokerage account. Following this conversion, the remaining outstanding principal balance under the note was approximately $801,135.

On May 5, 2026, the holder submitted an additional conversion notice with respect to a further portion of the outstanding balance under the same note. Pursuant to the conversion, $201,135.29 of outstanding principal and $2,169.06 of accrued interest, representing a total conversion amount of $203,304.35, were converted into 37,931 shares of the Company’s common stock and delivered to the holder’s designated brokerage account. Following this conversion, the remaining outstanding principal balance under the note is $600,000.

The shares issued in each of the foregoing conversions were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as conversions of an existing security of the same issuer without additional consideration.

Settlement of DeliveryCircle, LLC Earn-Out

On April 23, 2026, the Company entered into a settlement and termination agreement with the seller and former chief executive officer of the Company’s DeliveryCircle, LLC subsidiary to fully and finally resolve all obligations under the contingent earn-out arrangement for the measurement year of 2024 and 2025 entered into in connection with the Company’s prior acquisition of DeliveryCircle, LLC. The agreement extinguished the Company’s accrued earn-out obligations for the 2024 and 2025 measurement periods in full, resulting in a gain on extinguishment of approximately $167,162.

Conversion of Convertible Promissory Note

On May 11, 2026, the holder of the Company’s previously disclosed convertible promissory note dated December 8, 2025 submitted a notice of conversion under such note. Pursuant to the conversion, $1,084,384, representing outstanding principal together with accrued but unpaid interest, was converted into 210,944 shares of the Company’s common stock. The shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as a conversion of an existing security of the same issuer without additional consideration. The note was fully satisfied and cancelled upon completion of the conversion.

Reverse Stock Split

On April 17, 2026, the Company filed a certificate of amendment to its Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effectuate a 1 for 32 reverse stock split of its common stock. The certificate of amendment became effective for state law purposes at 4:01 p.m. (Eastern Time) on that date, such that the Company’s common stock began trading at market open on April 20, 2026 on a post-reverse stock split basis. The reverse stock split was previously authorized by the Company’s stockholders at a special meeting held on January 15, 2026 (which approved a ratio range between 1 for 5 and 1 for 50), with the final ratio of 1 for 32 subsequently set by the Board of Directors. As a result of the reverse stock split, each 32 shares of common stock outstanding immediately prior to the effective time were combined into one share of common stock, with any resulting fractional shares rounded up to the nearest whole share. The reverse stock split did not change the par value of the common stock or the number of authorized shares.

The reverse stock split was undertaken principally to increase the per-share trading price of the Company’s common stock to a level intended to facilitate a future listing of the common stock on a national securities exchange. Initial listing standards on national securities exchanges, including the NYSE American and the Nasdaq Capital Market, generally require, among other criteria, a minimum per-share bid price of at least $4.00 (subject to certain alternative qualification standards). The Company’s pursuit of a national exchange listing remains subject to satisfaction of all applicable initial listing standards and to acceptance by the relevant exchange, and no assurance can be given that the Company will satisfy such standards or that any such listing will be achieved.

All share and per-share amounts presented in the accompanying condensed consolidated financial statements have been retroactively adjusted to give effect to the reverse stock split for all periods presented. Outstanding options, warrants, and other equity-linked securities, and the per-share exercise and conversion prices thereof, have been correspondingly adjusted in accordance with their respective terms.

Key Operating and Financial Metrics and Outlook

We regularly review a number of metrics, including the following key operating and financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections and make strategic decisions. We believe the operating and financial metrics presented below are useful in evaluating our operating performance, as they are similar to measures by our public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures, as they are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for net (loss) income or net (loss) income margin, respectively, calculated in accordance with GAAP. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation of these non-GAAP measures to the most comparable GAAP measures.

The following table sets forth these metrics for the periods presented:

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenues	$8,172,553	$8,988,343
Gross profit	1,865,042	3,013,733
Gross margin	23%	34%
Contribution profit	1,546,253	1,561,355
Contribution margin	19%	17%
Net loss before income taxes	(6,669,745)	(6,977,339)
Net loss attributable to ConnectM Technology Solutions, Inc.	(6,945,745)	(7,018,410)
Adjusted EBITDA	(2,721,560)	(2,982,098)
Adjusted EBITDA margin	(33)%	(33)%

Gross Profit and Gross Margin

We define gross profit as revenue, net less cost of revenues and depreciation and amortization related to cost of revenues, and define gross margin, expressed as a percentage, as the ratio of gross profit to revenue, net. See “— Non-GAAP Financial Measures” for a reconciliation of Gross Profit and Gross Margin.

Contribution Profit and Contribution Margin

We define contribution profit as revenue, net less direct costs of revenue, commissions expense and depreciation and amortization, and define contribution margin, expressed as a percentage, as the ratio of contribution profit to revenue, net. Contribution of profit and margin can be used to understand our financial performance and efficiency and allows investors to evaluate our pricing strategy and compare against competitors. Our management uses these metrics to make strategic decisions, identify areas for improvement, set targets for future performance, and make informed decisions about how to allocate resources going forward. Contribution margin reflects our Contribution profit as a percentage of revenues. See “— Non-GAAP Financial Measures” for a reconciliation of Gross Profit to Contribution Profit and Contribution Margin.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA, a non-GAAP financial measure, as net income (loss) before interest and, income tax expense, depreciation and amortization, loss (gain) on change in fair value of financial instruments, loss (gain) on extinguishment of debt and payable, loss on disposal of business, and merger and acquisition expenses (“M&A expenses”). Adjusted EBITDA margin reflects our Adjusted EBITDA as a percentage of revenues. See “— Non-GAAP Financial Measures” for a reconciliation of GAAP net loss to Adjusted EBITDA and Adjusted EBITDA Margin.

Non-GAAP Financial Measures

The non-GAAP financial measures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, Adjusted EBITDA and Adjusted EBITDA Margin should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

The following table provides a reconciliation of gross profit to contribution profit for the periods presented:

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenues	$8,172,553	$8,988,343
Cost of revenues	6,307,511	5,974,610
Total gross profit	$1,865,042	$3,013,733

Adjustments:
Depreciation and amortization	213,009	81,378
Commission expense	105,780	1,371,000
Total contribution profit	$1,546,253	$1,561,355

Gross margin	23%	34%
Contribution margin	19%	17%

Adjusted EBITDA

We define Adjusted EBITDA, a non-GAAP financial measure, as net income (loss) before interest and, income tax expense, depreciation and amortization, loss (gain) on change in fair value of financial instruments, loss (gain) on extinguishment of debt and payable, loss on disposal of business, and merger and acquisition expenses (“M&A expenses”). We utilize Adjusted EBITDA as an internal performance measure in the management of our operations because we believe the exclusion of these non-cash and non-recurring charges allow for a more relevant comparison of our results of operations to other companies in our industry. Adjusted EBITDA should not be viewed as a substitute for net (loss) income calculated in accordance with GAAP, and other companies may define Adjusted EBITDA differently. Adjusted EBITDA margin reflects our Adjusted EBITDA as a percentage of revenues. The following table provides a reconciliation of net (loss) income to Adjusted EBITDA for the periods presented:

	Three Months Ended
	March 31, 2026	March 31, 2025

Revenues	$8,172,553	$8,988,343

Net loss	(6,669,745)	(6,977,339)

Income tax benefit	—	—
Interest expense	574,186	493,464
Depreciation and amortization	213,009	81,378
Loss on issuance of financial instruments	36,500	—
Loss on extinguishment of debt and vendor payable	—	2,715,923
Gain on Extinguishment of debt	—	(14,019)
Change in fair value of convertible debt	104,238	319,695
Change in fair value of derivative liabilities	58,288	33,548
Change in fair value of forward purchase agreement	—	971,000
Loss on disposal of businesses	2,908,964	—
Change in fair value on 3(a)(10) Settlement Agreement (Note 9)	53,000	(605,748)
Adjusted EBITDA	$(2,721,560)	$(2,982,098)

Key Factors Affecting Operating Results

The Company believes our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including but not limited to those discussed in Item 1A “Risk Factors”.

We expect to derive future revenue from (i) our existing high margin recurring revenue products, (ii) our expanded service offerings leveraging our existing customer and developer networks, (iii) expanding our existing software and AI capabilities through development of additional software tools aimed at solving pain points and increasing profitability for service providers, OEMs and other enterprise customers, (iv) an expanded customer base through client referrals and our customized, relationship-focused sales process, and (v) a continued focus on international expansion for sales and distribution of our products and services.

Reportable Segments

ConnectM’s reportable operating segments are as follows:

●	Owned Service Network – Electrification and HVAC service providers delivering energy-efficient installations and long-term performance monitoring to end-users; certain operations subject to ongoing strategic review;
●	Managed Solutions – Third-party service providers using ConnectM’s AI and back-office platform under managed service agreements; subject to ongoing strategic review;
●	Distributed Energy & Renewables (“DER”) – Solar and distributed energy solutions for commercial, residential, consumer, and industrial customers in India, including project development, EPC services and ongoing energy management conducted through Cambridge Energy Resources, subject to the pending BCSSL Transaction described in Recent Developments);

●	Keen Labs - AI, control, and energy intelligence platforms that underpin the Company’s modern energy economy solutions, conducted through Keen Labs Operations, Inc. and including industrial IoT hardware, the Hi-C line of hybrid energy storage systems, the Hi-E line of lithium iron phosphate long-duration and VPP-enabling storage systems, smart heat pumps, connected vehicle technologies, and the wholesale procurement and distribution of solar energy equipment, battery storage systems, and related balance-of-system components to U.S. installation partners including Sun Solar, LLC;
●	Transportation – Primarily India-based EV fleet management and battery diagnostics operations serving OEMs and mobility companies, subject to the pending BCSSL Transaction described in Recent Developments;
●	Logistics – DeliveryCircle, LLC, a U.S.-based subsidiary offering AI-enabled dispatch, route optimization, and sortation services within the last-mile delivery sector; and
●	Other – Comprises corporate-level operations and the Geo Impex India landholding (subject to the pending BCSSL Transaction described in Recent Developments), an approximately 76-acre site near Chhatrapur, Odisha, India approved for development into a multimodal logistics park and AI-enabled data center campus; this segment did not generate revenue during the periods presented. Subsequent to March 31, 2026, the Company completed the acquisition of Harry Kahn Associates, Inc., a defense-focused technical data development company providing logistics support analysis, technical manuals, and training materials for U.S. Department of Defense, U.S. Coast Guard, and major defense OEM customers, which has been allocated to this segment.

Key Components of Our Results of Operations

Revenue

ConnectM’s revenue is derived from contracts with customers and is recognized in accordance with ASC 606, comprising (i) installation and maintenance services for solar energy systems and HVAC solutions across customers, (ii) logistics and delivery services, (iii) product sales of hardware with embedded software to OEMs and wholesale distribution of heat pump equipment and smart controls through national distribution partners, (iv) software subscription services providing access to the Company’s IIoT platform, (v) managed solutions including HR, procurement, marketing and lead generation services, (vi) distributed energy and renewables services in India, including EPC activities, sale of electricity under power purchase agreements, and ongoing energy management, and (vii) Keen Labs platform offerings, including industrial IoT hardware, energy storage systems, smart heat pumps, connected vehicle technologies, and the wholesale procurement and distribution of solar energy equipment and balance-of-system components to U.S. installation partners. We fulfill obligations and recognize revenue under a contract with a customer by transferring products and services in exchange for consideration from the customer. Payments received or consideration billed in advance are recorded as deferred revenue.

Under our contracts in the managed solutions segment, working capital adjustments may be processed quarterly, if year-to-date costs incurred by the customer exceed the percentage of the customer’s revenue and are recorded as a reduction of selling, general and administrative expenses as it represents the customer’s reimbursement of costs incurred by us.

The Company excludes from revenue the taxes collected from customers and remitted to government authorities related to sales of our inventory. Shipping and handling costs that are billed to customers are included in net sales.

Cost of Revenue

Cost of Revenue consists of personnel-related expenses, including salaries, benefits and stock-based compensation, and facility costs for the Company’s operations and manufacturing teams. Cost of Revenue also includes expenses for costs of equipment and professional services related to the maintenance or installation of equipment. The Company is actively managing operations costs to drive gross margin expansion, operating leverage, and improved operating cash flow as revenue scales.

Selling, General and Administrative

Selling, general and administrative expenses consist of personnel-related expenses, including salaries, benefits and stock-based compensation, depreciation and amortization, and allocated facility costs for our business development, marketing, corporate, executive, finance, legal, human resources, IT, and other administrative functions. General and administrative expenses also include expenses for outside professional services, including legal, auditing and accounting services, recruitment expenses, travel expenses and certain non-income taxes, insurance, and other administrative expenses.

While selling, general and administrative expenses may continue to reflect the costs of operating as a public company, including SEC compliance, legal, audit, insurance, and investor relations, the Company is focused on managing these expenses to achieve operating leverage as revenue scales.

Loss on impairment of intangible assets and goodwill

Loss on impairment of intangible assets and goodwill consist of non-cash charges recognized when the carrying value of certain intangible assets exceeds their recoverable amount. The Company performs impairment assessments whenever events or changes in circumstances indicate that the carrying amount of an intangible asset may not be recoverable. The recognition of such losses reflects management’s ongoing evaluation of the continued utility and value of acquired intangibles in the context of the Company’s evolving operations and strategic priorities.

Other income (expense), net

Other income (expense), net consists primarily of interest expense incurred on our debt obligations, remeasurement gains or losses associated with the change in the fair value on our convertible notes payable and forward purchase agreement derivative liabilities, gains and losses on the extinguishment of liabilities, a gain on the modification of our forward purchase agreements and other miscellaneous income or expenses incurred throughout the period.

Results of Operations for the Three Month Periods ended March 31, 2026 and 2025

The following table summarizes our financial results for the period indicated:

	Three Months Ended March 31,		Change
	2026	2025	$	%

Revenues	$8,172,553	$8,988,343	$(815,790)	(9)%
Costs and expenses:
Cost of revenues	6,307,511	5,974,610	332,901	6%
Gross profit	1,865,042	3,013,733	(1,148,691)	(38)%
Selling, general and administrative expenses	5,090,138	6,287,176	(1,197,038)	(19)%
Loss on impairment of intangible assets and goodwill	—	—	—	—%
Loss from operations	(3,225,096)	(3,273,443)	48,347	(2)%
Total other income (expense), net	(3,444,649)	(3,703,896)	259,247	(7)%
Net loss before income taxes	$(6,669,745)	$(6,977,339)	$307,594	(4)%

Revenues

Revenue decreased approximately $816,000, or 9.1%, to approximately $8,173,000 for the three months ended March 31, 2026 from approximately $8,988,000 for the three months ended March 31, 2025. The decrease was primarily driven by lower revenue in the Owned Service Network and Managed Solutions segments, which declined as the Company divested or wound down certain HVAC, solar, and other home service operations, including the sale of Green Energy Gains, and the wind-down of Blue Sky Electric, Inc. and the notice of termination of the AC Authority MSA, as part of the Company’s ongoing rationalization of its Owned Service Network and Managed Solutions operations. The decrease was partially offset by incremental contributions from the Company’s Logistics segment, which contributed approximately $573,900 of revenue following the DeliveryCircle, LLC acquisition completed in August 2024, and the Company’s Keen Labs segment, which recognized approximately $1,850,000 of product sales revenue from the wholesale distribution of solar panels, inverters, batteries, and related balance-of-system components to Sun Solar, LLC under the Keen Labs MSA.

Cost of Revenues and Gross Profit

Cost of revenues increased approximately $333,000, or 6%, to approximately $6,308,000 for the three months ended March 31, 2026 from approximately $5,975,000 for the three months ended March 31, 2025. The increase was primarily driven by the

Logistics segment established in connection with the DeliveryCircle, LLC acquisition completed in August 2024, which contributed approximately $417,500 in incremental cost of revenue, as well as costs of approximately $1,206,000 associated with the Keen Labs segment that was not operational during the prior-year quarter, partially offset by reduced costs in the Owned Service Network segment resulting from divestitures and wind-downs amidst ongoing segment rationalization. Gross profit for the three months ended March 31, 2026 was approximately $1,865,000, representing a gross margin of 23%, compared to approximately $3,014,000 and 34% for the three months ended March 31, 2025. The decline in gross margin percentage reflects the revenue mix shift toward Logistics, a structurally lower gross margin segment that generates positive operating contribution on a standalone basis, and the wind-down of certain Owned Service Network operations, which produced higher gross margins but were unprofitable at the operating level. This mix shift is consistent with the Company’s strategic focus on segments that contribute positively to operating results.

Selling, General and Administrative expenses

Selling, general and administrative expenses decreased approximately $1,197,000, or 19%, to approximately $5,090,000 for the three months ended March 31, 2026 from approximately $6,287,000 for the three months ended March 31, 2025. The decrease reflects the Company’s ongoing cost rationalization efforts, including the wind-down and divestiture of certain Owned Service Network entities and tighter management of corporate overhead, partially offset by the addition of SG&A costs from the Keen Labs and Distributed Energy & Renewables segments acquired or established since the prior-year quarter. As a percentage of revenue, SG&A expenses declined from 70.0% in the prior-year quarter to 62.3% for the three months ended March 31, 2026, demonstrating improved operating leverage.

Other Income (Expense)

	Three Months Ended March 31,		Change
	2026	2025	$	%
Interest expense	$(574,186)	$(493,464)	$(80,722)	16%
Loss on issuance of financial instruments	(36,500)	—	(36,500)	—
Loss on extinguishment of debt and vendor payable	—	(2,715,923)	2,715,922	(100)
Gain on Extinguishment of debt	—	14,019	(14,019)	(100)
Change in fair value of forward purchase agreement	—	(971,000)	971,000	(100)
Change in fair value of convertible debt	(104,238)	(319,695)	215,457	(67)
Change in fair value of derivative liabilities	(58,288)	(33,548)	(24,740)	74
Change in fair value on 3(a)(10) Settlement Agreement (Note 9)	(53,000)	605,748	(658,748)	(109)
Equity in earnings from Sun Solar	281,523	—	281,523	—
Loss on disposal of businesses	(2,908,964)	—	(2,908,964)	—
Other income (expense), net	9,004	209,967	(200,962)	(96)
Total other income (expense), net	$(3,444,649)	$(3,703,896)	$259,247	(7)%

Total other income (expense), net, for the three months ended March 31, 2026 was approximately $3,444,000, a decrease of approximately $259,000, or 7%, from approximately $3,704,000 for the three months ended March 31, 2025. The composition of total other expense changed significantly between periods. The year-over-year decrease was driven by the non-recurrence of large non-cash losses recognized in Q1 2025, principally a $2,716,000 loss on extinguishment of debt and vendor payable and a $971,000 loss on the change in fair value of the forward purchase agreement (which was no longer outstanding during Q1 2026). The benefit of these non-recurring items was substantially offset by approximately $2,909,000 of losses recognized during Q1 2026 on the dispositions of the Company’s Air Temp Service Co. and Green Energy Gains businesses, included in Other income (expense), net (see Note 4 — Dispositions). Other principal year-over-year movements included: (i) approximately $282,000 of equity in earnings from the Company’s 40% interest in Sun Solar, LLC, following the January 2026 acquisition of the equity method investment (see Note 5 — Investment in Sun Solar); (ii) a $215,000 reduction in the loss on the change in fair value of convertible debt (measured at fair value under ASC 825-10); and (iii) a $659,000 unfavorable swing in the change in fair value of the 3(a)(10) Settlement Agreement. This variance was primarily attributable to the change in valuation methodology, from a Monte Carlo simulation used in Q1 2025 to the Company’s stock price in Q1 2026, combined with period-over-period movements in the stock price (see Note 9 -— Fair Value Measurements).

Reverse Recapitalization

On July 12, 2024, ConnectM consummated the Business Combination contemplated by the Merger Agreement with Legacy ConnectM surviving the merger as a wholly owned subsidiary of MCAC.

Immediately prior to the closing of the Business Combination:

●	Each outstanding share of Legacy ConnectM preferred stock was converted into Legacy ConnectM Common Stock based on a one-to-one ratio.
●	The Business Combination is accounted for as a retrospective recapitalization, in which 2,427,791 shares of Legacy ConnectM preferred stock were converted into the same number of shares of Legacy ConnectM Common Stock. In addition, convertible notes payable totaling $2,250,000 were converted into shares of Legacy ConnectM Common Stock at $7.00 per share, resulting in the issuance of 321,428 shares of Legacy ConnectM Common Stock.

Upon consummation of the Business Combination:

●	Each share of Legacy ConnectM stock issued and outstanding was cancelled and converted into the right to receive 3.3214 shares of the Company’s Common Stock.

Upon the closing of the Business Combination:

●	MCAC’s certificate of incorporation was amended and restated to, among other things, set the total number of authorized shares of capital to 110,000,000 shares, of which 100,000,000 were designated as Common Stock, $0.0001 par value per share, and of which 10,000,000 shares were designated as preferred stock, $0.0001 par value per share.
●	On September 25, 2025, the Company filed a Certificate of Amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Amendment had the effect of increasing the total number of authorized shares of the Company’s Common Stock, $0.0001 par value per share, from 100,000,000 to 250,000,000. The Amendment had no effect on the number of authorized shares of preferred stock.
●	Accordingly, following the filing of the Amendment, effective September 25, 2025, the Company’s authorized capital stock consisted of 260,000,000 shares, representing (i) 250,000,000 shares of Common Stock, and (ii) 10,000,000 shares of preferred stock. The Amendment was approved by the Company’s Board of Directors on August 13, 2025, and by the Company’s stockholders on September 24, 2025.

Legacy ConnectM was deemed the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). The determination was primarily based on Legacy ConnectM’s shareholders prior to the Business Combination having a majority of the voting interests in the combined company, Legacy ConnectM’s ability to exert control over the majority of the board of directors of the combined company, Legacy ConnectM’s ability to maintain control of the board of directors on a go-forward basis, Legacy ConnectM’s senior management comprising the senior management of the combined company; and Legacy ConnectM’s operations prior to the Business Combination comprise the ongoing operations of the combined company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy ConnectM issuing stock for the net assets of MCAC, accompanied by a recapitalization. The net assets of MCAC were stated at fair value, with no goodwill or other intangible assets recorded.

As a result of the Business Combination, ConnectM became a publicly traded company, which required it hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. The Company incurred additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit, compliance and legal fees.

Results of Operations for the Fiscal Years Ended December 31, 2025 and 2024

The following table summarizes our financial results for the period indicated:

	Year Ended December 31,		Change
	2025	2024	$	%
Revenues	$35,836,809	$22,652,885	$13,183,924	58%
Costs and expenses:
Cost of revenues	24,371,255	16,706,177	7,665,078	46%
Gross profit	11,465,554	5,946,708	5,518,846	93%
Selling, general and administrative expenses	23,502,849	15,145,429	8,357,420	55%
Loss on impairment of intangible assets and goodwill	548,492	2,403,628	(1,855,136)	—%
Loss from operations	(12,585,787)	(11,602,349)	(983,438)	9%
Total other expense, net	(3,487,971)	(10,905,859)	7,417,888	(68)%
Net loss	$(16,073,758)	$(22,508,208)	$6,434,450	(29)%

Revenues

Revenue increased approximately $13,184,000, or 58%, to $35,837,000 for the year ended December 31, 2025 from $22,653,000 for the year ended December 31, 2024. This increase was primarily driven by the Company’s new Logistics segment, established in connection with the Delivery Circle acquisition completed in August 2024, and expanding Owned Service Network through the acquisitions of additional service providers and geographic market expansion.

Costs and Expenses

Cost of Revenues increased by approximately $7,665,000, or 46%, to $24,371,000 for the year ended December 31, 2025 from approximately $16,706,000 for the year ended December 31, 2024. This increase was primarily driven by the introduction of our new Logistics segment established in connection with the Delivery Circle acquisition completed in August 2024, which added approximately $5,780,000 in cost of revenue, which was driven by the increase in revenues for this segment, as described above, for the year ended December 31, 2025.

Selling, General and Administrative expenses

Selling, general and administrative expenses increased by approximately $8,357,000 or 55% to $23,503,000 for the year ended December 31, 2025 from $15,145,000 for the year ended December 31, 2024. The increase was primarily driven by approximately $3,020,000 of increased operating costs associated with becoming a public company in July 2024 and our expanding Owned Service Network through the acquisitions of additional service providers and geographic market expansion. Approximately $1,429,000 of selling, general and administrative expenses from our new Logistics segment, and increased marketing costs in our Owned Service Network segment of approximately $1,620,000 for the year ended December 31, 2025.

Loss on impairment of intangible assets and goodwill

Loss on impairment of intangible assets and goodwill decreased approximately $1,855,000, or 77%, to $548,000 for the year ended December 31, 2025 from approximately $2,404,000 for the year ended December 31, 2024. The decrease was primarily due to the Company having recorded significantly higher impairment losses in the prior year attributed goodwill and intangible assets of approximately $1,568,000 and $835,000, respectively. The impairment charge of $548,000 for the year ended December 31, 2025 reflects a reduced level of such losses on the customer relationships and trademarks associated with ATS and SESB, as the extent of the triggering conditions that existed in the prior year did not recur at the same magnitude during the current year.

Other Income (Expense)

	Year Ended December 31,		Change
	2025	2024	$	%
Interest expense	$(1,303,292)	$(2,714,048)	$1,410,756	(52)%
Loss on issuance of financial instruments	(45,250)	—	(45,250)	—
Loss on extinguishment of debt and vendor payable	(3,010,366)	(1,645,443)	(1,364,923)	83
Gain on Extinguishment of debt	2,568,839	2,257,638	311,201	14
Change in fair value of forward purchase agreement	(971,000)	(8,254,390)	7,283,390	(88)
Change in fair value of convertible debt	(2,146,284)	(1,707,747)	(438,537)	26
Loss on forward purchase agreement	—	(266,655)	266,655	(100)
Gain on forward purchase agreement	—	1,453,891	(1,453,891)	(100)
Change in fair value of derivative liabilities	(365,158)	(187,428)	(177,730)	95
Change in fair value of contingent consideration	(111,355)	(59,723)	(51,632)	87
Day one gain on issuance of SEPA	—	134,886	(134,886)	(100)
Gain on modification of liabilities	194,523	—	194,523	—
Bargain purchase gain	2,121,079	—	2,121,079	—
Change in fair value on 3(a)(10) Settlement Agreement (Note 12 to the Consolidated Financial Statements)	(721,829)	—	(721,829)	—
Other income (expense), net	302,122	83,160	218,962	263
Total other income (expense), net	$(3,487,971)	$(10,905,859)	$7,417,888	(68)%

Total other expense, net decreased to approximately $(3,488,000) for the year ended December 31, 2025 from approximately $10,906,000 for the year ended December 31, 2024, an improvement of approximately $7,418,000 or 68%. The major components of the year-over-year change are discussed below.

Interest expense. Interest expense decreased to approximately $1,303,000 for the year ended December 31, 2025 from approximately $2,714,000 for the year ended December 31, 2024, a decrease of approximately $1,411,000 or 52%. This decrease was primarily driven by a reduction in outstanding debt of approximately $7,261,000 resulting from the conversion of certain promissory notes into common stock during 2025.

Debt extinguishment, issuance, and modification activity. During the year ended December 31, 2025, the Company recognized a net loss on extinguishment of debt and vendor payables of approximately $(442,000) and a loss on issuance of financial instruments of approximately $45,000, partially offset by a gain on modification of liabilities of approximately $195,000, for a net charge of approximately $292,000. The loss on extinguishment resulted from amendments to certain debt and vendor agreements where the revised terms were determined to be substantially different from the original terms, requiring extinguishment accounting. During the year ended December 31, 2024, the Company recognized a net gain on extinguishment of debt of approximately $2,258,000, partially offset by a loss on extinguishment of approximately $1,645,000, for a net gain of approximately $613,000. The year-over-year unfavorable change of approximately $905,000 reflects the absence of the prior-year gain on extinguishment and higher extinguishment losses in the current year.

Fair value changes on financial instruments. The Company recognized the following fair value changes during the years ended December 31, 2025 and 2024:

The change in fair value of the forward purchase agreement resulted in a loss of approximately $971,000 for the year ended December 31, 2025 compared to a loss of approximately $8,254,000 for the year ended December 31, 2024, an improvement of approximately $7,283,000. The significant reduction in the prior-year period loss reflects the decline in the fair value of the forward purchase agreement as the instrument approached its settlement terms and the underlying share price volatility stabilized.

The change in fair value of convertible debt resulted in a loss of approximately $2,146,000 for the year ended December 31, 2025 compared to a loss of approximately $1,708,000 for the year ended December 31, 2024, an increase of approximately $439,000. This increase was primarily attributable to the reduction in outstanding convertible debt balances carried at fair value during 2025 as a result of debt conversions and settlements.

The change in fair value of derivative liabilities resulted in a loss of approximately $365,000 for the year ended December 31, 2025 compared to a loss of approximately $187,000 for the year ended December 31, 2024, an increase of approximately $178,000, driven by additional derivative instruments recognized in connection with convertible notes issued during 2025.

The change in fair value of the 3(a)(10) Settlement Agreement resulted in a loss of approximately $722,000 for the year ended December 31, 2025, with no comparable amount in the prior year as the agreement was entered into in January 2025.

The change in fair value of contingent consideration resulted in a loss of approximately $111,000 for the year ended December 31, 2025 compared to a loss of approximately $60,000 for the year ended December 31, 2024.

In the aggregate, fair value changes on financial instruments resulted in a net loss of approximately $3,594,000 for the year ended December 31, 2025 compared to a net loss of approximately $10,209,000 for the year ended December 31, 2024, an improvement of approximately $6,615,000.

Bargain purchase gain. During the year ended December 31, 2025, the Company recognized a bargain purchase gain of approximately $2,121,000 in connection with the acquisition of Cambridge Energy Resources Pvt. Ltd. (“CER”), where the fair value of net assets acquired exceeded the purchase consideration. No comparable gain was recognized in the prior year.

Day one gain on issuance of SEPA. During the year ended December 31, 2024, the Company recognized a day-one gain of approximately $135,000 on the issuance of the SEPA derivative liability, with no comparable amount in the current year.

Other income (expense), net. Other income, net increased to approximately $304,000 for the year ended December 31, 2025 from approximately $83,000 for the year ended December 31, 2024, an increase of approximately $221,000, primarily attributable to miscellaneous income items recognized during the current year.

Liquidity and Capital Resources

Our condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. As of March 31, 2026, the Company had cash and cash equivalents of approximately $2,472,000 and a working capital deficit of approximately $27,423,000, compared to cash and cash equivalents of approximately $2,904,000 as of December 31, 2025. For the three months ended March 31, 2026, the Company incurred a net loss of approximately $6,670,000 and net cash used in operating activities of approximately $2,811,000, compared to a net loss of approximately $6,977,000 and net cash used in operating activities of approximately $2,826,000 for the three months ended March 31, 2025. These conditions are indicators of substantial doubt as to the Company’s ability to continue as a going concern for at least one year from the date of issuance of these condensed consolidated financial statements. The Company’s ability to continue as a going concern is dependent upon the management of expenses, the ability to obtain necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and the attainment of profitable operations.

If additional equity or debt financing is required from outside sources, we may not be able to raise it on terms acceptable to it or at all. If we are unable to raise additional capital on acceptable terms when needed, its results of operations and financial condition would be materially and adversely affected. Any such financing likely would be dilutive to our existing stockholders and could result in significant financial operating covenants that would negatively impact our business.

Based on the foregoing, our management has concluded there is substantial doubt as to our ability to continue as a going concern within one year after the date the condensed consolidated financial statements are issued. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should we be unable to continue as a going concern.

Cash Flows

The following table summarizes the Company’s cash flows for the period indicated:

	Three Months Ended March 31,		Change
	2026	2025	$	%
Net cash used in operating activities	$(2,810,836)	$(2,825,807)	$14,971	1%
Net cash used in investing activities	$(58,438)	$(152,672)	$94,234	62%
Net cash provided by financing activities	$2,453,785	$2,178,470	$275,315	13%

Net cash used in operating activities

Net cash used in operating activities for the three months ended March 31, 2026 was approximately $2,811,000. Net cash used in operating activities consisted primarily of a net loss of approximately $6,670,000, adjusted for non-cash items principally including: losses on disposal of the Air Temp Services and Green Energy Gains businesses aggregating approximately $2,909,000; amortization of debt discount of approximately $236,000; stock issued for services of approximately $221,000; depreciation and amortization of long-lived and intangible assets of approximately $213,000; provision for credit losses of approximately $121,000; the change in fair value of convertible debt of approximately $104,000; the change in fair value of derivative liabilities of approximately $58,000; the change in fair value of the Section 3(a)(10) Settlement Agreement of approximately $53,000; right-of-use asset amortization on operating and finance leases of approximately $38,000 in the aggregate; and loss on issuance of financial instruments of approximately $37,000; partially offset by the Company’s share of equity in earnings of Sun Solar of approximately $282,000. Net changes in operating assets and liabilities used cash of approximately $151,000, primarily reflecting an increase in prepaid expenses and other current assets and a decrease in accounts payable, substantially offset by an increase in contract liabilities and an increase in accrued expenses.

Net cash used in operating activities for the three months ended March 31, 2025 was approximately $2,826,000. Net cash used in operating activities consisted primarily of net loss of approximately $6,977,000 which stem from the increased operating expenses such as heightened legal and administrative costs due to ongoing debt restructuring efforts, alongside inflationary pressures on overhead, which have notably impacted our cash flow despite efforts to streamline operations. This was offset by approximately $3,650,000 of noncash items, primarily related to the loss on extinguishment of debt of approximately $2,716,000, change in fair value measurement of convertible debt of approximately $320,000, change in fair value of forward purchase agreement resulting in a loss of approximately $971,000, depreciation and amortization of long-lived assets and intangible assets of approximately $81,000, amortization of the Company’s debt discount recorded on its different debt facilities of approximately $78,000 offset by a change in fair value of our 3(a)(10) Settlement Agreement of approximately $606,000 and the gain on extinguishment of debt of approximately $15,000. In addition, for the three months ended March 31, 2025, net changes in operating assets and liabilities resulted in cash provided by operating activities of approximately $501,000.

Net cash used in investing activities

Net cash used in investing activities for the three months ended March 31, 2026 was approximately $58,000, consisting principally of cash paid for capitalized software development costs of approximately $89,000 and purchases of property and equipment of approximately $1,000, partially offset by proceeds of approximately $32,000 from the disposal of the Green Energy Gains business.

Net cash used in investing activities for the three months ended March 31, 2025 was approximately $153,000. Investing activities primarily included the purchase of capitalized software development costs of approximately $150,000 and purchases of property and equipment of approximately $3,000.

Net cash provided by financing activities

Net cash provided by financing activities for the three months ended March 31, 2026 was approximately $2,454,000. Financing activities consisted primarily of proceeds from the issuance of debt of approximately $1,325,000, proceeds from the issuance of convertible notes of approximately $1,611,000, and proceeds from factoring receivable arrangements of approximately $1,547,000, partially offset by repayments of debt of approximately $606,000, repayments on convertible notes of approximately $502,000, repayments on factoring receivable arrangements of approximately $503,000, payments of deferred consideration of approximately $387,000, and payments on finance leases of approximately $30,000.

Net cash provided by financing activities for the three months ended March 31, 2025 was approximately $2,178,000. Financing activities consisted primarily of proceeds from the issuance of convertible debt of $2,530,000, offset by repayment of debt of approximately $321,000 and payments on our finance leases of approximately $30,000.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements during the periods presented, and we do not currently have any off-balance sheet arrangements, as defined in the SEC rules and regulations.

Commitments and Contractual Obligations

On December 29, 2025, ConnectM entered into a Settlement and Termination Agreement (the “Yorkville Agreement”) with Yorkville related to the Company’s December 17, 2024 SEPA. The Yorkville Agreement provides for continued $250,000 cash payments on alternate Mondays, applied to reduce the outstanding pre-paid advance obligation (including principal, interest and applicable premiums), and confirms the December 15, 2025 payment was applied first to satisfy the $187,500 deferred fee, with the balance applied to the pre-paid advance obligation.

The Yorkville Agreement further provides that, if an underwritten public offering in connection with an uplisting to a national securities exchange is consummated, the SEPA will be terminated immediately prior to the closing, and Yorkville will receive a termination fee in Common Stock valued at $175,000 equal to the price per share of Common Stock in this offering, as well as a 24-month ROFR on any future equity line of credit.

As of the date of this prospectus, the Company has approximately $2,600,000 in unfulfilled purchase orders from national distribution partners for Keen-branded heat pump equipment and smart controls, pursuant to orders placed between January and May 2026. The Company expects to fulfill these orders in the ordinary course of business during fiscal year 2026.

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities.

Critical Accounting Policies and Significant Management Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of income and expenses during the reporting periods. We base our estimates and judgments on historical experience and on various other factors that we believe are reasonable under the circumstances. Actual results may differ from these estimates under varying assumptions or conditions.

Please refer to Note 2 “Summary of Significant Accounting Policies” in the notes to the consolidated financial statements included in this prospectus for a description of significant accounting policies.

Recently Issued and Adopted Accounting Standards

See Note 2 for a discussion of any recent accounting pronouncements relevant to our Consolidated Financial Statements.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and gives effect to two transactions affecting ConnectM Technology Solutions, Inc. (the “Company”): (i) the divestiture of the Company’s India-based operations held through Global Impx Inc. (“GIX”) to Blue Cloud Softech Solutions Limited (“Blue Cloud”) in exchange for 160,000,000 newly issued equity shares of Blue Cloud; and (ii) the Company’s firm-commitment public offering of 1,833,333 shares of common stock registered on this registration statement.

The Company’s historical consolidated financial statements consolidate GIX. Accordingly, the pro forma information is presented on a disposal basis, removing GIX through a transaction accounting adjustment column, with a further adjustment column giving effect to the offering. The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to both transactions as if each had occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and the three months ended March 31, 2026 give effect to the GIX deconsolidation as if it had occurred on January 1, 2025, and give effect to the offering shares in the pro forma weighted-average share count.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized had the transactions occurred on the dates indicated, nor is it indicative of future results. The accounting for the transactions is preliminary and subject to change (see the accompanying notes).

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

(in U.S. dollars)	Historical	GIX Adj.	Offering Adj.	Note	Pro Forma
ASSETS
Cash and cash equivalents	2,471,782	(113,921)	10,000,000	a,f	12,357,861
Accounts receivable, net	3,064,131	(485,844)	—	a	2,578,287
Contract asset	145,341	—	—	a	145,341
Inventories, net	594,024	(469,681)	—	a	124,343
Prepaid expenses and other current assets	2,173,589	(542,404)	—	a	1,631,185
Right-of-use assets, net	134,307	(57,693)	—	a	76,614
Property and equipment, net	19,474,465	(18,908,695)	—	a	565,770
Goodwill	2,287,466	—	—	a	2,287,466
Intangible assets, net	2,070,387	(274,472)	—	a	1,795,915
Equity method investments	7,406,523	—	—		7,406,523
Investment in Blue Cloud	—	31,120,000	—	b	31,120,000
Total assets	39,822,015	10,267,290	10,000,000		60,089,305
LIABILITIES
Accounts payable	7,075,064	(397,489)	—	a	6,677,575
Accrued expenses and other current liabilities	2,504,664	(921,874)	—	a	1,582,790
Contingent consideration liability (current)	1,534,558	—	—	a	1,534,558
Debt, net of debt discount	8,530,688	(903,472)	—	a	7,627,216
Convertible debt, at fair value	6,593,923	—	—		6,593,923
Derivative liabilities	292,677	—	—		292,677
Lease liabilities	179,539	(59,833)	—	a	119,706
Contract liabilities	1,644,081	(66,438)	—	a	1,577,643
3(a)(10) Settlement Agreement, at fair value	3,687,000	—	—		3,687,000
Deferred tax liabilities	3,887,472	(3,887,472)	—	a	—
Debt, net of current portion	1,698,310	(1,015,541)	—	a	682,769
Contingent consideration liability, noncurrent	236,832	—	—		236,832
Total liabilities	37,864,808	(7,252,119)	—		30,612,689
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	531	—	183	f	714
Additional paid-in capital	67,775,494	—	9,999,817	f	77,775,311
Accumulated deficit	(68,616,894)	19,058,890	—	c	(49,558,004)
Accumulated other comprehensive loss	(580,369)	—	—	d	(580,369)
Total CNTM stockholders’ equity (deficit)	(1,421,238)	19,058,890	10,000,000		27,637,652
Noncontrolling interest	3,378,445	(1,539,481)	—	e	1,838,964
Total stockholders’ equity (deficit)	1,957,207	17,519,409	10,000,000		29,476,616
Total liabilities and stockholders’ equity	39,822,015	10,267,290	10,000,000		60,089,305

Unaudited Pro Forma Condensed Combined Statement of Operations — Year Ended December 31, 2025

(in U.S. dollars)	Historical	GIX Adj.	Note	Pro Forma
Revenues	35,836,809	(2,905,026)	g	32,931,783
Cost of revenues	24,371,255	(2,225,912)	g	22,145,343
Gross profit	11,465,554	(679,114)		10,786,440
Selling, general and administrative	23,502,849	(1,188,520)	g	22,314,329
Loss on impairment of intangibles and goodwill	548,492	—		548,492
Loss from operations	(12,585,787)	509,406		(12,076,381)
Total other income (expense), net	(3,487,971)	(2,157,007)	g	(5,644,978)
Gain on disposal of GIX	—	19,058,890	j	19,058,890
Net (loss) income before income taxes	(16,073,758)	17,411,289		1,337,531
Income tax benefit	16,086	—	h	16,086
Net (loss) income	(16,057,672)	17,411,289		1,353,617
Less: net income attributable to NCI	(187,378)	(50,006)	g	(237,384)
Net (loss) income attributable to CNTM	(16,245,050)	17,361,283		1,116,233
Weighted-avg shares, basic (post-split)	2,259,956	—	i	4,093,289
Net (loss) income per share attributable to CNTM, basic	$(7.19)			$0.27

Unaudited Pro Forma Condensed Combined Statement of Operations — Three Months Ended March 31, 2026

(in U.S. dollars)	Historical	GIX Adj.	Note	Pro Forma
Revenues	8,172,553	(527,150)	g	7,645,403
Cost of revenues	6,307,511	(526,715)	g	5,780,796
Gross profit	1,865,042	(435)		1,864,607
Selling, general and administrative	5,090,138	(369,373)	g	4,720,765
Loss on impairment of intangibles and goodwill	—	—		—
Loss from operations	(3,225,096)	368,938		(2,856,158)
Total other income (expense), net	(3,444,649)	87,141	g	(3,357,508)
Net loss before income taxes	(6,669,745)	456,079		(6,213,666)
Income tax benefit	—	—	h	—
Net loss	(6,669,745)	456,079		(6,213,666)
Less: net income attributable to NCI	(276,000)	(7,824)	g	(283,824)
Net loss attributable to CNTM	(6,945,745)	448,255		(6,497,490)
Weighted-avg shares, basic (post-split)	5,217,810	—	i	7,051,143
Net loss per share attributable to CNTM, basic	$(1.33)			$(0.92)

Weighted-average shares for the year ended December 31, 2025 are presented on a split-adjusted basis. Pro forma weighted-average shares give effect to the 1,833,333 shares issued in the offering as if issued at the beginning of each period (note (i)).

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Description of the Transactions

GIX divestiture. The Company will transfer its equity interest in GIX, representing its India-based operations, to Blue Cloud in exchange for 160,000,000 newly issued equity shares of Blue Cloud. Upon closing, the Company will deconsolidate GIX and account for its retained interest in Blue Cloud as an equity investment under ASC 321.

S-1 offering. The Company is registering a firm-commitment public offering of 1,833,333 shares of common stock at an assumed public offering price of $6.00 per share, for net proceeds of approximately $10.0 million after underwriting discounts (7%), a 1% non-accountable expense allowance, and estimated offering expenses. A 45-day over-allotment option for up to 275,000 additional shares is not reflected.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Because the Company’s historical consolidated financial statements consolidate GIX, GIX is removed through a transaction accounting adjustment column, with a further column giving effect to the offering. The GIX deconsolidation gain is reflected as an adjustment to pro forma retained earnings (accumulated deficit) and is excluded from the pro forma statements of operations because it is nonrecurring. The offering is a balance-sheet financing and affects the pro forma statements of operations only through the increase in pro forma weighted-average shares outstanding. The statements of operations are presented through net loss from continuing operations; no amount is presented as discontinued operations. Weighted-average shares for the year ended December 31, 2025 are presented on a split-adjusted basis.

Note 3 — Deconsolidation Gain (ASC 810-10-40-5)

The gain is measured as the sum of the fair value of any consideration received, the fair value of any retained interest, and the carrying amount of any noncontrolling interest, less the carrying amount of GIX net assets attributable to ConnectM.

Consideration is measured at the closing-date fair value of the 160,000,000 Blue Cloud shares under ASC 820 (assumed at $0.1945 per share, or $31,120,000). No discount is applied for the SEBI six-month lock-in, which is a restriction on the Company as holder and not a characteristic of the shares (ASC 820-10-55-52A; ASU 2022-03). The pre-tax gain on the GIX disposal is approximately $19,058,890.

Note 4 — Pro Forma Balance Sheet Adjustments (as of March 31, 2026)

(a)	GIX column: removal of the assets and liabilities of GIX deconsolidated upon closing, including elimination of the deferred tax liabilities and intercompany balances between GIX and the Company.
(b)	GIX column: recognition of the Company’s retained investment in Blue Cloud at the fair value of the 160,000,000 shares received ($31,120,000 assumed), accounted for under ASC 321.
(c)	GIX column: recognition of the pre-tax gain on the GIX disposal as an adjustment to accumulated deficit (Note 3).
(d)	GIX column: reclassification of the cumulative translation adjustment attributable to the controlling interest in GIX, a foreign entity, into the disposal gain (ASC 830-30-40-1; ASC 810-10-40-4A). The amount is preliminary and shown as nil pending the closing-date measurement (Note 6).
(e)	GIX column: derecognition of the noncontrolling interests in GIX (CER Rooftop and Geo Impex).
(f)	Offering column: issuance of 1,833,333 shares of common stock for net proceeds of approximately $10,000,000 (increase to cash), recorded as common stock at par ($0.0001 per share) and additional paid-in capital for the balance. The offering has no effect on the pro forma statements of operations other than the increase in pro forma weighted-average shares outstanding.

Note 5 — Pro Forma Statement of Operations Adjustments

(g)	GIX columns: removal of the revenues, cost of revenues, operating expenses, interest, and other income (expense) of GIX for both periods, including the nonrecurring CER bargain-purchase gain in the year ended December 31, 2025, and the related noncontrolling interest attribution.
(h)	Income tax effects of the pro forma adjustments. Consistent with Rule 11-02(a)(11) of Regulation S-X, the income tax effects of the pro forma adjustments have been determined by applying the statutory tax rates in effect for the periods presented in the jurisdictions to which each adjustment relates, adjusted for the Company's valuation allowance position and other relevant tax attributes, to the extent such effects are objectively determinable and factually supportable. Based on the information currently available, no net pro forma income tax adjustment has been reflected with respect to the removal of the GIX operations or the deconsolidation gain. With respect to U.S. federal and state income taxes, the Company is in a cumulative pre-tax loss position and maintains a full valuation allowance against its U.S. net deferred tax assets; the deconsolidation gain is expected to be offset in whole or in substantial part by available U.S. net operating loss carryforwards, subject to applicable limitations, including any limitations on the use of such carryforwards, and as such no net U.S. federal or state income tax effect has been reflected in the unaudited pro forma financial information. In addition, the removal of GIX's pre-tax results does not give rise to incremental U.S. pro forma tax expense or benefit because the related deferred tax effects are fully offset by the valuation allowance. Because the effective tax rate reflected in the unaudited pro forma statements of operations differs from the U.S. federal statutory rate of 21%, this difference is primarily attributable to the Company's full valuation allowance, the expected utilization of available net operating loss carryforwards against the deconsolidation gain, and the jurisdictional mix of the adjustments, as well as the preliminary nature of the income tax analysis described in Note 6. With respect to non-U.S. income taxes, the transfer of the GIX shares and/or the underlying India operations may be subject to Indian income tax, including under India's indirect-transfer provisions, and to withholding or other tax collection obligations, and may also involve interest, penalties or other related tax costs depending on the final tax analysis. As described in Note 6, those consequences have not been finally determined, the transaction documents do not allocate, indemnify, or gross up any Indian tax, and because the amount of any Indian tax is not yet objectively determinable and factually supportable, or reasonably estimable based on the information currently available, it has not been reflected as a pro forma adjustment. Any Indian tax ultimately due is not expected to be offset by the Company's U.S. net operating loss carryforwards or valuation allowance and could result in a tax liability and a reduction of the gain on deconsolidation and stockholders' equity that are not reflected herein and that could be material.
(i)	Pro forma weighted-average shares give effect to the 1,833,333 shares issued in the offering as if issued at the beginning of each period. The offering has no other effect on the statements of operations.
(j)	The GIX deconsolidation gain is presented as a separate nonrecurring transaction accounting adjustment in the pro forma statement of operations for the year ended December 31, 2025, with its income tax effect, and is correspondingly reflected in pro forma retained earnings on the pro forma balance sheet (Note 4(c) and Note 7). The gain is not reflected in the interim period.

Note 6 — Preliminary Measurement and Incomplete Accounting

The accounting for the transaction is not complete and the pro forma adjustments are preliminary and are based on currently available information and assumptions that management believes are reasonable under the circumstances. The fair value of the Blue Cloud share consideration, the carrying amount of GIX's net assets, the cumulative translation adjustment reclassification, the treatment of the noncontrolling interest in GIX, and the income tax effects of the transaction will be measured at closing and may differ materially from the amounts reflected herein. In particular, and as required by Rule 11-02(a)(11) of Regulation S-X, the accounting for income taxes remains preliminary: the non-U.S. (Indian) income tax and withholding consequences of the transfer of GIX, including under India's indirect-transfer rules, have not been finally determined and depend on analyses from Indian tax counsel and a closing-date valuation that the Company has not yet completed due to undeterminable situations. No Indian tax has been reflected because the amount is not yet objectively determinable and factually supportable or reasonably estimable based on the information currently available; when determinable, any such tax could result in a liability, and a corresponding reduction of the deconsolidation gain and of pro forma equity, that are not reflected herein and that could be material. The U.S. income tax effect of the transaction is reflected as nil for the reasons described in Note 5; however, if the Company's valuation allowance position, the amount or availability of its net operating loss carryforwards, the applicability of any limitations on the use of those carryforwards, or the tax characterization of the transaction were to differ from those assumptions, the U.S. tax effect could also change. The offering amounts are based on an assumed public offering price of $6.00 per share; the final price, net proceeds, and share count will be determined at pricing, and the over-allotment option and Representative warrants are not reflected.

Note 7 — Nonrecurring Item

The GIX deconsolidation gain of approximately $19.1 million is a material nonrecurring item that results directly from the transaction and will not recur beyond 12 months after the transaction. In accordance with Rule 11-02(a)(11)(i), it is identified as a nonrecurring item and is reflected as a transaction accounting adjustment in the pro forma statement of operations for the year ended December 31, 2025 (the earliest period presented), together with its income tax effect, and is correspondingly reflected in pro forma retained earnings on the pro forma balance sheet. It is not reflected in the interim period presented.

BUSINESS

Overview

ConnectM Technology Solutions, Inc. (“ConnectM” or the “Company”) is a constellation of technology-driven businesses powering the modern energy economy. ConnectM believes everyone deserves affordable access to clean, reliable energy. The Company’s mission is to reshape how energy is used in homes, businesses, transportation, infrastructure, and logistics to create a higher quality of life, lower costs, and help reverse climate change for a more sustainable future.

The Company reports its results through seven operating segments: Owned Service Network, Managed Solutions, Distributed Energy & Renewables, Keen Labs, Logistics, Transportation, and Other. The Company earns revenue outside the United States from its Distributed Energy & Renewables and Transportation segments.

The Company delivers solutions to its customers for (i) the decarbonization of homes, critical infrastructure and businesses through energy management-as-a-service offerings, including weatherization, HVAC, solar, battery and EV charging solutions, and through the wholesale distribution of AI-enabled heat pump equipment and smart controls, (ii) the facilitation of business-to-business transportation through its online and mobile last-mile delivery platform utilizing contracted drivers, and (iii) the management of connected operations through its industrial internet of things (“IIoT”) platform. These offerings are integrated and optimized through the Company’s proprietary platform, developed and continuously enhanced by Keen Labs, its AI and technology subsidiary.

The Company also offers physical products as part of its solutions offerings. These include AI-enabled heat pump systems for use in the decarbonization of homes and businesses, as well as solar panels, inverters, battery storage systems, and related balance-of-system components, which are procured and distributed by the Company’s wholly-owned subsidiary, Keen Labs Operations, Inc., to installation partners, including Sun Solar, LLC. The Company also offers display clusters, digital control units, and vehicle control units used in the management of connected operations, which are sold in the India market through the Company’s subsidiary, ConnectM India Private Limited (“CMI”).

The Company also provides managed solutions offerings, including human resources management, procurement services, omnichannel marketing and lead generation services, and access to working capital solutions designed to improve operating efficiency and enhance profitability for service providers.

The Company’s platform and associated software continuously collect and analyze operational data, generating actionable insights that customers use for monitoring, optimization and decision-making, and enabling applications such as predictive maintenance and virtual power plant integration.

The Company is actively rationalizing its segment portfolio to focus on its highest-quality, U.S.-based verticals that contribute positively to operating results. During the three months ended March 31, 2026, certain HVAC, solar, and other home service operations within the Owned Service Network segment were divested or wound down as the Company shifted its decarbonization strategy toward product-led and technology-enabled offerings. Concurrently, the Company recast its segment reporting structure to separately present its Keen Labs segment, which conducts the Company’s technology platform operations and U.S. wholesale procurement and distribution of solar, energy storage, and related balance-of-system components through Keen Labs Operations, Inc., and which contributed approximately $1,850,000 of product sales revenue during the quarter under VPP kit supply arrangements with installation partners. The remaining Owned Service Network and Managed Solutions operations are subject to ongoing strategic review. In addition, as further described in Recent Developments, the Company has entered into a share exchange agreement with BCSSL pursuant to which the Company expects to transfer its Cambridge Energy Resources, India-based Transportation, and Geo Impex operations to BCSSL in exchange for BCSSL equity (the “BCSSL Transaction”). Upon the consummation of the BCSSL Transaction, the Distributed Energy & Renewables segment is expected to be substantially eliminated.

ConnectM operates a proprietary, AI-driven data and intelligence platform that monitors, analyzes and manages connected assets across their full lifecycle. The platform continuously aggregates anonymized performance and utilization data from service providers, OEMs, infrastructure providers and enterprise customers, which is used to train large language and predictive AI models to enhance operating efficiency, reduce downtime and extend asset life.

The platform functions as a self-reinforcing data network, integrating inputs from buildings, vehicles and infrastructure to create a proprietary intelligence loop that improves reliability, optimizes asset deployment and informs future product design.

ConnectM currently processes more than 30 gigabytes of operational data and over two million EV miles daily across more than 120,000 connected assets, providing a large-scale, continuously expanding AI training dataset within the modern energy sector.

The Company’s data architecture positions it to participate in emerging fields such as actuarial risk modeling, built-environment digital security, and AI-enabled infrastructure management—areas where the convergence of artificial intelligence, connected systems, and energy operations is reshaping industrial efficiency.

Our Products and Services

ConnectM’s product and service portfolio is organized into seven operating segments that together form a unified platform for managing energy, equipment, and mobility assets:

1.	Owned Service Network focuses on the deployment of modern energy economy solutions into enterprises, infrastructure providers, and homes and businesses by providing installation and maintenance services for electrified heating and cooling solutions and distributed energy solutions (including solar and battery). The installed equipment is connected to the Company’s tech platform to ensure peak performance and efficiency of the equipment as well as allowing the Company to remotely monitor maintenance needs. During the three months ended March 31, 2026, the Company continued the strategic rationalization of this segment through the divestiture or wind-down of certain HVAC, solar, and other home service operations, including the sale of Green Energy Gains and the wind-down of Blue Sky Electric, The remaining Owned Service Network operations are subject to ongoing strategic review as the Company concentrates resources on its U.S. distributed energy, defense, and logistics businesses, which management believes offer stronger scalability and operating contribution.
2.	Managed Solutions provides a selection of servicing offerings that customers can select, including human resources management, procurement services, omnichannel marketing and lead generation, and access to short-term working capital loans. In light of the notice of termination of the AC Authority master services agreements, the Managed Solutions segment is also subject to the ongoing segment rationalization and strategic review.
3.	Distributed Energy & Renewables (“DER”) focuses on the delivery of solar and distributed energy solutions for commercial, residential, consumer, and industrial customers in India, including project development, EPC services and ongoing energy management, conducted through the Company’s Cambridge Energy Resources (“CER”) subsidiary. As described in Recent Developments, the Company has entered into a share exchange agreement with BCSSL pursuant to which the Company expects to transfer CER and certain other international operations to BCSSL in exchange for BCSSL equity (the “BCSSL Transaction”). Upon the consummation of the BCSSL Transaction, the DER segment is expected to be substantially eliminated, and the Company will evaluate the appropriate financial statement presentation in accordance with ASC 205-20 in future filings.
4.	Keen Labs segment focuses on the development of AI, control, and energy intelligence platforms that underpin the Company’s modern energy economy solutions, conducted primarily through Keen Labs Operations, Inc. The segment’s portfolio includes industrial IoT hardware, the Hi-C line of hybrid energy storage systems, the Hi-E line of lithium iron phosphate long-duration and virtual power plant (“VPP”)-enabling storage systems, smart heat pumps, and connected vehicle technologies, each integrated through the segment’s software platform to optimize performance across fleets, facilities, and distributed energy assets. The segment also conducts the Company’s U.S. wholesale procurement and distribution of solar panels, inverters, batteries, and related balance-of-system components to installation partners under VPP kit supply arrangements. During the three months ended March 31, 2026, product sales to Sun Solar, LLC under the Keen Labs MSA contributed approximately $1,850,000 of segment revenue. The Keen Labs segment is not affected by the BCSSL Transaction and is expected to remain a core continuing operations segment of the Company.
5.	Logistics focuses on the facilitation of business-to-business transportation of commercial and other heavy goods using the Company’s last-mile delivery platform and software, operated through the Company’s DeliveryCircle, LLC subsidiary. The Logistics segment is not affected by the BCSSL Transaction and is expected to remain a core continuing operations segment of the Company.
6.	Transportation focuses on the management of connected operations using the Company’s IIoT platform to remotely monitor and control the performance of equipment for original equipment manufacturers and other enterprise customers, conducted primarily through the Company’s India-based subsidiaries. The Transportation segment’s operations are included within the scope of the BCSSL Transaction described above. Upon the consummation of the BCSSL Transaction, the Transportation segment is expected to be substantially eliminated, and the Company will evaluate the appropriate financial statement presentation in accordance with ASC 205-20 in future filings.
7.	Other comprises corporate-level operations and the Company’s Geo Impex landholding near Chhatrapur, Odisha, India, a strategic real estate asset approved for development into a multimodal logistics park and AI-enabled data center campus. This segment did not generate revenue during the three months ended March 31, 2026. The Geo Impex landholding is included within the scope of the BCSSL Transaction described in Recent Developments.

Across these segments, ConnectM’s AI-enabled platform aggregates large volumes of data to deliver actionable insights for enterprise, OEM, infrastructure, and service provider customers. The Company also provides AI-enabled hardware components—including intelligent heat-pump controllers, batteries, digital control units, and vehicle modules—that expand the reach of its data ecosystem.

Together, these technologies create a unified intelligence layer that improves asset performance, optimizes energy consumption, and supports recurring SaaS and platform-based revenue models.

Our Networks and Platforms

ConnectM’s AI-driven data and intelligence platform, developed and continually enhanced by its Keen Labs Operations, Inc. (“Keen Labs”) subsidiary, aggregates more than 30 gigabytes per day of real-time operating and performance data from the 120,000+ electrified and connected assets across the Company’s portfolio, with the goal of delivering superior value to enterprise, OEM, infrastructure, and service provider customers.

The sheer volume of data collected daily allows the Company to continually train and refine its proprietary AI models to produce measurable customer outcomes. For example, the platform aggregates anonymized utilization, charging, and performance data from electric vehicles and industrial equipment, enabling customers and OEM partners to report on the tangible and measurable sustainability impact of their fleets and equipment. Through the Transportation segment, this reporting has supported OEM customers such as Volvo, Motovolt, and Ashok Leyland in obtaining Indian government support, accelerating EV adoption, and building public goodwill for electrification.

In the United States, the platform increasingly captures and analyzes performance data from solar, battery storage, and balance-of-system components distributed through Keen Labs to installation partners under VPP kit supply arrangements, including those with Sun Solar, LLC, as well as last-mile delivery, routing, and fleet telematics data generated through the Company’s DeliveryCircle, LLC subsidiary’s proprietary Decios platform.

Following consummation of the previously described BCSSL Transaction, the Company’s India-based Transportation operations, including the OEM customer relationships and corresponding data ingestion described above, are expected to transfer to Blue Cloud Softech Solutions Limited (“BCSSL”). The Company expects the geographic and operational composition of its data ingestion to shift accordingly, with continued growth in U.S.-sourced data from Keen Labs’ distributed energy distribution arrangements, the DeliveryCircle Decios platform, and, following the post-period acquisition of Harry Kahn Associates, Inc., data aggregated across U.S. Department of Defense, U.S. Coast Guard, and major defense original equipment manufacturer sustainment programs.

In April 2026, the Company acquired HKA, an American-owned technical data development company founded in 1943 and headquartered in Hagerstown, Maryland. HKA provides logistics data systems, technical manuals, and training content used by the U.S. Department of Defense, U.S. Coast Guard, and major defense OEMs to design, field, and maintain military equipment deployed worldwide. HKA’s capabilities include logistics product data and lifecycle support analysis, reliability, maintainability, and provisioning systems, technical manuals and interactive electronic documentation, and training curricula and instructional systems. HKA has supported equipment spanning a wide range of complexity, from hand-held radios to the Space Shuttle.

HKA has supported all branches of the U.S. military, including the Navy, Marine Corps, Air Force, and Army, as well as the U.S. Coast Guard, and works alongside major defense contractors and equipment manufacturers, including Boeing, Northrop Grumman, and Lockheed Martin. HKA has maintained an uninterrupted contracting relationship with U.S. Naval Air Systems Command since 1976, and holds ISO 9001:2015 certification, a greater than 90% client satisfaction rating, and has never had a product rejection.

HKA develops and manages logistics and technical datasets used to support maintenance planning, spare parts provisioning, system reliability modeling, and lifecycle sustainment of defense systems. These capabilities generate structured operational datasets that underpin the lifecycle management of complex military platforms. HKA generated approximately $2 million of revenue in 2025, and the Company believes the business is positioned for significant expansion beginning in 2026 and beyond as the Company leverages HKA’s long-standing government relationships together with the AI, data, and systems capabilities of its Keen Labs technology platform.

The acquisition significantly expands ConnectM’s presence in government and defense markets, positioning the Company to participate in long-duration programs supporting critical military infrastructure and next-generation equipment systems. The Company believes HKA provides a channel into the government and defense markets for both of its growth platforms. ConnectM believes HKA’s data environments represent a strategic opportunity for its Keen Labs AI and infrastructure intelligence platform, enabling the Company to expand HKA’s role from traditional technical documentation into data-driven analytics, predictive maintenance, and digital sustainment platforms for complex military systems. Specifically, the Company is targeting opportunities in predictive maintenance and lifecycle optimization for mission-critical systems, AI-assisted logistics planning and sustainment analytics, digital technical documentation and knowledge systems, and infrastructure intelligence platforms.

DeliveryCircle’s automotive logistics capabilities are illustrated by its work with a national tire distributor facing a breakdown in its existing parcel-based shipping model. In 2021, major parcel carriers including UPS and FedEx, operating at capacity, began imposing significant rate increases on non-conveyable products, restricting volume acceptance from tire distributors, and delaying pickup of loaded and ready trailers. The situation created material supply chain risk for tire distributors across the country, who found themselves unable to reliably move sold inventory to dealers and installers despite having product staged and ready to ship.

DeliveryCircle deployed its Decios platform to build a virtual dedicated delivery network connecting independent contractors and regional trucking companies under a unified dispatch and tracking environment. Rather than routing product through a traditional cross-dock or parcel sort facility, shipments moved directly from the distributor’s warehouse to the end customer, eliminating a handling step that had previously extended transit times and created opportunities for delay. The direct-to-dealer model also allowed the distributor to extend its order cutoff times, since same-day dispatch no longer depended on meeting carrier pickup windows at a consolidation point.

The operational results were substantive on multiple dimensions. The distributor achieved a 30% reduction in freight expenses relative to its prior parcel model, while simultaneously converting overnight shipments to same-day delivery. Real-time tracking, geo-fenced proof of delivery, and electronic signature capture provided the chain-of-custody documentation and visibility required by commercial automotive accounts, matching the service level of a dedicated private fleet without the capital and overhead burden of owning or managing one. DeliveryCircle’s capacity-flexible network also meant the distributor could scale volume up or down without renegotiating fixed carrier commitments.

The engagement illustrates the core value proposition of DeliveryCircle’s zero-asset model: delivering dedicated-fleet performance at parcel-comparable cost, with the flexibility to serve industries where non-conveyable or time-sensitive freight has historically been underserved by traditional carriers. The Company believes this model is applicable across a broad range of B2B logistics verticals, including healthcare, commercial distribution, and retail, and sees particular opportunity in extending DeliveryCircle’s technology and network to enterprise customers who currently rely on legacy parcel infrastructure for products that are poorly suited to it.

During the fiscal year ended December 31, 2025:

●	We installed 173 heat pumps, 193 high efficiency air conditioners, and 113 fuel-efficient heating systems;
●	We installed enough solar roofs to generate 1,249.84kW of electricity, decarbonizing 17.5 kT of CO2 during asset lifetime;
●	Our network was responsible for 95.5 GWh of electrification, equivalent to powering 35,000 homes per day[29]
●	We displaced 73,506 metric tons of CO2, equivalent to the amount of CO2 3.4 million trees can absorb in a year[30]
●	We offset 6.7 million gallons of fossil fuel from being used, equivalent to driving around the world roughly 7,000 times[31], and
●	We ended the year with a total of 25,931 EVs on the platform and managed a total of 206 million green miles throughout the year.

Our Technology Applications

Connected Operations Application

The Company’s Connected Operations application provides advanced connectivity and real-time equipment monitoring to help promote a future powered primarily by clean, renewable energy. ConnectM’s innovative technology and modern energy solutions are designed to empower our service provider, enterprise, infrastructure, and OEM customers to drive a reduction in their customer’s (the “End User”) operating costs and overall environmental impact. This application, built upon ConnectM’s tech platform, creates more energy-efficient homes, buildings, infrastructure (e.g. cell towers), logistics, and transportation by providing insight and refined intelligence to electromechanical equipment, vehicles, and systems.

ConnectM’s Connected Operations application includes key features that enhance the Company’s sales operations in its Owned Service Network and Managed Solutions segments:

●	Single app-based interface for service providers and End Users;
●	Efficient process for generating sales leads;
●	All digital marketing and lead generation;
●	Long-term and AI-driven End-User/customer engagement and management, including the use of data analytics to upsell services; and
●	Shared services for service provider branding and brand equity enhancement, which includes:
●	One service delivery platform for quality control, training, and tech support, and
●	Consolidation of sales operations, vendors, insurance, fleet management, fuel expenses, payroll, benefits, recruitment, and human resources.

29 U.S. Energy Information Administration (EIA) - Assuming the average home uses approximately 30 kilowatt-hours per day.

30 U.S. Department of Agriculture

31 Assumes 26 miles per gallon

ConnectM’s Connected Operations application also includes key features that enhance the Company’s customer’s experience:

●	Customer self-service enabled;
●	Platform integration with OEMs, distributors, and sales channels for branding and promotions; and
●	Single unified whole home electrification interface for frictionless cross-sales of different electrification and decarbonization solutions.

In ConnectM’s Transportation segment, its Connection Operations application also enables transportation OEMs to offer smart features to their end customers along with potentially valuable data collection within our platform. The application, which is configuration-based, makes it simpler for OEMs to integrate the Company’s solutions within their vehicles. The application offers business applications for transportation OEMs, EV charging, shared mobility, and battery swapping operations management.

ConnectM’s Connected Operations application offers End Users and stakeholders in the ecosystem (including equipment partners, utilities, and service providers the following services through our Smart Vehicle Control Unit.

Integration of subsystems: Integrates with major subsystems of EV such as battery management system (“BMS”), motor control unit (“MCU”) and instrument cluster.

Intelligence at the Edge: The VCU can execute analytical processes at the electric vehicle, where data is collected via smart devices and IoT sensors, and transfer processed data to the cloud instead of sending only raw data. VCU enables control of the vehicle based on safety aspects that can be pre-configured or enhanced over the air. For example, the mode of motor control can be changed based on an increase in battery temperature. The VCU can interface with additional sensors and actuators on a vehicle like GPS, temperature, tire-pressure, theft detection, ignition line and motor mode control, for taking actions at the edge or enabling the End User to control using a connected application.

Remote management: Allows remote management of BMS/MCU configuration, firmware operations over the air. Also, the VCU firmware can be remotely updated. This feature helps OEMs to enhance and quickly upgrade settings of the BMS/MCU remotely without visiting service stations.

Connected Consumer Application (End User-facing)

●	End Users have access to a view of vehicle health, location, utilization, and receive live notifications.
●	Provides a platform for End Users to buy insurance, warranty, accessories, or any other services offered by the OEM.
●	Built-in security capabilities enable End Users to prevent theft or locate the vehicle if theft occurs.
●	Special sensors on the VCU can detect if the vehicle experienced a crash situation and can notify family members in emergency situations.

Data Science and Analytics

ConnectM’s platform generates various insights that help detect battery deterioration, cell imbalance, and weaker cells that may damage an entire battery.

ConnectM’s platform enables transportation OEMs to proactively work with their customers to detect vehicle anomalies and facilitates submitting warranty claims when applicable.

ConnectM’s platform helps OEM service teams to analyze their customer complaints by reviewing past data and usage patterns.

Location details provided by ConnectM’s platform enable OEMs to assess vehicle density, and this data can be leveraged to partner with charging station infrastructure providers to set up networks at locations with higher utilization and revenue potential.

Our Value Proposition

ConnectM’s platform and underlying technology applications provide meaningful advantages to End Users served through the Company’s service provider, enterprise, infrastructure provider, and OEM customers.

Lower Energy Costs. ConnectM’s platform streamlines access to available energy credits, incentives, and rebates, enabling direct application of these benefits to End Users’ utility bills. This process delivers immediate and measurable savings while increasing adoption of energy-efficient systems.

Connected Operations. ConnectM’s technology enables seamless and secure connectivity across diverse classes of equipment and vehicle assets. This connectivity supports continuous data collection, analytics, and remote control (collectively, “Connected Operations”). Service-provider customers use Connected Operations to balance end-user demand throughout the year, while OEM customers use these capabilities to monitor, manage, and extend the useful life of electric-vehicle and distributed-energy assets.

Enabling the Modern Energy Ecosystem. ConnectM anticipates sustained global demand for more efficient and connected sources of energy. The Company’s mission is to enable its customers to transition toward a modern energy economy by integrating AI-driven efficiency, reliability, and intelligence across built environments, transportation, and distributed-energy systems. As ConnectM expands its product and service offerings, it expects to support a growing base of customers worldwide in accelerating this transition.

Growth Strategy

Many participants in ConnectM’s industry operate within a single vertical, such as solar or electric vehicles. These pure-play companies tend to be more exposed to cyclical fluctuations that affect individual market segments. In contrast, ConnectM employs a diversified strategy inspired by long-term value-investment principles-focusing on disciplined capital allocation, operational excellence, and strong management execution across multiple high-growth segments.

Through its constellation model, ConnectM benefits from a broad base of customers and recurring income streams across its Owned Service Network, Managed Solutions, Transportation, and Logistics segments. This structure enables the Company to deploy capital dynamically toward areas with the highest growth potential while mitigating exposure to sector-specific downturns.

ConnectM’s customer base ranges from residential and commercial service providers using the Company’s digital platform to deliver electrified heating, cooling, and distributed-energy products, to OEMs such as Volvo, Ashok Leyland, and Motovolt, which produce electric buses, trucks, and consumer EVs. Many of the Company’s portfolio businesses include high-margin, recurring-revenue software products as part of their offerings, and ConnectM’s growth strategy emphasizes increasing the proportion of such software and data-driven subscriptions within its future revenue mix. The Managed Solutions segment allows ConnectM to maintain an asset-light operating model as it scales, since this business line does not require a large direct sales force or extensive operating team. To drive growth, the Company intends to deploy capital selectively into large addressable markets characterized by low innovation, limited penetration, and double-digit projected compound annual growth rates. ConnectM has historically avoided singular, concentrated investments in pure-play businesses and plans to remain cautious with respect to balance-sheet leverage.

ConnectM aims to expand its OEM and service-provider customer base through both organic growth initiatives-within the Owned Service Network, Transportation, and Logistics segments-and inorganic expansion through mergers and acquisitions executed under the Managed Solutions segment.

ConnectM intends to leverage its competitive strengths and market position to enable service providers and OEMs to offer a “one-stop-shop” solution for the clean energy transition. The Company’s growth strategy includes the following initiatives:

Service Offering Expansion: Leveraging existing customer and developer networks, ConnectM may expand its offerings in EV charging and energy storage.

Expansion of Existing Software Capabilities: Given the approximately 30 GB of data collected daily, the Company plans to enhance its existing data science and software capabilities. By applying artificial intelligence, ConnectM aims to develop additional software tools and data models capable of analyzing prospective customer properties to identify attractive opportunities for both the Company and its customers.

Customer-Base Growth: ConnectM intends to expand its customer base through referrals and a customized, relationship-focused sales approach.

Market Opportunity

ConnectM believes the global asset base of equipment, vehicles, machinery, and devices that consume energy is measured in the multi-trillion-dollar range. This view is supported by third-party research indicating that the energy ecosystem represents one of the largest categories of physical and financial assets in the global economy. For example, McKinsey & Company estimates that annual investments in the energy sector total approximately $1.5 trillion today and are expected to rise to between $2.0 trillion and $3.2 trillion by 2040.32 In addition, the International Renewable Energy Agency (IRENA) estimates that cumulative investments in end-use sectors, including electrification, efficiency, heating, and transport, will reach $73 trillion by 2050.33 These figures underscore the scale of global assets that rely on energy to operate and highlight the magnitude of the market opportunity for technology-enabled energy optimization and electrification solutions.

The stark reality is that for every unit of fossil fuel burned to power an asset, approximately two-thirds of that energy is lost as waste heat, with only about one-third providing useful work or delivered energy.3435 This represents an inefficient and costly baseline when consumers or businesses evaluate replacement options. ConnectM owns, operates, and partners with companies that electrify assets to operate more efficiently and effectively, while providing cloud connectivity and intelligence for those assets.

Market Sizing - Owned Service Network and Managed Solutions

Total Addressable Market

The total addressable market for ConnectM’s integrated platform, which offers multiple clean-energy and decarbonization services, is substantial. Across the United States, Canada, and the European Union, there are an estimated 430 million homes and light commercial buildings.36 With an average annual expenditure of approximately $3,850 per space for equipment purchase, maintenance, and energy operation, the total annual addressable market is estimated at approximately $1.7 trillion.37 These services are considered essential infrastructure and are experiencing sustained global demand, driven by aging equipment replacement cycles, growing interest in energy efficiency, and increasing climate control requirements.

Serviceable Addressable Market

The serviceable addressable market for ConnectM’s service-provider network includes the New England, Mid-Atlantic, and South Atlantic regions of the United States over the next five years. These regions collectively contain approximately 46.8 million homes and 1.68 million light commercial buildings, representing a combined market opportunity of roughly $40 billion.38 Growth in these regions is being accelerated by decarbonization policies, rising utility costs, and expanded incentive programs supporting sustainable building upgrades and distributed-energy adoption.

32 McKinsey & Company, Global Energy Perspective 2023: Energy Value Pools Outlook (2023).

33 International Renewable Energy Agency (IRENA), World Energy Transitions Outlook 2023 (2023).

34 Lawrence Livermore National Laboratory, U.S. Energy Flow Chart (2023), https://flowcharts.llnl.gov

35 Rocky Mountain Institute, The Incredible Inefficiency of the Fossil Energy System (2023).

36 U.S. Census Bureau, American Housing Survey 2023; Eurostat, European Housing Stock Database 2023.

37 U.S. Energy Information Administration (EIA), Annual Energy Outlook 2024; Statista (2024) - “Average annual home energy expenditure per household.”

38 CBRE Research (2024), U.S. Commercial Building Inventory; U.S. Department of Energy, Building Energy Data Book.

Serviceable Obtainable Market

The serviceable obtainable market for HVAC and solar installation services in Massachusetts, Virginia, and Florida is estimated at $12 billion.39 These states encompass approximately 19 million homes and 483,000 light commercial buildings. Favorable state-level incentive programs, strong consumer demand for efficient equipment, solar tax credits, and aging building stock continue to drive market expansion. ConnectM maintains an operational footprint in these regions and intends to leverage this presence to capture additional market share.

Market Sizing - Transportation

Total Addressable Market (“TAM”)

The global total addressable market for ConnectM’s transportation business that focuses on EV fleet management and battery diagnostics is estimated at approximately $14 billion in 2024,40 driven by accelerating fleet electrification, growing EV adoption, and the increasing need for real-time data and predictive insights. The EV fleet-management market-valued at roughly $10 billion-includes software and services for vehicle tracking, charging coordination, route optimization, and predictive maintenance.41 The battery diagnostics and health-monitoring segment-estimated at about $4 billion-covers battery analytics, degradation tracking, resale assessments, and thermal-risk management.42 As the global EV stock is projected to exceed 250 million vehicles by 2030,43 these data-heavy, software-driven markets are expected to grow rapidly, reaching a combined total addressable market of approximately $45 billion to $75 billion by the end of the decade.

Serviceable Addressable Market (“SAM”)

The serviceable addressable markets for ConnectM’s transportation business are the U.S., India, and the Middle East. The Company estimates these markets represented an aggregate SAM of approximately $5.5 billion in 2025, based on its allocation of regional shares from third-party market studies covering EV fleet management/telematics and battery health/diagnostics, combined with regional fleet and EV adoption indicators.44,45,46,47 In the U.S., the SAM is driven by strong demand from corporate, municipal, and delivery fleets, supported by incentives and growing EV adoption. India is in the early stages of fleet electrification, with increasing demand for battery health management as the market matures. In the Middle East, electrification is accelerating due to government and luxury vehicle fleets, particularly in the UAE and Saudi Arabia, where green-energy initiatives are driving adoption. As fleet electrification grows across these regions, demand for fleet-management solutions and battery diagnostics is expected to expand.

39 Wood Mackenzie (2024), U.S. Residential and Commercial Solar Market Outlook; MarketsandMarkets (2024), HVAC Systems Market by Region.

40 Fortune Business Insights, Fleet Management Market Size, Share & COVID-19 Impact Analysis, By Type (Operational, Vehicle Tracking, and Others), and Regional Forecast, 2024-2032 (published 2024).

41 MarketsandMarkets, EV Fleet Management Market by Offering, Service, Deployment Type, and Region - Global Forecast to 2030 (published 2024).

42 BIS Research, Global Battery Management System and Battery Diagnostics Market, Forecast 2023-2033 (published 2023).

43 International Energy Agency (IEA), Global EV Outlook 2024 (published April 2024), projecting global electric-vehicle stock to exceed 250 million by 2030.

44 Fortune Business Insights, Electric Vehicle Telematics Market Size & Share (2024) - global EV telematics market $12.42B in 2024, projected to $63.0B by 2032.

45 The Business Research Company, Electric Vehicle Fleet Management Global Market Report (2025) - EV fleet management market $23.52B (2024) to $24.92B (2025).

46 IMARC Group, India Fleet Management Market (2024) - India fleet management market $1.2B in 2024 (context for regional allocation).

47 Mordor Intelligence, Middle East & Africa Electric Vehicle Market (2025) - MEA EV market size and growth outlook (context for regional allocation).

Serviceable Obtainable Market (“SOM”)

The serviceable obtainable market for ConnectM’s transportation business consists of EV and battery diagnostics OEMs in India. The Company estimates this market opportunity to be approximately $150 million in 2025 and beyond, based on market data for EV fleet management and battery management systems in India.48,49 While fleet electrification in India is still in its early stages, the market is growing rapidly, particularly in sectors such as e-commerce logistics, last-mile delivery, and electric two-wheelers. Demand for EV fleet management solutions, including route optimization and charging infrastructure management, is increasing as more fleets adopt electric vehicles.

Market Sizing - Logistics

Total Addressable Market

The TAM for last-mile delivery services is currently estimated at approximately $150 billion, driven by rapid e-commerce growth, consumer demand for faster delivery times, and the need for more efficient logistics solutions. As consumers increasingly expect same-day and next-day delivery, the market is projected to grow significantly, with estimates suggesting it could reach approximately $260 billion by 2030.50,51 The rise of urbanization and the push for sustainable delivery options, including electric delivery vehicles, further contribute to the market’s expansion.

Serviceable Addressable Market

The SAM for last-mile delivery services in the United States and Canada is estimated at approximately $43.8 billion in 2023, consisting of $37.7 billion in the United States and $6.1 billion in Canada, based on third-party industry research.52,53 As a cross-check, one researcher estimates the North America last-mile delivery market at $66.4 billion in 2024.54 Together, the U.S. and Canadian markets represent a significant portion of the global last-mile delivery landscape, supported by the expansion of e-commerce and the need for more efficient logistics solutions.

48 Mordor Intelligence, India Fleet Management Software Market (2024), estimating the market at approximately USD 1.69 billion in 2025 and projected to reach USD 3.15 billion by 2030.

49 IMARC Group, India Battery Management System Market Size & Growth, 2025-2033 (2024), estimating the market at approximately USD 278 million in 2024 and projected to exceed USD 1.2 billion by 2033.

50 Vertex Market Research, Last Mile Delivery Market Size & Share - Global Forecast 2025-2032 (2025), estimating the global last-mile delivery market at approximately USD $155 billion in 2024 and projected to reach USD $300 billion by 2032.

51 Grand View Research, Last Mile Delivery Market Size & Outlook 2023-2030 (2024), estimating the global last-mile delivery market generated USD $143.10 billion in 2023 and projected to reach USD $258.68 billion by 2030.

52 Grand View Research, United States - Last-Mile Delivery Market Size & Outlook, 2023-2030 (2024), estimating U.S. market revenue of USD 37,743.3 million in 2023 and USD 62,419.8 million by 2030.

53 Grand View Research, Canada - Last-Mile Delivery Market Size & Outlook, 2023-2030 (2024), estimating Canada market revenue of USD 6,091.7 million in 2023 and USD 8,868.2 million by 2030.

54 Cognitive Market Research, North America Last-Mile Delivery Market Report (2024), estimating North America at USD 66,381.68 million in 2024.

Serviceable Obtainable Market

The SOM for last-mile delivery of freight goods (such as palletized items) in the United States is estimated at approximately $20 billion, based on management’s allocation of the overall U.S. last-mile and freight-logistics markets for the segment of business-to-business deliveries to warehouses, distribution centers, and end customers.55,56 This segment serves industries such as wholesale, manufacturing, and retail, which require the delivery of larger freight to businesses, warehouses, and distribution centers. The market’s growth is driven by the increasing demand for efficient, fast freight deliveries as part of e-commerce B2B operations, retail supply chains, and third-party logistics providers. The rise of these industries, combined with the need for specialized vehicles and infrastructure to handle bulk shipments, positions freight last-mile delivery as a key market within the broader logistics and transportation sector.

Our Competitive Strengths

ConnectM possesses a number of competitive advantages that the Company believes contribute to its growth and differentiation. Through its technology platform, ConnectM provides service-provider and OEM customers with enhanced operational visibility, lower lifecycle costs, and an expanded suite of integrated products and services.

ConnectM’s owned and managed service-provider networks in the United States deliver health, comfort, and efficiency to commercial and residential End Users through real-time monitoring, intelligent HVAC management, and predictive control of environmental parameters such as temperature, humidity, and carbon dioxide levels. In international markets, ConnectM enables OEM customers across Asia and the Middle East to scale more effectively by integrating vehicle and equipment data into its connected-operations platform.

Superior Customer Experience. ConnectM emphasizes high customer satisfaction and competitive pricing across all business segments. Customers can access support through multiple digital channels including in-platform messaging, phone, text, and email on a 24/7 basis. The Company’s platform architecture also integrates customer feedback and operational data to continuously enhance the user experience for service providers, infrastructure providers, and enterprise clients.

Technology and Data Advantage. ConnectM leverages a robust technology stack and proprietary data infrastructure built from its broad consumer base, transaction volume, and connected-asset fleet. This scale enables continuous learning and optimization within its platform, which supports applications in energy efficiency, HVAC optimization, EV and fleet management, and predictive maintenance. The Company’s data architecture generates compounding insights that improve asset performance across all customer categories.

Centralized Innovation, Localized Execution. ConnectM develops and maintains much of its core technology centrally while deploying region-specific operational teams that adapt solutions to local market needs. This combination of centralized innovation and localized execution allows the Company to address complex operational challenges efficiently, respond quickly to regulatory or market changes, and maintain consistent service quality across geographies.

Collectively, these strengths-customer integration, connected-operations technology, AI-driven analytics, and centralized innovation-position ConnectM to sustain growth and expand recurring-revenue opportunities across its Owned Service Network, Managed Solutions, Transportation, and Logistics segments.

55 Grand View Research, United States - Last-Mile Delivery Market Size & Outlook, 2023-2030 (2024), estimating the U.S. last-mile delivery market at USD $37.7 billion in 2023 and USD $62.4 billion by 2030.

56 Mordor Intelligence, United States Freight and Logistics Market (2025), estimating the total U.S. freight and logistics market at USD $1,381.1 billion in 2025, of which freight transport represents roughly 63 percent.

Risk Management & Compliance

We have built a strong culture around risk management and compliance. We believe our technology-driven processes help us to mitigate risks within our business.

We are focused on complying with all applicable laws and regulations while providing the best possible customer experience. Our legal and compliance teams work hand-in-hand with our business teams to ensure that we remain up to date on regulatory requirements, and that these requirements are met as new products and services are added. We prioritize strategic thinking about how best to protect the interests of the consumer, particularly since we are building a digitally native system in an industry that has traditionally been analog.

Our compliance program is kept current by our internal compliance team, whose members track regulatory updates, conduct thorough reviews of policies and procedures, and monitor the licensing and education requirements of our team members.

Security and Data Protection

We employ various in-house and third-party technologies and network administration policies that are designed to protect our computer network and the privacy of our customers’ and team members’ information from external threats and malicious attacks.

We believe that the technologies and network security plan we have adopted are appropriate to the size, complexity and scope of services we provide, as well as the nature of the information that we handle. Recently, we have experienced substantial growth, which presents additional challenges to our security and data protection infrastructure. We have a team of professionals dedicated to network and information security who monitor information systems, evaluate the effectiveness of technologies against known risks and adjust systems accordingly. In addition, we periodically have network security evaluated by outside firms specializing in network security to help us identify and remove any potential vulnerabilities.

We have undertaken measures intended to protect the safety and security of our information systems and the data therein, including physical and technological security measures, team member training, contractual precautions, business continuity plans, and implementation of policies and procedures designed to help mitigate the risk of system disruptions and failures and the occurrence of cyber incidents. We invest in security technology designed to protect our data and business processes against risk of a data security breach or cyberattack. Our data security management program includes identity, trust, vulnerability, and threat management business processes as well as the adoption of data protection policies. We measure our data security effectiveness through industry-accepted methods and remediate significant findings. The technology and other controls and processes designed to secure our team member, customer and loan applicant information and to prevent, detect and remedy any unauthorized access to or acquisition of that information were designed to obtain reasonable, but not absolute, assurance that such information is secure and that any unauthorized access is identified and addressed appropriately.

Cyclicality and Seasonality

Some MEE products and offerings are cyclical and those markets are dependent on general economic conditions and other factors, including consumer spending preferences and the attractiveness of incentives offered by OEMs, if any. In addition, our business can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. Economic factors adversely affecting consumer spending could adversely impact our revenues and net income.

Our business is also somewhat seasonal. Our platform and Connected Operations applications enables us to remotely monitor and control and OEM’s vehicle fleet or an End User’s HVAC systems so that we know the problems with the performance of a vehicle or HVAC systems before an End User experiences a vehicle anomaly or an equipment outage. Ensuring optimal performance of the equipment and systems increases customer satisfaction and thereby increases the likelihood of getting additional electrification and decarbonization workstreams.

Peak summer, cold winters and rainy seasons have an impact on our Managed Services and Owned Service Network businesses. During certain periods of the summer and winter, demand for installations, replacements and repairs increases. Rainy and snow days negatively impact our rooftop solar installation business. The impact of seasonality varies depending on the market. For example, in Florida, our business slows down during hurricane season and there is high demand from March through September.

Our Intellectual Property

ConnectM’s intellectual property is a core component of its competitive position and technology leadership. The Company relies on a combination of patents, patent applications, copyrights, trademarks, internet domain names, trade secrets, and contractual protections to establish, maintain, and enforce its intellectual property rights. ConnectM also licenses certain third-party technologies for use in conjunction with its software and hardware platforms.

As of June 1, 2026, ConnectM held or had pending 12 patents and maintained 15 domain names related to its proprietary technologies. The Company’s patents primarily cover innovations in energy-intelligent asset monitoring, connected field-service management, and distributed energy optimization. In addition to its patent portfolio, ConnectM has developed significant proprietary know-how through its Amperics-related software, power electronics integration and control-layer architecture, which underpin the Company’s ability to manage and optimize distributed energy resources at scale.

Specifically, the intellectual-property portfolio includes patent families directed to:

●	Device and system connectivity for HVAC, EV charging, solar, and battery assets, enabling real-time monitoring, control and diagnostics;
●	Predictive analytics and fault detection for connected equipment through cloud-based machine-learning models and embedded intelligence;
●	Dynamic dispatch and workflow optimization for field-service technicians and logistics networks;
●	Integration frameworks and control systems for managing multi-vendor distributed-energy resources (“DERs”) across residential and commercial environments; and
●	Power electronics, energy management algorithms and system-level integration capabilities derived from Amperics-related intellectual property, enabling efficient energy conversion, load balancing, storage optimization and grid-interactive functionality.

ConnectM intends to continue pursuing additional patent filings and related protections in these and adjacent areas as its technology platform evolves.

The Company’s success also depends on attracting and retaining highly skilled engineering and development personnel. All employees, consultants, and contractors are required to sign confidentiality and invention-assignment agreements acknowledging that all inventions, trade secrets, works of authorship, developments, and other forms of intellectual property created in the course of their work for ConnectM are the property of the Company.

Despite these protections, it may still be possible for third parties to obtain or use ConnectM’s intellectual property without authorization. The Company actively monitors for potential infringement and takes appropriate steps to safeguard its proprietary rights.

ConnectM believes that its current portfolio of patents, trade secrets, and technical know-how, including its Amperics-related capabilities provides meaningful barriers to entry within its target markets and establishes a strong foundation for continued innovation, product differentiation, and long-term value creation.

Government Regulations

Although we are not regulated as a public utility in the United States under applicable national, state or other local regulatory regimes where we conduct business, we compete with regulated utilities. As a result, we have developed and are committed to maintaining a policy team to focus on the key regulatory and legislative issues impacting the entire industry. We believe these efforts will help us better navigate local markets through relationships with key stakeholders and facilitate a deep understanding of the national and regional policy environment.

To operate our systems, we obtain interconnection permission from the applicable local primary electric utility. Depending on the size of the solar energy system and local law requirements, interconnection permission is provided by the local utility directly to us and/or our customers. In almost all cases, interconnection permissions are issued on the basis of a standard process that has been pre-approved by the local public utility or other regulatory body with jurisdiction over net metering policies. As such, no additional regulatory approvals are required once interconnection permission is given.

Our operations are subject to stringent and complex federal, state and local laws, including regulations governing the occupational health and safety of our employees and wage regulations. For example, we are subject to the requirements of the federal Occupational Safety and Health Act, as amended (“OSHA”), and comparable state laws that protect and regulate employee health and safety. We endeavor to maintain compliance with applicable OSHA and other comparable government regulations.

We are subject to various other laws, including employment laws related to hiring practices, overtime, and termination of team members, health and safety laws, environmental laws and other federal, state and local laws in the jurisdictions in which we operate.

Government Incentives

The Inflation Reduction Act, signed into law on August 16, 2022, allocates nearly $400 billion in federal funding to advance clean energy initiatives, aiming to significantly reduce the nation’s carbon emissions by 2030. The funding comprises tax incentives, grants, and loan guarantees, with substantial emphasis on clean electricity infrastructure, energy transmission upgrades, and clean transportation, including incentives for electric vehicles.

Approximately $43 billion of the IRA was dedicated specifically to consumer incentives, designed to promote widespread adoption of sustainable technologies. These incentives lowered consumer costs associated with purchasing EVs, energy-efficient home appliances, rooftop solar systems, geothermal heating solutions, and residential energy storage systems. Beginning in 2023, new electric vehicles qualified for federal tax credits of up to $7,500, while used electric vehicles qualified for up to $4,000 (for vehicles acquired before October 1, 2025).

In addition, the IRA extended the tax credit available for residential energy-efficiency improvements, increasing the credit rate to 30% with an annual limit of $1,200 (replacing the previous lifetime limit). It further introduces a separate annual credit of up to $2,000 specifically for installations of geothermal heat pumps and biomass stoves, while also enhancing incentives for energy-efficient windows and doors.

The One Big Beautiful Bill Act (Public Law 119-21), signed into law on July 4, 2025, accelerated the phase-out of these key consumer-focused provisions. The new and used clean vehicle tax credits (Sections 30D and 25E) are no longer available for vehicles acquired after September 30, 2025. The Energy Efficient Home Improvement Credit (Section 25C) and the Residential Clean Energy Credit (Section 25D) are no longer available for property placed in service or expenditures made after December 31, 2025.

The Alternative Fuel Vehicle Refueling Property Credit (Section 30C) for EV charging infrastructure (including home chargers and associated energy storage) remains available for property placed in service by June 30, 2026, generally at 30% of cost (up to $1,000 for residential chargers).

Collectively, while the IRA initially created significant momentum for residential decarbonization, efficiency enhancements, and sustainable energy adoption across the United States, the 2025 legislative changes have shortened the duration of many of these incentives. Ongoing federal, state, and local programs may continue to influence market dynamics for electrification and energy management solutions.

Corporate Information

ConnectM Technology Solutions, Inc. was formed under the laws of the State of Delaware on March 22, 2019. Our corporate office is in Marlborough, Massachusetts and our website is www.connectm.com

Human Capital Resources

As of March 31, 2026, ConnectM had a total of one hundred three (103) full-time employees in the United States: twelve (12) in sales, forty-one (41) in technical, support, and general management, and fifty (50) in finance and administration. In India, the

Company had seventy-three (73) full-time employees, including four (4) in sales and sales engineering, forty-two (42) in operations and customer support, fifteen (15) in research and development, and twelve (12) in finance and administrative roles.

As an equal opportunity employer, ConnectM provides employment consideration to all qualified applicants without regard to race, national origin, gender, gender identity, sexual orientation, protected veteran status, disability, age, or any other status protected under applicable law. The Company seeks to maintain an inclusive, equitable, and supportive work environment in which management and employees model behaviors that enrich the workplace culture.

Our Facilities

ConnectM’s corporate headquarters is located in Marlborough, Massachusetts, where the Company leases approximately 2,396 square feet under a month-to-month lease. The Company also maintains offices in Hyannis, Massachusetts and Bangalore, India. ConnectM owns two properties and leases additional properties. The Company believes that its existing facilities are adequate to meet the current needs of its essential workforce, including employees working remotely, and that, if additional space becomes necessary, suitable facilities can be obtained on commercially reasonable terms.

Legal Proceedings

From time to time, we may be party to or otherwise involved in legal proceedings arising in the ordinary course of business. We recognize provisions for legal proceedings in our financial statements, in accordance with accounting rules, when we are advised by independent outside counsel that (i) it is probable that an outflow of resources will be required to settle the obligation and (ii) a reliable estimate can be made of the amount of the obligation. The assessment of the likelihood of loss includes analysis by outside counsel of available evidence, the hierarchy of laws, available case law, recent court rulings and their relevance in the legal system. Our provisions for probable losses arising from these matters are estimated and periodically adjusted by management. In making these adjustments our management relies on the opinions of our external legal advisors. Management does not believe that there is any pending or threatened proceeding against us, which, if determined adversely, would have a material adverse effect on our business, results of operations or financial condition, except as described below.

Florida Solar acquisition litigation (Zrallack and RJZ Holdings LLC v. Aurai LLC, ConnectM Florida RE LLC, and Florida Solar Products, Inc.; Florida 19th Judicial Circuit-St. Lucie County)

On February 26, 2024, Robert J. Zrallack and RJZ Holdings LLC (the “Plaintiffs”) filed suit against Aurai LLC (“Aurai”), ConnectM Florida RE LLC (“ConnectM Florida RE”), and Florida Solar Products, Inc. (“Florida Solar”) (collectively, the “Subsidiaries”), each wholly owned subsidiaries of ConnectM Technology Solutions, Inc. (“ConnectM”), in connection with the Company’s 2022 acquisition of Florida Solar and related real estate transactions.

The matter was compelled to arbitration pursuant to the Stock Purchase Agreement. Following evidentiary hearings conducted in June and July 2025, the arbitrator issued an Interim Arbitration Award on September 11, 2025. Subsequent orders were entered addressing modification and attorneys’ fees and costs. On December 25, 2025, the arbitrator issued a Final Award incorporating prior rulings.

The Final Award includes:

●	Approximately $446,945 awarded in connection with claims relating to a mortgage and promissory note (plus continuing per diem interest);
●	Approximately $1,342,480 in damages relating to additional claims under the Stock Purchase Agreement (plus continuing per diem interest);
●	Attorneys’ fees and costs totaling approximately $418,138 as of September 11, 2025, with interest accruing thereafter;
●	Arbitrators’ fees and costs totaling approximately $74,013; and
●	Certain equitable and payment-related relief, including obligations relating to specified debt instruments and credit card balances.

In aggregate, Plaintiffs’ motion to confirm sought entry of judgment totaling approximately $2,500,000 plus continuing interest.

On December 30, 2025, Plaintiffs filed a motion to confirm the arbitration award in the Circuit Court for the 19th Judicial Circuit (St. Lucie County, Florida), later amended on January 7, 2026. On January 7, 2026, Plaintiffs also served post-award discovery requests styled as “discovery in aid of execution.” The Subsidiaries filed a motion to strike such discovery and for a protective order on the basis that no final judgment has been entered and discovery in aid of execution is premature.

Following a hearing held on April 30, 2026, the court denied the Company’s motion to vacate and granted Plaintiffs’ motion to confirm the arbitration award. Plaintiffs’ counsel subsequently circulated a proposed final judgment which, if entered substantially in its current form, would include aggregate damages, attorneys’ fees, costs, foreclosure-related relief, statutory interest, and other payment obligations totaling in excess of $2.5 million. The Company is evaluating its remaining legal options, including a potential appeal of the order confirming the arbitration award.

The Company has recorded a litigation reserve of $1,024,002 in connection with this matter based on management’s assessment of probable loss under ASC 450. The amount reserved reflects management’s current estimate of probable exposure; however, the total amount sought by Plaintiffs significantly exceeds the recorded reserve. The ultimate outcome of the confirmation proceedings, any motion to vacate, and related enforcement proceedings cannot be predicted with certainty. The final resolution of this matter could result in adjustments to the amount reserved, which could be material to the Company’s consolidated financial statements in the period such adjustment is determined.

Corporate History and Background

We were originally incorporated in Delaware on September 23, 2021 under the name “Monterey Capital Acquisition Corporation” (“MCAC”) as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On May 13, 2022 (the “IPO Closing Date”), we consummated our initial public offering (the “IPO”). On July 12, 2024, we consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 31, 2022 (as amended on October 12, 2023 and April 12, 2024), by and among MCAC, Chronos Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MCAC (“Merger Sub”), and ConnectM Technology Solutions, Inc., a Delaware corporation (“Legacy ConnectM”).

Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy ConnectM (the “Merger”) with Legacy ConnectM surviving the Merger as a wholly owned subsidiary of MCAC. In addition, in connection with the consummation of the Merger, MCAC was renamed “ConnectM Technology Solutions, Inc.”

Our corporate offices are located at 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752 and our telephone number is 617-395-1333. Our website, which is located at http://www.connectm.com, describes our company and our management and provides information about our technology and products. Information contained on our website is not incorporated by reference into, and should not be considered a part of, the registration statement of which prospectus forms a part.

Available Information

Our filings, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments submitted under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are accessible on our company website promptly after submission to the SEC. Additionally, these documents are retrievable from the SEC’s website (www.sec.gov).

Corporate governance materials, such as our guidelines and committee charters, are also accessible on our investor relations webpage under “Corporate Governance.” It is important to note that the content of our website is not intended for incorporation by reference to our filings with the SEC, and any website references serve as inactive textual mentions only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;
●	reduced disclosure about our executive compensation arrangements;
●	no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;
●	exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and
●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may benefit from these exemptions until such time that we are no longer an “emerging growth company.” We will cease to be an emerging growth company upon the earliest of: (1) December 31, 2027, which is the last day of the fiscal year following the fifth anniversary of the initial public offering of Monterey Capital Acquisition Corporation, the special purpose acquisition company with which we merged; (2) the first fiscal year after our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We may choose to take advantage of some, but not all, of these reduced disclosure obligations in future filings. If we do, the information that we provide to stockholders may be different than what you might receive from other public companies in which you hold stock.

MANAGEMENT

Directors, Executive Officers and Corporate Governance.

The following table sets forth certain information as of the date of this prospectus, with respect to our directors, executive officers and significant employees.

Name	Age	Title
Bhaskar Panigrahi	56	Chairman of the Board and Chief Executive Officer
Bala Padmakumar	64	Vice-Chairman of the Board, Corporate Development
Girish Subramanya	49	Chief Technology Officer
Mahesh Choudhury	55	Principal Financial Officer & Vice President, U.S. Operations
Kevin Stateham	55	Vice President, Sales and Corporate Development
Kathy Cuocolo(1)(2)(3)	73	Director
Stephen Markscheid(1)(2)(3)	71	Director
Gautam Barua(1)(2)(3)	53	Director
(1)Member of the Audit Committee
(2)Member of the Compensation Committee
(3)Member of the Nominating and Corporate Governance Committee

Information about our Executive Officers and Directors

Bhaskar Panigrahi is a member of our board of directors and serves as the Chairman of ConnectM and has been Chief Executive Officer of ConnectM since November 2015. Mr. Panigrahi has a rich experience of more than 25 years as a serial entrepreneur and investor. Mr. Panigrahi has an extensive experience in setting up, building, formulating corporate strategy and direction for various successful organizations. Mr. Panigrahi is also an investor in, and board member of, CCI Energy/Fairhaven Wind, Sure Ventures, BluStream Corp, and Blue Cloud Ventures. Prior to ConnectM, Mr. Panigrahi was Chairman and co-founder of Cambridge Energy Holdings from 2008 to 2016, and led the launching and building of multiple clean energy ventures including Cambridge Energy Resources (ultra-thin silicon wafers), Cambridge Clean Energy (replacing diesel with Solar and Battery in telecom towers in emerging economy), CCI Energy (community wind and solar projects under long term PPAs), EMX Control (light-weight controllers for renewable installations), and others. Prior to Cambridge Energy Holdings, Mr. Panigrahi was co-founder and chairman of Cambridge Technology Enterprises from 2004 to 2010, a global business and technology Services company where Mr. Panigrahi led a successful initial public offering on both Bombay and National Stock Exchange in India. Under his leadership, Cambridge Technology grew at 100% compound annual growth rate. Prior to Cambridge Technology Enterprises, Mr. Panigrahi served as Chief Executive Officer of CellExchange from 2002 to 2005, which acts as an enterprise systems developer to government enterprises and was named a Washington Technology Fast 50 company. Mr. Panigrahi also served as the Chief Executive Officer of Unique Computing Solutions and e-Solutions Integrator from 2000 to 2002, an internet technology and services firm. Mr. Panigrahi holds a BS in Computer Science from National Institute of Technology, Suratkal, India. We believe that Mr. Panigrahi has the qualifications to be a member of our board of directors because of his extensive experience being chairman and board of directors in multiple companies in the past and his leadership ability to set direction, vision, and leadership with guidance from other directors.

Bala Padmakumar is a member of our board of directors and serves as Vice Chairman of ConnectM. In addition to his role as director, Mr. Padmakumar focuses on strategic financing, investor communications and strategic roadmap and product development. Mr. Padmakumar had been MCAC’s Chief Executive Officer and the Chairman of the MCAC board of directors since September 2021. Mr. Padmakumar is a broad based entrepreneur and technologist with a strong background in strategic partnerships, product and business development, technology and operations, private equity, and venture capital environments. Since August 2020, Mr. Padmakumar has been a partner at Advantary LLC, where he specializes in business development and advises on strategic matters. Since January 2021, he has been actively advising the Asia practice of FocalPoint Partners LLC, a boutique investment bank, on deal flow diligence in the clean transition space in Asia. Since June 2021, he has been an advisor to the Chief Executive Officer of NTherma Corporation on strategic relationships and capital raising activities. From July 2016 to December 2021, Mr. Padmakumar has also advised on deal flow and provided operational support to portfolio companies for a fund set up to support SK Telecom Co., Ltd.’s strategic interests. From 2007 through 2010, Mr. Padmakumar was a Venture Partner at X/Seed Capital Management, LLC, where he focused on transactions in the cleantech and materials sectors. Additionally, from 2011 to October 2020, Mr. Padmakumar was the Chief Executive Officer at Amperics, Inc., a developer and vendor of high energy density ultracap hybrid storage systems. Mr. Padmakumar also has extensive experience in the clean energy sectors, having been an advisor to Lionrock

Batteries Ltd., which creates flexible batteries and high performance separator technology from 2019 to 2024, an advisor to the board of directors and CEO of Hyperscale Data Center Company, a company focused on energy usage efficiency in hyperscale data centers from 2018 to 2020, and an advisor to the chairman of Advanced Systems Automation Limited in Singapore, where he advised on issues surrounding urban transportation, High Energy Density Li Ion battery (NMC technology) and 3D printing technology from 2017 to 2019. Mr. Padmakumar has a Bachelor’s Degree in Technology from the University of Madras in Chemical Engineering and a Master of Science Degree in Chemical Engineering from Stanford University. We believe that Mr. Padmakumar has the qualifications to be a member of our Board of Directors because of his broad experience advising on capital raising and corporate strategy, serving as a mentor to individuals, startups, and corporations seeking innovation and accelerated growth, and as an advisor to several early-stage companies from audio technologies to SaaS products.

Girish Subramanya serves as the Global Chief Technology officer and has served as the head of ConnectM’s India operations since June 2018. Mr. Subramanya has served in positions at ConnectM since November 2007. Mr. Subramanya is a technology enthusiast and an entrepreneur who has led several product launches in his career, with many of them from concept to market ready solution for industries including finance, e-commerce and enterprise segments. From 1995 to 2007 Mr. Subramanya held product management roles at i2 Technologies, a full-service supply chain management company providing consulting, technology, and managed services, Integral Systems, a currency technology partner of financial institutions, and Coreobjects, an end-to-end software development company. In 2007, Mr. Subramanya co-founded ConnectM to enable large enterprises and product original equipment manufacturers (OEMs) to manage their distributed assets & operations effectively and improve efficiencies using Internet of Things (IoT) technologies along with value creation over time for the businesses they run and for their end customers. During 2020, Mr. Subramanya pivoted the India business from a cross vertical IoT solutions to electric vehicle industry centric solutions which is being adapted by over 10+ OEMs and infra providers into their products. Mr. Subramanya holds a Master of Computer Applications from the Department of Electronics and Accreditation of Computer Courses (DOEACC), New Delhi, India.

Mahesh Choudhury has served as our Principal Financial Officer & Vice President, U.S. Operations since August 2025 and heads ConnectM’s internal operations including supply chain, information technology (IT), and general administration and has done so since January 2017, including overseeing the finance and information technology functions. Mr. Choudhury has over 25 years of experience in various operational management rolls. He is very passionate about building and engaging the right technology for climate control and energy management in delivering value to both residential and commercial customers. Prior to ConnectM, Mr. Choudhury had 12 years of experience with the electrification and decarbonization industry. Mr. Choudhury is instrumental in defining the remote performance management platform for the heating, ventilation and air conditioning (HVAC) industry. Prior to ConnectM, he led finance and supply chain at Sustainable New Energy (SNE) from August 2010 to September 2014 and implemented large scale wind and solar energy projects. Mr. Choudhury was a co-founder of Cambridge Clean Energy (CCE) and assisted with developing remote power management technology for powering telecom towers and led the operations globally. Mr. Choudhury also has 17 years of experience with utility/energy management. Mr. Choudhury has an MS degree from Indian Institute of Technology (IIT), India.

Kevin Stateham heads ConnectM’s sales and corporate development operations and has done so since June 2018. Mr. Stateham is a successful business development, sales operations executive and management leader with over two decades of technology industry experience. In addition, as the head of client relations at ConnectM, Mr. Stateham plays a key role in driving customer goals, product utilization, business transformation, and revenue expansion by ensuring the engagement, success, retention, and growth of ConnectM customers. Mr. Stateham also manages ConnectM’s mergers and acquisitions, acquiring nine businesses since 2018. Mr. Stateham is a technology industry veteran, with over 25 years leading successful data communications and SaaS companies in key sales and business development roles. Before ConnectM, Mr. Stateham was a sales lead at Keen Home Inc, where he grew the company’s business to business sales by 50% year over year. Prior to Keen Home, Mr. Stateham was the director of sales at Network Access Solutions, Inc. where he was responsible for the largest frame relay network conversion to digital subscriber lines with virtual private network (VPN), encompassing over 22,000 United States post offices, and was involved in the company’s successful initial public offering.

Non-Employee Directors

Kathy Cuocolo is member of our board of directors and previously served as a member of the MCAC Board since 2021. Ms. Cuocolo is a versatile executive and director with demonstrated success in developing and managing financial services operations on a global basis. Ms. Cuocolo is currently a director and Audit Chair of Greenbacker Renewable Energy Company LLC and a director at Syntax ETF Trust. Her prior directorships include President and Director of The China Fund, Inc., which invests primarily in private placements in mainland China, Chairperson of Select Sector ETF Trust, and a director of Guardian Life family of funds. From 2014 through March 2020, Ms. Cuocolo was the president of Syntax Advisors, LLC where she was responsible for all aspects of business operations and the development of its financial management products. Prior to that, from 2008 until 2013, Ms. Cuocolo was a Managing Director and Division Head for the Mutual Fund and global ETF Services for The Bank of New York Mellon Corporation, where she was responsible for the operations and strategic planning for these business lines. Prior to that, from 1982 until 2003, Ms. Cuocolo served in various roles at State Street Corporation, including as an Executive Vice President, Division Head of Investor Products and Services, where she was responsible for operations and strategic planning. Ms. Cuocolo was a member of the corporations’ Executive Operating Committee responsible for all aspects of business strategy. Prior to State Street, Ms. Cuocolo was an auditor at PriceWaterhouseCoopers LLP. Ms. Cuocolo received her B.A. in Accounting, summa cum laude, from Boston College, and holds a Masters Professional Director Certificate from the American College of Corporate Governance. Ms. Cuocolo received her CPA license in the Commonwealth of Massachusetts in 1981. We believe that Ms. Cuocolo has the qualifications to be a member of our Board of Directors because of her extensive experience in cleantech, finance/audit, and as independent director in other public companies.

Stephen Markscheid is a member of our board of directors and previously served as member of the MCAC Board since 2022. Mr. Markscheid is currently the Managing Partner of Aerion Capital and currently serves as a director of Fanhua, Inc., JinkoSolar Holding Co., Ltd., Zhongjin Technology Services Group Company Limited, UGE International Ltd., and Four Leaf Acquisition Corporation. In addition, Mr. Markscheid serves as a Board Advisor to several companies, including NanoGraf Corporation, Intelligent Generation LLC, Nulyzer Inc. and Hago Energetics, Inc., Mr. Markscheid also serves as a trustee emeritus of Princeton-in-Asia and Chairman Emeritus of KX Power, a UK based energy storage project developer. From 1998 until 2006, Mr. Markscheid served as a Director of Business Development and Senior Vice President and led GE Capital’s business development activities in China and the Asia Pacific region, primarily focusing on acquisitions and direct investments. Prior to GE, Mr. Markscheid worked with the Boston Consulting Group throughout Asia. Mr. Markscheid was a banker for ten years in London, Chicago, New York, Hong Kong and Beijing with Chase Manhattan Bank and First National Bank of Chicago. Mr. Markscheid began his career with the US-China Business Council, in Washington D.C. and Beijing. Mr. Markscheid earned a B.A. in East Asian Studies from Princeton University in 1976, an M.A. in international affairs from Johns Hopkins University in 1980, and an MBA from Columbia University in 1991, where he was class valedictorian. We believe that Mr. Markscheid has the qualifications to be a member of our Board of Directors because of his extensive experience in cleantech and as independent director in other public companies.

Gautam Barua is a member of our board of directors. Mr. Barua is the founder of Aclaria Partners, which he founded in December 2004 and is currently the President. Mr. Barua has served in advisory, new business, and mergers and acquisitions roles at McKinsey and Morgan Stanley from 2013 to 2018; held an appointment as California Deputy State Controller from 2003 to 2004. In addition to a Bachelor of Arts cum laude in Economics and Mathematics from Yale University, Mr. Barua earned a Master of Business Administration with Distinction from Harvard University, where he also completed Executive Education in Entrepreneurship. We believe that Mr. Barua has the qualifications to be a member of our Board of Directors because of his experience in cleantech leadership positions and passion for electrification.

Family Relationships

There are no family relationships between ConnectM’s board of directors and any of its executive officers.

Director Independence

ConnectM’s Common Stock is currently quoted on the OTCQX Best Market, which does not require a majority of the board of directors to be composed of “independent directors” under its listing standards. Nevertheless, ConnectM follows corporate governance practices consistent with those required for companies listed on a national securities exchange, such as Nasdaq or the NYSE American, to promote transparency and strong board oversight.

For purposes of disclosure, the ConnectM board of directors has evaluated the independence of its members under the independence standards set forth in the Nasdaq listing rules and Rule 10A-3 under the Exchange Act. Based on this review, the board of directors has determined that each of Kathy Cuocolo, Stephen Markscheid, and Gautam Barua qualifies as an independent director under these standards.

In making these determinations, the board considered each non-employee director’s current and prior relationships with ConnectM and its subsidiaries, beneficial ownership of ConnectM Common Stock, and any transactions involving them described in the section titled “Certain Relationships and Related Transactions.”

Classified Board of Directors

ConnectM’s Board of Directors is divided into three classes, with only one class of directors being elected each year and each class (except for those directors appointed prior to the Company’s first annual meeting of stockholders) serving a three-year term. All independent directors currently serve as Class I directors. Mr. Bala Padmakumar serves as a Class II director, and Mr. Bhaskar Panigrahi serves as a Class III director.

Committees of the Board of Directors

The standing committees of ConnectM’s Board consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and principal responsibilities of each committee are described below.

Audit Committee

An Audit Committee of ConnectM has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Kathy Cuocolo, Stephen Markscheid and Gautam Barua, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Kathy Cuocolo serves as chairman of the Audit Committee. The Board has determined that Kathy Cuocolo qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The Audit Committee’s duties are specified in the Audit Committee Charter that was adopted at the effective time of the Business Combination, and amended by the Audit Committee on October 2, 2025.

The Audit Committee oversees the integrity of the Company’s financial statements, the qualifications, independence, and performance of the Company’s independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent auditors and reviews the Company’s internal control over financial reporting and risk management practices. The Audit Committee also pre-approves audit and non-audit services provided by the independent auditors. The Board has determined that each member of the Audit Committee is “independent” as defined under applicable SEC and Nasdaq rules, and that at least one member qualifies as an “audit committee financial expert” under SEC regulations.

Compensation Committee

The Compensation Committee consists of Gautam Barua and Stephen Markscheid, each of whom is an independent director. Stephen Markscheid serves as chairman of the Compensation Committee. The functions of the Compensation Committee are set forth in a Compensation Committee Charter that was adopted at the effective time of the Business Combination, and amended by the Compensation Committee on October 2, 2025.

The Compensation Committee is responsible for reviewing and approving the compensation of the Company’s executive officers, including base salary, annual incentive opportunities, long-term incentive awards, and other benefits. The committee also oversees the administration of the Company’s equity incentive plans and other compensation-related policies and programs. The Compensation Committee evaluates executive performance and makes recommendations to the Board regarding the CEO’s compensation. Each member of the Compensation Committee is “independent” as defined under applicable SEC rules.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Kathy Cuocolo, Stephen Markscheid and Gautam Barua, each of whom is an independent director under Nasdaq’s listing standards. Gautam Barua serves as the chairman of the Nominating Committee. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on the board of directors. The Nominating Committee considers as potential members of the board of directors persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, are specified in the Nominating and Corporate Governance Committee Charter which was adopted at the effective time of the Business Combination and amended by the Nominating Committee on October 2, 2025.

The Nominating and Corporate Governance Committee identifies, evaluates, and recommends individuals qualified to serve as directors, oversees the evaluation of the Board and its committees, and develops and recommends corporate governance principles and practices applicable to the Company. The committee also reviews the structure and composition of the Board and its committees and considers succession planning for the Board and senior management. Each member of the Nominating and Corporate Governance Committee is “independent” as defined under applicable SEC rules.

Code of Conduct and Ethics

ConnectM has adopted a Code of Conduct and Ethics (the “Code of Ethics”) applicable to its directors, officers, employees, and certain affiliates in accordance with applicable federal securities laws. A copy of the Code of Ethics is available on the Company’s website at https://www.connectm.com.

If ConnectM amends or grants a waiver of one or more provisions of its Code of Ethics, the Company intends to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of such amendments or waivers that apply to its principal executive officer, principal financial officer, or principal accounting officer by posting the required information on its website at https://www.connectm.com. Information contained on the website is not incorporated by reference into, and should not be considered a part of, this prospectus.

Involvement in Certain Legal Proceedings

Except as disclosed below, to the Company’s knowledge, none of its current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;
●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE AND DIRECTOR COMPENSATION

The following section provides compensation information pursuant to the scaled SEC disclosure rules applicable to “emerging growth companies.”

This section discusses the material components of the executive compensation program for our named executive officers who are named in the “Summary Compensation Table” below. In 2025, our “named executive officers” and their positions with ConnectM were as follows:

●	Bhaskar Panigrahi, who served as Chairman and Chief Executive Officer;
●	Girish Subramanya, who served as Chief Technology Officer;
●	Mahesh Choudhury, who served as Principal Financial Officer & Vice President, U.S. Operations; and
●	Kevin Stateham, who served as Vice President, Sales and Corporate Development.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

The compensation committee of the Board will set ConnectM’s executive compensation philosophy and will oversee compensation and benefits programs for ConnectM. The compensation committee will oversee and determine the compensation of the Chief Executive Officers and other executive officers of ConnectM. With respect to base salaries, annual incentive compensation and long-term incentives, it is expected that the compensation committee will establish compensation mix, performance measures, goals, targets and business objectives based on ConnectM’s competitive marketplace. The compensation committee will determine benefits and severance arrangements, if any, that ConnectM will make available to executive officers.

In addition to base salary and annual bonuses, we expect ConnectM will grant stock-based awards under the Incentive Plan in future years to promote its interests by providing these executives with the opportunity to acquire equity interests as an incentive for their remaining in its service and aligning the executives’ interests with those of ConnectM’s equity holders.

2025 Summary Compensation Table

The following table provides summary information concerning compensation earned by our named executive officers for the years ended December 31, 2025, 2024 and 2023, for services rendered during the years ended December 31, 2025, 2024 and 2023, respectively.

							Non-Qualified
						Non-Equity	Deferred
					Stock	Incentive	Compensation
					option	Plan	Plan	All Other	Total
		Salary		Bonus	awards	Compensation	Earnings	Compensation	compensation
Name and Principal Position	Year	($)		($)	($)	($)	($)	($)	($)

Bhaskar Panigrahi,	2025	190,000		0	0	—	—	—	190,000
Chairman and Chief Executive Officer	2024	190,000		0	0	—	—	—	190,000
	2023	175,000		0	0	—	—	—	175,000

Mahesh Choudhury,	2025	160,000		0	0	—	—	—	160,000
Principal Financial Officer & VP, U.S. Operations	2024	160,000		0	0	—	—	—	160,000
	2023	145,000		0	0	—	—	—	145,000

Girish Subramanya,	2025	66,000	*	0	0	—	—	—	66,000
Chief Technology Officer	2024	66,000	**	0	0	—	—	—	66,000
	2023	67,000	***	0	0	—	—	—	67,000

Kevin Stateham,	2025	143,000		0	0	—	—	—	143,000
VP, Sales and Corporate Development	2024	143,000		0	0	—	—	—	143,000
	2023	130,000		0	0	—	—	—	130,000
*	Based on a conversion of the U.S. dollar to Indian rupee (“INR”) of $1.00 to 87.16 INRs as of January 1, 2025.
**	Based on a conversion of the U.S. dollar to Indian rupee (“INR”) of $1.00 to 83.19 INRs as of January 1, 2024.
***	Based on a conversion of the U.S. dollar to Indian rupee (“INR”) of $1.00 to 82.75 INRs as of January 1, 2023.

Certain employee equity issuances are not reflected in the table above because the shares were issued as unregistered, restricted securities rather than registered shares. On June 23, 2025, the Company issued 12,500 unregistered, restricted shares of common stock to Mahesh Choudhury and 7,812 unregistered, restricted shares of common stock to Kevin Stateham, with grant-date fair values of approximately $92,000 and $57,500, respectively, based on a per-share fair value of $7.36. On September 8, 2025, the Company issued 5,469 unregistered, restricted shares of common stock to Girish Subramanya, with a grant-date fair value of approximately $3,500, based on a per-share fair value of $0.64. The aggregate fair value of these issuances was approximately $153,000. These issuances were approved by the Board of Directors.

Narrative to the Summary Compensation Table

2025 Annual Base Salary

We pay our executives a base salary to compensate them for services rendered to our company. The base salary payable to our executives is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Equity Compensation

ConnectM’s equity-based incentive awards are designed to align ConnectM’s interests and the interests of its stockholders with those of its employees and consultants, including the named executive officers. The compensation committee of the board of directors is responsible for approving equity grants.

We currently maintain the ConnectM Technology Solutions, Inc. 2019 Equity Incentive Plan, or the 2019 Plan as well as the 2023 Equity Incentive Plan, or the 2023 Plan, that was approved in connection with the Business Combination. The terms of the 2019 Plan are described below under “- Incentive Award Plans” and the terms of the 2023 Plan are described below under “Description of the 2023 Plan”.

Prior to the Business Combination we offered awards of stock options to purchase shares of our common stock to eligible service providers, including our named executive officers, pursuant to the 2019 Plan. No further awards have been granted under the 2019 Plan since the consummation of the Business Combination. All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of each award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change of control events.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards held by the Named Executive Officers as of December 31, 2025.

	Stock Option Awards				Stock Awards
	Number of	Number of
	securities	securities			Number of	Market value
	underlying	underlying	Stock		shares or	of shares of
	unexercised	unexercised	option		units of	units of
	stock options	stock options	exercise		stock that	stock that
	exercisable	unexercisable	price	Stock option	have not	have not
Name	(#)	(#)	($)	expiration date	vested (#)	vested ($)
Kevin Stateham	778	0	$16.0	November 15, 2030	0	0
Mahesh Choudhury	1,647	0	$16.0	April 1, 2028	0	0
Mahesh Choudhury	778	0	$16.00	November 15, 2030	0	0

Option Exercises and Stock Vested

No other equity-based incentive awards were granted to the named executive officers during 2025 and 2024.

Other Elements of Compensation

Retirement Savings and Health and Welfare Benefits

We maintain a 401(k) retirement savings plan for our employees, including those who satisfy certain eligibility requirements. We match 50% of the first 6% of a participant’s annual eligible compensation, up to the IRS limit. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

All of our full-time employees are eligible to participate in our health and welfare plans. These health and welfare plans include medical, dental and vision benefits; short-term and long-term disability insurance; and supplemental life and Accidental Death and Dismemberment (AD&D) insurance.

Perquisites and Other Personal Benefits

We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer.

Executive Compensation Arrangements

Employment Agreements and Offer Letters

There are no employment agreements or offer letters for our named executive officers.

Director Compensation

ConnectM has not historically maintained a formal non-employee director compensation program and none of ConnectM’s non-employee directors received any compensation from ConnectM during 2025. We intend to develop a board of directors’ compensation program that is designed to align compensation with ConnectM’s business objectives and the creation of stockholder value, while enabling ConnectM to attract, retain, incentivize and reward directors who contribute to the long-term success of ConnectM.

Executive and Director Compensation

Mr. Panigrahi serves on the ConnectM’s board of directors as Chairman of the Board does not earn any additional compensation for that role. His annual salary for serving as Chief Executive Officer is $190,000. Mr. Choudhury earns a salary of $160,000 as Vice President, US Operations of ConnectM, Mr. Subramanya earns a salary of $66,000 as Chief Technology Officer of ConnectM and Mr. Stateham earns a salary of $143,000 as Vice President, Sales and Corporate Development of ConnectM.

In the future, ConnectM may further revise its executive and director compensation program from time to time to better align compensation with ConnectM business objectives and the creation of stockholder value, while enabling ConnectM to attract, retain, incentivize and reward individuals who contribute to the long-term success of ConnectM. Decisions on the executive compensation program will be made by the ConnectM compensation committee.

Summary of the Incentive Plan

General

The purpose of the 2023 Plan is to provide an additional incentive to officers, employees, non-employee directors, independent contractors, and consultants of ConnectM or its affiliates whose contributions are essential to the growth and success of the business of ConnectM and its affiliates, in order to strengthen the commitment of such persons to ConnectM and its affiliates, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of ConnectM and its affiliates. We believe that grants of incentive equity and equity-based awards are essential to attracting and retaining highly qualified service providers.

ConnectM currently maintains the ConnectM Technology Solutions Inc. 2019 Equity Incentive Plan (the “Prior Plan”). Since the adoption of the 2023 Plan, ConnectM has not granted any awards under the Prior Plan.

2023 Plan Highlights

Some of the key features of the 2023 Plan that reflect the Board’s commitment to effective management of incentive compensation are as follows:

●	No Liberal Share Recycling on Stock Options or SARs. The 2023 Plan provides that only shares covering awards that are canceled, forfeited or terminated without issuance of the full number of shares of Common Stock to which the award is related will again be available for issuance under the 2023 Plan. The following shares will not be added back to the aggregate plan limit: (i) shares tendered in payment of the exercise price for an option, (ii) shares ConnectM withholds to satisfy tax withholding obligations, and (iii) shares underlying stock appreciation rights (“SARs”) or other awards that are settled in stock.
●	No Repricing or Cash Buyouts. Stock option and SAR repricing is prohibited without stockholder approval under the 2023 Plan.
●	No Dividends on Unvested Restricted Shares or Restricted Stock Units. Under the 2023 Plan, holders of unvested Restricted Stock or Restricted Stock Units will not have any rights to receive dividends with respect to such Awards.
●	Minimum Vesting Period. Generally, all awards will have a minimum vesting period of at least one year, subject to an exception of 5% of the aggregate shares authorized for grant under the 2023 Plan and certain other limited exceptions as described below and in the 2023 Plan.

●	No Automatic “Single Trigger” Vesting. The 2023 Plan does not contain an automatic single-trigger vesting provision that would accelerate awards solely upon a Change in Control (as such term is defined in the 2023 Plan, a “Change in Control”).

Description of the 2023 Plan

A description of the provisions of the 2023 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2023 Plan, a copy of which is attached as Exhibit 10.4 to the registration statement of which this prospectus forms part.

Administration

The 2023 Plan will be administered by a committee, which shall consist of two (2) or more members of the Board appointed by the Board or such other committee of the Board to which it has properly delegated power, or if no such committee or subcommittee exists, the Board (the “Committee”). To the extent required by applicable law, rule, or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable.

The Committee is authorized to, among other things: (a) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2023 Plan and any instrument or agreement relating to, or any award granted under, the 2023 Plan (each, an “Award”); (b) promulgate, amend, and rescind any rules and regulations relating to the 2023 Plan; (c) adopt sub-plans; and (d) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2023 Plan. Except to the extent prohibited by applicable law regulations, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2023 Plan.

Unless otherwise expressly provided in the 2023 Plan, all determinations, interpretations and other decisions under or with respect to the 2023 Plan or any award or any documents evidencing awards granted pursuant to the 2023 Plan are within the sole discretion of the Committee, may be made at any time and are final, conclusive, and binding upon all persons or entities, including, without limitation, ConnectM, any Participant (as defined below), any holder or beneficiary of any award, and any of ConnectM’s stockholders. The Committee may make grants of the following awards to Eligible Persons (defined below) pursuant to terms and conditions set forth in the applicable award agreement, including, subjecting such awards to performance goals listed in the 2023 Plan:

●	Stock Options;
●	Stock Appreciation Rights;
●	Restricted Stock and Restricted Stock Unit Awards;
●	Performance Share Awards; and
●	Other Stock-Based Awards and Cash-Based Awards.

Eligible Shares

The maximum aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which awards may be granted under the 2023 Plan was initially to be equal to 10% of the number of shares of ConnectM Common Stock outstanding immediately following the Business Combination, less 14,810 shares of ConnectM Common Stock subject to awards under the Prior Plan. This “Total Share Reserve” will be increased automatically on January 1 of each year during the term of the 2023 Plan by a number equal to the lesser of (i) 4% of the shares of Common Stock outstanding on December 31 of the prior year, or (ii) a smaller number of shares as determined by the Board. As of the date of this prospectus, the Total Share Reserve is 51,682. If any Option, SAR, or Other Stock-Based Awards granted under the 2023 Plan expires, terminates, or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised award shall again be available for the purpose of awards under the 2023 Plan. If any shares of Restricted Stock, Performance Share Awards, or Other Stock-Based Awards denominated in shares of Common Stock awarded under the 2023 Plan to a Participant (as defined below) are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Share Awards, or Other Stock-Based Awards

denominated in shares of Common Stock shall again be available for purposes of awards under the 2023 Plan. Shares of Common Stock subject to an award shall not again be made available for issuance or delivery under the 2023 Plan if such shares are (a) tendered in payment of an Option, (b) delivered or withheld by ConnectM to satisfy any tax withholding obligation, or (c) covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the award. Any award under the 2023 Plan that must be settled solely in cash shall not be counted against the foregoing maximum share limitations. In no event will the aggregate grant date fair value (as determined in accordance with ASC 718) of Awards to be granted and any other cash compensation paid to any non-employee director in any calendar year exceed $750,000, which limit will be increased to $1,000,000 for any non-employee director in the year in which such non-employee director initially joins the Board. No shares have yet been issued nor awards granted under the 2023 Plan.

Eligible Participants

Any employee, consultant or director of ConnectM or any of its affiliates, or any individual who is reasonably expected by the Committee to become an employee, consultant, or director after the receipt of awards (each, an “Eligible Person”) shall be permitted to participate (a “Participant”) under the 2023 Plan. Only Eligible Persons who are also employees of ConnectM or its parent or subsidiaries are eligible to receive incentive stock options under the 2023 Plan. Eligibility for the grant of an incentive stock option and actual participation in the 2023 Plan shall be determined by the Committee in its sole discretion.

Options

The Committee may grant non-qualified stock options and incentive stock options (“Options”) to Eligible Persons under the 2023 Plan. The holder of an Option will be entitled to purchase a number of ConnectM’s shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. Options granted under the 2023 Plan are required to have a per share exercise price that is not less than the fair market value of ConnectM’s Common Stock underlying such Options on the date such Options are granted (other than in the case of Options that are substitute awards). The maximum term for Options granted under the 2023 Plan is 10 years from the date of grant. The purchase price for the shares as to which an Option is exercised may be paid, to the extent permitted by law, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, including: (i) by delivery to ConnectM of other Common Stock, duly endorsed for transfer to ConnectM, with a fair market value on the date of delivery equal to the Option exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate fair market value on the date of attestation equal to the Option exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a fair market value equal to the aggregate Option exercise price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee.

Stock Appreciation Rights

The Committee may grant stock appreciation rights, or “SARs”, under the 2023 Plan, with terms and conditions determined by the Committee pursuant to the 2023 Plan. The Committee may award SARs in tandem with Options or independent of any Option. Generally, each SAR will entitle the Participant upon exercise to an amount (in cash, shares, or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock, over (B) the exercise price per share, multiplied by (ii) the number of shares of Common Stock covered by the SAR. The exercise price per share of a SAR will be determined by the Committee at the time of grant, but in no event may such amount be less than the fair market value of a share of Common Stock on the date the SAR is granted.

Restricted Stock and Restricted Stock Units

The Committee may grant restricted shares of ConnectM’s Common Stock (“Restricted Stock”) or restricted stock units (“Restricted Stock Units”) representing the right to receive, upon vesting and the expiration of any applicable restricted period, one (1) share of Common Stock for each Restricted Stock Unit or, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the fair market value of the Common Stock as of the date on which the applicable restricted period lapsed. As to Restricted Stock, subject to the other provisions of the 2023 Plan, the holder will generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, but the holder will not have the right to receive dividends on any unvested shares of Restricted Stock. Participants have no rights or privileges as a stockholder with respect to Restricted Stock Units.

Performance Share Awards

The Committee may grant Performance Share Awards to a Participant that are earned upon the attainment of specific performance goals. Each Performance Share Award shall be evidenced by an award agreement pursuant to the 2023 Plan with terms and conditions determined by the Committee, including the number of shares of Common Stock or stock-denominated units subject to the Performance Share Award and the conditions that must be met for the Participant to earn the award.

Other Equity-Based and Cash-Based Awards

The Committee may grant other equity-based or cash-based awards under the 2023 Plan, with terms and conditions determined by the Committee pursuant to the 2023 Plan.

Effect of Certain Corporate Transactions and Events

In the event of any stock or extraordinary cash dividend, stock split, reverse stock split, any extraordinary corporate transaction such as a recapitalization, reorganization, merger, consolidation, combination, exchange, or other change in capitalization, awards granted under the 2023 Plan and any award agreements, the exercise price of options and SARs, the performance goals to which Performance Share Award and cash-based awards are subject, and the maximum number of shares of Common Stock subject to all awards will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of the award.

In connection with any Change in Control of ConnectM, the Committee may, in its sole discretion, cause any award (i) to be canceled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share of Common Stock in the Change in Control over the per share exercise, base or purchase price of such award, which may be paid immediately or over the vesting schedule of the award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following the applicable Change in Control; (iii) to be accelerated as to the vesting, exercise, payment or distribution of the award so that any award to a Participant whose employment is terminated as a result of the Change in Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee; (iv) to be purchased from a Participant whose employment is terminated as a result of the Change in Control, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or (v) to be terminated; or to make any other adjustment to the awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change.

Nontransferability of Awards

Awards under are not be transferable or assignable other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against ConnectM or any of its subsidiaries. However, the Committee may determine, in its sole discretion, that a non-qualified stock option may be transferred to a Participant’s family member, or to certain trusts or foundations or other transferees as permitted by the Committee (“Permitted Transferee”). A non-qualified stock option that is transferred to a Permitted Transferee will remain subject to the terms of the 2023 Plan and the applicable award agreement.

Minimum Vesting Requirements

No award may be granted with a lapse of any vesting obligations earlier than at least one year following the date of grant. Notwithstanding the foregoing, the Committee may grant up to a maximum of five percent of the aggregate number of shares available for issuance under the 2023 Plan (subject to certain equitable adjustments), without regard to this minimum vesting requirement, and the minimum vesting requirement does not apply to (i) any substitute awards (as defined in the 2023 Plan), (ii) shares delivered in lieu of fully vested cash awards, (iii) awards to directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of a Participant’s retirement, death or disability or a Change in Control, in the terms of the award or otherwise.

Clawback

Awards under the 2023 Plan are subject to recovery or “clawback” by ConnectM pursuant to any clawback policy ConnectM may have in effect from time to time.

Amendment and Termination

The Board may amend the 2023 Plan at any time, subject to shareholder approval to the extent required by applicable law or regulation or the listing standards of Nasdaq or any other market or stock exchange on which ConnectM’s Common Stock is at the time primarily traded. Additionally, shareholder approval will be specifically required to decrease the exercise price of any outstanding Option or SAR granted under the 2023 Plan. The Board may terminate the 2023 Plan at any time. Unless sooner terminated by the Board, the 2023 Plan will terminate on July 12, 2034, the 10-year anniversary of the effective date of the 2023 Plan.

Section 162(m) of the Internal Revenue Code

As a general rule, ConnectM will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the Participant, except to the extent the deduction limits of Section 162(m) of the Code apply. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to any “covered employee” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2023 Plan may cause this limitation to be exceeded in any particular year.

Material U.S. Federal Income Tax Consequences of Awards under the 2023 Plan

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2023 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to Participants, who should consult their own tax advisors.

Non-Qualified Options. The grant of a non-qualified stock option is not a taxable event for the grantee or ConnectM. Upon exercising a non-qualified stock option, a grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified stock option, the grantee will recognize taxable capital gain or loss, measured by the excess of the amount realized on the disposition over the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If ConnectM complies with applicable reporting requirements and with the restrictions of Section 162(m), ConnectM will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

Incentive Stock Options. The grant of an incentive stock option is not a taxable event for the grantee or for ConnectM. A grantee will not recognize taxable income upon exercise of an incentive stock option (except to the extent the alternative minimum tax applies), and any gain realized upon a disposition of ConnectM’s Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). ConnectM will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be an employee of ConnectM or its subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the incentive stock option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. ConnectM will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to ConnectM’s compliance with Section 162(m) and to certain reporting requirements.

Restricted Stock. A grantee who is awarded Restricted Stock will not recognize any taxable income for federal income tax purposes in the year of grant if the shares of Common Stock are nontransferable and subject to a substantial risk of forfeiture. However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of grant in an amount equal to the fair market value of the Common Stock on the date of grant (less the purchase price, if any), determined without regard to any restrictions (except any restrictions that will never lapse). If the grantee does not make such an election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and be subject to withholding taxes. If ConnectM complies with applicable reporting requirements and with the restrictions of Section 162(m), ConnectM will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of Restricted Stock Units under the 2023 Plan. A grantee who is awarded Restricted Stock Units will recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If ConnectM complies with applicable reporting requirements and with the restrictions of Section 162(m), ConnectM will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of SARs under the 2023 Plan. Upon exercising an SAR, a grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. If ConnectM complies with applicable reporting requirements and with the restrictions of Section 162(m), ConnectM will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance Share Awards, Other Stock-Based Awards, and Cash-Based Awards. The tax treatment with respect to Performance Share Awards, other stock-based awards and cash-based awards will depend on the structure of such awards.

Section 409A. Awards under the 2023 Plan are intended to either be exempt from or comply with Section 409A of the Internal Revenue Code. Nevertheless, none of the Company, the Committee or the Board have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A.

New Plan Benefits

Grants under the 2023 Plan will be made at the discretion of the Committee and are not currently determinable. The value of awards granted under the 2023 Plan will depend on a number of factors, including the fair market value of ConnectM Common Stock on future dates, the exercise decisions made by Participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

Director and Officer Indemnification Agreements

We have entered into indemnification agreements whereby we will agree to indemnify the Chief Executive Officer and Chief Financial Officer to the fullest extent permitted by law, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out of pocket attorneys’ fees) incurred or paid by the Chief Executive Officer and Chief Financial Officer in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to the performance by the Chief Executive Officer and Chief Financial Officer of services for, or the acting by the Chief Executive Officer and Chief Financial Officer as a director, officer or executive of, the Company, or any subsidiary of the Company. Any fees or other necessary expenses incurred by the Chief Executive Officer and Chief Financial Officer in defending any such action, suit, investigation or proceeding shall be paid by the Company in advance, subject to the Company’s right to seek repayment from the Chief Executive Officer and Chief Financial Officer if a determination is made that the Chief Executive Officer and Chief Financial Officer were not entitled to indemnification.

Potential Payments Upon Termination or Change in Control

None.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive and Director Compensation” and “Management,” the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:

●	we have been or are to be a participant;
●	the amount involved exceeded or will exceed $120,000; and
●	any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or initial stockholders, unless we have obtained (i) an opinion from an independent investment banking firm, or other firm that commonly provides valuation opinions, that the business combination is fair to our stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our initial stockholders, officers, directors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

The board of directors has determined that each of Kathy Cuocolo, Stephen Markscheid, and Gautam Barua qualifies as an independent director under the independence standards applicable to companies listed on a national securities exchange and the requirements of Rule 10A-3 under the Exchange Act. In making these determinations, the board considered each director’s current and prior relationships with the Company and its subsidiaries, beneficial ownership of the Company’s Common Stock, and any transactions involving them described herein.

Limitation on Liability and Indemnification of Directors and Officers

Our bylaws provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

Notwithstanding the foregoing, as set forth in our bylaws, such indemnification will not extend to any claims our insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described in this prospectus.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act (and is, therefore, unenforceable.).

Certain Relationships and Related Person Transactions

The following is a description of certain relationships and transactions that exist or have existed or that ConnectM has entered into, in each case since January 1, 2024, with its directors, executive officers, or stockholders who are known to ConnectM to beneficially own more than ten percent of its voting securities and their respective affiliates and immediate family members.

Sponsor of MCAC

In connection with the closing of the Business Combination, the Company assumed unsecured promissory notes totaling approximately $555,000 that are non-interest bearing and due on demand and advances totaling approximately $132,000 that are non-interest bearing and due on demand with the Sponsor of MCAC. During September 2024, the Company entered into a note conversion agreement with the Sponsor of MCAC in which the Company converted the outstanding principal on unsecured promissory notes and certain other liabilities owed to the note holders into shares of the Company’s Common Stock at a conversion price of $2.00 per share with a one-time share reset adjustment, subject to shareholder approval and a maximum aggregate ownership amount of 19.99% for each individual lender. In connection with these agreements, approximately $555,000 of unsecured promissory notes and approximately $132,000 of accounts payable and accrued expenses were extinguished in exchange for the issuance of 343,248 shares (pre-split) of the Company’s Common Stock.

In connection with the conversion agreement, the Sponsor of MCAC received a one-time share reset adjustment that was settled during the quarter ended March 31, 2025 through the issuance of 205,949 shares (pre-split) of the Company’s Common Stock (see Note 7). As of December 31, 2024, the fair value of the derivative liabilities associated with the reset adjustment was approximately $158,000 and was included as a component of derivative liabilities on the accompanying consolidated balance sheets. As of June 30, 2025, the derivative liabilities associated with the reset adjustment were settled in full. For the three months period ended March 31, 2026 and year ended December 31, 2025, the Company recorded a change in fair value on these derivative liabilities of $0 and $30,000 respectively, which was included as a component of change in fair value of derivative liabilities on the accompanying consolidated statements of operations and comprehensive loss.

Avanti Notes

In September 2016, the Company entered into an unsecured promissory note with a company owned by the Company’s Chief Executive Officer (the “Related Party Lender”) for an original principal sum of about $248,000 at September 30, 2016 (the “2016 Promissory Note”). The principal balance of the note as of December 31, 2025 and December 31, 2024 are about $0 and $179,910 respectively. The note bears annual interest of 14.0%. The note does not have a maturity date, and the full note balance is to be paid over time in amounts determined by the Company.

In July 2024, the Company borrowed an additional amount of about $93,000 from the Related Party Lender (the “2024 Promissory Note”). The loan bears interest at 14.0% and matures in July 2031. The principal and accrued interest is due in full at maturity.

In November 2025, in connection with the acquisition of controlling interest in Geo Impex & Logistics Pvt. Ltd., the Company assumed a note payable of approximately $279,000 due to Avanti, maturing on October 31, 2026.

Total interest expense recognized on the promissory notes with the Related Party Lender was approximately $23,107 for the year ended December 31, 2025, respectively, compared to approximately $18,209 for the year ended December 31, 2024.

Amperics Asset Acquisition

On November 3, 2025, the Company completed the acquisition of substantially all assets of Amperics Holdings LLC and Amperics Inc. (collectively, “Amperics”) pursuant to an Asset Purchase Agreement (the “Amperics Asset Acquisition”). Mr. Bala Padmakumar, a member of the Company’s Board of Directors, previously served as Chief Executive Officer of Amperics until 2020 and holds a significant minority ownership interest in Amperics and, as such, is considered a related party to the transaction. The acquired assets consist primarily of proprietary nanotechnology-based energy storage intellectual property, including patents, know-how, software and technical documentation, which have been integrated into the Company’s Keen Labs platform to support its virtual power plant (“VPP”) and AI-enabled energy management initiatives.

The aggregate consideration for the transaction consisted of the issuance of 84,375 shares of the Company’s common stock to the seller. Based on the closing market price of $10.24 per share on the acquisition date, the implied value of the equity consideration was approximately $864,000. No cash consideration was paid, and the agreement does not include any earn-outs or other contingent consideration.

The Company determined that the transaction qualified as an asset acquisition under applicable accounting guidance, as substantially all the fair value of the acquired gross assets was concentrated in a single identifiable asset (intellectual property). Accordingly, the transaction was accounted for under ASC 805-50, and no goodwill was recognized.

Given the involvement of a related party, the terms of the transaction, including the consideration paid, were reviewed and approved by disinterested members of the Company’s Board of Directors in accordance with the Company’s related party transaction policies. The Company believes that the terms of the transaction are no less favorable than those that could have been obtained from unaffiliated third parties.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock as of the date of this prospectus by:

●	each of our directors;
●	each of our named executive officers; and
●	all our current executive officers and directors as a group.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in a footnote to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 5,639,475 shares of our Common Stock outstanding as of the date of this prospectus. Unless otherwise indicated, the address for the following stockholders is care of: ConnectM Technology Solutions, Inc., 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752.

Name and Address of Beneficial Owner (1)	Number of Shares	% of Class
Directors and Executive Officers
Bala Padmakumar (2)	72,631	1.29%
Bhaskar Panigrahi (3)	147,467	2.61%
Girish Subramanya	18,962	*
Kevin Stateham	7,813	*
Mahesh Choudhury	24,212	*
Gautam Barua	6,250	*
Kathy Cuocolo	7,891	*
Stephen Markscheid	7,031	*
All directors and executive officers of ConnectM as a group (eight individuals)	292,256	5.18%
Five Percent Holders of ConnectM:
Geo Impex LLC (4)	1,040,625	18.45%
Laramie Plains Holdings LLC (4) (5)	437,500	7.76%
*	Less than 1%
(1)	Unless otherwise noted, the business address of each of the following individuals is c/o ConnectM Technology Solutions, Inc., 2 Mount Royal Ave., Suite 550, Marlborough, MA 01752.
(2)	Monterrey Acquisition Sponsor, LLC, (“MAS”), is the record holder of the securities reported herein. Bala Padmakumar is the managing member of MAS. Mr. Padmakumar shares voting and dispositive power over the founder shares held by MAS and may be deemed to beneficially own such shares. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Include 118,438 shares issuable pursuant to warrants.
(3)	Consists of (i) 112,052 shares held by Avanti Holdings LLC, (ii) 7,958 shares held by Mr. Panigrahi and (iii) 3,995 shares held by Southwood Partners LP. Mr. Panigrahi is a controlling equityholder of Avanti Holdings LLC and Southwood Partners LP. Therefore, Mr. Panigrahi may be deemed to have voting power and dispositive power over the shares held by Avanti Holdings LLC and Southwood Partners LP.
(4)	Based on information provided by the Company’s transfer agent and reflected in its official shareholder records.
(5)	437,500 of the shares issued in connection with the acquisition of Sun Solar LLC, is held by Laramie Plains Holding LLC, an entity owned and controlled by Caleb Arthur, the Chief Executive Officer and founder of Sun Solar LLC. Mr. Arthur has sole voting and dispositive power over the shares held by Laramie Plains Holding LLC.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following summary of the material terms of the capital stock of ConnectM is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Charter, our Bylaws and the warrant-related documents described herein, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and certain provisions of Delaware law. We urge you to read each of our Charter, our Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities. Unless the context requires otherwise, all references to “we”, “us,” “our,” the “Company” and “ConnectM” in this section refer solely to ConnectM and not to our subsidiaries.

Authorized and Outstanding Capital Stock

The total amount of our authorized capital stock consists of 250,000,000 shares of ConnectM Common Stock and 10,000,000 shares of ConnectM preferred stock.

The following summary describes all material provisions of our capital stock. We urge you to read our Charter and Bylaws for a full description.

ConnectM Common Stock

Voting Rights

Each holder of ConnectM Common Stock is entitled to one vote for each share of ConnectM Common Stock held of record by such holder on all matters voted upon by our stockholders; provided, however, that, except as otherwise required in the Charter or by applicable law, the holders of ConnectM Common Stock will not be entitled to vote on any amendment to our Charter that relates solely to the terms of one or more outstanding series of ConnectM preferred stock if the holders of such affected series are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Charter (including any certificate of designation relating to any series of ConnectM preferred stock) or pursuant to the DGCL.

Dividend Rights

Subject to any other provisions of the Charter, as it may be amended from time to time, holders of shares of ConnectM Common Stock will be entitled to receive ratably, in proportion to the number of shares of ConnectM Common Stock held by them, such dividends and other distributions in cash, capital stock or property of ConnectM when, as and if declared thereon by the ConnectM board of directors from time to time out of assets or funds of ConnectM legally available therefor.

Rights upon Liquidation

Subject to the rights of holders of ConnectM preferred stock, in the event of any liquidation, dissolution or winding up of ConnectM affairs, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of ConnectM payable upon shares of ConnectM preferred stock ranking senior to the shares of ConnectM Common Stock upon such dissolution, liquidation or winding up, if any, ConnectM’s remaining net assets will be distributed to the holders of shares of ConnectM Common Stock upon such dissolution, liquidation or winding up, pro rata on a per share basis.

Other Rights

No holder of shares of ConnectM Common Stock will be entitled to preemptive or subscription rights contained in the Charter or in the Amended Bylaws. There are no redemption or sinking fund provisions applicable to the ConnectM Common Stock. The rights, preferences and privileges of holders of the ConnectM Common Stock will be subject to those of the holders of any shares of the ConnectM preferred stock that ConnectM may issue in the future.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL. The issuance of ConnectM preferred stock could have the effect of decreasing the trading price of ConnectM Common Stock, restricting dividends on the capital stock of ConnectM, diluting the voting power of the ConnectM Common Stock, impairing the liquidation rights of the capital stock of ConnectM, or delaying or preventing a change in control of ConnectM.

Election of Directors and Vacancies

The number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The Board is divided into three classes, designated Class I, II and III, with Class I consisting of three (3) directors who were re-elected in 2025, Class II consisting of one (1) director and first up for re-election in 2026, and Class III consisting of one (1) director and first up for re-election in 2027. Each class of directors will be elected by the ConnectM stockholders every three years.

Under the Amended Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of ConnectM preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director (and not by stockholders). All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation, retirement, disqualification or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.

Subject to the rights, if any, of any series of ConnectM preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of at least two-thirds (66 2∕3%) of the voting power of all then outstanding shares of capital stock of ConnectM entitled to vote generally in the election of directors, voting together as a single class. In case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the ConnectM, subject, nevertheless, to the provisions of the DGCL, the Charter and to any Amended Bylaws adopted and in effect from time to time; provided, however, that no Bylaw so adopted will invalidate any prior act of the directors which would have been valid if such Bylaw had not been adopted.

Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of ConnectM preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the ConnectM preferred stock.

Quorum

The holders of shares of outstanding capital stock of ConnectM representing one-third (33 and 1/3%) of the voting power of all outstanding shares of capital stock and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise required by law or provided by the Charter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Anti-takeover Effects of the Charter and the Amended Bylaws

The Charter and the Amended Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of ConnectM. ConnectM expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of ConnectM to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of ConnectM stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Classified Board of directors

As indicated above, the Charter provides that the ConnectM’s board of directors is divided into three classes of directors, with each class of directors being elected by the ConnectM stockholders every three years. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the ConnectM’s board of directors.

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for the issuance of authorized but unissued shares. As ConnectM’s Common Stock is currently quoted on the OTCQX Best Market and not listed on a national securities exchange, the Company is not subject to exchange-based listing rules that would otherwise require stockholder approval for certain equity issuances.

ConnectM will apply to list its Common Stock on a national securities exchange under the symbol “CNTM.” There can be no assurance that the application will be approved or that the Common Stock will commence trading on such exchange. The closing of this offering is conditioned upon the final approval of the Company’s listing application. If the application is not approved, this offering will not be completed. Until such time, the Company’s Common Stock will continue to be quoted on the OTCQX Best Market. If and when ConnectM’s Common Stock becomes listed on a national securities exchange, the Company will become subject to the exchange’s corporate governance and listing standards, including rules that may require stockholder approval for certain equity issuances representing 20% or more of the then-outstanding voting power or shares of Common Stock.

Additional shares that may be issued in the future could be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.

The existence of unissued and unreserved shares of Common Stock may have the effect of enabling the Board of Directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of ConnectM by means of a merger, tender offer, proxy contest, or otherwise. This, in turn, could protect the continuity of management but may also deprive stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market levels.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of ConnectM preferred stock, special meetings of the stockholders of ConnectM, for any purpose or purposes, may be called only by or at the direction of (i) a majority of the Board, (ii) the Chairman of the Board or (iii) the ConnectM Chief Executive Officer. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the date and time of the meeting, and the means of remote communication, if any, shall be given to each stockholder entitled to vote at such meeting, not less than 10 or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

In addition, the Amended Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to ConnectM secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if such actions are favored by the holders of a majority of our outstanding voting securities.

Amendment to Charter and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Charter provides that the provision regarding removal of a director from the Board, may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least two-thirds (66.67%) in voting power of all the then outstanding shares of ConnectM’s stock entitled to vote thereon as a class.

The Amended Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the Board, or (B) without the approval of the affirmative vote of the holders of at least two-thirds (66.67%) of the outstanding voting stock of ConnectM entitled to vote generally in an election of directors, voting together as a single class.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1)	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
2)	the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
3)	the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds (662∕3%) of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

ConnectM has elected not to be governed by Section 203 of the DGCL. Therefore, the restrictions contained in Section 203 of the DGCL will not apply to ConnectM.

Limitations on Liability and Indemnification of Officers and Directors

The Charter limits the liability of the directors of ConnectM to the fullest extent permitted by the DGCL, and the Amended Bylaws provide that we will indemnify them to the fullest extent permitted by such law. ConnectM expects to enter into agreements to indemnify their directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, ConnectM will be required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware. ConnectM must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require ConnectM, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the ConnectM. Any claims for indemnification by the ConnectM directors and officers may reduce ConnectM available funds to satisfy successful third-party claims against ConnectM and may reduce the amount of money available to ConnectM.

Exclusive Jurisdiction of Certain Actions

The Charter requires, to the fullest extent permitted by law, unless ConnectM consents in writing to the selection of an alternative forum, that derivative actions brought on behalf of ConnectM, actions against any director, officer or stockholder of ConnectM for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or the Charter or the Amended Bylaws, and actions asserting a claim against ConnectM governed by the internal affairs doctrine may be brought only in the Court of Chancery of the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the state and federal courts in the State of Delaware and service of process on such stockholder’s counsel. Although we believe this provision benefits ConnectM by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Charter requires that, unless ConnectM consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act and, if brought in a court other than the federal district courts of the United States of America, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the federal district courts of the United States of America and service of process on such stockholder’s counsel.

However, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, this forum selection provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Warrants

Public Warrants

There are currently outstanding an aggregate of 287,500 Public Warrants, which entitle the holder to acquire shares of ConnectM Common Stock. Each whole warrant will entitle the registered holder to purchase one whole share of ConnectM Common Stock at a price of $368 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement, dated May 10, 2022, as amended, by and between MCAC and Continental as warrant agent (the “Warrant Agreement”), a warrant holder may exercise its warrants only for a whole number of shares of ConnectM Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units, and only whole warrants will trade. The public warrants will expire on July 12, 2029 (five years after the completion of the Business Combination), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of ConnectM Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of ConnectM Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of ConnectM Common Stock upon exercise of a warrant unless ConnectM Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of ConnectM Common Stock underlying such unit.

Notwithstanding the foregoing, if a registration statement covering the ConnectM Common Stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-Day Redemption Period”) to each warrant holder; and
●	if, and only if, the reported last sale price of the ConnectM Common Stock equals or exceeds $576 per share (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the ConnectM Common Stock may fall below the $576 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $368 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of ConnectM Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of ConnectM Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of ConnectM Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the ConnectM Common Stock for the 10 trading days ending on the third day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of ConnectM Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination.

In the event we determine to redeem the warrants, holders of our redeemable warrants would be notified of such redemption as described in our warrant agreement. Specifically, in the event that we elect to redeem all of the redeemable warrants as described above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. Accordingly, if a holder fails to actually receive the notice of or otherwise fails to respond on a timely basis, it could lose the benefit of being a holder of a Public Warrant.

In addition, beneficial owners of the redeemable warrants will be notified of such redemption via ConnectM’s posting of the redemption notice to DTC.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of ConnectM Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of ConnectM Common Stock is increased by a stock dividend payable in shares of ConnectM Common Stock, or by a split-up of shares of ConnectM Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of ConnectM Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of ConnectM Common Stock. A rights offering to holders of ConnectM Common Stock entitling holders to purchase shares of ConnectM Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of ConnectM Common Stock equal to the product of (i) the number of shares of ConnectM Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ConnectM Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of ConnectM Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ConnectM Common Stock, in determining the price payable for ConnectM Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ConnectM Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of ConnectM Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ConnectM Common Stock on account of such shares of ConnectM Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of ConnectM Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of ConnectM Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of ConnectM Common Stock if we do not complete our initial business combination within 24 months, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of ConnectM Common Stock in respect of such event.

If the number of outstanding shares of ConnectM Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of ConnectM Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of ConnectM Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of ConnectM Common Stock.

Whenever the number of shares of ConnectM Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of ConnectM Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of ConnectM Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of ConnectM Common Stock (other than those described above or that solely affects the par value of such shares of ConnectM Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of ConnectM Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the ConnectM Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ConnectM Common Stock and any voting rights until they exercise their warrants and receive shares of ConnectM Common Stock. After the issuance of shares of ConnectM Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

Placement Warrants

There are currently 95,000 Private Placement Warrants outstanding.

In addition, holders of our placement warrants are entitled to certain registration rights. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants described above, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants described above.

Transfer Agent and Registrar

The transfer agent for ConnectM Common Stock and warrant agent for the ConnectM public warrants and private placement warrants is Continental Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock then outstanding; or
●	the average weekly reported trading volume of Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of the consummation of the Business Combination, we are no longer a shell company. Accordingly, Rule 144 is available for the resale of the above noted restricted securities.

Rule 701

Rule 701 under the Securities Act generally allows a stockholder who purchases shares of capital stock pursuant to a written compensatory plan or contract executed prior to December 6, 2024 and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the applicable lock-up period expires.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of shares of Common Stock issued pursuant to this offering but does not purport to be a complete analysis of all potential tax effects by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below).

This discussion is a summary only and does not address all aspects of United States federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

●	our founders, the sponsor, officers or directors;
●	financial institutions or financial services entities;
●	broker-dealers;
●	taxpayers that are subject to the mark-to-market tax accounting rules;
●	S Corporations;
●	tax-exempt entities;
●	individual retirement accounts or other tax deferred accounts;
●	governments or agencies or instrumentalities thereof;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	expatriates or former long-term residents of the United States;
●	persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of our shares;
●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;
●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;
●	persons required to accelerate the recognition of any item of gross income with respect to Class A ordinary shares or warrants as a result of such income being recognized on an applicable financial statement;
●	U.S. Holders whose functional currency is not the U.S. dollar;
●	controlled foreign corporations; or
●	passive foreign investment companies.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as alternative minimum gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not change the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A ordinary shares or warrants who or that is, for United States federal income tax purposes:

●	an individual citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to United States federal income taxation regardless of its source; or
●	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

This discussion does not consider the tax treatment of entities or arrangements classified as partnerships for U.S. federal income tax purposes or persons who hold our securities through such entities or arrangements. If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF THE PROSPECTIVE INVESTOR IN OUR SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATION OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS AS WELL AS UNDER ANY APPLICABLE TAX TREATY.

U.S. Holders

Taxation of Distributions

A U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution of cash or other property paid on the Common Stock to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its shares of Common Stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all distributions will be reported as dividends for United States federal income tax purposes.

Dividends paid by us out of our current or accumulated earnings and profits as described above generally will be taxable to a corporate U.S. Holder at regular rates and may be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions, including satisfying a holding period requirement, dividends generally will be treated as “qualified dividend income” and taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below). U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Common Stock.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Common Stock

A U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of shares of Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares exceeds one year.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its shares of Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its shares generally will equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our Common Stock should consult their own tax advisors regarding the tax treatment of such losses.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of Common Stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. Federal income tax purposes) who or that is for United States federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);
●	a foreign corporation; or
●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the sale or other disposition of our securities.

Dividends

If we make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its shares of Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, dividends paid to a Non-U.S. Holder of our Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);
●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
●	we are U.S. real property holding corporation (“USRPHC”).

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests (“USRPIs”) relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

If we are a USRPHC and either our Common Stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our Common Stock, actually or constructively, during the applicable testing period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different consequences.

Information Reporting and Backup Withholding

Dividend payments with respect to our Common Stock and proceeds from the sale, exchange, redemption or other taxable disposition of shares of Common Stock may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless such Non-U.S. Holder provides a properly completed IRS Form w-8BEN-E or w-8BEN-IMY claiming an exemption from FATCA withholding.

Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies currently to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of shares of Common Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Common Stock.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our Common Stock, including the tax consequences under U.S. federal, state and local, estate, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

ThinkEquity LLC is acting as representative of the underwriters of this offering (the “Representative”). We have entered into an underwriting agreement dated,     , 2026 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock next to its name in the following table:

Underwriter	Number of Shares
ThinkEquity LLC	—
Total	—

Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the shares of Common Stock offered by this prospectus if the underwriters buy any of such shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the shares of Common Stock subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the Common Stock to the public at the public offering price set forth on the cover of the prospectus. After the shares of Common Stock are released for sale to the public, the underwriters may from time to time change the offering price and other selling terms.

Overallotment Option

We have granted a 45-day option to the Representative to purchase up to 275,000 additional shares of our Common Stock (15% of the shares sold in this offering), solely to cover overallotments, if any. If the Representative exercises all or part of this option, it will purchase shares covered by the option at the initial public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the gross proceeds from this offering will be $12,650,000 and the total net proceeds, before expenses, to us will be $11,764,500.

Discounts, Commissions and Reimbursement

Pursuant to the underwriting agreement, we will pay the underwriters, concurrently with the closing of this offering, a underwriting fee equal to 7% of the aggregate purchase price paid by each purchaser of securities that are placed in this offering, other than certain purchasers in this offering that are introduced by the Company, and that do not have a prior relationship with the Representative (the “Excluded Purchasers”), which fee will be equal to 4% of the aggregate purchase price paid by each Excluded Purchaser). We have also agreed to pay a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds received in this offering.

The underwriters propose initially to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $    per share of Common Stock, of which up to $   may be re-allowed to other dealers. If all of the shares of Common Stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

Total
		Without	With
		Over- Allotment	Over- Allotment
	Per Share	Option	Option
Offering price	$—	$—	$—
Underwriting discount and commissions (7%)	$—	$—	$—
Proceeds, before expense, to us	$—	$—	$—
Non-accountable expense allowance (1%)	$—	$—	$—

We have agreed to pay a non-accountable expense allowance to the underwriters equal to 1.0% of the gross proceeds received in this offering.

We have agreed to pay an expense deposit of $35,000 to the Representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay certain of the Representative’s expenses relating to the offering, including (i) all filing fees and communication expenses relating to the registration of the shares of Common Stock to be sold in the offering (including the securities subject to the over-allotment option granted to the representative of the underwriters) with the SEC; (ii) all filing fees and expenses associated with the review of the offering by FINRA; (iii) all fees and expenses relating to the listing of our Common Stock on a national securities exchange, including any fees charges by The Depository Trust for new securities; (iv) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors and entities in an amount not to exceed $15,000 in the aggregate; (v) all fees, expenses and disbursements relating to the registration or qualification of our Common Stock under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as the underwriter may reasonably designate; (vi) all fees, expenses and disbursements relating to the registration, qualification or exemption of our securities under the securities laws of such foreign jurisdictions as the underwriter may reasonably designate; (vii) the costs of all mailing and printing of the underwriting documents (including, without limitation, the underwriting agreement, any blue sky surveys and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire and power of attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the underwriter may reasonably deem necessary; (viii) the costs and expenses of our public relations firm; (ix) the costs of preparing, printing and delivering certificates representing our shares of Common Stock; (x) fees and expenses of the transfer agent for our Common Stock; (xi) stock transfer and/or stamp taxes, if any, payable upon the transfer of shares of our Common Stock from us to the underwriter; (xii) the costs associated with post-Closing advertising the offering in the national editions of the Wall Street Journal and New York Times; (xiii) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the underwriter may reasonably request, in an amount not to exceed $3,000; (xiv) the fees and expenses of our accountants; (xv) the fees and expenses of our legal counsel and other agents and representatives; (xvi) the fees and expenses of the underwriter’s legal counsel not to exceed $125,000; (xvii) the $29,500 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (xviii) $10,000 for data services and communications expenses; (xix) up to $10,000 of the underwriter’s actual accountable “road show” expenses; and (xx) up to $30,000 of the underwriter’s market making and trading, and clearing firm settlement expenses for this offering; provided, however, that the total costs and expenses relating to this offering for which we will reimburse the underwriters shall not exceed $200,000.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions and excluding the non-accountable expense allowance, are approximately $650,000.

Representative’s Warrants

Upon the closing of this offering, we have agreed to issue the Representative warrants (“Representative’s Warrants”) to purchase up to 5% of the aggregate number of shares of Common Stock sold. The Representative’s Warrants will be exercisable at an exercise price of $ (representing 125% of the assumed public offering price of $ per share). The Representative’s Warrants are immediately exercisable and will expire on the four- and one-half year anniversary of the date that is 180 days from the commencement of sales of the securities issued in this offering.

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Representative’s Warrant exercise price or underlying shares will not be adjusted for issuances of shares of our Common Stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, and our executive officers and directors and certain beneficial owners of 5% or more of our Common Stock, have agreed, without the prior written consent of the Representative, not to, directly or indirectly, offer to sell, sell, pledge, or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for, with respect to us and our executive officers and directors, a period of 180 days from the date of this prospectus, and, with respect to us and certain of our 5% or more stockholders, a period of 90 days from the date of this prospectus.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares of Common Stock offered hereby to any accounts over which they have discretionary authority.

Determination of Offering Price

The public offering price of the shares of our Common Stock that we are offering was negotiated between us and the Representative based on, among other things, the trading price of our Common Stock prior to the offering. Other factors considered in determining the public offering price of the shares of our Common Stock include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering, and such other factors as were deemed relevant.

Right of First Refusal

In connection with this offering, the representative shall have an irrevocable right of first refusal for a period of twelve (12) months from the closing of this offering (the “ROFR Period”), to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent, at the underwriter’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (subject to certain exclusions and each, a “Subject Transaction”), during the ROFR Period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the representative for such Subject Transactions. For the avoidance of any doubt, the company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the representative. The representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation. If the Company terminates the engagement of the representative for cause, in compliance with FINRA Rule 5110(g)(5)(B), then no such right of first refusal will be granted to the representative.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over allotted by the underwriters is not greater than the number of shares of Common Stock that they may purchase in the overallotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of shares of Common Stock in the overallotment option. To close out a short position, the underwriters may elect to exercise all or part of the overallotment option. The underwriters may also elect to stabilize the price of our Common Stock or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Common Stock in this offering because the underwriter repurchases the shares of Common Stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Common Stock are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some, or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus s made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The shares of Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such securities, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel to the Company in connection with the registration and offering of the securities offered in this prospectus and, as such, will pass upon the validity of the securities offered in this prospectus. The underwriter is being represented by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The financial statements of ConnectM as of and for the year ended December 31, 2025 included in the registration statement of which this prospectus forms a part, have been audited by KNAV CPA LLP, an independent registered public accounting firm, as stated in their report herein (which contains an explanatory paragraph relating to substantial doubt about the ability of ConnectM to continue as a going concern), appearing elsewhere in this prospectus, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of ConnectM as of and for the year ended December 31, 2024 included in the registration statement of which this prospectus forms a part, have been audited by Adeptus Partners, LLC, an independent registered public accounting firm, as stated in their report herein (which contains an explanatory paragraph relating to substantial doubt about the ability of ConnectM to continue as a going concern), appearing elsewhere in this prospectus, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.connectm.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

Page
Audited Financial Statements of ConnectM Technology Solutions, Inc.
Report of Independent Registered Public Accounting Firm	F-35
Consolidated Balance Sheets as of December 31, 2025, and 2024	F-37
Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2025, and 2024	F-38
Consolidated Statements of Changes in Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit) for the years ended December 31, 2025, and 2024	F-39
Consolidated Statements of Cash Flows for the years ended December 31, 2025, and 2024	F-40
Notes to Consolidated Financial Statements	F-41

CONNECTM TECHNOLOGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in USD, except number of shares)

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$2,471,782	$2,904,430
Accounts receivable - net of allowance for credit loss	3,064,131	3,066,626
Contract asset	145,341	303,910
Inventories, net	594,024	633,798
Prepaid expenses and other current assets	2,173,589	1,261,794
Total current assets	8,448,867	8,170,558
Right-of-use asset – operating lease	103,371	215,385
Right-of-use asset – finance lease	30,936	54,147
Property and equipment, net	19,474,465	20,330,688
Goodwill	2,287,466	5,216,788
Intangible assets, net	2,070,387	2,182,558
Equity method investments	7,406,523	—
Total Assets	$39,822,015	$36,170,124
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$7,075,064	$7,219,261
Accrued expenses and other current liabilities	2,504,664	2,350,393
Contingent consideration liability	1,534,558	1,441,164
Debt, net of debt discount	8,530,688	7,098,279
Convertible debt, at fair value	6,593,923	5,321,303
Derivative liabilities	292,677	234,389
Deferred consideration	—	396,850
Operating lease liability	67,107	94,340
Finance lease liability	54,614	58,398
Contract liabilities	1,644,081	772,013
3(a)(10) Settlement Agreement, at fair value	3,687,000	3,634,000
Other payable	—	250,000
Deferred tax liabilities	3,887,472	4,039,514
Total current liabilities	35,871,848	32,909,904
Debt, net of current portion	1,698,310	1,180,273
Operating lease liabilities, net of current portion	40,761	130,509
Finance lease liabilities, net of current portion	17,057	43,749
Contingent consideration liability, net of current portion	236,832	330,226
Total liabilities	37,864,808	34,594,661
Commitments and Contingencies (Note 11)
Stockholders’ Deficit:
Preferred stock Series A, $0.0001 par value, 10,000,000 shares authorized as of March 31, 2026 and December 31, 2025 no shares issued or outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 250,000,000 shares authorized as of March 31, 2026 and December 31, 2025, 5,312,911 and 4,789,230 issued and outstanding as of March 31, 2026 and December 31, 2025 respectively (1)	531	479
Additional paid-in-capital	67,775,494	60,164,021
Accumulated deficit	(68,616,894)	(61,671,149)
Accumulated other comprehensive loss	(580,369)	(20,333)
Total ConnectM Technology Solutions, Inc.’s stockholders’ deficit	(1,421,238)	(1,526,982)
Non-controlling interest	3,378,445	3,102,445
Total stockholders’ deficit	1,957,207	1,575,463
Total liabilities and stockholders’ deficit	$39,822,015	$36,170,124
(1)

Amounts have been adjusted to reflect the 1-for-32 reverse stock split that became effective for market purposes on April 20, 2026. See Note 2 “Basis of presentation and summary of significant accounting policies” for additional details.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(all amounts in USD, except number of shares)

	Three Months Ended March 31,
	2026	2025
Revenues	$8,172,553	$8,988,343
Cost of revenues	6,307,511	5,974,610
Gross profit	1,865,042	3,013,733
Selling, general and administrative expenses	5,090,138	6,287,176
Loss from operations	(3,225,096)	(3,273,443)
Other income (expense):
Interest expense	(574,186)	(493,464)
Loss on issuance of financial instruments	(36,500)	—
Loss on extinguishment of debt and vendor payable	—	(2,715,923)
Gain on extinguishment of debt	—	14,019
Change in fair value of convertible debt	(104,238)	(319,695)
Change in fair value of forward purchase agreement	—	(971,000)
Change in fair value of derivative liabilities	(58,288)	(33,548)
Change in fair value on Section 3(a)(10) Settlement Agreement (Note 9)	(53,000)	605,748

Equity in earnings from Sun Solar	281,523	—
Loss on disposal of businesses	(2,908,964)	—
Other income (expense), net	9,004	209,967
Total other income (expense), net	(3,444,649)	(3,703,896)
Net loss from operations before income taxes	(6,669,745)	(6,977,339)
Income tax benefit	—	—
Net loss	$(6,669,745)	$(6,977,339)
Less: net income attributable to noncontrolling interests	276,000	41,071
Net loss attributable to ConnectM Technology Solutions, Inc.	$(6,945,745)	$(7,018,410)
Other comprehensive income (loss):
Foreign currency translation adjustments	(560,036)	10,781
Comprehensive loss before noncontrolling interests	(7,229,781)	(6,966,558)
Less: comprehensive income attributable to non-controlling interests	276,000	41,071
Comprehensive loss attributable to ConnectM Technology Solutions, Inc.	$(7,505,781)	$(7,007,629)

Weighted average shares outstanding of common stock (1)	5,217,810	992,301
Basic and diluted net loss per share, common stock	$(1.33)	$(7.07)
(1)

Amounts have been adjusted to reflect the 1-for-32 reverse stock split that became effective for market purposes on April 20, 2026. See Note 2 “Basis of presentation and summary of significant accounting policies” for additional details.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(all amounts in USD, except number of shares)

					Accumulated
			Additional		Other			Total
	Common Stock (1)		Paid-In	Accumulated	Comprehensive	Stockholders’	Noncontrolling	Stockholders’
	Shares	Amount	Capital (1)	Deficit	Income (Loss)	Deficit	interests	Deficit
Balances, as of January 1, 2025	909,165	$91	20,155,738	$(45,426,099)	$166,007	$(25,104,263)	$1,317,756	$(23,786,507)
Issuance of common stock to settle claim under Section 3(a)10 Settlement Agreement (see Note 9)	114,830	11	3,077,241	—	—	3,077,252	—	3,077,252
Issuance of common stock to settle share reset derivative liabilities (see Note 9)	85,537	8	1,711,997	—	—	1,712,005	—	1,712,005
Other comprehensive income	—	—	—	—	10,781	10,781	—	10,781
Net loss	—	—	—	(7,018,410)	—	(7,018,410)	41,071	(6,977,339)
Balances, as of March 31, 2025	1,109,532	$110	24,944,976	$(52,444,509)	$176,788	$(27,322,635)	$1,358,827	$(25,963,808)

Balance, as of January 1, 2026	4,789,230	479	60,164,021	(61,671,149)	(20,333)	$(1,526,982)	$3,102,445	$1,575,463
Issuance of commitment shares in connection with convertible debt	8,593	1	102,028	—	—	102,029	—	102,029
Issuance of common stock in connection with the conversion of SEPA convertible debt	11,548	1	93,198	—	—	93,199	—	93,199
Issuance of common stock in connection with share exchange agreement to settled accounts payable vendors	6,974	1	70,539	—	—	70,540	—	70,540
Issuance of common stock to BOD and employees	26,406	3	220,754	—	—	220,757		220,757
Issuance of common stock in connection with equity method investment in Sun Solar	468,750	47	7,124,953	—	—	7,125,000	—	7,125,000
Fractional share adjustment due to reverse stock split	1,410	—	—	—	—	—	—	—
Other comprehensive income	—	—	—	—	(560,036)	(560,036)	—	(560,036)
Net loss	—	—	—	(6,945,745)		(6,945,745)	276,000	(6,669,745)
Balances, as of March 31, 2026	5,312,911	$531	67,775,494	$(68,616,894)	$(580,369)	$(1,421,238)	$3,378,445	$1,957,207
(1)	Amounts have been adjusted to reflect the 1-for-32 reverse stock split that became effective for market purposes on April 20, 2026. See Note 2 “Basis of presentation and summary of significant accounting policies” for additional details.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(all amounts in USD)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,669,745)	$(6,977,339)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	213,009	81,378
Amortization of debt discount	235,548	77,903
Stock-based compensation expense	220,757	—
ROU amortization on finance leases	23,211	25,826
ROU amortization on operating leases	14,955	7,741
Provision for credit losses	121,456	—
Loss on issuance of financial instruments	36,500	—
Loss on extinguishment of debt and vendor payable	—	2,715,923
Gain on extinguishment of debt	—	(14,019)
Change in fair value of convertible debt	104,238	319,695
Change in fair value of forward purchase agreement	—	971,000
Loss on termination of lease	—	37,196
Loss on disposal of businesses	2,908,964	—
Equity in earnings from Sun Solar	(281,523)	—
Change in fair value of derivative liabilities	58,288	33,548
Change in fair value of 3(a)(10) Settlement Agreement (Note 9)	53,000	(605,748)
Changes in operating assets and liabilities:
Accounts receivable	(50,678)	(1,936,317)
Contract asset	158,569	39,624
Other receivable	—	(84,260)
Inventory	20,747	(241,928)
Prepaid expenses and other current assets	(935,401)	532,325
Other assets	—	(19,999)
Accounts payable	(73,190)	1,183,729
Accrued expenses	163,551	643,393
Operating lease liabilities	(15,170)	(12,865)
Working capital advances	—	27,514
Contract liabilities	882,078	369,873
Net cash used in operating activities	(2,810,836)	(2,825,807)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,155)	(2,844)
Proceeds from disposal of GEG	31,717	—
Cash paid for capitalized software development costs	(89,000)	(149,828)
Net cash used in investing activities	(58,438)	(152,672)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of debt	1,324,920	—
Proceeds from the issuance of convertible notes	1,611,000	2,530,000
Repayments of debt	(606,335)	(321,181)
Repayments on convertible notes	(502,433)	—
Proceeds from factoring receivable arrangements	1,547,072	—
Repayments of factoring receivable arrangements	(502,557)	—
Payments of deferred consideration	(387,406)	—
Payment on finance leases	(30,476)	(30,349)
Net cash provided by financing activities	2,453,785	2,178,470
Effect of exchange rate changes on cash and cash equivalents	(17,159)	10,210
Net decrease in cash and cash equivalents	(432,648)	(789,799)
Cash and cash equivalents, beginning of the period	2,904,430	2,407,843
Cash and cash equivalents, end of the period	$2,471,782	$1,618,044
Supplemental disclosures of cash flow information:
Cash paid for interest	$81,089	$29,649
Issuance of shares for equity method investment	$7,125,000	$—
Issuance of commitment shares in connection with convertible debt	$102,029	$—
Issuance of common stock in connection with the conversion of SEPA convertible debt	$93,199	$—
Conversion of advance funding other payable liability into convertible debt upon execution of debt agreement	$250,000	—
Carrying value of accounts payable extinguished with 3(a)(10) Settlement Agreement	$—	$5,278,077
Carrying value of debt extinguished with 3(a)(10) Settlement Agreement	$—	$3,630,000
Financed insurance premium in prepaid expense	$—	$74,309
Exchange of operating lease liability for accounts payable on terminated lease	$—	$59,037
De-recognition of right of use of asset, operating on terminated lease	$—	$39,929
Extinguishment of operating lease liability on terminated lease	$—	$2,733
Extinguishment of accounts payable through issuance of debt	$—	$175,950
Fair value of shares issued to settle Claim under 3(a)(10) Settlement Agreement	$—	$3,077,252
Fair value of shares issued to settle the share reset derivative liabilities	$—	$1,712,005
Consideration receivable from disposal of GEG	$68,283	$—
Settlement of accounts payable through issuance of shares	$70,540	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2026

AND 2025

NOTE 1: ORGANIZATION AND OPERATIONS

ConnectM Technology Solutions, Inc. (the “Company”, “we” and/or “our”), a Delaware corporation, conducts its operations through its subsidiaries as a constellation of technology-driven businesses powering the modern energy economy. The Company’s mission is to reshape how energy is used in homes, businesses, transportation, infrastructure, and logistics to create a higher quality of life, lower costs, and help chart a course for a more sustainable future.

The Company delivers solutions to its customers for (i) the decarbonization of homes, critical infrastructure and businesses through energy management-as-a-service offerings, including weatherization, HVAC, solar, battery and EV charging solutions, and through the wholesale distribution of AI-enabled heat pump equipment and smart controls, (ii) the facilitation of business-to-business transportation through its online and mobile last-mile delivery platform utilizing contracted drivers, and (iii) the management of connected operations through its industrial internet of things (“IIoT”) platform. These offerings are integrated and optimized through the Company’s proprietary platform, developed and continuously enhanced by Keen Labs, its AI and technology subsidiary.

The Company also offers physical products as part of its solutions offerings. These include AI-enabled heat pump systems for use in the decarbonization of homes and businesses, as well as solar panels, inverters, battery storage systems, and related balance-of-system components, which are procured and distributed by the Company’s wholly-owned subsidiary, Keen Labs Operations, Inc., to installation partners, including Sun Solar, LLC. The Company also offers display clusters, digital control units, and vehicle control units used in the management of connected operations, which are sold in the India market through the Company’s subsidiary, ConnectM India Private Limited (“CMI”).

The Company also provides managed solutions offerings, including human resources management, procurement services, omnichannel marketing and lead generation services, and access to working capital solutions designed to improve operating efficiency and enhance profitability for service providers.

The Company’s platform and associated software continuously collect and analyze operational data, generating actionable insights that customers use for monitoring, optimization and decision-making, and enabling applications such as predictive maintenance and virtual power plant integration.

The Company is actively rationalizing its segment portfolio to focus on its highest-quality, U.S.-based verticals that contribute positively to operating results. During the three months ended March 31, 2026, certain HVAC, solar, and other home service operations within the Owned Service Network segment were divested or wound down as the Company shifted its decarbonization strategy toward product-led and technology-enabled offerings. Concurrently, the Company recast its segment reporting structure to separately present its Keen Labs segment, which conducts the Company’s technology platform operations and U.S. wholesale procurement and distribution of solar, energy storage, and related balance-of-system components through Keen Labs Operations, Inc., and which contributed approximately $1,850,000 of product sales revenue during the quarter under VPP kit supply arrangements with installation partners. The remaining Owned Service Network and Managed Solutions operations are subject to ongoing strategic review. In addition, as further described in Note 15, Subsequent Events, the Company has entered into a share exchange agreement with Blue Cloud Softech Solutions Ltd. (“BCSSL”) pursuant to which the Company expects to transfer its Cambridge Energy Resources, India-based Transportation, and Geo Impex operations to BCSSL in exchange for BCSSL equity (the “BCSSL Transaction”). Upon consummation of the BCSSL Transaction, the Distributed Energy & Renewables segment is expected to be substantially eliminated.

The Company reports its results through seven operating segments: Owned Service Network, Managed Solutions, Distributed Energy & Renewables, Keen Labs, Logistics, Transportation, and Other. The Company earns revenue outside the United States from its Distributed Energy & Renewables and Transportation segments.

NOTE 2: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation: The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The Company has evaluated its relationships with other entities and has determined that it does not have any variable interest entities for which it is the primary beneficiary. Any reference in these footnotes to the applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the ASC and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

These condensed consolidated financial statements include the accounts of the Company, its majority owned subsidiaries, and its controlled subsidiaries over which the Company exercises majority board control; investment in joint ventures, in which the Company shares equal control with its partner, are accounted for under the equity method. Intercompany accounts, transactions, profits and losses have been eliminated in consolidation. Investments in entities where the Company holds at least a 20% ownership interest and has the ability to exercise significant influence, but not control, over the investee are accounted for using the equity method of accounting.

These condensed consolidated financial statements are presented in United States Dollars (“USD” or $), which is the functional currency of the Company.

These interim consolidated statements have been prepared pursuant to the rules and regulations of the SEC, which permit reduced disclosure for interim periods. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, changes in stockholders’ deficit, operating results and cash flows for the periods presented. The accompanying unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2025, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2026.

Reclassifications: Certain prior period amounts have been reclassified to conform to the current year presentation.

Use of estimates: The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of financial assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. The Company’s most significant estimates and judgments involve the identification of intangible assets in business combination, and determination of their useful life, valuation of acquired assets and assumed liabilities in a business combination, assessment of financial instruments as equity or liability, valuation of equity-classified and liability classified financial instruments, the useful lives of long-lived assets, goodwill, identified intangible assets, assumptions used in assessing impairment of long lived assets and goodwill, valuation of contingent consideration obligations, and the valuation of PPA for assets acquisition, convertible debt reported at fair value.

Segment reporting: ASC 280, Segment Reporting (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. Effective for the three months ended March 31, 2026, the Company recast its segment structure to separately present its Keen Labs segment, which had previously been reported within Distributed Energy & Renewables. Prior-period segment information has been recast to conform to the current period presentation. There are seven operating and reportable segments based on the level at which the CODM reviews operating results, assesses performance and makes decisions regarding resource allocation as follows:

(1)

Owned service network segment consists of our owned service providers who serve as a single point solution provider for enterprises, infrastructure providers, homeowners, and light commercial building owners for their electrification and decarbonization needs, including system design, installation, monitoring, maintenance and repair of solar energy systems and HVAC solutions. The owned service providers use the Company’s technology platform, which provides maintenance, repair, and installation guidance and optimization (the “Technology Platform”), in servicing the homeowners and light commercial building owners.

(2)

Managed solutions segment provides third party residential and light commercial service providers with access to the Technology Platform as well as a selection of servicing offerings that the managed solutions customer can select from, including human resources management, procurement services, omnichannel marketing and lead generation as well as access to short-term working capital loans.

(3)

Distributed Energy & Renewables (“DER”) focuses on the delivery of solar and distributed energy solutions for commercial, residential, consumer, and industrial customers in India, including project development, EPC services and ongoing energy management, conducted through the Company’s Cambridge Energy Resources (“CER”) subsidiary. The DER segment’s operations are included within the scope of the BCSSL Transaction described in Note 15, Subsequent Events. Upon consummation of the BCSSL Transaction, the DER segment is expected to be substantially eliminated, and the Company will evaluate the appropriate financial statement presentation in accordance with ASC 205-20 in future filings.

(4)

Keen Labs segment focuses on the development of AI, control, and energy intelligence platforms that underpin the Company’s modern energy economy solutions, conducted primarily through Keen Labs Operations, Inc. The segment’s portfolio includes industrial IoT hardware, the Hi-C line of hybrid energy storage systems, the Hi-E line of lithium iron phosphate long - duration and virtual power plant (“VPP”)-enabling storage systems, smart heat pumps, and connected vehicle technologies, each integrated through the segment’s software platform to optimize performance across fleets, facilities, and distributed energy assets. The segment also conducts the Company’s U.S. wholesale procurement and distribution of solar panels, inverters, batteries, and related balance-of-system components to installation partners under VPP kit supply arrangements. The Keen Labs segment is not affected by the BCSSL Transaction and is expected to remain a core continuing operations segment of the Company.

(5)	Logistics segment focuses on the facilitation of business-to-business transportation of heavy goods using the Company’s last mile delivery software.
(6)

Transportation segment focuses on the sale of hardware, software and technical services for electric vehicles to original equipment manufacturers (“OEMs”). OEMs have the option to buy access to the Technology Platform to remotely monitor the performance of the hardware.

(7)

Other segment encompasses corporate-level operations and the Company’s investment in Geo Impex India Private Limited, which holds approximately 76 acres of land near Chhatrapur, Odisha, India, together with related entitlements and approvals for the development of a multimodal logistics park and AI-enabled data center campus. This segment did not generate revenue or incur material segment-level operating expenses during the periods presented. The segment’s principal asset is the underlying landholding and associated development rights.

Inventories: Inventories are stated at the lower of cost (determined by average cost method) or net realizable value. The valuation of inventories requires the Company to estimate obsolete or excess inventory as well as inventory that is not of saleable quality. The Company employs its methodology to determine the net realizable value of its inventory. While a portion of the calculation to record inventory at its net realizable value is based on the age of the inventory and lower of cost or net realizable value calculations, a key factor in estimating obsolete or excess inventory requires the Company to estimate the future demand for its products. If actual demand is less than the Company’s estimates, impairment charges, which are recorded to cost of sales, may need to be recorded in future periods. Inventory in excess of saleable amounts is not valued, and the remaining inventory is valued at the lower of cost or net realizable value. As of March 31, 2026 and December 31, 2025, an allowance for obsolete or slow-moving inventory was not required. The Company did not recognize a provision for inventory shrinkage for the three months ended March 31, 2026 and December 31, 2025.

Inventories consist of parts and finished goods that include material, labor and manufacturing overhead costs. Parts primarily consist of manufacturing materials, hardware, wiring, and piping. Inventories consisted of the following:

	March 31,	December 31,
	2026	2025
Parts	$412,087	$472,079
Finished Goods	181,937	161,719
Total	$594,024	$633,798

Non-controlling Interest: The portion of equity not owned by the Company in entities controlled and consolidated by the Company are presented as non-controlling interest and classified as a component of condensed consolidated stockholders’ deficit, separate from total stockholders’ deficit on the Company’s condensed consolidated balance sheets. The amount recorded is based on the non-controlling interest holders’ initial investment, adjusted to reflect the non-controlling interest holder’s share of earnings or losses from the Company controlled entity, and any distributions received or additional contributions made by the non-controlling interest holder. Changes to the Company’s ownership that do not result in a loss of control are accounted for as equity transactions. The earnings or losses from the entity attributable to non-controlling interests are reflected in net income attributable to non-controlling interests on the accompanying condensed consolidated statements of operations and comprehensive loss. All significant intercompany accounts, transactions, and profits and losses were eliminated in consolidation.

Equity method investment: The Company accounts for investments in entities over which it has the ability to exercise significant influence, but not control or joint control, using the equity method of accounting in accordance with ASC Topic 323, Investments—Equity Method and Joint Ventures. Significant influence is generally presumed to exist when the Company holds 20% or more of the voting interest of an investee (or, for investments in limited liability companies and similar entities that maintain specific ownership accounts, when the Company holds more than a minor interest), although the determination requires judgment and consideration of all relevant facts and circumstances, including representation on the investee’s board of directors, participation in policy-making processes, material intra-entity transactions, interchange of managerial personnel, and technological dependency.

Under the equity method, the investment is initially recorded at cost and subsequently adjusted to recognize the Company’s proportionate share of the investee’s net income or loss, other comprehensive income or loss, and any distributions received. The Company’s share of the investee’s earnings or losses is recognized in the condensed consolidated statements of operations and comprehensive loss within “Equity in earnings (loss) of equity method investee.” Distributions received reduce the carrying amount of the investment. The Company eliminates its proportionate share of intra-entity profits and losses on transactions with equity method investees to the extent of its ownership interest, with the elimination recorded against equity in earnings (loss) and the carrying amount of the investment.

Any difference between the cost of the investment and the Company’s proportionate share of the underlying equity in the net assets of the investee at the acquisition date (basis difference) is allocated to the identifiable assets and liabilities of the investee based on their fair values, with any remaining unallocated amount recorded as equity method goodwill. Basis differences allocated to amortizable assets are amortized over the assets’ estimated useful lives as a reduction of equity method earnings; equity method goodwill is not amortized.

The Company evaluates its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. An impairment loss is recognized when the decline in fair value below the carrying amount is determined to be other than temporary.

See Note 5 — Investment in Sun Solar for further information regarding the Company’s equity method investment.

Business combination and asset acquisition: The Company evaluates acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a screen to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the screen is met, the transaction is accounted for as an asset acquisition. If the screen is not met, further determination is required as to whether or not the Company has acquired inputs and processes that have the ability to create outputs, which would meet the requirements of a business. If determined to be a business combination, the Company accounts for the transaction under the acquisition method of accounting in accordance with ASC Topic 805 Business Combinations (“ASC 805”), which requires the acquiring entity in a business combination to recognize the fair value of all assets acquired, liabilities assumed, and any non-controlling interest in the acquiree and establishes the acquisition date as the fair value measurement point. Accordingly, the Company recognizes assets acquired and liabilities assumed in business combinations, including contingent assets and liabilities, and non-controlling interest in the acquiree based on the fair value estimates as of the date of acquisition. The Company recognizes and measures goodwill as of the acquisition date, as the excess of the fair value of the consideration paid over the fair value of the identified net assets acquired.

The consideration for the Company’s business acquisitions may include future payments that are contingent upon the occurrence of a particular event or events. The obligations for such contingent consideration payments are recorded at fair value on the acquisition date. The contingent consideration obligations are then evaluated each reporting period. Changes in the fair value of contingent consideration, other than changes due to payments, are recognized as a gain or loss and recorded within change in the fair value of contingent consideration liabilities in the unaudited condensed consolidated statements of operations and comprehensive loss.

If determined to be an asset acquisition, the Company accounts for the transaction under ASC 805-50, which requires the acquiring entity in an asset acquisition to recognize assets acquired and liabilities assumed based on the cost to the acquiring entity on a relative fair value basis, which includes transaction costs in addition to consideration given. No gain or loss is recognized as of the date of acquisition unless the fair value of non-cash assets given as consideration differs from the assets’ carrying amounts on the acquiring entity’s books. Consideration transferred that is non-cash will be measured based on either the cost (which shall be measured based on the fair value of the consideration given) or the fair value of the assets acquired and liabilities assumed, whichever is more reliably measurable. Goodwill is not recognized in an asset acquisition and any excess consideration transferred over the fair value of the net assets acquired is allocated to the identifiable assets based on relative fair values.

Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred.

Acquisitions of non - controlling equity interests that do not result in control of the investee are outside the scope of ASC 805 and are accounted for under the Company’s policy for equity method investments described above.

Net loss per share - Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period, excluding the effects of any potential dilutive securities. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common share equivalents had been issued and if the additional common shares were dilutive. Loss per share excludes all potential dilutive shares of common shares if their effect is anti-dilutive.

For the three months ended March 31, 2026 and 2025, potentially dilutive common shares consist of the common shares issuable upon the exercise of common stock options and warrants (using the treasury stock method) and the conversion of convertible notes payable. Conversion features of notes payable may have a variable conversion feature, amending the number of conversion shares based on the market price of the stock. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

Diluted net loss per share includes the potential dilutive effect of common stock equivalents as if such securities were converted or exercised during the period, when the effect is dilutive. Given the Company is in a net loss position for the three months ended March 31, 2026 and 2025, there is no difference between basic and diluted net loss per share.

The following table summarizes the potentially dilutive securities excluded from the computation of diluted shares outstanding because the effect of including these potential shares was anti-dilutive:

Options	14,810
Warrants	408,359
Issuable shares upon potential conversion of convertible notes	2,079,108
Total	2,502,277

Convertible notes payable - The Company has elected the fair value option under ASC 825-10 to measure its convertible notes payable at fair value at each reporting date, with changes in fair value recognized in the unaudited condensed consolidated statements of operations. As a result of this election, the Company is not required to separately evaluate or bifurcate embedded conversion features under ASC 470, as the entire hybrid instrument is carried at fair value. Debt issuance costs associated with convertible notes for which the fair value option has been elected are expensed as incurred rather than deferred and amortized.

The change in fair value (inclusive of any Day 1 Gains or Losses) of approximately $(140,738) and $(319,695) was recorded as a component of other income (expense) in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss as the change in fair value of the convertible debt was not attributable to instrument specific credit risk during the three months ended March 31, 2026 and 2025.

When convertible notes are converted into equity in accordance with their original contractual terms, the Company reclassifies the carrying amount of the liability to equity, and no gain or loss on extinguishment is recognized.

Reverse Stock Split - At a special meeting of stockholders held on January 15, 2026, the stockholders of the Company approved a reverse stock split of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-50, with the final ratio to be determined by the Company’s Board of Directors (the “Board”) in its discretion.

The Board subsequently approved a 1-for-32 reverse stock split (the “Reverse Stock Split”) and authorized the Company to effect the Reverse Stock Split for state law purposes at 4:01 p.m. Eastern Time on April 17, 2026 (the “Effective Time”), such that the Company’s common stock began trading at market open on April 20, 2026 on a post-Reverse Stock Split-adjusted basis.

Mechanics of the Reverse Stock Split

As a result of the Reverse Stock Split, every 32 shares of the Company’s Common Stock issued and outstanding were automatically combined and converted into one (1) share of Common Stock, with any resulting fractional shares rounded up to the nearest whole share. The Reverse Stock Split did not change the par value of the common stock or the number of authorized shares.

Impact on Shares Outstanding

The following table sets forth the number of shares of Common Stock issued and outstanding immediately before and immediately after the Effective Time of the Reverse Stock Split:

Shares Outstanding	Pre-Split	Post-Split
Common Stock - issued and outstanding	169,968,082	5,312,911

All shares of the Company’s Common Stock, per-share data and related information included in the accompanying condensed consolidated financial statements have been retroactively adjusted as though the Reverse Stock Split had been effected to all prior periods presented.

Accounting Treatment and Retroactive Restatement

The Reverse Stock Split became effective subsequent to the balance sheet date of March 31, 2026 but prior to the issuance of these condensed consolidated financial statements. In accordance with ASC 260-10-55-12, all share and per-share data contained in these financial statements, including all comparative prior period information, have been retroactively restated to reflect the 1-for-32 Reverse Stock Split as though it had occurred at the beginning of the earliest period presented. Accordingly, proportionate adjustments have been made to the number of shares of Common Stock issuable upon, and the exercise or conversion prices applicable to, the Company’s outstanding stock options, warrants, and convertible notes, consistent with the anti-dilution provisions of the applicable instruments. The aggregate par value of the Common Stock was reduced proportionally with a corresponding reclassification from Common Stock to additional paid-in capital in stockholders’ deficit.

Significant Accounting Policies — During the three months ended March 31, 2026, there were no changes to the Company’s significant accounting policies from its disclosures in the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 16, 2026.

Reclassifications — Certain prior period amounts have been reclassified to conform to the current year presentation.

Recently issued accounting pronouncements, not yet adopted

The Company considers the applicability and impact of all Accounting Standards Updates (“ASUs”) issued by the Financial Accounting Standards Board. Management periodically reviews newly issued accounting standards to determine their potential impact on the Company’s consolidated financial statements and related disclosures.

ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative (“ASU 2023-06”) incorporates several disclosure and presentation requirements currently residing in SEC Regulation S-X and S-K into the ASC. The amendments are applied prospectively and are effective when the SEC removes the related requirements from Regulation S-X and S-K. Any amendments the SEC does not remove by June 30, 2027 will not be effective. Early adoption is prohibited. The Company is currently evaluating the potential impact of this guidance on its disclosures.

In March 2024, the SEC issued its final climate disclosure rules (Rule 1), which require the disclosure of climate-related information in annual reports and registration statements, beginning with annual reports for the year ending December 31, 2025. The rules require disclosure in the audited financial statements of certain effects of severe weather events and other natural conditions above certain financial thresholds, as well as amounts related to carbon offsets and renewable energy credits or certificates, if material. We are currently evaluating the impact of the new rules and continue to monitor the status of the related legal challenges.

ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures. In November 2024, the FASB issued this ASU that requires more detailed disclosure about certain costs and expenses presented in the income statement, including inventory purchases, employee compensation, selling expense and depreciation expense. The new guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The guidance does not affect recognition or measurement in our consolidated financial statements.

ASU 2024-04 Debt - Debt with Conversion and Other Options - Induced Conversions of Convertible Debt Instruments. In November 2024, the FASB issued this ASU which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as induced conversions or extinguishments. The amendments in this update are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

In May 2025, the FASB issued Accounting Standards Update No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”). ASU 2025-03 changes how companies determine the accounting acquirer in certain business combinations involving variable interest entities. The new guidance requires considering the factors used for other acquisition transactions to assess which party is the accounting acquirer. ASU 2025-03 is effective for the Company’s annual reporting periods beginning on January 1, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

In May 2025, the FASB issued Accounting Standards Update No. 2025-04, Compensation – Stock Compensation (Topic 718) and Revenue from Contracts With Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer (“ASU 2025-04”). ASU 2025-04 revises the definition of a performance condition, eliminates the forfeiture policy election for service conditions, and clarifies that the variable consideration constraint in Topic 606 does not apply to share-based consideration payable to customers. The new guidance requires entities to consistently account for share-based awards granted to customers by clarifying the treatment of vesting conditions and ensuring alignment with Topic 606 and Topic 718. ASU 2025-04 is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

In September 2025, the FASB issued ASU 2025-06- Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (ASU 2025-06), which is intended to simplify the capitalization guidance for internal-use software by removing references to project stages and clarifying when the capitalizing of eligible costs is required. ASU 2025-06 is effective for annual periods beginning after December 15, 2027, and interim periods within those fiscal years. Early adoption is permitted. The Company is in the process of evaluating the impact of this new guidance on its disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies the guidance in Topic 270 to improve the consistency of interim financial reporting. The ASU provides a comprehensive list of required interim disclosures and introduces a disclosure principle requiring entities to disclose events since the end of the last annual reporting period that have had a material impact on the entity. ASU 2025-11 is effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2025-11.

The Company does not believe any other new accounting pronouncements issued by the FASB that have not become effective will have a material impact on its consolidated financial statements.

NOTE 3: GOING CONCERN

The Company’s condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

Conditions and Events Raising Substantial Doubt

As of March 31, 2026, the Company had cash and cash equivalents of approximately $2,472,000 and a working capital deficit of approximately $27,423,000. The Company incurred a net loss of approximately $6,670,000 and net cash used in operating activities of approximately $2,811,000 for the three months ended March 31, 2026. In addition, the Company’s common stock was delisted from the Nasdaq Capital Market in May 2025, which may limit access to capital markets and adversely impact the Company’s ability to raise additional financing.

These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these condensed consolidated financial statements are issued.

Management’s Evaluation

Management has evaluated the significance of these conditions in relation to the Company’s ability to meet its obligations as they become due within one year after the issuance date of these consolidated financial statements. The Company’s recurring losses from operations, negative operating cash flows, working capital deficit and limited liquidity are expected to continue to require additional funding to support ongoing operations and satisfy existing obligations. The delisting of the Company’s common stock further constrains access to capital and may increase the cost of financing. As a result, management has concluded that, absent the successful execution of its plans, the Company may be unable to meet its obligations as they become due.

Management’s Plans to Alleviate Substantial Doubt

Management is actively pursuing multiple initiatives intended to improve liquidity and support the Company’s ability to continue as a going concern, including:

●	raising additional capital through equity and/or debt financing arrangements;
●	continuing to expand revenue-generating activities across all segments;
●	improving operating margins through cost management initiatives, including reductions in discretionary spending and optimization of operating expenses; and
●	pursuing strategic partnerships, customer contracts and other business arrangements to enhance cash flows.

While management believes these plans are reasonable and within its control, there can be no assurance that such plans will be successfully implemented or will generate sufficient liquidity to meet the Company’s obligations. Accordingly, substantial doubt about the Company’s ability to continue as a going concern remains.

The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 4: DISPOSALS

During the three months ended March 31, 2026, the Company completed the divestitures described below as part of the strategic rationalization of its Owned Service Network segment. Neither disposition represents a strategic shift that has, or will have, a major effect on the Company’s operations or financial results, and accordingly, neither qualifies for presentation as a discontinued operation under ASC 205-20-45-1B. The results of the disposed businesses through their respective disposal dates remain included within continuing operations.

Air Temp Service Co.

On January 1, 2026, the Company’s wholly-owned subsidiary Air Temp Service Co., Inc. (“ATSCI”) transferred all of its HVAC service operations conducted under the “Air Temp Service Co.” trade name to A.T.S. Heating & Cooling LLC (“ATS LLC”), a newly formed New Jersey limited liability company, pursuant to a Non-Cash Business Asset Transfer Agreement. The transferred assets included vehicles, equipment, marketing materials, building leases used in operations, and the “Air Temp Service Co.” trade name and associated goodwill, together with all rights and responsibilities necessary to operate the previously-conducted HVAC business. The Company received no cash consideration and ATS LLC did not assume any pre-Closing liabilities of ATSCI; all such obligations were retained by the Company.

In connection with the transfer, ATSCI retained a 1% non-voting, non-distributing membership interest in ATS LLC solely to facilitate participation in a shared health benefits arrangement. The retained interest carries no voting, distribution, or residual rights, is not separately transferable, and automatically terminates upon modification of the underlying benefits plan. Based on these terms, the Company concluded that the fair value of the retained interest is de minimis, and the interest was assigned a carrying amount of zero in the disposal accounting. ATSCI is also entitled to 2% of the net proceeds in the event ATS LLC is sold within 24 months of the effective date. This contingent right represents a gain contingency under ASC 450-30-25-1 and was not recognized as an asset at the disposal date; any future amount received will be recognized when realized. ATSCI is also subject to a five-year non-compete and non-solicit within ATS LLC’s service territories. As a result of the transaction, ATS is no longer affiliated with the Company.

The Company accounted for the transfer as the disposal of a business and deconsolidated ATSCI in accordance with ASC 805-10-55 and ASC 810-10-40. The full carrying amount of the goodwill of approximately $2,613,000 attributable to the Company’s prior acquisition of ATSCI. The Company recognized a loss on disposal of approximately $2,665,001, which is included in other income / (expense), net in the unaudited condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2026.

Green Energy Gains

On March 20, 2026, the Company completed the sale of its Green Energy Gains, Inc. (“GEG”) business — a Massachusetts-based energy audit and weatherization contractor operating under the MassSave Home Performance Contractor program — to Forge Team, Inc. (“Forge”), pursuant to an Asset Purchase Agreement dated March 20, 2026. The transferred assets included the GEG trade name and domain names, customer database and CRM, customer backlog and scheduled appointments, field equipment, tools, materials, inventory, vehicles, and all goodwill associated with the disposed business. The Company retained all pre-Closing accounts receivable and cash, and Forge did not assume any pre-Closing liabilities of the Company except as expressly provided in the Asset Purchase Agreement. The Company also retained sole responsibility for warranty and remediation work arising from services performed prior to closing.

Total consideration was $100,000, consisting of $50,000 in cash, of which $31,717 was received by March 31, 2026, $18,283 was received in April 2026, and $50,000 was placed into holdback. Of the total holdback, $30,000 is considered a Disclosure Holdback, which is releasable upon the Company’s delivery of a completed disclosure schedule and $20,000 is considered a General Holdback, which is releasable 90 days after closing, subject to successful employee transition, verification of customer data and backlog accuracy, confirmation of an active BPI certification, and the absence of any material breach of the Company’s representations and warranties. The Company concluded that the holdbacks represent indemnification security for the Company’s general representations and warranties and not contingent consideration; the full $100,000 was recognized as consideration at closing, with the $68,283 holdback recorded as a non-cash investing item.

The Company accounted for the transaction as the disposal of a business under ASC 805-10-55 and ASC 810-10-40. In accordance with ASC 350-20-40-3, goodwill of $259,347 specifically attributable to the disposed business was included in its carrying amount in determining the loss on disposal. The Company recognized a loss on disposal of approximately $243,963, which is included in other income (expense), net in the unaudited condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2026. The loss reflects total consideration of $100,000 less net identifiable assets disposed of approximately $84,000 and goodwill of $259,000 attributable to the disposed business. Following the closing, the Company is providing 60 days of transitional assistance to Forge at no additional cost and is subject to a three-year non-compete covering Massachusetts energy audit and weatherization services. The Company is also retaining certain vehicle lease obligations through the earlier of formal lease transfer or April 30, 2026.

NOTE 5: INVESTMENT IN SUN SOLAR – EQUITY METHOD

On January 5, 2026 (the “Closing Date”), ConnectM Technology Solutions, Inc. (the “Company”) acquired 400,000 membership units of Sun Solar, LLC (“Sun Solar”), a Missouri limited liability company engaged in residential and small-commercial solar development and installation. The 400,000 units acquired represent 40% of Sun Solar’s 1,000,000 issued and outstanding membership units and were purchased from Sun Solar’s pre-closing sole member (the “Seller”). Following the closing, the Seller retains 60% of Sun Solar’s membership interests and continues to serve as Sun Solar’s sole Manager.

As sole consideration for the acquired interests, the Company issued 468,750 shares of its common stock, $0.0001 par value per share (the “Exchange Shares”), to the Seller as restricted securities under Rule 506 of Regulation D.

The investment is intended to establish Sun Solar as a strategic installation and distribution channel for the Company’s Keen Labs segment, including solar panels, inverters, battery storage systems and related balance-of-system components distributed in the U.S. through the Company’s wholly-owned subsidiary, Keen Labs Operations, Inc. (“Keen Labs”). In connection with the investment, the Company expects to support Sun Solar’s growth through product supply, technology integration and operational support, including the deployment of solar-plus-storage systems designed to participate in virtual power plant (“VPP”) programs. The Company is also evaluating transitioning certain of its U.S. solar installation activities within the Sun Solar platform and may provide additional capital to support the expansion of Sun Solar’s installation capacity and geographic reach.

The Company accounts for its investment in Sun Solar under the equity method of accounting in accordance with ASC Topic 323, Investments—Equity Method and Joint Ventures.

The investment in Sun Solar was initially recorded at $7,125,000, representing the fair value of the 468,750 Exchange Shares issued as consideration. In subsequent periods, the carrying amount of the investment is adjusted to recognize the Company’s 40% proportionate share of Sun Solar’s net income or loss, less any distributions received and any other-than-temporary impairment. The Company’s share of Sun Solar’s earnings or losses is presented in Equity in earnings (loss) of Sun Solar within other income (expense) on the unaudited condensed consolidated statements of operations and comprehensive loss.

Based on the indicators in ASC Topic 323, Investments - Equity Method and Joint Ventures, the 40% non-controlling membership interest, representation on Sun Solar’s board, material intra-entity product sales of approximately $1,850,000 from the Company’s wholly-owned subsidiary Keen Labs Operations, Inc. to Sun Solar during the three months ended March 31, 2026, and Sun Solar’s technological dependency on Keen Labs products, the Company has the ability to exercise significant influence, but not control, over Sun Solar. Because Sun Solar is a limited liability company that maintains specific ownership accounts for its members, the Company accounts for the investment under the equity method by analogy in accordance with ASC 323-30-25-1.

The initial $7,125,000 carrying amount of the investment in Sun Solar exceeded the Company’s 40% share of Sun Solar’s historical net assets at the Closing Date. In accordance with ASC 323-10-35-13, this basis difference is being provisionally allocated to Sun Solar’s identifiable assets and liabilities based on their respective fair values at the Closing Date, with any unallocated residual recognized as equity method goodwill. The Company is in the process of completing this allocation (with the assistance of a third-party valuation specialist) and accordingly, the amounts recorded as of the date of these unaudited condensed consolidated financial statements are provisional. Once finalized, amounts allocated to amortizable assets will be amortized over their respective useful lives as a reduction of the Company’s share of Sun Solar’s earnings; equity method goodwill is not amortized but is evaluated for other-than-temporary impairment under ASC 323-10-35-32. The Company’s share of Sun Solar’s net income for the three months ended March 31, 2026 does not include any basis - difference amortization that may result from the completed allocation.

NOTE 6: INTANGIBLE ASSETS, NET

Intangible assets, net

Identifiable intangible assets consist of the following at March 31, 2026:

	Weighted Average
	Remaining Amortization		Accumulated
	Period (years)	Gross Amount	Amortization	Net Amount
Customer relationships	12.4	$1,441,045	(1,070,234)	$370,811
Trade name	4.9	868,355	(661,197)	207,158
Noncompetition agreement	0.9	91,167	(85,237)	5,930
Intellectual property	0.0	15,862	(15,862)	—
Intangible assets: Proprietary technology	6.6	864,000	(51,429)	812,571
Internally developed software	2.7	740,018	(343,398)	396,620
Intangible assets: Patent	8.3	19,324	(8,696)	10,628
Developed technology	3.4	440,530	(173,861)	266,669
Total intangible assets, net		$4,480,301	$(2,409,914)	$2,070,387

Identifiable intangible assets consist of the following at December 31, 2025:

	Weighted Average
	Remaining Amortization		Accumulated
	Period (years)	Gross Amount	Amortization	Net Amount
Customer relationships	12.7	$1,445,244	(1,020,533)	$424,711
Trade name	5.0	868,355	(634,917)	233,438
Noncompetition agreement	1.1	91,167	(83,537)	7,630
Intellectual property	0.0	15,862	(15,862)	—
Intangible assets: Proprietary technology	6.8	864,000	(20,571)	843,429
Internally developed software	3.0	676,895	(331,559)	345,336
Intangible assets: Patent	8.5	19,324	(8,374)	10,950
Developed technology	3.6	440,530	(123,466)	317,064
Total intangible assets, net		$4,421,377	$(2,238,819)	$2,182,558

Intangible assets are amortized over their estimated useful lives of 3 to 25 years using the straight-line method. Amortization expense was approximately $108,000 and $54,000 for the three months ended March 31, 2026 and 2025, respectively. Amortization expense over the next five years and thereafter is as follows:

Years ending December 31,	Amount
2026 (nine months)	$436,133
2027	426,362
2028	380,961
2029	255,447
2030	187,350
Thereafter	384,134
Total	$2,070,387

The above amounts do not include $160,400 of capitalized costs for internally developed software that are still in the development stage and not yet subject to amortization.

NOTE 7: CONVERTIBLE DEBT

The fair value of convertible debt as on:

	March 31, 2026	December 31, 2025
2026 convertible notes	$1,798,510	$—
2025 convertible notes	3,649,413	3,778,303
SEPA Convertible note	1,146,000	1,543,000
	$6,593,923	$5,321,303

2026 Convertible Notes

The Company entered into nine convertible note agreements with a total principal of $2,007,150 issued at a discount for proceeds of $1,861,000 during the quarter ended March 31, 2026 (the “Q1 2026 Convertible Notes”). The Q1 2026 Convertible Notes bear interest at rates ranging from 10.0% to 20.0% per annum, with certain notes bearing one-time interest charges ranging from 10.0% to 14.0% and the remaining notes bearing interest at 20.0% per annum. The Q1 2026 Convertible Notes have maturity dates that range from 210 days to one year from the convertible note issuance date, optional conversion periods that range up to 210 days or upon default, and conversion prices that range from $8.00 to $12.80 for fixed-price notes. Certain notes contain variable conversion price provisions as described below.

Issuance Date	Principal Amount	Conversion Price		Conversion Option Period of Exercisability (from issuance date)	Maturity Date (from issuance date)
1/1/2026	$250,000	$8.00		210-days	210-days
1/7/2026	228,000	$1.20	*	Upon Default	365-days
1/13/2026	250,000	$8.00		210-days	210-days
1/14/2026	100,000	$8.00		210-days	210-days
1/20/2026	227,150	$1.20	*	Upon Default	365-days
1/22/2026	250,000	$1.04	*	Upon Default	365-days
1/27/2026	250,000	$8.00		210-days	210-days
2/12/2026	228,000	$1.20	*	Upon Default	365-days
3/30/2026	224,000	$1.12	*	Upon Default	365-days
	$2,007,150

* The conversion price upon default has been calculated using the VWAP-based conversion price as per the respective agreements. This price may vary depending on the market conditions prevailing on the reporting date.

As of issuance and at March 31, 2026, the fair value of the remaining 2026 Convertible Notes was determined to be $1,861,000 and $1,798,510 respectively (see Note 9).

The 2026 Convertible Notes were convertible into 1,109,421 shares of the Company’s common stock on March 31, 2026.

SEPA Convertible Note

In December 2024, in connection with its Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD. (“Yorkville”), the Company issued a Convertible Promissory Note (the “SEPA Convertible Note”) with an original principal amount of $2,500,000 and received net proceeds of $2,300,000 after an 8.0% original issue discount.

During the three months ended March 31, 2026, the Company made three cash payments totaling $375,000, of which $343,543 was applied to principal, $7,409 to accrued interest, and $24,048 to prepayment premiums. In addition, Yorkville converted $52,297 of principal and $11,194 of accrued interest into post split – 11,548 shares of common stock at a variable price of $5.50 per share pursuant to Section 3(a)(9) of the Securities Act of 1933.

As of March 31, 2026, the outstanding principal balance of the SEPA Convertible Note was approximately $991,135. The fair value of the SEPA Convertible Note was approximately $1,146,000 as of March 31, 2026, and is included within “Convertible debt, at fair value” under current liabilities on the condensed consolidated balance sheets. The change in fair value recognized in earnings was $71,119, for the three months ended March 31, 2026 and is included in “Other income (expense), net” in the condensed consolidated statements of operations and comprehensive loss.

NOTE 8: DEBT

Debt consists of the following as of March 31, 2026 and December 31, 2025:

Description	March 31, 2026	December 31, 2025
Secured Promissory Notes	$1,332,962	$1,344,610
Small Business Administration Loans	902,113	904,911
Promissory Note	874,985	144,985
Vehicle Notes	277,054	298,439
Seller Notes	1,087,868	1,097,869
Avanti Notes (Related Party)	268,572	279,076
Real Estate Promissory Note	370,000	370,000
Business Loan and Security Agreement	924,478	1,056,305
Sale of Future Receipts	2,615,834	518,388
Purchase Order Financing	172,000	—
Notes Payable	2,896,033	2,921,033
Total	$11,721,899	$8,935,616
Less: debt discount and issuance costs	(1,492,901)	(657,064)
Less: notes payable, current portion	(8,530,688)	(7,098,279)
Notes payable, net of debt issuance costs and current portion	$1,698,310	$1,180,273

The Company recorded the interest expense of $331,968 and $263,485 for the three months ended March 31, 2026, and March 31, 2025, respectively. The accrued interest as of March 31, 2026, and December 31, 2025 were $620,202 and $392,253 respectively.

Promissory Notes

In January and February 2026, the Company’s subsidiary, Global Impex LLC, entered into two promissory notes with third-party lenders in aggregate principal amount of $730,000, each maturing January 31, 2029 and bearing interest at 14.0% per annum on a 360-day basis with all principal and accrued interest due at maturity. The notes are prepayable subject to a prepayment premium of 5.5% of the original principal amount, less accrued interest, if prepaid within 90 days of issuance.

Sale of future receipts

During the three months ended March 31, 2026, the Company entered into five sale-of-future-receipts agreements in which it sold and assigned an aggregate of approximately $2,604,000 of future receipts in exchange for aggregate net cash proceeds of approximately $1,547,072, resulting in aggregate discounts of approximately $1,056,928 recorded as debt discount and amortized to interest expense over the related contractual terms. The agreements require weekly remittances and have remaining terms ranging from approximately six months to one year. The gross carrying value of sale-of-future-receipts obligations increased to approximately $2,615,834 at March 31, 2026 from $518,388 at December 31, 2025.

Business Loan and Security Agreement:

On January 25, 2026, the Company entered into a term loan agreement (the “January 2026 Term Loan”) whereby the Company borrowed a principal amount of $80,000 at a fixed annual interest rate of 16.50%. The Company was required to make 24 equal monthly installment payments of approximately $3,933 throughout the term of the loan, resulting in aggregate principal and interest payments of approximately $94,393. Accordingly, the term was determined to be two years.

On March 9, 2026, the Company entered into a term loan agreement (the “March 2026 Term Loan”) whereby the Company borrowed a principal amount of $90,000 at a fixed annual interest rate of 21.50%. The Company was required to make 18 equal monthly installment payments of approximately $5,894 throughout the term of the loan, resulting in aggregate principal and interest payments of approximately $106,084. Accordingly, the term was determined to be one and a half years.

Purchase Order Financing Facility

On September 18, 2025, County Comfort Services, LLC (“CCS”), a wholly owned subsidiary, entered into a Factoring & Security Agreement to provide purchase-order and accounts-receivable financing of up to $4,000,000. Under the facility, the lender may advance up to 85% of eligible receivables (generally up to 60 days from invoice date) or, for approved purchase orders, up to the cost of product plus shipping prior to invoicing. The facility is secured by a first-priority lien on substantially all of CCS’s accounts receivable and a blanket security interest in other assets and is guaranteed by the Company.

Interest/fees and repayment terms - For accounts receivable financing, charges accrue at 1.55% for the first 30 days after advance, plus 0.55% for each additional 10-day period thereafter; invoices outstanding more than 60 days incur an additional 1.00% per 10-day period (minimum $25 per invoice). For purchase order (“PO”) financing, charges accrue at 1.625% per 15-day period from the date funds are advanced to the vendor until the related invoice is verified and funded. The agreement includes a 12-month term, minimum annual volume equal to 100% of the facility amount, and standard reporting covenants. On March 9, 2026, the Company entered into an addendum to the facility extending PO financing to Keen Labs Operations, Inc., an affiliated entity. During the three months ended March 31, 2026, the Company utilized the facility to finance two purchase orders totaling approximately $1,942,577 for HVAC equipment purchases from Keen Labs Operations, Inc. Borrowings against this purchase order is approximately $172,000, which are still outstanding as on March 31, 2026.

NOTE 9: FAIR VALUE MEASUREMENTS

The following table sets forth by level, within the fair value hierarchy, the Company’s assets and liabilities, including financial liabilities for which the Company has elected the fair value option, measured and recorded at fair value on a recurring basis as of March 31, 2026:

	Level I	Level II	Level III	Total
Liabilities
Derivative liabilities	$—	$—	$292,677	$292,677
3(a)(10) Settlement Agreement	—	—	3,687,000	3,687,000
Contingent consideration*	—	—	236,832	236,832
Convertible debt	—	—	6,593,923	6,593,923
Total liabilities	$—	$—	$10,810,432	$10,810,432
*

Contingent Consideration also includes current portion of crystallized contingent consideration amounting to $510,556 and RJZ settlement amounting to $1,024,002 which are not included in the table above as these are not fair valued.

The following table sets forth by level, within the fair value hierarchy, the Company’s liabilities, including financial liabilities for which the Company has elected the fair value option, measured and recorded at fair value on a recurring basis as of December 31, 2025:

	Level I	Level II	Level III	Total
Assets
Forward purchase agreement	$—	$—	$—	$—
Total assets	$—	$—	$—	$—
Liabilities
Derivative liabilities	$—	$—	$234,389	$234,389
3(a)(10) Settlement Agreement	—	—	3,634,000	3,634,000
Contingent consideration*	—	—	330,226	330,226
Convertible debt	—	—	5,321,303	5,321,303
Total liabilities	$—	$—	$9,519,918	$9,519,918
*

Contingent Consideration also includes current portion of crystallized contingent consideration amounting to $417,163 and RJZ settlement amounting to $1,024,001 which are not included in the table above as these are not fair valued.

The following table provides a reconciliation of our assets and liabilities measured at fair value using Level 3 inputs:

	Forward Purchase Agreement	Derivative liabilities	3(a)(10) Settlement Agreement	Contingent consideration (1)	Convertible debt
Balance, December 31, 2025	$—	$(234,389)	$(3,634,000)	$(330,226)	$(5,321,303)
Cash payment/(receipt)	—	—	—	—	533,890
Issuances	—	—	—	—	(1,861,000)
Commitment shares issued					102,030
Settlement through issuance of Company’s common stock	—	—	—	—	93,198
Change in fair value	—	(58,288)	(53,000)	—	(104,238)
Loss on issuance of financial instruments	—	—	—	—	(36,500)
Reclass from level 3	—	—	—	93,394	—
Ending balance, March 31, 2026	$—	$(292,677)	$(3,687,000)	$(236,832)	$(6,593,923)
(1)	Contingent Consideration also includes current portion of crystallized contingent consideration amounting to $510,556 and RJZ settlement amounting to $1,024,002 which are not included in the table above as these are not fair valued.

Fair Value of Level 3 Financial Instruments

Certain financial instruments, including SEPA convertible notes, instruments related to 3(a)10 Settlement Agreement and Derivative Liabilities contain embedded features that require bifurcation and measurement at fair value under ASC 815. These instruments are classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs.

In prior periods, the Company utilized a Monte Carlo simulation model to estimate fair value where valuation depended on future stock price variability and path-dependent assumptions. As of March 31, 2026, for certain convertible notes, the reset provisions were based on the Company’s closing stock price at year-end and were not dependent on future contingent events, and accordingly fair value was determined using the intrinsic value of the reset feature at the measurement date. For other convertible notes where the settlement outcome remained uncertain, the Company applied a probability-weighted pay-off approach, assigning probabilities to each potential settlement scenario (e.g., cash repayment, conversion, or default) to estimate the fair value of the embedded derivative at the reporting date.

Convertible Notes Payable

The Company’s carrying value and fair value for the convertible notes payable for which the Company elected the fair value option is as follows:

	March 31, 2026		December 31, 2025
	Carrying Value	Fair Value	Carrying Value	Fair Value
2025 Convertible Notes	$3,236,210	$3,649,413	$3,212,250	$3,778,303
2026 Convertible Notes	2,007,150	1,798,510	—	—
SEPA Convertible Note	$991,135	1,146,000	1,386,975	1,543,000
	$6,234,495	$6,593,923	$4,599,225	$5,321,303

The change in fair value on convertible debt resulted a loss of approximately $104,000 and $320,000 for the three months ended March 31, 2026 and 2025, respectively, which was recorded as a component of other income (expense) on the accompanying condensed consolidated statements of operations and comprehensive loss.

2026 Convertible Notes, and 2025 Convertible Notes: The 2026 Convertible Notes, and 2025 Convertible Notes are re-measured to fair value at each reporting period using the following relevant assumptions:

	March 31, 2026	December 31, 2025
Discount rate	20.0-201.0%	20.0 - 65.0%
Probability of conversion at maturity scenario	50.0-95.0%	30.0 -100.0%
Probability of voluntary conversion scenario/event of default scenarios	5.0-50.0%	0.0 - 70.0%
Remaining term for conversion at maturity scenario/event of default scenarios	0.25 years	0.01 - 0.52 years
Remaining term for voluntary conversion scenario	0.36 years	0.01 - 0.52 years

SEPA Convertible Note:

The fair value measurement of the SEPA Convertible Note is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs (refer to Note 7).

The fair value of the SEPA Convertible Note as of March 31, 2026 was $1,146,000, as determined by an independent third-party valuation firm using a discounted cash flow methodology applied to the scheduled installment payments. The key assumptions used in the valuation were as follows:

Assumptions	March 31, 2026	December 31, 2025
Valuation technique	Discounted cash flow of scheduled installment payments	Discounted cash flow of scheduled installment payments
Outstanding balance	$991,135	1,386,975
Bi-weekly payment amount	250,000	250,000
Expected IPO / settlement date	June 30, 2026	March 31, 2026
Discount rate	16.0%	15.0%
Fair value of outstanding balance	$978,000	1,368,000
Termination fee (payable in Common Stock at IPO price)	$168,000	175,000
Fair value of SEPA (post-termination)	$—	—
Total fair value of Pre-Paid Advance Obligation	$1,146,000	1,543,000

The discount rate of 16.0% was selected based on an analysis of market-based rates of return, including the ICE BofA CCC & Lower US High Yield Index (13.9%), the S&P U.S. High Yield Corporate Bond CCC index (16.8%), and the Pepperdine Private Capital Markets mezzanine required rate of return (19.0%). The fair value measurement is subject to estimation uncertainty, as it is sensitive to changes in the discount rate and the timing of the expected IPO. Pursuant to the Settlement and Termination Agreement, the SEPA was terminated, and its value was determined to be zero; accordingly, the remaining obligation consists solely of the scheduled installment payments and the termination fee.

3(a)(10) Settlement Agreement

On January 28, 2025, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Last Horizon, LLC (“Last Horizon”), pursuant to which the Company agreed to issue shares of its common stock to Last Horizon in exchange for the settlement of bona fide outstanding liabilities totaling approximately $8,908,077 (the “Claim”) that Last Horizon had acquired from various Company creditors. The Settlement Agreement was approved by the Circuit Court of the 12th Judicial Circuit of the State of Florida, and the issuance of common stock to Last Horizon is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof.

The Company elected the fair value option under ASC 825 for the 3(a)(10) Settlement Agreement obligation. The obligation represents a freestanding financial instrument indexed to the Company’s common stock and is classified as a liability in accordance with ASC 480, as it embodies an obligation that may be settled with a variable number of shares. The liability is remeasured at fair value at each reporting date, with changes in fair value recognized in other (expense) income, net in the consolidated statements of operations and comprehensive loss.

The change in fair value of the 3(a)(10) Settlement Agreement obligation resulted in a loss of approximately $53,000 and $606,000 for the three months ended March 31, 2026 and 2025, respectively.

The fair value measurement is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs. As of March 31, 2026, the fair value of the 3(a)(10) Settlement Agreement obligation was $3,687,000, as determined by an independent third-party valuation firm using a Monte Carlo simulation with 50,000 trials under a scenario-based framework. The valuation considered two scenarios: (i) a base case scenario (95.0% probability), under which the Conversion Price (pre-split) equals the lower of $1.09 or 85.0% of the market price, and (ii) a default scenario (5.0% probability), under which the Conversion Price (pre-split) equals the lower of $1.09 or 75.0% of the market price. The Company’s stock price was simulated using Geometric Brownian Motion through the expected last share issuance date of August 18, 2026. Key assumptions as of March 31, 2026 were as follows:

Input	Value
Stock price as of valuation date (pre-split)	$0.20
Equity volatility	89.0%
Risk-free rate	3.7%
Expected term	0.46 year
Drift term	3.6%

Derivative Liabilities

The change in fair value of derivative liabilities resulted in a loss of approximately $58,000 and $34,000 for the three months ended March 31, 2026 and 2025, respectively, which were recorded as a component of other income on the accompanying consolidated statements of operations and comprehensive loss.

Shares to be issued at settlement of derivative liabilities

The shares of the Company’s common stock to be issued in settlement of the above derivative liabilities are dependent on the share price at a future date and, as such, cannot be exactly determined as of March 31, 2026. Accordingly, an estimate has been made using the option pricing model to determine the liability value.

NOTE 10: RELATED PARTY TRANSACTIONS

The following is a description of certain relationships and transactions that exist or have existed or that the Company has entered into, in each case since January 1, 2025, with its directors, executive officers, or stockholders who are known to the Company to beneficially own more than ten percent of its voting securities and their respective affiliates and immediate family members.

Sponsor of MCAC

In connection with the closing of the Business Combination, the Company assumed unsecured promissory notes totaling approximately $555,000 that are non-interest bearing and due on demand and advances totaling approximately $132,000 that are non-interest bearing and due on demand with the Sponsor of MCAC. During September 2024, the Company entered into a note conversion agreement with the Sponsor of MCAC in which the Company converted the outstanding principal on unsecured promissory notes and certain other liabilities owed to the note holders into shares of the Company’s common stock at a conversion price of $2.00 per share with a one-time share reset adjustment, subject to shareholder approval and a maximum aggregate ownership amount of 19.99% for each individual lender. In connection with these agreements, approximately $555,000 of unsecured promissory notes and approximately $132,000 of accounts payable and accrued expenses were extinguished in exchange for the issuance of 343,248 shares (pre-split) of the Company’s common stock.

In connection with the conversion agreement, the Sponsor of MCAC received a one-time share reset adjustment that was settled during the quarter ended March 31, 2025 through the issuance of 205,949 shares (pre-split) of the Company’s common stock (see Note 4). The derivative was settled during 2025 and no derivative liability was outstanding as of March 31, 2026. For the three months ended March 31, 2026 and 2025, the Company recorded a change in fair value on these derivative liabilities of $0 and $30,000 which was included as a component of change in fair value of derivative liabilities on the accompanying condensed consolidated statements of operations and comprehensive loss.

Avanti Notes

In November 2025, in connection with the acquisition of controlling interest in Geo Impex & Logistics Pvt. Ltd., the Company assumed a note payable of approximately $279,000 due to Avanti, maturing on October 31, 2026.

There was no interest expense recognized on the promissory notes with the Related Party Lender for the three months ended March 31, 2026 and 2025, respectively.

Keen Labs Supply and Services Agreement with Sun Solar, LLC

In connection with the equity method investment (Note 5), Keen Labs Operations, Inc. (“Keen Labs”), a wholly-owned subsidiary of the Company, entered into a Supply and Services Master Agreement (the “Keen Labs MSA”) with Sun Solar, effective January 6, 2026, pursuant to which Keen Labs procures and supplies solar panels, inverters, batteries, and related balance-of-system components to Sun Solar at actual invoiced product cost (including procurement and logistics fee) plus marketing and other professional services after adding a mark-up of 10%. The Keen Labs MSA is non-exclusive, terminable by either party upon 30 days’ written notice. Additional services, including marketing, supply chain consulting, and working capital support, may be provided under separate statements of work.

During the three months ended March 31, 2026, the Company recognized revenue of approximately $1,849,925 and cost of revenue of approximately $1,168,772 under the Keen Labs MSA, reported within the Keen Labs segment.

The Company recorded a equity in earnings of Sun Solar of approximately $281,523 for the three months ended March 31, 2026, which is included in “Other income (expense), net” in the condensed consolidated statements of operations and comprehensive loss. In accordance with ASC 323-10-35-7, the Company eliminated its proportionate share (40%) of unrealized intra-entity gross profit on Keen Labs products remaining in Sun Solar’s inventory at March 31, 2026, totaling approximately $57,217, which reduced both equity in earnings and the carrying amount of the equity method investment. The carrying value of the Company’s investment in Sun Solar was approximately $7,406,523 as of March 31, 2026.

Shares Issued to Related Parties

During the three months ended March 31, 2026, the Company issued 26,406 shares of restricted common stock to its non-employee directors as compensation for board service. The shares were fully vested upon issuance and are subject to customary transfer restrictions under applicable securities laws. The Company recognized approximately $221,000 of stock-based compensation expense, included in selling, general and administrative expense in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss, equal to the grant-date fair value of the awards.

NOTE 11: COMMITMENTS AND CONTINGENCIES

Legal and regulatory proceedings

The Company is subject to various routine litigation, legal proceedings, and regulatory matters, that arise in the ordinary course of its business. The Company reviews its lawsuits, regulatory matters, and other legal proceedings on an ongoing basis and provides disclosure and records loss contingencies in accordance with the loss contingencies accounting guidance. In accordance with such guidance, the Company establishes accruals for such matters when potential losses become probable and can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in these consolidated financial statements.

The Company accrues for potential liability arising from legal proceedings and regulatory matters when it is probable that such liability has been incurred and the amount of the loss can be reasonably estimated. This determination is based upon currently available information for those proceedings in which the Company is involved, taking into account its best estimate of such losses for those cases for which such estimates can be made. The Company’s estimates involve significant judgment, given the varying stages of proceedings (including issues regarding class certification and the scope of many of the claims), and the related uncertainty of the potential outcomes of these proceedings.

In making determinations of the likely outcome of pending litigation, the Company considers many factors, including, but not limited to, the nature of the claims, the Company’s experience with similar types of claims, the jurisdiction in which the matter is filed, input from outside legal counsel, the likelihood of resolving the matter through alternative mechanisms, the matter’s current status and the damages sought or demands made. Accordingly, the Company’s estimate will change from time to time, and actual losses could be more or less than the current estimate. As of March 31, 2026 and December 31, 2025, other than the reserve recorded in connection with the Florida Solar acquisition litigation described below, there were no matters for which a reserve was required to be established.

Florida Solar acquisition litigation (Zrallack and RJZ Holdings LLC v. Aurai LLC, ConnectM Florida RE LLC, and Florida Solar Products, Inc.; Florida 19th Judicial Circuit—St. Lucie County)

On February 26, 2024, Robert J. Zrallack and RJZ Holdings LLC (the “Plaintiffs”) filed suit against Aurai LLC (“Aurai”), ConnectM Florida RE LLC (“ConnectM Florida RE”), and Florida Solar Products, Inc. (“Florida Solar”) (collectively, the “Subsidiaries”), each wholly owned subsidiaries of ConnectM Technology Solutions, Inc. (“ConnectM” or the “Company”), in connection with the Company’s 2022 acquisition of Florida Solar and related real estate transactions.

The matter was compelled to arbitration pursuant to the Stock Purchase Agreement. Following evidentiary hearings conducted in June and July 2025, the arbitrator issued an Interim Arbitration Award on September 11, 2025. Subsequent orders were entered addressing modification and attorneys’ fees and costs. On December 25, 2025, the arbitrator issued a Final Award incorporating prior rulings.

The Final Award includes:

●	Approximately $446,945 awarded in connection with claims relating to a mortgage and promissory note (plus continuing per diem interest);
●	Approximately $1,342,480 in damages relating to additional claims under the Stock Purchase Agreement (plus continuing per diem interest);
●	Attorneys’ fees and costs totaling approximately $418,138 as of September 11, 2025, with interest accruing thereafter;
●	Arbitrators’ fees and costs totaling approximately $74,013; and
●	Certain equitable and payment-related relief, including obligations relating to specified debt instruments and credit card balances.

In aggregate, Plaintiffs’ motion to confirm seeks entry of judgment totaling approximately $2,500,000 plus continuing interest.

On December 30, 2025, Plaintiffs filed a motion to confirm the arbitration award in the Circuit Court for the 19th Judicial Circuit (St. Lucie County, Florida), later amended on January 7, 2026. On January 7, 2026, Plaintiffs also served post-award discovery requests styled as “discovery in aid of execution.” The Subsidiaries filed a motion to strike such discovery and for a protective order on the basis that no final judgment has been entered and discovery in aid of execution is premature.

As of the date of this filing:

●	The arbitration award has not yet been confirmed by the court;
●	No final enforceable judgment has been entered;
●	Post-award motion practice remains pending; and
●	The Subsidiaries are pursuing available legal remedies, including seeking vacatur and opposing confirmation.

Following a hearing held on April 30, 2026, the court denied the Company’s motion to vacate and granted Plaintiffs’ motion to confirm the arbitration award. Plaintiffs’ counsel subsequently circulated a proposed final judgment which, if entered substantially in its current form, would include aggregate damages, attorneys’ fees, costs, foreclosure-related relief, statutory interest, and other payment obligations totaling in excess of $2.5 million. The Company is evaluating its remaining legal options, including a potential appeal of the order confirming the arbitration award.

The Company has recorded a litigation reserve of $1,024,002 in connection with this matter based on management’s assessment of probable loss under ASC 450. The amount reserved reflects management’s current estimate of probable exposure; however, the total amount sought by Plaintiffs significantly exceeds the recorded reserve. The ultimate outcome of the confirmation proceedings, any motion to vacate, and related enforcement proceedings cannot be predicted with certainty. The final resolution of this matter could result in adjustments to the amount reserved, which could be material to the Company’s consolidated financial statements in the period such adjustment is determined.

Retirement plan:

The Company maintains a defined contribution plan under Section 401(k) of the Internal Revenue Code and a defined contribution plan for employee’s individual retirement arrangements (IRA’s). Employees may contribute between 1% and 100% of their wages, subject to the IRS limitations. During the three months ended March 31, 2026 and 2025 there were no employer contributions to the plan.

NOTE 12: REVENUES

The following table summarizes disaggregated revenue information by geographic area based upon the customer’s country of domicile:

	Three Months Ended March 31,
	2026	2025
United States	$7,645,403	$8,254,356
India	527,150	733,987
	8,172,553	8,988,343

As a practical expedient, the Company has elected not to disclose the aggregate amount of the transaction price allocated to unsatisfied performance obligations, as our contracts have an original expected duration of less than one year.

Contract Assets

Contract assets consist of work in process for unrecognized revenue. The following table summarizes the contract asset activity for the three months ended March 31, 2025 and 2026:

Balance as of January 1, 2025	$206,750
Recognition of costs on contracts where performance obligations completed during the period	(206,750)
Deferral of costs on contracts where performance obligations were not complete	$167,126
Balance as of March 31, 2025	167,126

Balance as of January 1, 2026	303,910
Recognition of costs on contracts where performance obligations completed during the period	(287,375)
Deferral of costs on contracts where performance obligations were not complete	$128,806
Balance as of March 31, 2026	$145,341

Contract Liabilities

Contract liabilities represent obligations to transfer goods or services to a customer for which the Company has received consideration in advance of performance. The following table summarizes the contract asset activity for the three months ended March 31, 2026 and 2025:

Balance as of January 1, 2025	$602,469
Recognition of revenue recorded as a contract liability as of January 1, 2025	(389,375)
Customer advance payments	759,308
Balance as of March 31, 2025	972,402

Balance as of January 1, 2026	772,013
Recognition of revenue recorded as a contract liability as of January 1, 2026	(490,756)
Customer advance payments	1,362,824
Balance as of March 31, 2026	$1,644,081

NOTE 13: INCOME TAXES

We determine the interim tax benefit (provision) by applying an estimate of the annual effective tax rate to the year-to-date pretax book income (loss) and adjusting for discrete items during the reporting period, if any. Tax jurisdictions with losses for which tax benefits cannot be realized, as well as significant unusual or infrequently occurring items that are separately reported, are excluded from the annual effective tax rate.

Our tax rate for the three months ended March 31, 2026 of 21% was in line with the federal statutory rate of 21% and overall was impacted by the effect of valuation allowances on deferred tax assets, the forecasted mix of earnings in domestic and international jurisdictions, the effect of cross-border tax laws, nondeductible executive compensation, a benefit related to stock-based compensation, tax credits, state taxes, and uncertain tax positions.

While our tax rate for the three months ended March 31, 2025 of 21% was in line with the federal statutory rate of 21%, it was overall impacted by the effect of valuation allowances on deferred tax assets, the forecasted mix of earnings in domestic and international jurisdictions, U.S. taxation of foreign earnings including GILTI (Global Intangible Low Taxed Income) tax, net of Section 250 deduction (largely driven by research and development capitalization), Subpart F income, a benefit related to stock-based compensation, tax credits, state taxes, and uncertain tax positions.

For the three months ended March 31, 2026 and 2025, the Company recorded no income tax expense (benefit), respectively, due to the generation of net operating losses, the benefits of which have been fully reserved.

The Company has evaluated the positive and negative evidence bearing upon its ability to realize its deferred tax assets, which primarily consist of net operating loss carry forwards. The Company has considered its history of cumulative net losses, estimated future taxable income and prudent and feasible tax planning strategies and has concluded that it is more likely than not that the Company will not realize the benefits of its deferred tax assets. As a result, as of December 31, 2025 and March 31, 2026, the Company has maintained a full valuation allowance against its net deferred tax assets.

NOTE 14: REPORTABLE SEGMENTS

The Company’s operations are organized into seven reporting segments: Owned Service Network, Managed Solutions, Distributed Energy & Renewables, Keen Labs, Logistics, Transportation, and Other. The structure is designed to allow the Company to evaluate the performance of its different solutions offerings, provide improved service and drive future growth in a cost-efficient manner.

Selected information by reportable segment is presented in the following tables:

	Three Months Ended March 31, 2026
					Distributed
	Owned Service	Managed			Energy &
	Network	Solutions	Logistics	Transportation	Renewables	Keen Labs	Other	Total
Revenues	$2,349,896	334,241	3,111,340	407,941	119,209	1,849,926	—	$8,172,553
Cost of revenue	1,918,536	227,899	2,427,097	460,927	67,237	1,205,815	—	6,307,511
Selling, general and administrative expenses
Facility costs	77,241	12,102	—	14,720	24,468	—	12,674	141,205
Insurance expenses	91,333	8,798	21,945	170	157	—	129,514	251,917
Marketing expenses	136,641	33,940	—	—	136	163,642	213,728	548,087
Operational expenses	428,414	(52,114)	255,256	29,667	31,414	365,056	895,108	1,952,801
Compensation and related benefits	602,622	96,611	328,412	133,844	71,441	124,451	439,344	1,796,725
Travel & entertainment	19,782	(1,221)	14,256	11,622	—	—	44,615	89,054
Vehicle expenses	89,377	6,960	—	—	—	—	1,003	97,340
Depreciation	31,144	—	—	4,907	59,392	—	9,646	105,089
Amortization	25,559	—	41,464	8,629	1,089	—	31,179	107,920
Total selling, general and administrative expenses	1,502,113	105,076	661,333	203,559	188,097	653,149	1,776,811	5,090,138
(Loss) income from operations	(1,070,753)	1,266	22,910	(256,545)	(136,125)	(9,038)	(1,776,811)	(3,225,096)
Other income (expense), net	$(3,118,146)	$—	$5,769	$(43,447)	$—	(2,807)	$(567,541)	$(3,726,172)
Equity in earnings of Sun Solar	—	—	—	—	—	—	281,523	281,523
Net loss	$(4,188,899)	$1,266	$28,679	$(299,992)	$(136,125)	(11,845)	$(2,062,829)	$(6,669,745)
Total assets	$4,291,230	$731,774	$3,756,092	$981,712	$3,697,589	1,376,541	$24,987,077	$39,822,015
Capital expenditures	1,155	—	—	—	—	—	—	1,155

	Three Months Ended March 31, 2025
					Distributed
	Owned Service	Managed			Energy &
	Network	Solutions	Logistics	Transportation	Renewables	Keen Labs	Other	Total
Revenues	$4,247,541	1,756,368	2,537,430	447,004	—	—	—	$8,988,343
Cost of revenue	2,229,825	1,341,191	2,009,534	394,060	—	—	—	5,974,610
Selling, general and administrative expenses
Facility costs	35,841	101,033	—	13,554	—	—	—	150,428
Insurance expenses	40,419	22,730	13,695	198	—	—	99,920	176,962
Marketing expenses	1,452,102	74,784	—	1,167	—	—	537,044	2,065,097
Operational expenses	493,218	(538,229)	321,537	71,885	—	—	1,357,011	1,705,422
Compensation and related benefits	865,261	659,299	—	48,446	—	—	240,185	1,813,191
Travel & entertainment	29,050	3,244	8,450	4,572	—	—	54,926	100,242
Vehicle expenses	66,150	99,979	—	—	—	—	—	166,129
Depreciation	53,335	—	—	2,037	—	—	—	55,372
Amortization	34,335	—	9,335	10,341	—	—	322	54,333
Total selling, general and administrative expenses	3,069,711	422,840	353,017	152,200	—	—	2,289,408	6,287,176
(Loss) income from operations	(1,051,995)	(7,663)	174,879	(99,256)	—	—	(2,289,408)	(3,273,443)
Other (expense) income, net	(55,905)	—	—	—	—	—	(3,647,991)	(3,703,896)
Net (loss) income from operations before income taxes	$(1,107,900)	$(7,663)	$174,879	$(99,256)	$—	—	$(5,937,399)	$(6,977,339)
Total assets	$4,503,230	$—	$3,195,017	$1,731,343	$—	—	$3,325,071	$12,754,661
Capital expenditures	$—	$—	$—	$—	$—	—	$—	$—

As of March 31, 2026 and December 31, 2025 the Company’s total assets located outside the United States were approximately $20,748,000 and $20,000,000, respectively. For the three months ended March 31, 2026, two customers represented more than 10% of total company revenue and for the three months ended March 31, 2025, no single customer represented more than 10% of total company revenue.

The following tables summarize disaggregated revenue information by geographic area based upon the customer’s country of domicile:

	Three Months Ended March 31, 2026
	Owned Service	Managed			Distributed Energy &
	Network	Solutions	Logistics	Transportation	Renewables	Keen Labs	Other	Total
United States	$2,349,896	$334,241	$3,111,340	$—	$—	1,849,926	$—	$7,645,403
Other	—	—	—	407,941	119,209	—	—	527,150
Total	$2,349,896	$334,241	$3,111,340	$407,941	$119,209	1,849,926	$—	$8,172,553

	Three Months Ended March 31, 2025
	Owned Service Network	Managed Solutions	Logistics	Transportation	Distributed Energy & Renewables	Keen Labs	Other	Total
United States	$3,960,558	$1,756,368	$2,537,430	$—	—	—	$—	$8,254,356
Other	286,983	—	—	447,004	—		—	733,987
Total	$4,247,541	$1,756,368	$2,537,430	$447,004	—	—	$—	$8,988,343

NOTE 15: SUBSEQUENT EVENTS

The Company has evaluated subsequent events from March 31, 2026 through the date these interim financial statements were issued, in accordance with ASC 855, Subsequent Events. No events were identified that require adjustment to the accompanying financial statements. All subsequent events identified are non-recognized subsequent events.

Divestiture of India Operations — Blue Cloud Share Swap Transaction

On April 6, 2026, the Company entered into a definitive Share Swap Agreement with Blue Cloud Softech Solutions Limited (“Blue Cloud”) (BSE: 539607), a publicly listed Indian technology and infrastructure company, pursuant to which Blue Cloud will acquire 100% of the issued and outstanding equity shares of Global Impex Inc. (“GIX”), a Delaware corporation and subsidiary of the Company, in exchange for newly issued equity shares of Blue Cloud on a preferential basis. GIX holds, directly and through its subsidiaries, the Company’s India-based operating platform, including ConnectM Technology Solutions Private Limited, Cambridge Energy Resources Private Limited, CER Microgrids Private Limited, CER Rooftop Private Limited, and Geo Impex & Logistics Private Limited. GIX is included in the “other” segment.

Under the terms of the agreement, Blue Cloud will issue an aggregate of 170,000,000 equity shares of face value ₹1 each at an issue price of ₹21.93 per share (the “BCSSL Consideration Shares”) to the shareholders of GIX in exchange for 212,500,000 equity shares of GIX, reflecting a swap ratio of 100 Blue Cloud shares for every 125 GIX shares. Of the total consideration shares, ConnectM is expected to receive 160,000,000 shares and AstraBridge Inc., a minority shareholder of GIX, is expected to receive 10,000,000 shares. The implied aggregate transaction value is approximately $39.6 million based on closing exchange rate. The share valuations were determined by an independent IBBI-registered valuer in accordance with the Companies Act, 2013 and SEBI (Issue of Capital and Disclosure Requirements) Regulations, 2018.

Upon closing, ConnectM’s 160,000,000 Blue Cloud shares would represent approximately 17.33% of Blue Cloud’s post-issue equity share capital of 923,081,600 shares. The BCSSL Consideration Shares will rank pari passu with existing Blue Cloud equity shares and will be subject to a lock-in period of six months from the date of trading approval, in accordance with Regulation 167 of the SEBI ICDR Regulations.

On May 4, 2026, Blue Cloud’s shareholders approved the transaction at an Extraordinary General Meeting, including the increase in authorized share capital, the preferential issuance of equity shares for consideration other than cash, and all related resolutions required under Indian corporate and securities law. The transaction remains subject to additional conditions precedent, including receipt of in-principle approval from BSE Limited for the preferential allotment, execution and delivery of all transfer instruments and board resolutions to effect the transfer of GIX shares, and satisfaction of other customary regulatory requirements. Based on the expected regulatory timeline, management currently anticipates that closing will occur during the fourth quarter of calendar year 2026.

The India operations held through GIX contributed approximately $2.7 million in revenue during fiscal year 2025, or approximately 7.7% of the Company’s consolidated annual revenue of $35.8 million. The Company has reviewed its existing merchant cash advance agreements and convertible note instruments and has confirmed that no financial covenants or cross-default provisions are triggered by, or tied to, the India-based assets or operations being divested.

Upon closing, the Company’s Blue Cloud shareholding accounting evaluation is under consideration, with final classification and measurement under U.S. GAAP to be determined based on then-applicable facts and circumstances, including the availability of quoted market prices, the existence of transfer restrictions during the lock-in period, the Company’s level of influence over Blue Cloud, and other relevant considerations. The Company expects the transaction to result in a non-cash gain, subject to final accounting determination at closing.

Acquisition of Harry Kahn Associates, Inc.

On March 10, 2026, the Company entered into an Exchange Agreement (the “HKA Exchange Agreement”) with the stockholders of Harry Kahn Associates, Inc. (“HKA”), a defense-focused technical data development company headquartered in Hagerstown, Maryland. The HKA Exchange Agreement provided for the Company’s acquisition of 100% of the issued and outstanding capital stock of HKA in exchange for 12,500 shares of the Company’s common stock. Closing of the transaction was conditioned upon, among other items, the transfer of the consideration shares to the HKA stockholders, which occurred on April 3, 2026. Accordingly, the Company will account for the acquisition of HKA as a business combination under ASC 805 effective April 3, 2026, the closing date.

HKA is a provider of logistics support analysis databases, technical manuals, and training materials for the U.S. Department of Defense, the U.S. Coast Guard, and major defense original equipment manufacturers including Boeing, Northrop Grumman, and Lockheed Martin. HKA has maintained an uninterrupted contracting relationship with the Naval Air Systems Command since 1976 and holds ISO 9001:2015 certification for technical data development. The acquisition expands the Company’s technology platform into the defense and government infrastructure market and is expected to enable the application of Keen Labs’ AI and data analytics capabilities to predictive maintenance, lifecycle sustainment, and logistics intelligence use cases. In connection with the transaction, HKA issued a $203,072 promissory note to the Company. No cash consideration was paid and no third-party debt was assumed. The Company has allocated HKA to its Other segment for segment reporting purposes; HKA does not meet the quantitative thresholds to qualify as a separately reportable segment under ASC 280.

The initial accounting for the business combination is incomplete as of the date of issuance of these condensed consolidated financial statements. The Company is in the process of identifying and measuring the fair values of assets acquired and liabilities assumed, including identifiable intangible assets such as customer relationships, technical data libraries, and government contract backlog, and expects to finalize the purchase price allocation within the measurement period prescribed by ASC 805, not to exceed one year from the acquisition date.

In connection with the acquisition, the Company will assume a contingent liability arising from a dispute between HKA and a former subcontractor. HKA previously performed work under a U.S. government contract that was terminated for convenience by the prime contractor in December 2023. HKA negotiated a termination settlement with the prime contractor over a period of approximately 20 months, accepted the settlement in November 2025, and executed a mutual release of claims. A former subcontractor of HKA, who performed work under purchase orders related to the terminated contract, has asserted that it is owed approximately $628,000 for work allegedly completed prior to the termination. HKA offered the subcontractor its proportionate share of the termination settlement proceeds of approximately $47,000, which the subcontractor rejected. In February 2026, the subcontractor’s attorney sent a letter to HKA rejecting the settlement amount and proposing an alternative arrangement. As of the date of this filing, no lawsuit or formal legal proceeding has been initiated by the subcontractor against HKA or the Company, and no further communications have been received from the subcontractor or its counsel.

Reverse Stock Split

On April 17, 2026, the Company filed a certificate of amendment to its Second Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effectuate a 1-for-32 reverse stock split of its common stock. The certificate of amendment became effective for state law purposes at 4:01 p.m. (Eastern Time) on that date, such that the Company’s common stock began trading at market open on April 20, 2026 on a post-reverse stock split basis. The reverse stock split was previously authorized by the Company’s stockholders at a special meeting held on January 15, 2026 (which approved a ratio range between 1-for-5 and 1-for-50), with the final ratio of 1-for-32 subsequently set by the Board of Directors. As a result of the reverse stock split, each 32 shares of common stock outstanding immediately prior to the effective time were combined into one share of common stock, with any resulting fractional shares rounded up to the nearest whole share. The reverse stock split did not change the par value of the common stock or the number of authorized shares.

The reverse stock split was undertaken principally to increase the per-share trading price of the Company’s common stock to a level intended to facilitate a future listing of the common stock on a national securities exchange. Initial listing standards on national securities exchanges, including the NYSE American and the Nasdaq Capital Market, generally require, among other criteria, a minimum per-share bid price of at least $4.00 (subject to certain alternative qualification standards). The Company’s pursuit of a national exchange listing remains subject to satisfaction of all applicable initial listing standards and to acceptance by the relevant exchange, and no assurance can be given that the Company will satisfy such standards or that any such listing will be achieved.

All share and per-share amounts presented in the accompanying condensed consolidated financial statements have been retroactively adjusted to give effect to the reverse stock split for all periods presented. Outstanding options, warrants, and other equity-linked securities, and the per-share exercise and conversion prices thereof, have been correspondingly adjusted in accordance with their respective terms.

Short-Term Bridge Loans

Between April 14, 2026 and May 13, 2026, the Company and its wholly owned subsidiary, Global Impx, Inc., issued three short-term promissory notes (collectively, the “Bridge Notes”) in an aggregate principal amount of $600,000, each to the same unaffiliated third-party lender. The material terms of the individual Bridge Notes are summarized below.

On April 14, 2026, Global Impx, Inc., a wholly owned subsidiary of the Company, issued a short-term promissory note (the “First Bridge Note”) to an unaffiliated third-party lender in the principal amount of $150,000. The First Bridge Note bears interest at a rate of 14% per annum, computed on a simple interest basis on a 360-day year (actual days elapsed), and matures 90 days from the date of disbursement, on or about July 13, 2026. In addition, the Company agreed to pay the lender a one-time processing fee of $1,500 (representing 1% of the principal amount), payable upfront or, at the lender’s option, deducted from the disbursement proceeds. The First Bridge Note does not contain conversion or other equity-linked features and may be prepaid, in whole or in part, at any time without penalty. Upon an Event of Default, outstanding amounts bear interest at an accelerated default rate of 20% per annum, representing a 6% per annum increase over the contractual rate. The First Bridge Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

On April 19, 2026, the Company issued a short-term promissory note (the “Second Bridge Note”) to an unaffiliated third-party lender in the principal amount of $250,000. The Second Bridge Note bears interest at a rate of 20% per annum, computed on a simple interest basis on a 360-day year. The Second Bridge Note was originally scheduled to mature 30 days from the date of disbursement, on or about May 19, 2026; pursuant to a subsequent extension agreement between the Company and the lender, the maturity date was extended by two weeks, to on or about June 2, 2026. In addition, the Company agreed to pay the lender a facilitation fee of $5,000 (representing 2% of the principal amount), which is fully earned on the date of disbursement and payable in full at maturity together with the principal and accrued interest. The Second Bridge Note does not contain conversion or other equity-linked features. Upon an Event of Default, outstanding amounts bear interest at an accelerated default rate of 26% per annum, and a late payment charge equal to 2% of the then-outstanding balance becomes payable. The Second Bridge Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

On May 13, 2026, the Company issued a short-term promissory note (the “Third Bridge Note”) to an unaffiliated third-party lender in the principal amount of $200,000. The Third Bridge Note bears interest at a rate of 20% per annum, computed on a simple interest basis on a 360-day year, and matures 30 days from the date of disbursement, on or about June 12, 2026. In addition, the Company agreed to pay the lender a facilitation fee of $4,000 (representing 2% of the principal amount), which is fully earned on the date of disbursement and payable in full at maturity together with the principal and accrued interest. The Third Bridge Note does not contain conversion or other equity-linked features. Upon an Event of Default, outstanding amounts bear interest at an accelerated default rate of 26% per annum, and a late payment charge equal to 2% of the then-outstanding balance becomes payable. The Third Bridge Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

Convertible Promissory Note Issuances

On April 2, 2026, the Company closed three separate convertible note financings with three unaffiliated accredited investors, with aggregate face principal of $350,000, aggregate gross purchase proceeds of $335,000, and an aggregate of 155,262 restricted shares of the Company’s common stock issued as commitment shares. Each note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and the commitment shares associated with each note were deemed earned in full as of the applicable closing date. The material terms of the individual transactions are summarized below.

On April 2, 2026, the Company issued a convertible promissory note (the “First Convertible Note”) to an institutional accredited investor in the original principal amount of $150,000, for a purchase price of $135,000, reflecting an original issue discount of $15,000. The investor withheld $4,000 from the purchase price to cover legal fees and $5,000 to cover due diligence costs, resulting in net proceeds to the Company of approximately $126,000. The First Convertible Note carries a one-time interest charge of 12% applied to the principal amount on the issuance date, equal to $18,000, which is guaranteed and fully earned as of the issuance date, resulting in a total repayment obligation of $168,000. Repayment is structured through nine scheduled amortization payments — eight installments of $18,750 commencing 120 days after the closing date and continuing at thirty-day intervals thereafter, with a final payment of the remaining outstanding balance due on March 30, 2027 (the maturity date per the underlying note). The Company issued the investor 50,000 restricted shares of common stock as additional consideration for the purchase of the First Convertible Note, deemed earned in full as of the closing date, and granted the investor piggyback registration rights with respect to such shares and the shares of common stock issuable upon conversion. Following an Event of Default or a failure by the Company to pay any scheduled amortization payment, the holder has the right to convert outstanding amounts into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price of the common stock during the fifteen (15) trading days immediately preceding the applicable conversion date, subject to a 4.99% beneficial ownership limitation. Upon the occurrence of an Event of Default, amounts outstanding become due at 150% of the then-outstanding principal, accrued interest, and applicable fees. The First Convertible Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. The related Securities Purchase Agreement was executed on March 30, 2026, with closing occurring on April 2, 2026 upon the Company’s receipt of the purchase price. Proceeds were applied to working capital and general corporate purposes.

On April 2, 2026, the Company issued a convertible promissory note (the “Second Convertible Note”) to an accredited investor in the principal amount of $50,000, for a purchase price of $50,000. The Second Convertible Note carries a one-time guaranteed interest charge of 15% per annum for twelve months, applied to the principal on the issuance date and payable in a lump sum at maturity, resulting in a total repayment obligation of $57,500 due on April 2, 2027. Any unpaid amounts not satisfied by the maturity date bear interest at the lesser of 25% per annum or the maximum amount permitted by applicable law. The Company issued the investor 26,315 restricted shares of common stock as additional consideration for the purchase of the Second Convertible Note, deemed earned in full as of the closing date. Following an Event of Default, the holder may elect to convert outstanding principal, accrued interest, and applicable penalties into shares of the Company’s common stock at a conversion price equal to 65% of the lowest trading price of the common stock during the twenty (20) trading days immediately preceding the delivery of a conversion notice, subject to a 4.99% beneficial ownership limitation. Upon the occurrence of an Event of Default, amounts outstanding become due at 150% of outstanding principal plus accrued interest and fees. The related Securities Purchase Agreement contains a most-favored-nation provision in favor of the investor. The Second Convertible Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

On April 2, 2026, the Company issued a convertible promissory note (the “Third Convertible Note”) to an accredited investor in the principal amount of $150,000, for a purchase price of $150,000. The Third Convertible Note carries a one-time guaranteed interest charge of 15% per annum for twelve months, applied to the principal on the issuance date and payable in a lump sum at maturity, resulting in a total repayment obligation of $172,500 due on April 2, 2027. Any unpaid amounts not satisfied by the maturity date bear interest at the lesser of 25% per annum or the maximum amount permitted by applicable law. The Company issued the investor 78,947 restricted shares of common stock as additional consideration for the purchase of the Third Convertible Note, deemed earned in full as of the closing date. Following an Event of Default, the holder may elect to convert outstanding principal, accrued interest, and applicable penalties into shares of the Company’s common stock at a conversion price equal to 65% of the lowest trading price of the common stock during the twenty (20) trading days immediately preceding the delivery of a conversion notice, subject to a 4.99% beneficial ownership limitation. Upon the occurrence of an Event of Default, amounts outstanding become due at 150% of outstanding principal plus accrued interest and fees. The related Securities Purchase Agreement contains a most-favored-nation provision in favor of the investor. The Third Convertible Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

On April 20, 2026, the Company entered into a Securities Purchase Agreement with an institutional lender, pursuant to which the Company issued a convertible promissory note (the “Note”) with a face principal amount of $146,160, including an original issue discount of $15,660, for a purchase price of $130,500. Net proceeds to the Company, after deducting a $5,000 placement agent fee, $2,000 in legal fee reimbursement, and a $3,500 due diligence fee retained by the lender, were approximately $120,000. The Note carries a one-time interest charge of 12% applied to the principal on the issuance date, equal to $17,539, resulting in a total repayment obligation of $163,699. Repayment is structured in five mandatory installments commencing October 30, 2026, with a final installment of $32,222 due February 28, 2027. The Company has a five-day grace period with respect to each scheduled payment and may prepay in full at any time without penalty.

Following an Event of Default, the holder has the right to convert outstanding amounts into shares of the Company’s common stock at a conversion price equal to 65% of the lowest trading price of the common stock during the 10 trading days immediately preceding the applicable conversion date, subject to a 4.99% beneficial ownership limitation. Upon the occurrence and continuation of an Event of Default, amounts outstanding become due at 150% of the then-outstanding principal, accrued interest, and applicable fees, escalating to 200% in certain circumstances. The Note was issued in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On April 28, 2026, the Company issued a convertible promissory note (the “Note”) to an individual accredited investor in the initial principal amount of $500,000. The Note bears interest at a rate of 20% per annum on the unpaid principal balance and matures 270 days from the date of issuance, on or about January 23, 2027. Any unpaid principal and accrued interest not previously converted shall be due and payable on the Maturity Date, subject to acceleration upon an Event of Default. The holder may elect, at any time on or prior to the Maturity Date, to convert outstanding principal and accrued interest into shares of the Company’s common stock at a conversion price equal to the lower of (i) $5.12 per share or (ii) 90% of the lowest daily volume-weighted average price (“VWAP”) of the Company’s common stock during the three trading days immediately preceding the applicable conversion date. Any fractional shares resulting from a conversion will be settled in cash or rounded up to the nearest whole share at the Company’s election. The Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to the Company’s working capital requirements.

On April 29, 2026, the Company issued a convertible promissory note (the “Note”) to an individual accredited investor in the principal amount of $25,000. The Note bears a one-time guaranteed interest charge of 15% per annum for twelve months, applied to the principal on the issue date and payable in a lump sum at maturity, resulting in a total repayment obligation of $28,750 due on April 29, 2027. Any unpaid amounts not satisfied by the Maturity Date bear interest at the lesser of 25% per annum or the maximum amount permitted by applicable law. Following an Event of Default, the holder may elect to convert outstanding principal, accrued interest, and applicable penalties into shares of the Company’s common stock at a conversion price equal to 65% of the lowest trading price of the common stock during the 20 trading days immediately preceding the delivery of a conversion notice, subject to a 4.99% beneficial ownership limitation. Upon the occurrence of an Event of Default, amounts outstanding become due at 150% of outstanding principal plus accrued interest and fees. The Note was issued in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds were applied to working capital and general corporate purposes.

Purchase Order Financing Advance

On April 8, 2026, the Company’s wholly owned subsidiary, Keen Labs Operations, Inc., received an additional advance under the previously disclosed factoring and security agreement (as amended) with its lender. Pursuant to a supplier letter agreement among the lender, Keen Labs Operations, Inc., and a third-party vendor, the lender remitted approximately $134,000 directly to the vendor representing the balance due on an approved purchase order, net of a deposit previously paid by Keen Labs Operations, Inc. and a warranty holdback payable upon delivery and acceptance of the goods.

The advance is governed by the existing terms of the facility, with charges accruing at 1.625% per 15-day period from the date of advance until the related invoice is verified and funded. The obligation is secured by substantially all assets of the applicable obligors under the facility’s cross-collateralization and cross-default provisions and is guaranteed by the Company.

Conversion Activity Under SEPA Convertible Promissory Note

On April 21, 2026, the holder of the Company’s outstanding convertible promissory note dated December 17, 2024 (issued in connection with the Company’s previously disclosed Standby Equity Purchase Agreement) submitted a conversion notice with respect to a portion of the outstanding balance under such note. Pursuant to the conversion, $190,000 of outstanding principal and $5,126.30 of accrued interest, representing a total conversion amount of $195,126.30, were converted into 34,620 shares of the Company’s common stock and delivered to the holder’s designated brokerage account. Following this conversion, the remaining outstanding principal balance under the note was approximately $801,135.

On May 5, 2026, the holder submitted an additional conversion notice with respect to a further portion of the outstanding balance under the same note. Pursuant to the conversion, $201,135.29 of outstanding principal and $2,169.06 of accrued interest, representing a total conversion amount of $203,304.35, were converted into 37,931 shares of the Company’s common stock and delivered to the holder’s designated brokerage account. Following this conversion, the remaining outstanding principal balance under the note is $600,000.

The shares issued in each of the foregoing conversions were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as conversions of an existing security of the same issuer without additional consideration.

Conversion of Convertible Promissory Note

On May 11, 2026, the holder of the Company’s previously disclosed convertible promissory note dated December 8, 2025 submitted a notice of conversion under such note. Pursuant to the conversion, $1,084,384, representing outstanding principal together with accrued but unpaid interest, was converted into 210,944 shares of the Company’s common stock. The shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as a conversion of an existing security of the same issuer without additional consideration. The note was fully satisfied and cancelled upon completion of the conversion.

Settlement of DeliveryCircle, LLC Earn-Out

On April 23, 2026, the Company entered into a settlement and termination agreement with the seller and former chief executive officer of the Company’s DeliveryCircle, LLC subsidiary to fully and finally resolve all obligations under the contingent earn-out arrangement for the measurement year of 2024 and 2025 entered into in connection with the Company’s prior acquisition of DeliveryCircle, LLC. The agreement extinguished the Company’s accrued earn-out obligations for the 2024 and 2025 measurement periods in full, resulting in a gain on extinguishment of approximately $167,162.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of ConnectM Technology Solutions, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of ConnectM Technology Solutions, Inc. (the Company) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has a net loss from operations, negative cash flows from operations, and an accumulated deficit and that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We began serving as the Company’s auditor in 2023.

/s/ Adeptus Partners, LLC

PCAOB ID: 3686

Ocean, New Jersey

August 4, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of ConnectM Technology Solutions, Inc. and its subsidiaries

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheet of ConnectM Technology Solutions, Inc. and its subsidiaries (the Company) as of December 31, 2025, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring net losses, has an accumulated deficit and stockholders’ deficit and working capital deficit. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities and meet financial obligations over the next year from the date these consolidated financial statements were issued. There can be no assurance that such plans will be successfully implemented or will generate sufficient liquidity to meet the Company’s obligations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KNAV CPA LLP

KNAV CPA LLP

We have served as the Company’s auditor since 2025.

Atlanta, Georgia

April 16, 2026 (except for impact of 2026 reverse stock split as described in Note 21, as to which the date is June 16, 2026)

PCAOB ID - 2983

CONNECTM TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
Assets
Current assets
Cash	$2,904,430	$2,407,843
Accounts receivable – net of allowance for credit loss	3,066,626	1,897,471
Contract asset	303,910	206,750
Inventories, net	633,798	550,695
Forward purchase agreement derivative asset	—	1,471,000
Working capital advances	—	266,831
Prepaid expenses and other current assets	1,261,794	1,530,842
Total current assets	8,170,558	8,331,432
Right-of-use asset – operating lease	215,385	221,479
Right-of-use asset – finance lease	54,147	130,774
Property and equipment, net	20,330,688	936,573
Goodwill	5,216,788	1,728,108
Intangible assets, net	2,182,558	1,408,176
Total Assets	$36,170,124	$12,756,542
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$7,219,261	$10,497,488
Accrued expenses and other current liabilities	2,350,393	3,207,233
Contingent consideration liability	1,441,164	259,243
Debt, net of debt discount	7,098,279	7,019,499
Convertible debt, at fair value	5,321,303	8,542,323
Derivative liabilities	234,389	4,229,478
Deferred consideration	396,850	—
Operating lease liability	94,340	117,120
Finance lease liability	58,398	103,392
Contract liabilities	772,013	602,469
3(a)(10) Settlement Agreement, at fair value	3,634,000	—
Other payable	250,000	—
Deferred tax liabilities	4,039,514	—
Total current liabilities	32,909,904	34,578,245
Debt, net of current portion	1,180,273	1,303,665
Operating lease liabilities, net of current portion	130,509	135,239
Finance lease liabilities, net of current portion	43,749	91,726
Contingent consideration liability, net of current portion	330,226	434,174
Total liabilities	34,594,661	36,543,049
Commitments and Contingencies
Stockholders’ Deficit:
Preferred stock Series A, $0.0001 par value, 10,000,000 shares authorized as of December 31, 2025 and December 31, 2024 no shares issued or outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value, 250,000,000 shares and 100,000,000 shares authorized as of December 31, 2025 and December 31, 2024 respectively, 4,789,230 and 909,165 issued and outstanding as of December 31, 2025 and December 31, 2024 respectively	479	91
Additional paid-in-capital	60,164,021	20,155,738
Accumulated deficit	(61,671,149)	(45,426,099)
Accumulated other comprehensive income	(20,333)	166,007
Total ConnectM Technology Solutions, Inc.’s stockholders’ deficit	(1,526,982)	(25,104,263)
Non-controlling interest	3,102,445	1,317,756
Total stockholders’ deficit	1,575,463	(23,786,507)
Total liabilities and stockholders’ deficit	$36,170,124	$12,756,542

The accompanying notes are an integral part of these consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2025	2024
Revenues	$35,836,809	$22,652,885
Cost of revenues	24,371,255	16,706,177
Gross profit	11,465,554	5,946,708
Selling, general and administrative expenses	23,502,849	15,145,429
Loss on impairment of intangible assets and goodwill	548,492	2,403,628
Loss from operations	(12,585,787)	(11,602,349)
Other income (expense):
Interest expense	(1,303,292)	(2,714,048)
Loss on issuance of financial instruments	(45,250)	—
Loss on extinguishment of debt and vendor payable	(3,010,366)	(1,645,443)
Gain on extinguishment of debt	2,568,839	2,257,638
Change in fair value of convertible debt	(2,146,284)	(1,707,747)
Change in fair value of forward purchase agreement	(971,000)	(8,254,390)
Change in fair value of contingent consideration	(111,355)	(59,723)
Day one gain on issuance of SEPA	—	134,886
Change in fair value of derivative liabilities	(365,158)	(187,428)
Loss on forward purchase agreement	—	(266,655)
Gain on forward purchase agreement	—	1,453,891
Gain on modification of liabilities	194,523	—
Bargain purchase gain	2,121,079	—
Change in fair value on Section 3(a)(10) Settlement Agreement (Note 12)	(721,829)	—
Other income (expense), net	302,122	83,160
Total other income (expense), net	(3,487,971)	(10,905,859)
Net loss from operations before income taxes	(16,073,758)	(22,508,208)
Income tax benefit	16,086	—
Net loss	$(16,057,672)	$(22,508,208)
Less: net income (loss) attributable to noncontrolling interests	187,378	57,540
Net loss attributable to ConnectM Technology Solutions, Inc.	$(16,245,050)	$(22,565,748)
Other comprehensive income (loss):
Foreign currency translation adjustments	(186,340)	51,383
Comprehensive income/(loss) before noncontrolling interests	(16,431,390)	(22,514,365)
Less: comprehensive loss/(income) attributable to non-controlling interests	187,378	57,540
Comprehensive Income/(loss) attributable to ConnectM Technology Solutions, Inc.	$(16,618,768)	$(22,571,905)

Weighted average shares outstanding of common stock	2,259,956	595,987
Basic and diluted net loss per share, common stock	$(7.19)	$(37.86)

The accompanying notes are an integral part of these consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

					Accumulated
			Additional		Other			Total
	Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’	Noncontrolling	Stockholders’
	Shares	Amount	Capital	Deficit	Income (Loss)	Deficit	interests	Deficit
Balances, as of January 1, 2024	416,826	$42	13,289,466	$(22,860,351)	$114,624	$(9,456,219)	$(26,345)	$(9,482,564)
Other comprehensive income	—	—	—	—	51,383	51,383	—	51,383
Issuance of common stock in connection with conversion of convertible notes payable	33,362	3	3,779,220	—	—	3,779,223	—	3,779,223
Issuance of common stock	519	0	35,002	—	—	35,002	—	35,002
Issuance of common stock in connection with business combination with MCAC, net of transaction costs (see Note 4)	209,419	21	(6,672,993)	—	—	(6,672,972)	—	(6,672,972)
Acquisition of noncontrolling interest in connection with acquisition of a business (see Note 5)	—	—	—	—	—	—	1,287,320	1,287,320
Issuance of common stock as consideration in acquisition of a business	5,000	1	161,439	—	—	161,440	—	161,440
Acquisition of additional noncontrolling shares	—	—	50,931	—	—	50,931	(759)	50,172
Issuance of common stock to extinguish obligations to vendors and lenders	204,212	20	7,461,553	—	—	7,461,573	—	7,461,573
Issuance of common stock to vendors as consideration	27,656	3	1,729,347	—	—	1,729,350	—	1,729,350
Issuance of common stock to extinguish note payable, related party (see Note 16)	3,906	—	133,750	—	—	133,750	—	133,750
Issuance of common stock in relation to SEPA (see Note 8)	8,264	1	187,499	—	—	187,500	—	187,500
Share based compensation expense (see Note 10)	—	—	525	—	—	525	—	525
Net loss 2024	—	—	—	(22,565,748)	—	(22,565,748)	57,540	(22,508,208)
Balances, as of December 31, 2024	909,165	$91	20,155,738	$(45,426,099)	$166,007	$(25,104,263)	$1,317,756	$(23,786,507)

Balance, as of January 1, 2025	909,165	$91	20,155,738	$(45,426,099)	$166,007	$(25,104,263)	$1,317,756	$(23,786,507)
Other comprehensive income	—	—	—	—	(186,340)	(186,340)	—	(186,340)
Issuance of common stock to settle claim under Section 3(a)10 Settlement Agreement (see Note 12)	429,504	43	8,711,732	—	—	8,711,775	—	8,711,775
Issuance of common stock to settle share reset derivative liabilities (see Note 11)	85,537	9	1,711,996	—	—	1,712,005	—	1,712,005
Issuance of common stock to BOD and employees	86,197	9	511,959	—	—	511,968	—	511,968
Issuance of common stock in connection with services	19,313	2	175,774			175,776	—	175,776
Issuance of common stock in connection with stock subscription	114,323	11	804,989	—	—	805,000	—	805,000
Issuance of common stock in connection with the conversion of convertible debt and accrued interest pursuant to Section 3(a)(9)	1,352,261	135	6,553,467	—	—	6,553,602	—	6,553,602
Issuance of common stock in connection with the conversion of promissory note and accrued interest 3(a)(9)	360,053	36	5,707,501	—	—	5,707,537	—	5,707,537
Issuance of common stock in connection with share exchange agreement to settled accounts payable vendors	35,445	4	12,472	—	—	12,474	—	12,474
Issuance of common stock in connection with the ATS and SESB acquisition (see Note 5)	153,125	15	3,199,463	—	—	3,199,480	—	3,199,480
Issuance of common stock in connection with the conversion of SEPA convertible debt (see Note 8)	119,307	12	1,099,042	—	—	1,099,054	—	1,099,054
Recognition of non-controlling interest in connection with the acquisition of CER (see Note 5)	—	—	—	—	—	—	613,286	613,286
Issuance of common stock in connection with acquisition of Geo Impex LLC/India (see Note 5)	1,040,625	104	10,655,896	—	—	10,656,000	984,025	11,640,025
Issuance of common stock in connection with acquisition of Amperics Holdings LLC (see Note 5)	84,375	8	863,992	—	—	864,000	—	864,000
Net loss	—	—	—	(16,245,050)	—	(16,245,051)	187,378	(16,057,673)
Balances, as of December 31, 2025	4,789.230	$479	60,164,021	$(61,671,149)	$(20,333)	$(1,526,982)	$3,102,445	$1,575,463

The accompanying notes are an integral part of these consolidated financial statements.

CONNECTM TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,057,672)	$(22,508,208)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	815,049	745,741
Amortization of debt discount	444,292	137,615
Stock-based compensation expense	1,460,290	525
Shares issue for service	—	837,473
Share issued for SEPA	—	187,500
Share issues for settlement of expense	—	133,750
Stock-based compensation to employees	—	35,000
ROU amortization on finance leases	76,626	121,457
ROU amortization on operating leases	81,259	172,974
Provision for inventory shrinkage	—	23,926
Provision for credit losses	1,340,462	187,633
Loss on impairment of intangible assets and goodwill	548,492	2,403,628
Investment write off	45,000	—
Gain on disposal of property and equipment	72,231	(843)
Loss on issuance of financial instruments	45,250	—
Loss on extinguishment of debt and vendor payable	3,010,366	1,645,443
Gain on extinguishment of debt and vendor payable	(2,763,363)	(2,257,638)
Change in fair value of convertible debt	2,146,284	1,707,747
Change in fair value of forward purchase agreement	971,000	8,254,390
Loss on repossessed vehicle	28,470	—
Bargain purchase gain	(2,121,079)	—
Loss on termination of lease	37,196	—
Income from sale of property and equipment	(23,500)	—
Day one gain on issuance of SEPA and convertible note	—	(134,886)
Gain on modification of forward purchase agreement	—	(1,572,236)
Change in fair value of derivative liabilities	365,158	187,428
Loss on modification of forward purchase agreement	—	385,000
Change in fair value of contingent consideration	111,355	59,723
Change in fair value of Section 3(a)(10) Settlement Agreement (Note 12)	721,829	—
Changes in operating assets and liabilities:
Accounts receivable	(2,527,305)	(767,292)
Contract asset	(97,160)	136,896
Inventory	(101,766)	(293,434)
Prepaid expenses and other current assets	(188,130)	139,452
Accounts payable	1,982,893	3,381,318
Accrued expenses	(1,257,359)	1,622,271
Operating lease liabilities	(78,954)	(146,307)
Working capital advances	—	(266,831)
Contingent liability	966,618	—
Contract liabilities	153,945	(518,348)
Net cash used in operating activities	(9,792,223)	(5,959,133)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(27,044)
Proceeds from the sale of property and equipment	30,546	13,000
Purchase of additional non-controlling shares	—	(60,000)
Cash acquired in Geo Impex Acquisition	1,796	—
Cash acquired in CER Acquisition	559,115	—
Cash paid for capitalized software development costs	(162,204)	(186,103)
Cash acquired from acquisition of business, net of purchase price paid	—	152,482
Net cash received from investing activities	429,253	(107,665)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the business combination	—	35,770,959
Payment for reimbursement of consideration shares related to Forward Purchase Agreement payment	—	(36,727,814)
Reimbursement for Recycled Shares related to Forward Purchase Agreement	—	1,000,000
Proceeds from the issuance of debt	3,435,150	6,614,400
Proceeds from the issuance of convertible notes	8,762,250	4,940,000
Proceeds from Stock Subscription agreement	805,000	—
Cash paid for debt issuance costs	—	(1,015,114)
Repayments of debt	(2,518,306)	(2,262,401)
Repayments on convertible notes	(637,500)	(50,000)
Proceeds from factoring receivable arrangements	735,647	—
Repayments on factoring receivable arrangements	(735,647)	—
Payments of deferred consideration	(675,729)	—
Proceeds from premium financing obligations	325,875	—
Repayment of premium financing obligations	(326,040)	—
Advance from lender	250,000	1,057,275
Advance to Monterey Capital Acquisition Corporation	—	(1,933,695)
Proceeds from Forward Purchase agreement	500,000	—
Payment on finance leases	(92,971)	(107,068)
Net cash provided by financing activities	9,827,729	7,286,542
Effect of exchange rate changes on cash and cash equivalents	31,828	27,731
Net decrease in cash and cash equivalents	496,587	1,247,475
Cash, beginning of the period	2,407,843	1,160,368
Cash, end of the period	$2,904,430	$2,407,843
Supplemental disclosures of cash flow information:
Cash paid for interest	$198,700	$1,057,138
Cash paid for taxes	$—	$—
Supplemental disclosures of noncash financing information:
Right-of-asset, operating acquired	$—	$110,819
Derivative liabilities issued in connection with extinguishment of obligations to lenders and vendors through issuance of common stock	$—	$4,042,050
Conversion of convertible debt to common stock	$—	$3,779,223
Carrying value of debt exchanged in connection with acquisition of noncontrolling shares	$—	$110,172
common stock issued as consideration to acquire a business	$—	$161,440
Vehicles acquired through issuance of debt	$—	$36,823
Debt extinguished through repossession of vehicle	$—	$22,839
Vendor obligation exchanged for debt instrument	$—	$119,000
Common stock issued for prepaid expenses	$—	$891,827
Unpaid purchase price of acquisition	$—	$170,000
Shares issues in connection with debt conversion agreement	$—	$7,461,573
Recapitalization of noncontrolling interests	$—	$110,172
Accounts payable and debt extinguishment through the Section 3(a)(10) Settlement Agreement	$8,908,077	$—
Extinguishment of accounts payable through issuance of debt	$250,021	$—
Repossessed vehicle	$84,992	$—
Extinguishment of derivative liability	$2,648,508	$—
Removal of ROU asset and lease liability at lease termination	$30,084	$—
Reclassification of remaining obligation under terminated lease	$59,037	$—
Fair value of shares issued to settle Claim under Section 3(a)(10) Settlement Agreement	$8,711,775	$—
Fair value of shares issued to settle the share reset derivative liabilities	$1,712,005	$—
Fair value of shares issued to settle Claim under Section 3(a)(9) Settlement Agreement	$12,261,138	$—
Fair value of shares in connection with the conversion of SEPA convertible debt	$1,099,054	$—
Settlement of accounts payable through issuance of shares	$207,000	$—
Shares issued to vendor for prepaid expenses and accounts payable	$82,975	$—
Acquisition of proprietary technology	$864,000	$—
Shares issued to acquire ATS and SESB	$3,199,478	$—
Shares issued to acquire Geo Impex	$10,656,000	$—
Promissory note in connection with Geo Impex acquisition	$788,901	$—
Deferred consideration for CER acquisition	$874,268	$—
Extinguishment of derivative liability through the recognition of a reinstated debt obligation amounting	$2,648,508	$—

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND OPERATIONS

ConnectM Technology Solutions, Inc. (the “Company,” “we” and/or “our”), a Delaware corporation, conducts its operations through its subsidiaries and operates a unified, AI-enabled technology platform powering the modern energy economy. Through this platform, the Company connects OEMs, service providers and end customers to enable electrification, decarbonization and grid-aware energy management across residential, commercial and infrastructure applications.

The Company delivers solutions to its customers for (i) the decarbonization of homes, critical infrastructure and businesses through energy management-as-a-service offerings, including weatherization, HVAC, solar, battery and EV charging solutions, (ii) the facilitation of business-to-business transportation through its online and mobile last-mile delivery platform utilizing contracted drivers, and (iii) the management of connected operations through its industrial internet of things (“IIoT”) platform. These offerings are integrated and optimized through the Company’s proprietary platform, developed and continuously enhanced by Keen Labs, its AI and technology subsidiary.

The Company also offers physical products as part of its solutions offerings, including AI-enabled heat pump systems for use in the decarbonization of homes and businesses, as well as display clusters, digital control units and vehicle control units used in the management of connected operations.

The Company also provides managed solutions offerings, including human resources management, procurement services, omnichannel marketing and lead generation services, and access to working capital solutions designed to improve operating efficiency and enhance profitability for service providers.

The Company’s platform and associated software continuously collect and analyze operational data, generating actionable insights that customers use for monitoring, optimization and decision-making, and enabling applications such as predictive maintenance and virtual power plant integration.

The Company earns revenue outside the United States from its Owned Service Network, Distributed Energy & Renewables and Transportation segments.

On July 12, 2024, the Company consummated the Business Combination which was accounted for as a reverse recapitalization with Legacy ConnectM being deemed the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy ConnectM issuing stock for the net assets of MCAC, accompanied by a recapitalization. The net assets of MCAC were stated at fair value, with no goodwill or other intangible assets recorded. While MCAC was the legal acquirer in the Business Combination, because Legacy ConnectM was deemed the accounting acquirer, the historical financial statements of Legacy ConnectM became the historical financial statements of the combined company, upon consummation of the Business Combination. As a result, the financial statements included in this report reflect (i) the historical operating results of Legacy ConnectM prior to the Business Combination; (ii) the combined results of MCAC and Legacy ConnectM following the closing of the Business Combination; (iii) the assets and liabilities of Legacy ConnectM at their historical cost; and (iv) the Company’s equity structure for all periods presented. For more details on the reverse recapitalization, see Note 4 “Reverse Capitalization” to the Company’s Consolidated Financial Statements. As a result of the reverse recapitalization, all references to numbers of common shares and per common share data for 2024 in these consolidated financial statements and related notes have been retroactively adjusted to account for the effect of the reverse recapitalization.

Basis of presentation and principles of consolidation: The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and include the assets, liabilities, revenues, and expenses of all wholly owned subsidiaries over which the Company exercises control. All significant intercompany accounts, transactions and profits and losses were eliminated in consolidation. The Company has evaluated its relationships with other entities and has determined that it does not have any variable interest entities for which it is the primary beneficiary. Any reference in these footnotes to the applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the ASC and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

These consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, and its controlled subsidiaries over which the Company exercises majority board control; investment in joint ventures, in which the Company shares equal control with its partner, are accounted for under the equity method. Intercompany accounts, transactions, profits and losses have been eliminated in consolidation. Investments in entities where the Company holds at least a 20% ownership interest and has the ability to exercise significant influence, but not control, over the investee are accounted for using the equity method of accounting.

These consolidated financial statements are presented in United States Dollars (“USD” or $), which is the functional currency of the Company.

Non-controlling Interest: The portion of equity not owned by the Company in entities controlled and consolidated by the Company are presented as non-controlling interest and classified as a component of consolidated stockholders’ deficit, separate from total stockholders’ deficit on the Company’s consolidated balance sheets. The amount recorded is based on the non-controlling interest holders’ initial investment, adjusted to reflect the non-controlling interest holder’s share of earnings or losses from the Company controlled entity, and any distributions received or additional contributions made by the non-controlling interest holder. Changes to the Company’s ownership that do not result in a loss of control are accounted for as equity transactions. The earnings or losses from the entity attributable to non-controlling interests are reflected in net income attributable to non-controlling interests on the accompanying consolidated statements of operations and comprehensive loss. All significant intercompany accounts, transactions, and profits and losses were eliminated in consolidation. These consolidated financial statements are presented in United States Dollars (“USD” or $), which is the functional currency of the Company.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications: Certain prior period amounts have been reclassified to conform to the current year presentation.

Emerging growth company: The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups (“JOBS”) Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Use of estimates: The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of financial assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. The Company’s most significant estimates and judgments involve the identification of intangible assets in business combination, and determination of their useful life, valuation of acquired assets and assumed liabilities in a business combination, assessment of financial instruments as equity or liability, valuation of equity-classified and liability-classified financial instruments, the useful lives of long-lived assets, goodwill, identified intangible assets, assumptions used in assessing impairment of long-lived assets and goodwill, valuation of contingent consideration obligations, and the valuation of PPA for assets acquisition, convertible debt reported at fair value.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Segment reporting: ASC 280, Segment Reporting (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. There are six operating and reportable segments based on the level at which the CODM reviews operating results, assesses performance and makes decisions regarding resource allocation as follows:

(1)	Owned service network segment consists of our owned service providers who serve as a single point solution provider for enterprises, infrastructure providers, homeowners, and light commercial building owners for their electrification and decarbonization needs, including system design, installation, monitoring, maintenance and repair of solar energy systems and HVAC solutions. The owned service providers use the Company’s technology platform, which provides maintenance, repair, and installation guidance and optimization (the “Technology Platform”), in servicing the homeowners and light commercial building owners.
(2)	Managed solutions segment provides third party residential and light commercial service providers with access to the Technology Platform as well as a selection of servicing offerings that the managed solutions customer can select from, including human resources management, procurement services, omnichannel marketing and lead generation as well as access to short-term working capital loans.
(3)	Distributed Energy & Renewables (“DER”) focuses on the delivery of solar energy and distributed energy solutions for commercial, residential, consumer and industrial customers in India, including project development, EPC services and ongoing energy management.
(4)	Logistics segment focuses on the facilitation of business-to-business transportation of heavy goods using the Company’s last mile delivery software.
(5)	Transportation segment focuses on the sale of hardware, software and technical services for electric vehicles to original equipment manufacturers (“OEMs”). OEMs have the option to buy access to the Technology Platform to remotely monitor the performance of the hardware.
(6)	Corporate & Strategic Assets segment encompasses corporate-level operations and the Company’s investment in Geo Impex India Private Limited, which holds approximately 76 acres of land near Chhatrapur, Odisha, India, together with related entitlements and approvals for the development of a multimodal logistics park and AI-enabled data center campus. This segment did not generate revenue or incur material segment-level operating expenses during the periods presented. The segment’s principal asset is the underlying landholding and associated development rights.

Cash and cash equivalents: The Company considers all highly liquid instruments with a maturity date of three months or less at the time of purchase to be cash equivalents. The Company had no cash equivalents at December 31, 2025 and December 31, 2024. As of December 31, 2025 and December 31, 2024, the Company had approximately $1,887,000 and $1,319,000 respectively, that exceeded FDIC insurance limits of $250,000.

Fair value measurements: ASC 820, Fair Value Measurements (“ASC 820”), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1 – Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
●	Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

●	Level 3 – Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

An asset’s or a liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following techniques noted in ASC 820:

●	Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.
●	Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost).
●	Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing, and excess earnings models).

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (the “Fair Value Option”). The Fair Value Option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. The Company measures the fair value of certain convertible note payables on a recurring basis under the Fair Value Option (see Note 8 and Note 12). Accordingly, changes in fair value related to changes in the Company’s credit risk were recognized as a component of accumulated other comprehensive income while all other changes in fair value were recognized in the consolidated statements of operations and comprehensive loss.

The Company’s financial instruments with a carrying value that approximates fair value consist of cash, accounts receivable, working capital advances, contract asset, convertible note receivable-related party, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities, and contract liabilities due to their liquid or short-term nature or expected settlement dates of these instruments. If these financial instruments were recorded at fair value, they would be based on Level 1 inputs, except for short-term borrowings and notes receivable, related parties, net which would be based on Level 2 and Level 3 inputs, respectively.

The Company’s non-financial assets, such as intangible assets, and financial assets are adjusted to fair value when an impairment charge is recognized. The impairment charges recognized on non-financial assets that consist of investment, goodwill and acquired intangible assets are based on Level 3 inputs, including a comparison of the Company’s results with expectations and expectation for future profits.

The Company’s financial instruments that are measured at fair value on a recurring basis consist of forward purchase agreement derivative asset, 3(a)(10) settlement agreement, forward purchase agreement put option, contingent consideration obligation, convertible debt and derivative liabilities (see Note 12).

Related parties: The Company considers parties to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions or owns more than 10.0% of the Company’s common stock. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation. The Company reviews the relationships of its vendors, customers, shareholders, and board members to determine whether there are any parties that meet the criteria to be considered related. Any party that is deemed to be related to the Company is referred to as an “affiliate” or “related party” in these consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable and allowance for credit losses: Trade accounts receivable are recorded at the invoiced amount, net of allowances for expected credit losses. The Company estimates expected credit losses on trade receivables using a current expected credit loss model in accordance with ASC 326. The allowance is measured by applying an aging-based provision matrix over the contractual life of the receivable, considering historical loss experience, current economic conditions, and reasonable and supportable forecasts of future economic conditions.

	Year Ended December 31,
	2025	2024
Accounts receivable, current	$4,279,791	$1,897,471
Accounts receivable	—	—
Total accounts receivable	$4,279,791	$1,897,471

Less: allowance for credit losses	$(1,213,165)	$—
Total accounts receivable, net	3,066,626	1,897,471

In determining the allowance, the Company groups receivables that share similar risk characteristics on a collective basis. The Company maintains separate receivable pools for its U.S. and India operations, as these portfolios differ with respect to customer composition, contractual terms, economic environment, and historical loss patterns. Expected credit losses are estimated separately for each pool and aggregated to determine the consolidated allowance. Receivables with an indication of increased credit risk are individually assessed.

Receivables are written off when the Company determines that amounts are uncollectible after all collection efforts have been exhausted.

Changes in the allowance for current expected credit losses:

Allowance for expected credit losses
Balance as of January 1, 2024	$—
Period change for current expected credit losses	—
Balance as of December 31, 2024	—
Period change for current expected credit losses	1,340,462
Utilization of Expected credit loss	(127,297)
Balance as of December 31, 2025	$1,213,165

During the year ended December 31, 2025, one customer individually accounted for more than 10% of the Company’s gross revenue, while the amount due from this customer was not material. In addition, another customer accounted for less than 10% of gross revenue but represented more than 10% of the Company’s total accounts receivable balance as of December 31, 2025.

During the year ended December 31, 2024, no single customer accounted for more than 10% of the Company’s gross revenue. As of December 31, 2024, two customers individually accounted for more than 10% of the Company’s total accounts receivable. One of these customers is considered a related party due to ownership.

Inventories: Inventories are stated at the lower of cost (determined by average cost method) or net realizable value. The valuation of inventories requires the Company to estimate obsolete or excess inventory as well as inventory that is not of saleable quality. The Company employs a variety of methodologies to determine the net realizable value of its inventory. While a portion of the calculation to record inventory at its net realizable value is based on the age of the inventory and lower of cost or net realizable value calculations, a key factor in estimating obsolete or excess inventory requires the Company to estimate the future demand for its products. If actual demand is less than the Company’s estimates, impairment charges, which are recorded to cost of sales, may need to be recorded in future periods. Inventory in excess of saleable amounts is not valued, and the remaining inventory is valued at the lower of cost or net realizable value. As of December 31, 2025 and 2024, an allowance for obsolete or slow-moving inventory was not required. The Company recognized a provision for inventory shrinkage of $0 and $23,926 for the years ended December 31, 2025 and 2024.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Inventories consist of parts and finished goods that include material, labor and manufacturing overhead costs. Parts primarily consist of manufacturing materials, hardware, wiring, and piping. Inventories consisted of the following:

	December 31,	December 31,
	2025	2024
Parts	$472,079	$164,131
Finished Goods	161,719	386,564
Total	$633,798	$550,695

Convertible notes receivable, related party: The Company recorded convertible notes receivable for advances made to MCAC during the year ended December 31, 2023 for working capital purposes. The convertible notes receivable were non-interest bearing and were to be repaid upon consummation of a Business Combination. At the Company’s option, the convertible notes receivable could be converted into stock purchase warrants of MCAC at $1.00 per warrant. The Company accounts for these convertible notes receivable in accordance with ASC 310, Receivables. At the close of the Business Combination (see Note 8 and Note 9), the convertible notes receivable was neither repaid nor converted into stock purchase warrants of MCAC and were instead eliminated in consolidation.

Prepaid expenses and other current assets: Prepaid expenses and other current assets include prepaid insurance, prepaid rent, and advances to service providers, which are expected to be recognized, received or realized within the next 12 months.

Working capital advances to managed solutions segment customers: These are funds advanced by the Company to customers of its Managed Solutions segment to support their short-term working capital needs, such as purchasing inventory, financing operational expenses, or bridging cash flow gaps. The advances are generally provided under agreements that allow the Company to recoup the funds through future payments, service fees, or revenue-sharing arrangements tied to the customer’s use of the Managed Solutions platform.

Property and Equipment: Property and equipment are stated at cost, net of accumulated depreciation, or if acquired in a business combination, at fair value as of the date of acquisition. Depreciation is computed using the straight-line method, based upon the following estimated useful lives:

Estimated
Classification	Useful Life
Furniture and fixtures	3-5 years
Machinery and equipment	3-10 years
Vehicles	3-6 years
Property improvements	5 years
Buildings	15 years

Land is acquired in connection with the Geo Impex acquisition and is recorded at relative fair value in accordance with ASC 805 and is not depreciated, as it is deemed to have an indefinite useful life.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Major renewals and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed as incurred. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on the disposition is recorded in the consolidated statements of operations and comprehensive loss as a component of other (expense) income.

Intangible assets: Intangible assets include internally developed software and acquired intangible assets. Acquired identifiable intangible assets include tradenames, customer relationships, intellectual property, internally developed software, acquired technology, and noncompetition agreements that are amortized over their estimated useful lives using the pattern in which the economic benefits of the asset are consumed or otherwise used.

Estimated
Classification	Useful Life
Customer Relationships	8 - 25 years
Trade Names	3 - 10 years
Noncompetition Agreements	5 years
Acquired Technology	5 - 10 years
Intellectual Property	5 - 15 years
Internally Developed Software	3-5 years

The Company amortizes its finite-lived intangible assets on a straight-line basis over their estimated useful lives.

Software development costs: Costs are incurred related to internally developed software that powers the Company’s platforms that are accessed by customers. The Company follows an agile development methodology, whereby software is developed and enhanced through iterative, feature-by-feature releases for both software capitalized under ASC 350 & ASC 985. The Company capitalizes certain internal use software development costs associated with creating and enhancing internally developed software related to its platforms as per ASC 350, 350-40, Intangibles — Goodwill and Other — Internal-Use Software. The Company analyses the nature of the development and implementation activities - i.e. whether Subtopic 350-40 characterizes them as capitalizable application development stage activities - when deciding whether the costs of those activities should be capitalized or expensed as incurred. Capitalized costs include personnel and related employee benefits expenses for employees or consultants who are directly associated with and who devote time to software projects, and external direct costs of materials obtained in developing the software. Software development costs, when placed in service, are amortized on a straight-line basis over the estimated useful life of the software, which is three years, upon initial release of the software or additional features. During the years ended December 31, 2025 and 2024, the Company capitalized costs amounting to $91,217 and $91,292, respectively.

For the costs incurred in developing the firmware embedded in the hardware devices that the Company sells and leases to its customers, the Company applies the principles of FASB Accounting Standards Codification (“ASC”) 985-20, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed (“ASC 985-20”). ASC 985-20 requires that software development costs incurred in conjunction with product development be charged to research and development expense until technological feasibility is established. Thereafter, until the product is released for sale, software development costs must be capitalized and reported at the lower of unamortized cost or net realizable value of the related product. The Company estimates the useful life of the software to be three (3) years. During the years ended December 31, 2025 and 2024, the Company capitalized software development costs totaling $0 and $94,811, respectively.

Business combination and asset acquisition: The Company evaluates acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a screen to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the screen is met, the transaction is accounted for as an asset acquisition. If the screen is not met, further determination is required as to whether or not the Company has acquired inputs and processes that have the ability to create outputs, which would meet the requirements of a business. If determined to be a business combination, the Company accounts for the transaction under the acquisition method of accounting in accordance with ASC Topic 805 Business Combinations (“ASC 805”), which requires the acquiring entity in a business combination to recognize the fair value of all assets acquired, liabilities assumed, and any non-controlling interest in the acquiree and establishes the acquisition date as the fair value measurement point. Accordingly, the Company recognizes assets acquired and liabilities assumed in business combinations, including contingent assets and liabilities, and non-controlling interest in the acquiree based on the fair value estimates as of the date of acquisition. The Company recognizes and measures

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

goodwill as of the acquisition date, as the excess of the fair value of the consideration paid over the fair value of the identified net assets acquired.

The consideration for the Company’s business acquisitions may include future payments that are contingent upon the occurrence of a particular event or events. The obligations for such contingent consideration payments are recorded at fair value on the acquisition date. The contingent consideration obligations are then evaluated each reporting period. Changes in the fair value of contingent consideration, other than changes due to payments, are recognized as a gain or loss and recorded within change in the fair value of contingent consideration liabilities in the consolidated statements of operations and comprehensive loss.

If determined to be an asset acquisition, the Company accounts for the transaction under ASC 805-50, which requires the acquiring entity in an asset acquisition to recognize assets acquired and liabilities assumed based on the cost to the acquiring entity on a relative fair value basis, which includes transaction costs in addition to consideration given. No gain or loss is recognized as of the date of acquisition unless the fair value of non-cash assets given as consideration differs from the assets’ carrying amounts on the acquiring entity’s books. Consideration transferred that is non-cash will be measured based on either the cost (which shall be measured based on the fair value of the consideration given) or the fair value of the assets acquired and liabilities assumed, whichever is more reliably measurable. Goodwill is not recognized in an asset acquisition and any excess consideration transferred over the fair value of the net assets acquired is allocated to the identifiable assets based on relative fair values.

Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred.

Investments in Joint Ventures: The Company accounts for investments in joint ventures under the equity method of accounting in accordance with ASC 323, Investments—Equity Method and Joint Ventures, when it has the ability to exercise significant influence over the operating and financial policies of the investee but does not control it. Under the equity method, the Company’s share of the joint venture’s earnings or losses is recognized in the consolidated statements of operations within other income (expense). The carrying value of equity method investments is reported within other noncurrent assets on the consolidated balance sheets. The Company evaluates its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying value of the investment may not be recoverable. Transactions and balances related to joint ventures were insignificant for the year ended December 31, 2025 and were not applicable for the year ended December 31, 2024.

Deferred offering costs: Commissions, legal fees and other costs that are direct and incremental costs directly related to the Business Combination transaction were capitalized as deferred offering costs until the consummation of the transaction. Offering costs totaling approximately $3,960,397 were reclassified to additional paid-in capital upon the closing of the Business Combination (see Note 5).

Impairment of long-lived assets and finite- lived Intangible asset: In accordance with ASC 360, Impairment or Disposal of Long-Lived Assets (“ASC 360”), the Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.

In performing this assessment, the Company evaluates various indicators of impairment, including (i) significant adverse changes in general economic or market conditions, (ii) adverse changes in the industry or competitive environment, (iii) increases in market-based discount rates, (iv) declines in the Company’s market capitalization relative to its net assets, (v) actual or projected operating results that are below prior expectations, and (vi) entity-specific factors such as changes in business strategy or the manner in which the assets are utilized.

Based on the existence of one or more indicators of impairment, the Company measures any impairment of long-lived assets using the projected discounted cash flow method at the asset group level. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets.

The Company assessed its long-lived assets for impairment indicators as of December 31, 2025 and 2024. The Company concluded that indicators of impairment existed as of December 31, 2025 and December 31, 2024; refer to Note 6: Goodwill and Intangible Assets, net.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The assumptions used in the impairment analyses represent Level 3 inputs.

Impairment of Goodwill: Goodwill represents an excess of the cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles - Goodwill and Other (Topic 350), goodwill is not amortized but is tested for impairment at least annually, or more frequently if indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units have discrete financial information available, and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the Company’s reporting structure. Our reporting units are the same as our reportable segments and consistent with the reporting units tested for impairment in prior years. Assets, liabilities and goodwill have been assigned to reporting units based on assets acquired and liabilities assumed as of the date of acquisition.

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments, and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

Alternatively, the Company may proceed directly to the quantitative test. Under the quantitative test, the estimated fair value of each reporting unit is compared to it carrying value, including goodwill. If the carrying value of the reporting unit, including goodwill, exceeds its fair value, an impairment charge equal to excess is recognized, up to the maximum amount of goodwill allocated to that reporting unit. Refer note 6- Goodwill and Intangible assets, net.

Derivative financial instruments: The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging (“ASC 815”). The Company’s objectives and strategies for using derivative instruments, and how the derivative instruments and related hedged items are accounted for affect the consolidated financial statements. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risk.

The Company evaluates all of its financial instruments, including notes payable and warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company applies significant judgment to identify and evaluate complex terms and conditions in its contracts and agreements to determine whether embedded derivatives exist. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the consolidated statements of operations and comprehensive loss each period. Bifurcated embedded derivatives are classified with the related host contract on the Company’s consolidated balance sheets.

An evaluation of specifically identified conditions is made to determine whether the fair value of the derivative issued is required to be classified as equity or as a derivative liability. Changes in the estimated fair value of the liability-classified derivative financial instruments are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss.

Derivative assets and liabilities are classified in the consolidated balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the consolidated balance sheet date.

Notes payable and notes payable – related party: The Company has entered into notes payable with third-party and related party lenders. Notes payable and notes payable – related parties are recorded net of any debt issuance costs incurred. Debt issuance costs, including original issuance discounts, are amortized to interest expense using the effective interest method over the contractual term of the obligation.

Convertible notes payable: The Company has elected the fair value option under ASC 825-10 to measure its convertible notes payable at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations. As a result of this election, the Company is not required to separately evaluate or bifurcate embedded conversion features under ASC 470, as the entire hybrid instrument is carried at fair value. Debt issuance costs associated with convertible notes for which the fair value option has been elected are expensed as incurred rather than deferred and amortized.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The change in fair value (inclusive of any Day 1 Gains or Losses) of approximately $2,146,000 and $1,708,000 was recorded as a component of other income (expense) in the accompanying consolidated statements of operations and comprehensive loss as the change in fair value of the convertible debt was not attributable to instrument specific credit risk during the years ended December 31, 2025 and 2024.

When convertible notes are converted into equity in accordance with their original contractual terms, the Company reclassifies the carrying amount of the liability to equity, and no gain or loss on extinguishment is recognized.

Gains and losses on extinguishment of liabilities: The Company recognizes gains and losses on extinguishment of liabilities, including accounts payable and debt obligations, with unrelated parties as the difference between the reacquisition price and the net carrying amount of the associated obligation, as a component of other expense (income), net in the consolidated statements of operations and comprehensive loss. When a modification or exchange of a debt instrument introduces a substantive conversion option that did not previously exist, the Company accounts for the transaction as an extinguishment of the original debt, with the difference between the net carrying amount and the fair value of consideration issued recognized as a gain or loss on extinguishment.

The Company classifies the gains and losses on extinguishment of liabilities with related parties as a reduction of capital in the accompanying statements of changes in stockholders’ deficit or as a component of other expense (income), net in the accompanying consolidated statements of operations and comprehensive loss based on the facts and circumstances of each extinguishment transaction.

Revenue Recognition: The Company follows the guidance of ASC 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. The Company’s revenue is generated from customers located in the U.S. and India.

Revenue is recognized based on a five step model that includes (1) Identification of the contract with a customer, (2) Identification of the performance obligations in the contract, (3) Determination of the transaction price, (4) Allocation of the transaction price to the performance obligations in the contract, (5) Recognition of revenue when, or as, the Company satisfies a performance obligation.

Installation and Maintenance Services

Our installation services encompass both solar energy systems and HVAC solutions, including system design, procurement and delivery of key components, and full installation. Solar energy system components typically include photovoltaic modules, inverters, battery storage systems, and related equipment, while HVAC installations include heating, ventilation, and air conditioning units, ductwork, and control systems. These services also include activities required to integrate the systems with existing infrastructure and, where applicable, facilitate connection to the electrical grid. These services represent multiple performance obligations that are combined into a single unit of accounting. Each transaction is a distinct performance obligation, priced on a standalone basis. The transaction price is determined at service or contract inception and reflects the amount of consideration to which we expect to be entitled in exchange for the services provided to the customer and is reported net of discounts that may be offered. Discounts, if any, are generally explicitly stated in a contract as a fixed percentage of the transaction price related to the performance obligations within the contract.

Our operations are organized into two primary categories: Solar and HVAC installation and maintenance services to customers.

For all installation and maintenance contracts as mentioned above, we recognize revenue over time. Our over-time revenue recognition begins when the solar power systems and HVAC solutions are fully installed (as it is at this point that control of the assets begins to be transferred to the customer and the customer retains the significant risks and rewards of ownership).

For certain Installation and maintenance services which have significant installation period, we recognize revenue using the input method based on direct costs to install the systems and defer the costs of installation until such time that control of the assets transfers to the customer (installation).

In applying cost-based input methods of revenue recognition, the Company uses the actual costs incurred for installation and obtaining the permission to operate, each relative to the total estimated cost to determine the Company’s progress towards contract completion and to calculate the corresponding amount of revenue and gross profit to recognize. Cost based input methods of revenue recognition are considered a faithful depiction of the Company’s efforts to satisfy these certain specific Installation and maintenance

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

contracts and therefore reflect the transfer of goods to a customer under such contracts. Costs incurred towards contract completion may include costs associated with modules, direct materials, labor, subcontractors, and other indirect costs related to contract performance

Certain specific installation and maintenance contracts with very short installation period are typically completed within one to two weeks, and invoicing generally occurs upon completion of performance. Given the short-term nature of these contracts, the Company has elected to apply the “as-invoiced” practical expedient under ASC 606-10-55-18, as the invoiced amount corresponds directly with the value of the services transferred to the customer at each billing. The output method is considered the most faithful depiction of the Company’s performance for these contracts because, unlike the input method used for longer-duration installation and maintenance contracts, the short contract duration and direct correspondence between invoiced amounts and value delivered to the customer make cost-based progress measurement unnecessary. Accordingly, revenue is recognized in the amount invoiced.

The Company also sells a range of ConnectM-branded heat pump products directly to customers, including under specific distribution agreements such as with Greentech Renewables. Revenue from heat pump product sales is recognized at a point in time when control transfers to the customer, which generally occurs upon delivery. The Company sells solar energy and battery storage systems and heat pump products to residential and commercial customers and recognizes revenue net of sales taxes collected from customers and remitted to government authorities.

During the year ended December 31, 2025, the Company changed its method of measuring progress for revenue recognized over time in its certain Installation and maintenance services with significant installation period from the “as-invoiced” practical expedient to an cost based input method. Under the revised approach, revenue is recognized based on the Company’s measure of progress toward complete satisfaction of the performance obligation, reflecting the transfer of delivery services to customers as such services are performed.

The change is considered preferable because the cost based input-based method more accurately reflects the pattern of transfer of control and the underlying performance of delivery services and provides greater consistency with the principles of ASC 606 and industry practices for similar service arrangements.

The impact of this change in accounting principle was not material to the Company’s financial statements for the current period. Accordingly, prior period financial statements have not been retrospectively adjusted.

Logistics Services

Logistics Services

Logistics services revenue consists of delivery fees paid by customers for completed deliveries through DeliveryCircle’s proprietary Decios platform. DeliveryCircle acts as a principal in its delivery arrangements, as it controls the delivery service before it is transferred to the customer, directs the carriers who perform the deliveries, bears primary responsibility for fulfillment, has discretion in establishing pricing, and assumes inventory and credit risk. Accordingly, delivery service revenue is presented gross.

Each customer order submitted into the Platform constitutes a single performance obligation representing a delivery service from a single point of origin to a limited number of destinations. The Company has determined that delivery services qualify for over-time revenue recognition under ASC 606-10-25-27(a), as the customer simultaneously receives and consumes the benefits of DeliveryCircle’s performance as each delivery is performed — the service results in transportation of the customer’s parcels to end locations, and if DeliveryCircle were to cease performing at any point, another provider would not need to reperform the work already completed to date.

The Company measures progress toward satisfaction of the performance obligation using the output method based on deliveries completed, applying the right-to-invoice practical expedient under ASC 606-10-55-18. Since the duration of each delivery service is short and the invoice amount is contractually determined at the time the order is submitted, the invoiced amount corresponds directly with the value of the Company’s performance completed to date and faithfully depicts the transfer of services. The output method is considered the most faithful depiction of the transfer of services because each completed delivery represents a discrete, directly observable unit of value transferred to the customer, and the very short performance period makes cost-based input measures unnecessary for faithfully depicting transfer of control.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The transaction price for each delivery order is substantially fixed at the time the order is submitted into the Platform, as the number of items, destination zones, and applicable per-unit rates are established at that point. Delivery service fees and per-order minimum purchase requirements represent fixed consideration determined on a per-order basis. Fuel surcharges, while adjusted monthly based on a national average fuel rate, are fixed at the time each order is entered and do not represent variable consideration. Waiting fees, which are incurred when a carrier waits beyond a specified time at pick-up or drop-off locations, represent variable consideration as the amounts are not determinable until delivery is completed. The Company includes variable consideration in the transaction price only to the extent that it is probable that a significant reversal in cumulative revenue recognized will not occur when the uncertainty is subsequently resolved. Given the short-term nature of each delivery, the limited magnitude of waiting fees relative to total delivery fees, and the Company’s historical experience, the constraint on variable consideration has not had a material impact on revenue recognized during the periods presented.

Revenue is generally billed on a weekly basis with payment terms of net 14 days. The Company excludes from revenue the taxes collected from customers and remitted to government authorities.

Change in Accounting Policy. During the year ended December 31, 2025, the Company changed its method of revenue recognition for its Logistics segment from recognizing revenue at a point in time upon delivery completion to recognizing revenue over time as delivery services are performed, consistent with the as-invoiced practical expedient. The change is considered preferable because the over-time method more faithfully reflects the continuous transfer of delivery services to customers and provides greater consistency with the underlying principles of ASC 606. Notwithstanding the change in policy classification, because each delivery performance obligation is completed within a short period (generally within two days or less and often within several hours), the timing of revenue recognition under either method does not result in a materially different pattern or amount of revenue recognized in any reporting period. Accordingly, the impact of this change was not material to the Company’s financial statements, and prior-period financial statements have not been retrospectively adjusted.

Product sales (Hardware Supply with the embedded software)

Product sales are made to original equipment manufacturers (“OEMs”). Some of the Company’s 4G telematics units include both hardware and embedded software components that function together to deliver the products’ essential functionality. In these instances, the hardware generally cannot be used apart from the embedded software and is considered one distinct performance obligation. Revenue is recognized at a point in time upon transfer of control of goods to the customer in accordance with the International Commercial Terms (Incoterms) described in the respective contracts. Annual maintenance and support services provided to customers for installed hardware/software solutions, including periodic inspection, servicing, and technical support to ensure continued functioning of the systems is recognized over time as maintenance and support services are provided over the contract period, as the customer simultaneously receives and consumes the benefits.

The amount of revenue recognized is net of discounts that the Company may offer to a customer. Based on historical experience, estimated returns are determined to be not material as of December 31, 2025 and 2024, and as such no reserve for future estimated returns has been recorded for the years then ended.

The Company excludes from revenue taxes collected from customers and remitted to government authorities related to sales of the Company’s inventory. Shipping and handling costs that are billed to customers are included in net sales.

Software Services

The Company provides software manpower consultancy services and software subscriptions through its Transportation segment.

Manpower Consultancy Services. Software manpower consultancy services include system and software development, implementation, and customization delivered through deployment of technical resources for customer projects. Contracts may be short-term, project-based arrangements or long-term, annual resource deployment contracts. The customer simultaneously receives and consumes the benefits of the Company’s performance as the services are rendered. Revenue from manpower consultancy services is recognized over time using the right-to-invoice practical expedient under ASC 606, as the amounts invoiced correspond directly to the value of services transferred to the customer during each billing period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Software Subscription Services. The Company derives subscription revenue from software access fees comprising subscription fees from customers accessing the Company’s IIoT platform. Subscription revenue gives the customer the right to access the Company’s platform over the contract term, which is generally twelve months. The customer simultaneously receives and consumes the benefits of the platform access as the service is provided.

Subscription fees are billed periodically monthly, quarterly and annually. For billing arrangements where invoicing corresponds directly with the value of services provided during each period (e.g., monthly billing), revenue is recognized based on invoiced amounts using the right-to-invoice practical expedient under ASC 606. For contracts with quarterly or annual billing where payments are received in advance, revenue is recognized on a straight-line basis over the applicable service period, as the customer simultaneously receives and consumes the benefits of the service.

Managed Solutions

Managed solutions revenue represents support services provided to a customer, including human resources and payroll administration, procurement and vendor management, marketing and lead generation, working capital and financing facilitation, and business implementation services including technology platform onboarding. While each of these services is individually capable of being distinct — as the customer could benefit from each service on its own or together with other readily available resources under ASC 606-10-25-19(a) — the Company has determined that the services are not separately identifiable within the context of the contract under ASC 606-10-25-19(b) and are therefore combined into a single performance obligation. Specifically, the Company provides a significant service of integrating the individual services into a single, unified managed services model, and is responsible for coordinating, managing, and overseeing all service elements. The services are highly interdependent and interrelated, are designed to be delivered together, and no individual service provides meaningful standalone benefit within the context of the contract; removing or modifying any individual service would significantly affect the overall arrangement and the customer’s ability to obtain the intended benefit under the MSA.

Performance obligations related to managed solutions contracts are satisfied over time, as the customer simultaneously receives and consumes the benefits of the services as they are performed, and each period of service is substantially the same with the same pattern of transfer over the life of the contract. Revenue is recognized based on amounts invoiced to the customer using the right-to-invoice practical expedient under ASC 606, as the amounts invoiced correspond directly to the value transferred to the customer.

Pricing for the Company’s managed solutions services is established in the customer contract and is set as a percentage of the customer’s revenue for a month. Quarterly, a working capital true-up adjustment may be processed if costs incurred by the customer exceed the percentage of the customer’s revenue. If a working capital true-up adjustment is determined necessary, it is recorded as a reduction of selling, general and administrative expenses as it represents the customer’s reimbursement of costs incurred by the Company.

Distributed Energy & Renewables (“DER”)

The Company’s Distributed Energy & Renewables (“DER”) segment focuses on the delivery of solar and distributed energy solutions for commercial, residential, consumer, and industrial customers in India through the Company’s Cambridge Energy Resources subsidiary, including project development, engineering, procurement, and construction (“EPC”) services, as well as ongoing energy management.

EPC Services. The Company provides turnkey EPC services for solar energy and distributed energy installations, including system design, procurement of photovoltaic modules and related equipment, installation, testing, and commissioning. The equipment and installation services are not distinct within the context of the contract because the Company provides a significant integration service and the customer’s objective is to receive a completed, functional energy system. Accordingly, equipment supply and installation services are combined into a single performance obligation. Revenue from EPC contracts is recognized over time using the cost-based input method, as it provides a faithful depiction of the Company’s efforts to satisfy the performance obligation. Our over-time revenue recognition begins when the solar power systems are fully installed (as it is at this point that control of the assets begins to be transferred to the customer, and the customer retains the significant risks and rewards of ownership).

Power Sales — PPAs and BTS Energy Service Agreements. A portion of the segment’s revenue is earned through the sale of electricity, measured in kilowatt-hours, pursuant to the terms of Power Purchase Agreements (“PPAs”) and Base Transceiver Station

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(“BTS”) energy service agreements. The Company has evaluated its PPA and BTS arrangements and determined that none qualify as leases under ASC 842, Leases, or as derivatives under ASC 815, Derivatives and Hedging. Accordingly, all such arrangements are accounted for under ASC 606, Revenue from Contracts with Customers.

The Company considers the delivery of energy under PPAs and BTS agreements to represent a series of distinct goods that are substantially the same and have the same pattern of transfer, and revenue is recognized over time using the output method based on energy units delivered. The Company applies the right-to-invoice practical expedient, as the amount invoiced corresponds directly to the volume of energy delivered multiplied by the applicable contract rate.

Certain of the Company’s PPAs contain fixed rates, while others contain floating or escalating rate provisions that adjust periodically based on contractual terms. To the extent that contract rates are subject to adjustment based on indices or other variable factors, the resulting variability in consideration is assessed under the variable consideration guidance in ASC 606-10-32-5 through 32-13. For fixed-rate PPAs and BTS agreements, the transaction price is determinable at contract inception and does not give rise to variable consideration. For floating-rate arrangements, the Company applies the allocation exception under ASC 606-10-32-40, allocating the variable consideration to the distinct period of energy delivery to which it relates, as the terms of the variable payment relate specifically to the Company’s efforts to satisfy the performance obligation in that period. Given the nature of the arrangements — where consideration is based on actual energy delivered at contractually specified rates and uncertainty is resolved at the time of each delivery — the constraint on variable consideration under ASC 606-10-32-11 has not had a material impact on revenue recognized during the periods presented.

PPAs and BTS contracts are generally invoiced on a monthly basis.

Contract Assets and Liabilities

Contract liabilities represent obligations to transfer goods or services to a customer for which the Company has received consideration in advance of performance. Contract liabilities include advance payments received from customers and amounts billed to customers in excess of revenue recognized to date on the related contract. As of December 31, 2025 and 2024, contract liabilities consisted solely of advance payments received from customers.

Contract assets represent the Company’s right to consideration in exchange for goods or services that have been transferred to a customer but for which the right to payment is not yet unconditional. Contract assets arise when (i) revenue recognized to date on a contract exceeds the amount billed to the customer (i.e., unbilled receivables), or (ii) the Company has incurred costs to fulfill a contract in advance of satisfying the related performance obligation. As of December 31, 2025 and 2024, contract assets consisted of commissions, labor, and material costs incurred for projects where the performance obligation was not yet complete. These costs will be recognized in cost of revenues in the same period and manner as the corresponding performance obligation is satisfied.

The portion of contract assets and liabilities expected to be recognized within one year of the reporting date is reflected within current assets and current liabilities, respectively, on the accompanying consolidated balance sheets. The remaining portion expected to be recognized beyond one year is classified as a non-current asset or non-current liability, as applicable.

The following table summarizes the contract asset activity for the years ended December 31, 2025 and 2024:

Balance as of January 1, 2024	$343,646
Deferral of costs on contracts where performance obligations were not complete	(343,646)
Balance as of December 31, 2024	206,750
Recognition of costs on contracts where performance obligations completed during the period	(206,750)
Deferral of costs on contracts where performance obligations were not complete	303,910
Balance as of December 31, 2025	$303,910

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the contract liability activity for the years ended December 31, 2025 and 2024:

Balance as of January 1, 2024	$1,120,817
Recognition of revenue recorded as a contract liability as of January 1, 2024	(1,075,911)
Customer advance payments	557,563
Balance as of December 31, 2024	602,469
Recognition of revenue recorded as a contract liability as of December 31, 2024	(389,375)
Adjustments for the cancelled contract	(175,312)
Customer advance payments	734,231
Balance as of December 31, 2025	$772,013

Limited Warranty

The Company provides limited warranties that include a one-year warranty on any labor provided on installation services and a ten-year warranty on structural damage for certain installation services. Warranties are not considered separate performance obligations as they were determined to be assurance type warranties. Based on historical experience, warranties are determined to not be material as of December 31, 2025 and 2024 and as such no reserve for future warranty claims has been recorded for the years then ended.

Costs to Obtain a Contract

The Company incurs costs to obtain contracts in the form of commissions paid to its sales personnel, a third party service provided and a third party financing company made available to our customers

As all projects are completed within a year, the practical expedient to expense costs to obtain contracts as they are incurred was elected. The commission and financing fee expenses for the years ended December 31, 2025 and 2024 were $1,853,300 and $608,433, respectively, and are recorded as a component of selling, general and administrative expenses on the accompanying consolidated statements of operations and comprehensive loss.

Costs to fulfill contracts

Costs to fulfill a contract are capitalized when they relate directly to an existing contract or a specific anticipated contract, generate or enhance resources that will be used to fulfill performance obligations, and are recoverable. Such costs generally represent contract setup and fulfillment costs, which include any direct costs incurred at the inception of a contract to enable the delivery of HVAC solutions, solar panels, or related services, including materials, labor, and subcontractor costs directly associated with satisfying the performance obligation. These costs are expensed as the related revenue is recognized in accordance with the Company’s revenue recognition policy.

Leases: The Company determines if an arrangement is a lease at inception of the contract. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of operating lease liabilities, and operating lease liabilities, net of current portion in the accompanying consolidated balance sheets. Finance leases are accounted for as long-term assets, with the current and long-term portions of debt disclosed in the accompanying consolidated balance sheets. The Company accounts for leases with an original maturity of one year or less using the short-term lease practical expedient. These short-term leases are not recognized on the consolidated balance sheets and are accounted for using the straight-line method over the lease term.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

ROU assets represent the Company’s right to use underlying assets for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. ROU assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate the present value for lease payments is the Company’s incremental borrowing rate, which is determined based on information available at lease commencement and is equal to the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term in an amount equal to the lease payments in a similar economic environment. The Company uses the implicit rate when readily determinable. The Company has entered into operating leases for corporate offices having remaining lease terms of one to three years. The Company has entered into finance leases primarily for vehicles and equipment, having initial terms of three years.

The Company’s real estate leases may include one or more options to renew, with the renewal extending the lease term for an additional one to five years. The exercise of lease renewal option is at the Company’s sole discretion. In general, the Company does not consider renewal option to be reasonably likely to be exercised, therefore renewal option are generally not recognized as part of the ROU assets and lease liabilities. Lease costs for lease payments are recognized on a straight-line basis over the lease term, unless there is a transfer of title or purchase option reasonably certain to be exercised. The Company does not record operating leases with an initial term of twelve months or less (“short-term leases”) in the consolidated balance sheets.

The Company’s vehicle leases may include transfer rights or options to purchase at the end of the lease that the Company is reasonably certain to exercise. Interest expense is recognized using the effective interest rate method, and the ROU asset is amortized over the useful life of the underlying asset.

Certain of the Company’s lease agreements contain both lease and non-lease components, which are generally accounted for as a single lease component.

Cost of revenues: Cost of revenues includes payroll and benefit costs of employees and direct costs associated with the delivery charges from independent contractors who perform a performance obligation directly as well as inventory utilized in the satisfaction of the performance obligation. It also includes any shipping and handling services for the Company’s inventory.

Selling, general and administrative expenses: Selling, general and administrative expenses include payroll and benefit costs of employees who are not directly involved with the satisfaction of a performance obligation, facility costs, leasehold improvement amortization, utility costs, repair and maintenance, advertising, insurance, equipment depreciation and professional fees.

Advertising expenses: Advertising costs are expensed as incurred. Advertising expenses include the costs incurred to promote the products, services, or brand to the public. These expenses are intended for generating awareness to customers and driving sales through various forms of advertising. Common types of advertising expenses include costs for media placements, production of advertisements, and marketing campaigns across platforms like television, digital, print, and outdoor channels. Advertising expenses were approximately $86,000 and approximately $955,000 for the years ended December 31, 2025 and 2024 respectively.

Stock-based compensation: The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation, under which shared based payments that involve the issuance of common stock to employees and nonemployees and meet the criteria for equity-classified awards are recognized in the consolidated financial statements as stock-based compensation expense based on the fair value on the date of grant. The fair value of the share based payment is calculated and then recognized as compensation expense over the requisite service period. The Company issues stock option awards to employees and nonemployees.

The Company utilizes the Black-Scholes model to determine the fair value of the stock option awards, which requires the input of subjective assumptions. These assumptions include estimating (a) the length of time grantees will retain their vested stock options before exercising them for employees and the contractual term of the option for nonemployees (“expected term”), (b) the volatility of the Company’s common stock price over the expected term, (c) expected dividends, and (d) the fair value of a share of common stock prior to the Business Combination. After the closing of the Business Combination, the Company’s board of directors determined the fair value of each share of common stock underlying stock-based awards based on the closing price of the Company’s common stock as reported by the NASDAQ on the date of grant. The Company has elected to recognize the adjustment to share-based compensation expense in the period in which forfeitures occur.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The assumptions used in the Black-Scholes model are management’s best estimates, but the estimates involve inherent uncertainties and the application of management judgment (see Note 12). As a result, if other assumptions had been used, the recorded share-based compensation expense could have been materially different from that depicted in the consolidated financial statements

Warrants: The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing liabilities from equity (“ASC 480”), and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance, modification, and as of each subsequent quarterly period end date while the warrants are outstanding. For the years ended December 31, 2025 and 2024, all of the Company’s warrants were accounted for as equity classified instruments.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the liability-classified warrants are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss. The Company assesses the classification of its warrants at each reporting date to determine whether a change in classification between equity and liability is required.

Comprehensive loss: Comprehensive loss is comprised of net loss and all changes to the consolidated statements of equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive gain (loss) for the years ended December 31, 2025 and 2024 consisted of net gain (loss) and unrealized gain (loss) from foreign currency translation adjustment.

Net loss per share: Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period, excluding the effects of any potential dilutive securities. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common share equivalents had been issued and if the additional common shares were dilutive. Loss per share excludes all potential dilutive shares of common shares if their effect is anti-dilutive.

For the years ended December 31, 2025 and 2024, potentially dilutive common shares consist of the common shares issuable upon the exercise of common stock options and warrants (using the treasury stock method) and the conversion of convertible notes payable. Conversion features of notes payable may have a variable conversion feature, amending the number of conversion shares based on the market price of the stock. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

Diluted net loss per share includes the potential dilutive effect of common stock equivalents as if such securities were converted or exercised during the period, when the effect is dilutive. Given the Company is in a net loss position for the years ended December 31, 2025 and 2024, there is no difference between basic and diluted net loss per share.

The following table summarizes the potentially dilutive securities excluded from the computation of diluted shares outstanding because the effect of including these potential shares was anti-dilutive:

Options	$14,810
Warrants	408,359
Convertible notes payable that convert into common stock	316,398
Total	739,567

Foreign Currency: The Company’s consolidated financial statements are presented in the reporting currency of the U.S. dollar. The function currency for all consolidated entities is the U.S. dollar, with the exception of subsidiaries which is located in India, whose function currency is the Indian Rupee (INR). Assets and liabilities of the Company are translated into the reporting currency using the exchange rate in effect at the consolidated balance sheet dates. Equity transactions are translated using the historical exchange rate in

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

effect on the date of the transaction, except for the change in accumulated deficit during the year, which is the results of the operations translation process. Results of operations and cash flows are translated using the weighted average exchange rates in effect during the period. As a result, amounts relating to the assets and liabilities reported on the consolidated statements of cash flows may not necessarily agree with the changes in the corresponding balances on the accompanying consolidated balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into the reporting currency are recorded as a component of comprehensive income (loss). For the years ended December 31, 2025 and 2024, the realized foreign currency exchange gain (loss) was $110,360 and $36,579, respectively and is included as a component of other (expense) income on the accompanying consolidated statements of operations and comprehensive loss. For the years ended December 31, 2025 and 2024, the unrealized foreign currency exchange gain was de minimis and is included as a component of other (expense) income on the accompanying consolidated statements of operations and comprehensive loss.

Income Taxes: Income taxes are accounted for under the asset and liability method whereby deferred tax assets and liabilities are determined based on temporary difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when management estimates that it is more likely than not that deferred tax assets will not be realized. Realization of deferred tax assets is dependent upon future pre-tax earnings, the reversal of temporary differences between book and tax income, and the expected rates in future periods.

The Company is required to evaluate the tax positions taken in the course of preparing its tax returns to determine whether tax positions are more likely than not of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax expense in the current year. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount that is initially recognized. At December 31, 2025 and 2024, the Company did not have any reserves for uncertain tax positions recognized. The Company’s policy is to recognize interest and penalties related income tax matters in income tax expense. The Company operates within multiple taxing jurisdictions and in the normal course of business its tax returns are examined in various jurisdictions The Company currently has no federal, state or international tax examinations in progress. The Company is subject to U.S. Federal and state income tax examination for tax years 2022 and forward. Tax returns for years prior to 2022 may remain open with respect to the net operating loss carryforwards that are utilized in a later years, as tax attributes from prior years can be adjusted during an audit of a later year.

We determined that income taxes involve critical accounting estimates because management makes significant estimates, assumptions, and judgments to determine our provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against deferred tax assets, and to the extent that our estimates and assumptions materially change, or if actual circumstances differ materially from those in the assumptions, our financial statements could be materially impacted.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

We utilize the asset and liability method for computing our income tax provision. Deferred tax assets and liabilities reflect the expected future consequences of temporary differences between the financial reporting and tax bases of assets and liabilities as well as operating loss, capital loss, and tax credit carryforwards, using enacted tax rates. We assess the likelihood that our deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we establish a valuation allowance. Assessing the need for a valuation allowance requires a great deal of judgement and we consider all available evidence, both positive and negative, to determine whether it is more likely than not that our deferred tax assets are recoverable. We evaluate all available evidence including, but not limited to, history of earnings and losses, forecasts of future taxable income, and the weight of evidence that can be objectively verified. See Note 17 - Income taxes of the notes to our consolidated financial statements included in Part II, Item 8 of this Annual Report on Form 10-K for details of changes in our valuation allowance for the years ended December 31, 2025 and 2024.

We recognize the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. Interest and penalties related to unrecognized tax benefits are recognized within provision for income taxes.

The TCJA also includes provisions for a tax on global intangible low-taxed income (GILTI). GILTI is described as the excess of a U.S. shareholder’s total net foreign income over a deemed return on tangible assets, as provided by the TCJA. In January 2018, the FASB issued guidance that allows companies to elect as an accounting policy whether to record the tax effects of GILTI in the period the tax liability is generated (i.e., “period cost”) or provide for deferred tax assets and liabilities related to basis differences that exist and are expected to affect the amount of GILTI inclusion in future years upon reversal (i.e., “deferred method”). The accounting policy of the Company is to record any taxes on GILTI in the provision for income taxes in the year it is incurred. However, the Company has not GILTI inclusion for year ended December 31, 2025.

Recently issued accounting pronouncements, adopted

In August 2020, ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock and amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce from-over-substance-based accounting conclusions. The Company adopted ASU 2020-06 effective January 1, 2024, and the adoption of this guidance did not have a significant impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU No. 202307, Segment Reporting — Improvements to Reportable Segment Disclosures. ASU 2023-07 requires entities to disclose significant segment expense categories and amounts for each reportable segment and is effective for fiscal years beginning after December 15, 2023. The Company adopted ASU 2023-07 effective January 1, 2024, and the adoption of this guidance did not have a significant impact on the Company’s consolidated financial statements.

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures- In December 2023, the FASB issued this ASU to update income tax disclosure requirements, primarily related to the income tax rate reconciliation and income taxes paid information. The Company adopted ASU 2023-09 prospectively from January 1, 2025, and the adoption of this guidance did not have a significant impact on the Company’s consolidated financial statements.

Recently issued accounting pronouncements, not yet adopted

The Company considers the applicability and impact of all Accounting Standards Updates (“ASUs”) issued by the Financial Accounting Standards Board. Management periodically reviews newly issued accounting standards to determine their potential impact on the Company’s consolidated financial statements and related disclosures.

ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative (“ASU 2023-06”) incorporates several disclosure and presentation requirements currently residing in SEC Regulation S-X and S-K into the ASC. The amendments are applied prospectively and are effective when the SEC removes the related requirements from Regulation S-X and S-K. Any amendments the SEC does not remove by June 30, 2027 will not be effective. Early adoption is prohibited. The Company is currently evaluating the potential impact of this guidance on its disclosures.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In March 2024, the SEC issued its final climate disclosure rules (Rule 1), which require the disclosure of climate-related information in annual reports and registration statements, beginning with annual reports for the year ending December 31, 2025. The rules require disclosure in the audited financial statements of certain effects of severe weather events and other natural conditions above certain financial thresholds, as well as amounts related to carbon offsets and renewable energy credits or certificates, if material. We are currently evaluating the impact of the new rules and continue to monitor the status of the related legal challenges.

ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures. In November 2024, the FASB issued this ASU that requires more detailed disclosure about certain costs and expenses presented in the income statement, including inventory purchases, employee compensation, selling expense and depreciation expense. The new guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The guidance does not affect recognition or measurement in our consolidated financial statements.

ASU 2024-04 Debt - Debt with Conversion and Other Options - Induced Conversions of Convertible Debt Instruments. In November 2024, the FASB issued this ASU which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as induced conversions or extinguishments.  The amendments in this update are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

In May 2025, the FASB issued Accounting Standards Update No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”). ASU 2025-03 changes how companies determine the accounting acquirer in certain business combinations involving variable interest entities. The new guidance requires considering the factors used for other acquisition transactions to assess which party is the accounting acquirer. ASU 2025-03 is effective for the Company’s annual reporting periods beginning on January 1, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

In May 2025, the FASB issued Accounting Standards Update No. 2025-04, Compensation – Stock Compensation (Topic 718) and Revenue from Contracts With Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer (“ASU 2025-04”). ASU 2025-04 revises the definition of a performance condition, eliminates the forfeiture policy election for service conditions, and clarifies that the variable consideration constraint in Topic 606 does not apply to share-based consideration payable to customers. The new guidance requires entities to consistently account for share-based awards granted to customers by clarifying the treatment of vesting conditions and ensuring alignment with Topic 606 and Topic 718. ASU 2025-04 is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

In September 2025, the FASB issued ASU 2025-06- Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (ASU 2025-06), which is intended to simplify the capitalization guidance for internal-use software by removing references to project stages and clarifying when the capitalizing of eligible costs is required. ASU 2025-06 is effective for annual periods beginning after December 15, 2027, and interim periods within those fiscal years. Early adoption is permitted. The Company is in the process of evaluating the impact of this new guidance on its disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies the guidance in Topic 270 to improve the consistency of interim financial reporting. The ASU provides a comprehensive list of required interim disclosures and introduces a disclosure principle requiring entities to disclose events since the end of the last annual reporting period that have had a material impact on the entity. ASU 2025-11 is effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2025-11.

The Company does not believe any other new accounting pronouncements issued by the FASB that have not become effective will have a material impact on its consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: GOING CONCERN

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

Conditions and Events Raising Substantial Doubt

As of December 31, 2025, the Company had cash of approximately $2,904,000 and a working capital deficit of approximately $24,739,000. The Company incurred a net loss of approximately $16,058,000 and net cash used in operating activities of approximately $9,792,223 for the year ended December 31, 2025. In addition, the Company’s common stock was delisted from the Nasdaq Capital Market in May 2025, which may limit access to capital markets and adversely impact the Company’s ability to raise additional financing.

These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these consolidated financial statements are issued.

Management’s Evaluation

Management has evaluated the significance of these conditions in relation to the Company’s ability to meet its obligations as they become due within one year after the issuance date of these consolidated financial statements. The Company’s recurring losses from operations, negative operating cash flows, working capital deficit and limited liquidity are expected to continue to require additional funding to support ongoing operations and satisfy existing obligations. The delisting of the Company’s common stock further constrains access to capital and may increase the cost of financing. As a result, management has concluded that, absent the successful execution of its plans, the Company may be unable to meet its obligations as they become due.

Management’s Plans to Alleviate Substantial Doubt

Management is actively pursuing multiple initiatives intended to improve liquidity and support the Company’s ability to continue as a going concern, including:

●	raising additional capital through equity and/or debt financing arrangements;
●	continuing to expand revenue-generating activities across its Owned Service Network, Managed Solutions, Distributed Energy & Renewables and Transportation segments;
●	improving operating margins through cost management initiatives, including reductions in discretionary spending and optimization of operating expenses; and
●	pursuing strategic partnerships, customer contracts and other business arrangements to enhance cash flows.

While management believes these plans are reasonable and within its control, there can be no assurance that such plans will be successfully implemented or will generate sufficient liquidity to meet the Company’s obligations. Accordingly, substantial doubt about the Company’s ability to continue as a going concern remains.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 4: REVERSE RECAPITALIZATION

On July 12, 2024, Legacy ConnectM and MCAC consummated the merger contemplated by the Merger Agreement with Legacy ConnectM surviving the merger as a wholly-owned subsidiary of MCAC.

Upon the closing of the Business Combination, MCAC’s certificate of incorporation was amended and restated to, among other things, set the total number of authorized shares of capital to 110,000,000 shares, of which 100,000,000 were designated as common stock, $0.0001 par value per share, and of which 10,000,000 shares were designated as preferred stock, $0.0001 par value per share.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Immediately prior to the closing of the Business Combination,

●	each outstanding share of Legacy ConnectM preferred stock was converted into Legacy ConnectM common stock based on a one-to-one ratio. The Business Combination is accounted for with a retrospective application of the Business Combination that resulted in 2,427,791 shares of preferred stock converting into the same number of shares of Legacy ConnectM common stock
●	convertible note payable totaling $2,250,000 were converted into shares of Legacy ConnectM common stock at $7.00 per share, resulting in the issuance of 321,428 shares of Legacy ConnectM common stock.

Upon consummation of the Business Combination, each share of Legacy ConnectM stock issued and outstanding was cancelled and converted into the right to receive 3.3214 shares of the Company’s common stock.

Outstanding stock options, whether vested or unvested, to purchase shares of Legacy ConnectM common stock granted under the 2019 Equity Incentive Plan (the “2019 Plan”) (“Legacy Options”) converted into stock options for shares of the Company’s common stock upon the same terms and conditions that were in effect with respect to the Legacy Options immediately prior to the Business Combination, after giving effect to the Exchange Ratio (see Note 10). Legacy Options are granted under the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) (see Note 10), and as such are excluded from the Share Consideration.

Outstanding warrants to purchase shares of Legacy ConnectM common stock (“Legacy Warrants”) converted into warrants for shares of the Company’s common stock upon the same terms and conditions that were in effect with respect to the Legacy Warrants immediately prior to the Business Combination after giving effect to the Exchange Ratio.

Outstanding warrants to purchase shares of MCAC Class A common stock will remain outstanding at the Closing Date. The warrants will become exercisable 30 days after the completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

In connection with the Business Combination,

●	certain MCAC shareholders exercised their right to redeem certain of their outstanding shares for cash, resulting in the redemption of 114,551 shares of MCAC Class A common stock for gross redemption payments of $41,652,720.
●	certain MCAC shareholders who held rights issued at MCAC’s IPO automatically received 28,750 shares of MCAC Class A common stock, which was one-tenth of one share of MCAC common stock.
●	an investor purchased 101,515 shares of MCAC Class A common stock on the Closing Date in the open market from certain MCAC shareholders from those who elected to redeem shares of MCAC pursuant to the terms of a forward purchase agreement entered into effective December 31, 2022.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MCAC was treated as the acquired company for financial reporting purposes (see Note 1). Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of the Company issuing shares for the net assets of MCAC, accompanied by a recapitalization. The net assets of MCAC were stated at fair value with no goodwill or other intangible assets recorded.

Prior to the Business Combination Legacy ConnectM and MCAC filed separate standalone federal, state and local income tax returns. As a result of the Business Combination Legacy ConnectM will file a consolidated income tax return. Although, for legal purposes, MCAC acquired Legacy ConnectM, and the transaction represents a reverse acquisition for federal income tax purposes. MCAC will be the parent of the consolidated group with Legacy ConnectM a subsidiary, but in the year of the closing of the Business Combination, Legacy ConnectM will file a full year tax return with MCAC joining in the return the day after the Closing Date.

As a result of the Business Combination, there was a negative equity recapitalization into additional paid in capital of $2,704,909. In addition, the Company incurred offering costs of $3,968,063, which were also treated as a reduction of additional paid in capital.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table reconciles the elements of the Business Combination to the consolidated statements of cash flows and the consolidated statements of changes in stockholders’ deficit for the year ended December 31, 2024:

Cash – MCAC’s trust and cash (net of redemption)	$38,441,920
Less: transaction costs and advisory fees paid	(2,670,961)
Net Business Combination financing	$35,770,959

The number of shares of the Company’s common stock issued immediately following the consummation of the Business Combination were:

Common stock, outstanding prior to Business Combination	121,837
Less: redemption of MCAC shares	(114,551)
Common stock of MCAC	7,286
MCAC founder shares	71,875
Rights issued to MCAC shareholders	28,750
Shares outstanding in connection with forward purchase agreement	101,515
Business Combination and forward purchase agreement financing shares	209,425
Legacy ConnectM shares	450,702
Total shares of common stock immediately after Business Combination	660,127
Issuance of shares of common stock after Business Combination	249,039
Total shares of common stock at December 31, 2024	909,165

The number of Legacy ConnectM shares was determined as follows:

		Legacy
		ConnectM
		shares,
	Legacy	effected for
	ConnectM	Exchange
	shares	Ratio
Recapitalization applied to common stock outstanding at December 31, 2022	1,588,141	164,831
Issuance of Old ConnectM shares prior to closing of Business Combination	5,000	519
Conversion of convertible notes payable to common stock prior to Business Combination	321,428	33,362
Recapitalization applied to Series Seed preferred stock outstanding at December 31, 2022	644,030	66,846
Recapitalization applied to Series Seed-1 preferred stock outstanding at December 31, 2022	91,120	9,458
Recapitalization applied to Series A-1 preferred stock outstanding at December 31, 2022	743,068	77,126
Recapitalization applied to Series B-1 preferred stock outstanding at December 31, 2022	649,843	67,449
Recapitalization applied to Series B-2 preferred stock outstanding at December 31, 2022	299,730	31,110
		450,702

Shares of common stock reserved for issuance for the exercise of the Legacy Options and Legacy Warrants totaled 14,810 and 2,422, respectively, after giving effect for the Exchange Ratio.

NOTE 5: ACQUISITIONS

Amperics Acquisition

On November 3, 2025, the Company completed the acquisition of certain assets of Amperics Holdings LLC and Amperics Inc. (collectively, “Amperics”) pursuant to an Asset Purchase Agreement. The sole asset acquired was proprietary technology related to Amperics’ nanotechnology-based energy-storage business, which will be integrated into Keen Labs, the Company’s AI and technology subsidiary.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company issued 84,375 shares of common stock to the seller in exchange for the acquired proprietary technology of Amperics, valued at the closing market price of $10.24 per share on the acquisition date, for a total purchase consideration of approximately $864,000. No cash was paid. The agreement contains no earn-outs or other contingent consideration.

Amount
Proprietary know-how and technical documents	$864,000
Total assets acquired	$864,000

The only asset acquired in the Transaction was the proprietary technology (including proprietary know-how and technical documentation) with a useful life of 10 years. We assumed only post-closing obligations under the assumed contracts and assigned intellectual property. All pre-closing liabilities, taxes, indebtedness, and other obligations remained with the sellers.

The transaction was evaluated under ASC 805 and was accounted for as an asset acquisition.

Further, in accordance with ASC 280, Segment Reporting, the Company has concluded that Amperics is included within “Others” as it does not meet the quantitative thresholds to qualify as a reportable segment.

Geo Impex Acquisition

On November 3, 2025, we acquired control of Geo Impex through an Exchange and Acquisition Agreement. Under the agreement, (i) We acquired approximately 86.22% of the voting equity interests of Geo Impex India in exchange for newly issued shares of our common stock and promissory notes indirectly through our wholly owned subsidiary in India. The remaining 13.78% is held by third-party shareholders and is reported as non-controlling interest of $984,025.

As part of the consideration, we issued 1,040,625 shares of our common stock valued at approximately $10,656,000 based on the closing price on the acquisition date and a promissory note with a principal amount of $788,900 for a total purchase price of $11,444,900.

The agreement contains no earn-outs or other contingent consideration. The number of shares issued is subject only to an equitable adjustment for stock splits between signing and closing. The promissory note has a fixed principal and no variable features.

The transaction was evaluated under ASC 805, Business Combinations. The Company concluded that the transaction did not meet the definition of a business combination and was accounted for as an asset acquisition under U.S. GAAP. The allocation of purchase consideration to identifiable assets (including land and related rights) and liabilities have been determined based on their relative fair values at the acquisition date. No goodwill was recognized.

Total fair value of the consideration transferred was approximately $12,428,924 allocated as follows:

Geo Impex
Date of Acquisition(s)	November 03, 2025
Cash	$1,796
Prepaid expenses and other current assets	35,425
Property and equipment, net	16,687,788
Total assets acquired	16,725,009
Accounts payable	8,462
Debt, net of current portion	282,446
Deferred tax liabilities	4,005,177
Total liabilities assumed	4,296,085
Net assets acquired	$12,428,924
Goodwill	$—
Non-controlling interest	$984,025

The total cost of the acquisition comprising the fair value of the consideration transferred and the non-controlling interest — was allocated to the qualified and other identifiable assets and liabilities assumed on the basis of fair values / book value as applicable.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Further, in accordance with ASC 280, Segment Reporting, the Company has concluded that Geo Impex is included within “Corporate & Strategic Assets” as it meets the quantitative thresholds to qualify as a reportable segment.

ATS and SESB acquisitions

On April 28, 2025, the Company entered into a stock purchase agreement with W4 Partners LLC (the “Seller”), for the purposes of acquiring from the Seller all of the issued and outstanding equity securities of Air Temp Service Co, Inc. (“ATS”) and Solar Energy Systems of Brevard, Inc (“SESB”). ATS is engaged in the business of the maintenance, repair, installation and sale of residential and commercial heating and cooling systems and other products and related services and SESB is engaged in the business of the maintenance, repair, installation and sale of solar heating systems and related services. Prior to the closing of this acquisition, both ATS and SESB were customers in the Company’s Managed Solutions reporting segment.

In connection with the transaction, the Company:

●	Issued 68,750 shares of its common stock at closing, and
●	Issued an additional 84,375 shares upon the Company’s delisting from Nasdaq on May 7, 2025 (within 90 days of closing), as required under the Stock Purchase Agreement.

The transaction was evaluated under ASC 805, Business Combinations. The Company concluded that substantially all of the fair value of the gross assets acquired was not concentrated in a single identifiable asset or group of similar identifiable assets. In addition, the acquired set includes inputs, a substantive process (an organized workforce capable of producing outputs), and outputs. Accordingly, each of ATS and SESB meets the definition of a business, and the acquisitions were accounted for using the acquisition method under ASC 805.

Contingent Consideration: The contingent share issuance (84,375 shares triggered by Nasdaq delisting within 90 days) was evaluated under ASC 480 and ASC 815-40 and classified as equity. The arrangement is indexed to the Company’s own stock (fixed number of shares, not a fixed monetary value) and meets the equity classification criteria under ASC 815-40-25 (settlement in shares only, no cash settlement provision, sufficient authorized shares). Equity-classified contingent consideration is not remeasured subsequent to the acquisition date. The additional shares were recognized at fair value on the date of the delisting event, with the change from the acquisition-date fair value recorded as a measurement-period adjustment to goodwill.

The total fair value of consideration transferred was approximately $3,646,839 and consisted of the fair value of 153,125 shares of the Company’s common stock issued to the Seller, adjusted for the settlement of a preexisting relationship, as detailed below:

	ATS	SESB	Total
Fair value of common stock issued (68,750 shares at $20.91)	$980,100	$457,380	$1,437,480
Fair value of common stock issued (84,375 shares at $20.91)	1,201,000	561,000	1,762,000
Total fair value of shares issues	$2,181,100	$1,018,380	$3,199,480
Settlement of preexisting relationship (accounts receivable / payable)	474,873	(27,514)	447,359
Total Consideration	$2,655,973	$990,866	$3,646,839

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the shares was determined based on the Company’s closing stock price on the respective dates of obligation. The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date:

	ATS	SESB
Date of Acquisition(s)	April 28, 2025	April 28, 2025	Total
Accounts receivable	143,886	6,171	150,057
Prepaid expenses and other current assets	143,858	—	143,858
Property and equipment, net	86,670	—	86,670
Right-of-use asset – operating lease	113,231	—	113,231
Customer relationships	200,000	140,000	340,000
Trademark	160,000	82,000	242,000
Total assets acquired	847,645	228,171	1,075,816
Accounts payable	240,014	—	240,014
Accrued expenses and other current liabilities	138,508	8,118	146,626
Debt, net of debt discount	164,772	47,892	212,664
Contract liabilities	18,400	—	18,400
Operating lease liabilities	116,798	—	116,798
Debt, net of current portion	183,155	—	183,155
Total liabilities assumed	861,647	56,010	917,657
Net assets acquired	$(14,002)	$172,161	$158,159

Goodwill	$2,669,975	$818,705	$3,488,680

The fair value of acquired customer relationships was estimated using a discounted cash flow approach based on projected earnings attributable to these relationships, with estimated useful lives of 15 years and 11 years for ATS and SESB, respectively. The fair value of acquired trade names was estimated using a relief-from-royalty method under the income approach, with estimated useful lives of 10 years for both ATS and SESB. Working capital items and property and equipment were recorded at carrying value, which approximated fair value due to their short-term nature. Deferred revenue (contract liabilities) was recognized at carrying value in accordance with ASU 2021-08.

Goodwill recognized in connection with the acquisitions primarily reflects the Company’s ability to generate synergies through the integration of these businesses, expand and deepen customer relationships, establish beachheads in strategic geographies, and realize operational efficiencies that are not separately recognized as identifiable intangible assets.

In accordance with ASC 280, Segment Reporting, the company has assessed ATS and SESB acquisitions to be part of the Owned Service Network.

CER acquisition

On April 25, 2025, ConnectM Technology Solutions Pvt. Ltd. (“ConnectM India” or “CMI”), a wholly owned subsidiary of the Company, acquired 100% of the equity shares of Cambridge Energy Resources Pvt. Ltd. (“CER”) and controlling interests in its two subsidiaries and one joint venture with equal control: (i) CER Microgrids Private Limited (“CER Microgrids”) (100%), (ii) CER Rooftop Private Limited (“CER Rooftop”) (55.64%), and (iii) CER Renewtech Private Limited (“CER Renewtech”) (50%).

This acquisition was executed under a court-supervised insolvency resolution plan approved by India’s National Company Law Tribunal (“NCLT”) under the Insolvency and Bankruptcy Code, resulted into a bargain purchase gain of approximately $2,121,079 which was reported in the accompanying Consolidated Statement of Operations and other comprehensive loss. Prior to acquisition, CER was under financial distress and undergoing insolvency proceedings. Under the NCLT-approved resolution plan:

1.	All outstanding equity shares of CER were cancelled, and ConnectM India became the sole legal and beneficial owner of CER as of the acquisition date.
2.	Certain liabilities were restructured and settled in accordance with the approved resolution plan.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	Control of operations, assets, and liabilities was transferred to ConnectM India at values established in the approved resolution plan.

ConnectM India committed to provide approximately $1,137,818 as a capital infusion in exchange for all of CER’s equity, of which approximately $719,897 had been funded as of December 31, 2025, with the remaining payments due for payment along with late payment surcharge levied at 9% p.a. Pursuant to the court-approved resolution plan, these funds were used to settle approved creditor claims and to recapitalize CER.

CER expands the Company’s operating presence in India’s rooftop solar distributed energy (solar and battery) and telecommunications enterprise energy-management sectors. Based on review of existing segments in accordance with ASC 280 – Segment Reporting, the operations of CER are included within the ‘Distributed Energy & Renewables’ segment.

CER provides enterprise infrastructure solutions, including the setup, operation, and maintenance of rooftop and ground-based mobile network towers, primarily serving the telecommunications sector. Through its subsidiaries, CER also delivers distributed energy solutions for telecommunications towers, including energy storage, backup power, and hybrid microgrid systems to ensure uninterrupted tower operations. CER Rooftop focuses on the installation and maintenance of rooftop towers for telecommunications providers, while CER Microgrids develops and operates battery storage and hybrid microgrid systems that complement the Company’s broader solar and battery offerings.

The Company determined that the fair value of the consideration transferred as of the acquisition date was $1,108,640.:

Settlement of liabilities with NCLT plan	$1,137,818
Deferred consideration	(903,446)
Present value of deferred consideration	874,268
Total	$1,108,640

The Company estimated the fair value of acquired assets and liabilities as of the effective time of the business combination based on information currently available and continues to adjust those estimates upon refinement of market participant assumptions for integrating businesses. As the Company finalizes the fair value of assets acquired and liabilities assumed, additional purchase price adjustments may be recorded during the measurement period, but no later than one year from the date of the Business Combination. The

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Company will reflect measurement period adjustments, if any, in the period in which the adjustments are recognized. Final determination of the fair values may result in further adjustments to the values presented in the following table.

Presented below is the purchase price allocation for the acquisitions noted above.

CER
Date of Acquisition(s)	April 25, 2025
Cash	$324,743
Accounts receivable	76,450
Prepaid expenses and other current assets	428,775
Property and equipment, net	3,470,466
Customer relationships	117,487
Total assets acquired	4,417,921
Accounts payable	158,178
Accrued expenses and other current liabilities	358,145
Deferred tax liability	58,593
Total liabilities assumed	574,916
Net assets acquired	$3,843,005

Bargain purchase gain	$2,121,079
Non-controlling interest	$613,286

The fair value of the customer relationship intangible asset at CER Rooftop was estimated using the multi-period excess earnings method (“MPEEM”), which isolates the cash flows attributable specifically to the customer relationship after deducting contributory asset charges, and has been assigned an estimated useful life of 25 years. The valuation considered projected revenues from existing customers under long-term power purchase arrangements, expected operating margins, contributory asset charges, and a discount rate of approximately 20%. The customer relationship intangible has been recognized separately from goodwill in accordance with ASC 805-20-25-10.

The acquired accounts receivable were recorded at fair value, representing amounts that have subsequently been collected or are expected to be collected from customers. Property and equipment acquired primarily represent installation and service equipment located at CER and its subsidiaries.

Further, in accordance with ASC 280, Segment Reporting, the company has assessed CER acquisitions to be part of the Distributed Energy & Renewables segment.

Delivery Circle

On August 5, 2024, the Company entered into a Membership Purchase Agreement (the “Purchase Agreement”) with an individual (“Seller”), for the purposes of acquiring from the Seller certain of the issued and outstanding equity securities of DeliveryCircle, LLC, (“DC”). DC is engaged in the business of providing dispatch and delivery services and related software.

Pursuant to the Purchase Agreement, ConnectM purchased from the Seller certain membership interests in DC, comprised of 842,157 Class A Units, 207,843 Class P Units and 3,063 Series A Units (the “Acquired Interests”), which account for approximately forty-six percent (46.0%) of the equity interests. In addition, in connection with ConnectM’s acquisition of the Acquired Interests, ConnectM will have the right to appoint four out of the seven voting members to DC’s board of directors, who will be having power to take all the decisions of operations of the entity.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

ConnectM purchased the Acquired Interests in exchange for $520,000 cash consideration plus contingent consideration. The contingent consideration is the lesser of a base amount, 20% of revenue growth from the previous year, or 37% of EBITDA for the current year, is paid annually in February of the subsequent calendar year for the prior fiscal year and is applicable to the years ended December 31, 2024 through 2031. The Company used a Monte Carlo simulation model to calculate the contingent consideration’s fair value of approximately $575,690 (see Note 14).

The fair value of the purchase consideration in the acquisition is as follows:

Cash	$520,000
Contingent consideration at fair value	575,690
Noncontrolling interest at fair value	1,287,320
$2,383,010

The following table summarizes the fair values of the assets acquired and liabilities assumed and noncontrolling interest at the date of acquisition:

Cash	$699,292
Accounts receivable	620,189
Prepaid expenses and other assets	41,284
Intangible assets	586,000
Accounts payable	(218,417)
Accrued expenses and other current liabilities	(135,789)
Total identifiable net assets	1,592,559
Goodwill	$790,451

After allocating the purchase price to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, the Company recorded goodwill of approximately $791,000. Goodwill largely consists of expected synergies to be realized from new ownership and is expected to not be deductible for income tax purposes. The identified intangible assets of DC’s consist of the following:

Identified intangible asset	Fair Value	Useful life
Customer relationships	$106,000	8 years
Developed technologies	400,000	5 years
Tradename	80,000	5 years
Fair value of identifiable intangible assets	$586,000

The identifiable intangible assets were valued using the income approach with the assistance of third-party appraisers. The income approach requires several judgements and assumptions, including growth rates, discount rates, customer attrition rates, expected levels of cash flows, and tax rate.

The Company recorded a payable for the cash consideration the date of closing and subsequently paid $350,000 in December 2024. As of December 31, 2025, there was no unpaid cash consideration outstanding, as the full amount had been paid.

In January 2025, the Company entered into a promissory note (the “January 2025 Note”) with the individual from whom the Company acquired a business from in August 2024 which converts the unpaid cash consideration of $170,000 and accrued interest of approximately $6,000 from accounts payable to a sellers note that matures on June 30, 2025. The unpaid balance of the principal amount bears interest at a rate of 14.0% per annum, except in the event of a default when interest increases to 19.0% per annum. An event of default is to have occurred if the unpaid principal and accrued interest thereon is not paid in full prior to the maturity date, if the Company makes an assignment for the benefit of creditors, or if the Company files for bankruptcy or another similar proceeding.

In July 2025, the Company entered into the first amendment to the January 2025 Note (the “Amended January 2025 Note”), under which the Company is required to pay the lender approximately $26,000 towards the principal, approximately $14,000 of accrued interest, and the lender’s legal fees of approximately $3,000. The Amended January 2025 Note extended the maturity date from June 30, 2025 to August 8, 2025 and increased the interest rate to 18.0% effective July 1, 2025.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In August 2025, the Company entered into a Second Amendment to the January 2025 Note (the “Second Amended January 2025 Note”), which extended the maturity date from August 8, 2025 to September 30, 2025 and required payment of an approximately $10,000 forbearance fee to the lender. These seller notes extensions were accounted for as debt modifications under ASC 470.

On October 21st, 2025, the Company fully repaid the note with a payment of $153,126, consisting of $149,790 in principal and $3,336 in accrued interest. Following this payment, the note was retired in full and all related obligations were satisfied.

In accordance with ASC 280, Segment Reporting, the company has assessed Delivery Circle to be part of the Logistics segment.

Green Energy Gains

On October 9, 2024, ConnectM entered into a purchase agreement with the owners of Green Energy Gains (“GEG”), whereby the Company has acquired all of the issued and outstanding capital stock of GEG in exchange for the issuance of 5,000 shares of the Company common stock with a fair value of $161,440 as determined using the closing share price on the date of issuance. As of acquisition date, one of the indirect owners of GEG was also the related party investor of the Company (see Note 15). GEG provides home energy assessments and modeling services that identify weatherization opportunities to reduce a home’s utility costs. The acquisition of GEG is expected to expand the Company’s customer base for its other products and services after no cost GEG home energy assessments are completed.

Prior to the acquisition, GEG was a customer in the Company’s managed services reporting segment. In connection with the acquisition, the pre-existing obligations owed to the Company from GEG were settled and total consideration was increased accordingly. In accordance with ASC 280, the company has assessed Green Energy Gains to be part of the Owned Network Service.

The fair value of the purchase consideration in the acquisition is as follows:

Fair value of shares of the Company‘s common stock issued	$161,440
Settlement of note receivable from GEG	99,636
Settlement of accounts receivable from GEG	115,854
$376,930

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash	$18,680
Accounts receivable	17,367
Property and equipment	35,651
Intangible assets	97,790
Accounts payable	(29,168)
Accrued expenses and other current liabilities	(22,736)
Total identifiable net assets	117,583
Goodwill	$259,347

After allocating the purchase price to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, the Company recorded goodwill of approximately $259,000. Goodwill largely consists of expected synergies to be realized from new ownership and is expected to not be deductible for income tax purposes. The identified intangible assets of GEG’s consist of the following:

Identified intangible asset	Fair Value	Useful life
Customer relationships	$35,180	15 years
Acquired technologies	40,530	5 years
Tradename	22,080	4 years
Total fair value of identifiable intangible assets	$97,790

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The identifiable intangible assets were valued using the income approach with the assistance of third-party appraisers. The income approach requires several judgements and assumptions, including growth rates, discount rates, customer attrition rates, expected levels of cash flows, and tax rate (see Note 14).

ConnectM acquired 60% of Green Energy Gains by issuing 2,750 common shares at fair market value of $1.009 per share (pre-split) from Srimulli Renewables LLC and 40% by issuing 2,250 common shares at fair market value of $1.009 per share (pre-split) from Greg Kendall. The two members of Srimulli Renewables LLC are also ConnectM shareholders, each holding more than 4.9% of total shares outstanding.

The results of these acquired entities are presented within the Company’s operating segments as follows:

●	ATS – reported within the Owned Service Network segment. ATS contributed approximately $1,288,000 and $483,000 of revenue and net loss respectively from the acquisition date through December 31, 2025.
●	SESB – reported within the Owned Service Network segment. SESB had $0 and $225,000 revenue and net loss respectively from the acquisition date through December 31, 2025.
●	CER – reported within the Distributed Energy & Renewables segment. CER contributed approximately $128,000 and $369,000 of revenue and net loss respectively from the acquisition date through December 31, 2025.

NOTE 6: GOODWILL AND INTANGIBLE ASSETS, NET

Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2025 and 2024 were as follows:

	Owned
	Service Network	Logistics	Total
Balance as at January 1, 2024	$2,246,619	$—	$2,246,619
Acquisitions	259,347	790,451	1,049,798
Impairment	(1,568,309)	—	(1,568,309)
Balance as at December 31, 2024	937,657	790,451	1,728,108
Acquisitions	3,488,680	—	3,488,680
Impairment	—	—	—
Balance as at December 31, 2025	$4,426,337	$790,451	$5,216,788

Goodwill is not amortized but is tested for impairment at least annually, or more frequently if events occur or circumstances change that indicate the carrying amount of the related reporting unit may not be recoverable.

For the year ended December 31, 2025, goodwill was recognized in connection with the Company’s acquisition of Air Temp Service Co., Inc. (“ATS”) and Solar Energy Systems of Brevard, Inc. (“SESB”).

ASC 350, Intangibles - Goodwill provides an entity the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the estimated fair value of a reporting unit is less than its carrying amount. If an entity elects to perform a qualitative assessment and determines that an impairment is more likely than not, the entity is then required to perform the one-step quantitative impairment test, otherwise no further analysis is required. An entity also may elect not to perform the qualitative assessment and, instead, proceed directly to the one-step quantitative impairment test. The ultimate outcome of the goodwill impairment review for a reporting unit should be the same whether an entity chooses to perform the qualitative assessment or proceeds directly to the one-step quantitative impairment test.

As permitted under ASC 350, Intangibles—Goodwill and Other, the Company elected to first perform a qualitative assessment of goodwill impairment for each of its reporting units for the year ended December 31, 2025 to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. For Owned Service network (‘OSN’) reporting unit, the qualitative assessment indicated that it was more likely than not that the fair value could be less than the carrying amount, and

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

accordingly, a quantitative impairment test was performed. For Logistics reporting unit, the qualitative assessment did not indicate potential impairment, and therefore no quantitative test was necessary.

Under the quantitative approach, the Company estimated fair value of the reporting unit using discounted cash flow model under income approach. The resulting fair value measurements are classified within Level 3 of the fair value hierarchy because they rely on significant unobservable inputs and reflect management’s own assumptions about the views of market participants. Under the income approach, the fair value of each reporting unit is based on the present value of estimated future cash flows. The income approach is dependent on a number of significant management assumptions including the discount rate, revenue growth rates, and projected EBITDA margins. We estimate future cash flows for each of our reporting units based on our projections for the respective reporting unit. These projected cash flows are discounted to the present value using a weighted average cost of capital (discount rate). The discount rate is commensurate with the risk inherent in the projected cash flow and reflects the rate of return required by an investor in the current economic conditions. For our annual impairment test, we used a discount rate of 20% for OSN reporting unit. An increase or decrease of 5% in the discount rate would have impacted the estimated fair value of each reporting unit by approximately $2,300,000. The projections are based on both past performance and the expectations of future performance and assumptions used in our current operating plan. We use specific revenue growth and EBIDTA margins for reporting unit based on history and economic conditions.

Under the market approach, the fair value of each reporting unit is determined based upon comparisons to public companies engaged in similar businesses and is dependent on the significant management assumption for the selection of multiples.

The Company recorded a goodwill impairment of $0 and $1,568,309 during the twelve months ending December 31, 2025, and December 31, 2024 respectively.

Intangible assets, net

As of December 31, 2025, the Company performed an evaluation of its long-lived intangible assets to determine whether events or changes in circumstances indicated that their carrying amounts may not be recoverable in accordance with ASC 360. In conducting this assessment, the Company considered multiple impairment indicators, including (i) significant adverse changes in general economic or market conditions, (ii) adverse changes in the industry or competitive environment, (iii) increases in market-based discount rates, (iv) declines in the Company’s market capitalization relative to its net assets, (v) actual or projected operating results that are below prior expectations, and (vi) entity-specific factors such as changes in business strategy or the manner in which assets are utilized.

For ATS, the primary trigger, consistent with ASC 360-10-35-21(f), was the subsequent strategic transfer of the HVAC business assets and operations and associated intangibles at no consideration, resulting in expected early disposal.

For the SESB asset group, impairment indicators were identified in accordance with ASC 360-10-35-21(a)–(e) due to lower-than-projected 2025 revenue, reduced utilization resulting from the strategic decision to scale down solar operations in Florida, and adverse changes in the regulatory and industry environment affecting expected cash flows.

Based on this evaluation, the Company concluded that impairment indicators were present, primarily associated with the ATS and SESB asset groups. Accordingly, a recoverability test was performed. The results indicated that the carrying amounts of these asset groups were not recoverable, as the estimated undiscounted future cash flows were less than their respective carrying values. As a result, the Company recognized a full impairment charge of approximately $548,000 for the year ended December 31, 2025, reducing the carrying value of the trade name and customer relationship intangible assets related to ATS and SESB to zero. This non-cash impairment charge was recorded within the intangible asset impairment expense in the consolidated statements of operations and comprehensive loss.

The assumptions used in estimating the undiscounted future cash flows are based on currently available data and management’s best estimates of future income statement and working capital elements. A change in market conditions or other factors could have a material effect on the estimated values. Fair value was determined based on discounted cash flows requiring judgement. These factors include, among others, the assumptions related to discount rates, forecasted operating results, long-term growth rates, the determination of comparable companies and market multiples. The measurements used in the impairment review of finite-lived intangible assets are Level 3 measurements. There are inherent uncertainties related to the assumptions used and to management’s application of these assumptions.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Identifiable intangible assets consist of the following at December 31, 2025:

	Weighted Average Remaining
	Amortization Period (years)	Gross Amount	Accumulated Amortization	Net Amount
Customer relationships	12.7	$1,445,244	(1,020,532)	$424,711
Trade name	5.0	868,355	(634,917)	233,438
Noncompetition agreement	1.1	91,167	(83,537)	7,630
Intellectual property	0.0	15,862	(15,862)	—
Intangible assets: Proprietary technology	6.8	864,000	(20,571)	843,429
Internally developed software	3.0	676,895	(331,559)	345,336
Intangible assets: Patent	8.5	19,324	(8,374)	10,950
Developed technology	3.6	440,530	(123,466)	317,064
Total intangible assets, net		$4,421,377	$(2,238,818)	$2,182,558

Identifiable intangible assets consist of the following at December 31, 2024*:

	Weighted Average Remaining Amortization Period (years)	Gross Amount	Accumulated Amortization	Net Amount
Customer relationships	11.5	$777,180	$(373,653)	$403,527
Tradename	6.1	386,080	(102,722)	283,358
Noncompetition agreements	2.1	34,000	(19,570)	14,430
Intellectual property	9.5	35,186	(22,947)	12,239
Acquired technology	4.6	440,530	(35,360)	405,170
Internally developed software	3.3	609,385	(319,933)	289,452
Total intangible assets, net		$2,282,361	$(874,185)	$1,408,176

* Prior period amounts are presented on a net basis and reflect the impact of an $835,319 impairment charge on intangible assets recorded during the year ended December 31, 2024. This presentation has no impact on the consolidated financial statements as the net carrying value of the reported assets remains unchanged.

Intangible assets are amortized over their estimated useful lives of 3 to 25 years using the straight-line method. Amortization expense was approximately $424,000 and $480,000 for the years ended December 31, 2025 and 2024, respectively. Amortization expense over the next five years and thereafter is as follows:

Years ending December 31,	Amount
2026	$473,905
2027	427,176
2028	409,113
2029	270,286
2030	189,695
Thereafter	412,383
Total	$2,182,558

The above amounts do not include $160,400 of capitalized costs for internally developed software that are still in the development stage and not yet subject to amortization.

As of December 31, 2025 and 2024, unamortized software development costs for software capitalized under ASC 985-20 amounted to $57,002 and $92,361 respectively. Total amortization charged for software capitalized under ASC 985-20 was $35,359 and $35,359 for the year ended December 31, 2025 and 2024, respectively.

For the years ended December 31, 2025 and 2024, the Company recognized an impairment charge of $548,492 and $836,000 respectively related to intangible assets.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7: PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following as of December 31:

	2025	2024
Land	$16,480,260	$—
Furniture and fixtures	812,962	102,415
Machinery and equipment	2,610,290	97,071
Vehicles	713,338	850,642
Property improvements	23,283	16,824
Building	574,758	570,000
Property and Equipment	21,214,891	1,636,952
Less: Accumulated Depreciation	(884,203)	(700,379)
Total	$20,330,688	$936,573

During the year ended December 31, 2025, the Company recorded a loss on disposal of approximately $28,000 for a vehicle that was repossessed by the lender. The Company reduced the carrying value of the associated vehicle loan by the estimated fair value of the vehicle of approximately $56,500 as of the date of the repossession.

During the year ended December 31, 2024, the Company recorded a loss on disposal of approximately $8,000 for a vehicle that was repossessed by the lender. The Company reduced the carrying value of the associated vehicle loan by the estimated fair value of the vehicle of approximately $23,000 as of the date of the repossession.

Depreciation expense was approximately $420,000 and $266,000 for the years ended December 31, 2025 and 2024, respectively.

NOTE 8: CONVERTIBLE DEBT

The fair value of convertible debt as on December 31:

	2025	2024
2025 convertible notes	$3,778,303	$—
2024 convertible notes	—	2,547,209
Assumed 2024 notes	—	3,630,000
SEPA Convertible note	1,543,000	2,365,114
	5,321,303	8,542,323

*The amount as on December 31, 2024, includes the SEPA option derivative liability of $65,114.

2024 Convertible Notes

During the year ended December 31, 2025, the Company extended the maturity dates and the period the conversion option was exercisable for certain convertible notes because of the volatility the Company’s common stock price was experiencing. The Company evaluated these modifications and concluded that the amended terms were not substantially different from the original terms; accordingly, the modifications were accounted for as modifications under ASC 470-50, and no extinguishment gain or loss was recognized in connection with the extensions. The Company subsequently converted all the 2024 Convertible Notes into the Company’s common stock.

During the year ended December 31, 2025, the Company converted $2,725,214 of convertible note principal (inclusive of accrued interest) through the issuance of 258,154 shares of common stock. The convertible notes contained original conversion windows that expired without exercise. Subsequently, the Company entered into debt-for-equity exchanges with the holders under Section 3(a)(9) of the Securities Act at conversion prices based on a discount to the volume-weighted average price of the Company’s common stock. Under ASC 470-50-40-10, a modification or an exchange that adds or eliminates a substantive conversion option as of the conversion date is always considered substantial and requires extinguishment accounting. Accordingly, the Company accounted for these exchanges

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

as debt extinguishments under ASC 470-50, recognizing a gain on extinguishment of $89,731 equal to the difference between the fair value of the common stock issued and the carrying amount of the converted debt, including any unamortized discount or premiums.

Assumed 2024 Note

On the Closing Date, the Company assumed MCAC’s promissory note totaling $3,680,000 (the “Assumed 2024 Note”) that matures in July 2025. The Company is obligated to pay 10.0% of the aggregate gross proceeds from any sale of equity or equity derivative instruments of the Company while the Assumed 2024 Note is outstanding. Five days prior to the maturity date (and only five days prior to the maturity date), the Company may elect to convert the Assumed 2024 Note into shares of the Company’s common stock based at the average volume weighted average price value for the five-business day period preceding the maturity date (subject to compliance with applicable rules of the Nasdaq).

The Assumed 2024 Note becomes due and payable following specified events of default if (i) the holder of the Assumed 2024 Note provides written notice if Company defaults on any payments due under the terms of the Assumed 2024 Note or (ii) automatically if the Company commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under bankruptcy or other similar laws. The Company has not received written notice from the holder of the Amended 2024 Note in regards to the missed initial mandatory payment as of December 31, 2024.

The Assumed 2024 Convertible Note is non-interest bearing, except in the case of an Event of Default (as defined in the agreement), at which point the interest rate increases to a rate of 10.0% per annum until such event of default is cured. The Company paid $50,000 of the initial mandatory payment of $500,000 within thirty calendar days of the effective date of the Assumed 2024 Note, and such triggered an event of default.

During the year ended December 31, 2025, the Assumed 2024 Note was extinguished in full through debt-for-equity exchanges pursuant to the Company’s 3(a)(10) program with Last Horizon, as described below.

2025 Convertible Notes

The Company entered into thirty-four convertible note agreements in exchange for aggregate gross proceeds of $8,762,250 during the year ended December 31, 2025 (the “2025 Convertible Notes”). The 2025 Convertible Notes bear interest at rates ranging from 10.0% to 20.0% per annum, with certain notes bearing a one-time interest charge of 10.0% and the remaining notes bearing interest at 20.0% per annum. The 2025 Convertible Notes have maturity dates that range from 30 days to one year from the convertible note issuance date, optional conversion periods that range from 30 to 210 days, and conversion prices that range from $1.04 to $36.8 for fixed-price notes. Certain notes contain variable conversion price provisions as described below.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The summary of the individual convertible notes outstanding as of December 31, 2025, is as follows:

			Conversion Option
			Period	Maturity Date
		Conversion	of Exercisability	(from issuance
Issuance Date	Gross Proceeds	Price	(from issuance date)	date)
5/26/2025 (1)	$156,000	$8.0	180-days	210-days
10/1/2025 (2)	188,000	1.6	Upon Default	302-days
10/7/2025 (2)	130,000	1.6	Upon Default	312-days
10/23/2025 (3)	246,250	1.2	Upon Default	365-days
11/25/2025 (5)	192,000	1.04	Upon Default	310-days
11/25/2025 (4)	500,000	$8.0	210-days	210-days
12/2/2025 (4)	250,000	$8.0	210-days	210-days
12/8/2025 (4)	1,000,000	$8.0	210-days	210-days
12/8/2025 (4)	250,000	$8.0	210-days	210-days
12/8/2025 (4)	50,000	$8.0	210-days	210-days
12/16/2025 (4)	250,000	$8.0	210-days	210-days
	$3,212,250

(1)From issuance until day 180, the Note’s outstanding principal and accrued interest are convertible, at the holder’s option, into common shares at a price equal to 90% of the lowest daily VWAP of the Company’s common stock during the three trading days immediately preceding the conversion date.

(2)These convertible notes are convertible at a price equal to the greater of (i) $1.60 or (ii) 65% multiplied by the lowest trading price for the common stock during the ten trading days immediately preceding the conversion date.

(3)This convertible note is convertible at a price equal to 75% multiplied by the lowest closing bid price for the common stock during the fifteen trading days immediately preceding the conversion date.

(4)For the first 210 days following issuance, the outstanding principal and accrued interest on each Note are convertible, at the holder’s option, into Common Stock at a price equal to the lower of (1) quotient (rounded down to the nearest whole share) obtained by dividing (x) the sum of the Principal Amount and any interest accrued thereon by (y) 90% of the lowest daily volume weighted average price (the “VWAP”) of the Common Stock on the primary trading market of the Common Stock during the 3 trading day period immediately prior to the applicable measurement date or (2) a fixed conversion price of $8,0. After the 180-day period, the Notes may convert at their fixed stated conversion price of $8.0. The Notes are expected to be converted into shares of our Common Stock.

(5)These convertible notes are convertible at a price equal to 65% multiplied by the lowest trading price for the common stock during the ten trading days immediately preceding the conversion date.

The 2025 Convertible Notes are generally convertible at the option of the holder into shares of the Company’s common stock at the applicable conversion price, with the number of shares issuable upon conversion determined by dividing the sum of outstanding principal and accrued interest by the conversion price. Certain notes are convertible only upon the occurrence of an event of default. The 2025 Convertible Notes may generally be prepaid in full or in part by the Company at any time without penalty; however, certain notes provide for a prepayment discount ranging from 2% to 5% of the outstanding balance on a sliding scale based on early repayment between 60 and 180 days prior to maturity.

During the year ended December 31, 2025, the Company converted $6,155,891 of convertible note principal (inclusive of accrued interest) through the issuance of 1,094,107 shares of common stock. For convertible notes that are settled in accordance with their original contractual terms, changes in fair value up to the date of conversion are recognized in earnings. With respect to other convertible notes containing original conversion windows that expired without exercise, the Company entered into debt-for-equity exchanges with the holders under Section 3(a)(9) of the Securities Act at conversion prices based on a discount to the volume-weighted average price of the Company’s common stock. Under ASC 470-50-40-10, a modification or an exchange that adds or eliminates a substantive conversion option as of the conversion date is always considered substantial and requires extinguishment accounting. Accordingly, the Company accounted for these exchanges as debt extinguishments under ASC 470-50, recognizing gain on extinguishment of $2,261,222

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

equal to the difference between the fair value of the common stock issued and the carrying amount of the converted debt, including any unamortized discount or premiums.

The Company elected the fair value option for the 2025 Convertible Notes and therefore measured the 2025 Convertible Notes at fair value at issuance and each subsequent reporting period, with changes in fair value recognized in earnings. As of issuance and at December 31, 2025, the fair value of the remaining 2025 Convertible Notes was determined to be $3,212,250 and $3,778,303 respectively (see Note 12).

The remaining 2025 Convertible Notes were convertible into 316,398 shares of the Company’s common stock on December 31, 2025.

SEPA Convertible Note

In December 2024, in connection with and pursuant to the terms of its Standby Equity Purchase Agreement (the “SEPA”) entered into with YA II PN, LTD., an exempt limited partnership from the Cayman Islands (“Yorkville”) (See Note 12 - SEPA Derivative Liability), Yorkville agreed to advance to the Company, in exchange for convertible promissory notes, an aggregate principal amount of up to $4,500,000, $2,500,000 of which was funded during December 2024 in exchange for the issuance by the Company of a Convertible Promissory Note (the “SEPA Convertible Note”). The Company received net proceeds of $2,300,000 after a non-cash original issue discount of 8.0%, or $200,000.

As of December 31, 2025 and 2024, the outstanding principal balance of the SEPA Convertible Note was approximately $1,386,975 and $2,500,000, respectively. The fair value of the SEPA Convertible Note was approximately $1,543,000 and $2,300,000 as of December 31, 2025 and 2024, respectively, and is included within “Convertible debt, at fair value” under current liabilities on the consolidated balance sheets. The change in fair value recognized in earnings was $979,553 for the year ended December 31, 2025 and $0 for the year ended December 31, 2024, and is included in “Other income (expense), net” in the consolidated statements of operations and comprehensive loss (refer to Note 12).

The Company elected the Fair Value Option for the SEPA Convertible Note and therefore measured the SEPA Convertible Note at fair value at issuance and each subsequent reporting period, with changes in fair value recognized in earnings.

The SEPA Convertible Note had a maturity date in December 2025 and accrues interest at 7.0% per annum, subject to increase to 18.0% per annum upon the occurrence of an event of default as defined in the agreement (the “Additional Interest”).

The Company was also required to pay commitment fees of $375,000. Of this amount, $187,500 was due up front in the form of shares, for which the Company issued 8,264 shares. The remaining amount was due in cash on the six-month anniversary date of the agreement. Commencing in March 2025, the Company was required to make monthly principal and interest payments totaling $277,778 (increasing to $500,000 after the second tranche of advances are received) in cash or an Advance Notice (as defined in the SEPA).

Yorkville had the right to convert any portion of the outstanding principal into shares of the Company’s common stock at (a) $64.00 per share at any time (the “Fixed Price”) or (b) 93.0% of the lowest daily variable weighted average price (the “VWAP”) during the ten consecutive trading days immediately preceding the conversion date, but not lower than the floor price of $4.54 (the “Variable Price”). As long as the Company is current in its payment obligations, Yorkville is only entitled to convert at the Fixed Price. The number of shares issuable upon conversion is equal to the amount of principal to be converted (as specified by the holder) divided by either the Fixed Price or the Variable Price as defined in the agreement. Yorkville will not have the right to convert any portion of the principal to the extent that after giving effect to such conversion, Yorkville would beneficially own in excess of 4.99% of the total number of shares of the Company’s common stock outstanding after giving effect to such conversion.

At the floor price of $4.54, the maximum number of shares into which the SEPA Convertible Note is potentially convertible is 305,663 shares, which represents the maximum number of shares issuable under the agreement.

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Promissory Notes at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 7.0% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the Company’s common stock is less than the Fixed Price.

The SEPA Convertible Note provides that an event of default occurs upon, among other things: (i) failure to pay principal, interest, or other amounts when due, subject to a five trading day cure period; (ii) commencement of bankruptcy, insolvency, reorganization, or liquidation proceedings by or against the Company or any subsidiary that remain undismissed for 61 days; (iii) default under any other indebtedness exceeding $500,000 that results in such indebtedness becoming due and payable; (iv) entry of final judgments against the Company exceeding $500,000 in the aggregate that remain unsatisfied for 30 days; (v) cessation of trading of the common stock on any principal market for ten consecutive trading days; (vi) the Company being party to a change of control transaction unless the note is retired; (vii) failure to timely deliver shares upon conversion; (viii) failure to timely file periodic reports with the SEC; (ix) any material misrepresentation under the transaction documents; or (x) breach of any other material covenant not otherwise covered, subject to a ten business day cure period. Upon the occurrence of an event of default (other than bankruptcy-related events), the full unpaid principal, together with accrued and unpaid interest and other amounts, becomes immediately due and payable at the election of the holder. In the case of bankruptcy-related events, such amounts become automatically due and payable without notice or demand. In addition, upon an event of default or after the maturity date, the holder has the right to convert the note at the lower of the Fixed Price or the Variable Price.

The Fixed Price and the Floor Price are subject to proportional adjustment upon the occurrence of certain events, including (i) stock dividends or distributions payable in common stock, (ii) subdivision of outstanding common stock into a larger number of shares, (iii) combination of outstanding common stock into a smaller number of shares (including by reverse stock split), or (iv) reclassification of common stock into other capital stock. In each case, the Fixed Price and Floor Price are multiplied by a fraction, the numerator of which is the number of shares outstanding before such event and the denominator of which is the number of shares outstanding after such event. The note also contains anti-dilution provisions under which the Fixed Price is reduced to the per-share price of any new issuance of common stock or convertible securities (other than excluded securities) if such price is below the then-effective Fixed Price. In the event of a merger, consolidation, or sale of substantially all assets, the holder has the right to convert the note into the securities, cash, or property receivable by holders of common stock, or to require the surviving entity to issue a replacement convertible note on substantially identical terms.

The SEPA Convertible Note is transferable by the holder upon surrender to the Company, whereupon the Company will issue a new note registered in the name of the transferee representing the principal amount being transferred, and, if less than the entire outstanding principal is transferred, a new note to the original holder for the remaining balance. The note also provides for issuance of replacement notes in the event of loss, theft, destruction, or mutilation, subject to customary indemnification undertakings, and is exchangeable at the holder’s election for multiple notes representing the same aggregate outstanding principal.

During the year ended December 31, 2025, the Company converted $684,894 of convertible note principal and accrued interest into 119,307 shares of common stock. The fair value of the shares issued was $1,099,054.

The Company defaulted on certain scheduled payments under the SEPA Convertible Note and was therefore in technical default under the agreement.

On December 29, 2025, ConnectM entered into a Settlement and Termination Agreement (the “Yorkville Agreement”) with Yorkville in connection with the Company’s December 17, 2024 SEPA. This agreement relates to an outstanding debt obligation that was not converted into equity and was subsequently resolved through the settlement arrangement. As the loan had already been recognized at fair value, the effects of the Yorkville Agreement have been reflected through fair value adjustments during the period.

Under the Yorkville Agreement, the Company will continue to make cash payments of $250,000 on alternate Mondays (each, an “Alternate Monday Payment”), which are applied toward reducing the outstanding prepaid advance obligation, including principal, interest, and any applicable premiums. The agreement also confirms that the payment made on December 15, 2025 was first applied to satisfy the $187,500 deferred fee, with the remaining amount applied toward the prepaid advance obligation.

Each timely Alternate Monday Payment triggers a 14-day “No-Conversion Period” commencing on the date Yorkville receives such payment, during which Yorkville may not issue Investor Notices under the SEPA. If the Company fails to make an Alternate Monday Payment on the applicable payment date, no No-Conversion Period shall commence (or, if already commenced, shall terminate immediately), and Yorkville shall have the right to deliver Investor Notices and exercise related conversion rights under the SEPA.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Yorkville Agreement further provides that Yorkville will have preference to receive repayment of the outstanding prepaid advance obligation (including principal, accrued interest, and any applicable redemption or prepayment premiums) from the proceeds of the Company’s planned underwritten public offering in connection with an uplisting to a national securities exchange (the “IPO”), if and when the IPO occurs. In the event the IPO is consummated, the SEPA will be terminated effective immediately prior to the closing, and the Company shall pay Yorkville a termination fee in shares of common stock with an aggregate value equal to $175,000, valued at the public offering price per share in the IPO. Yorkville will also receive a 24-month right of first refusal on any future equity line of credit.

Based on the remaining repayment schedule of $250,000 payments on alternate Mondays, the final payment of approximately $136,975 is expected to occur on March 23, 2026.

NOTE 9: DEBT

Debt consists of the following as of December 31:

Description	2025	2024
Secured Promissory Notes	$1,344,610	$4,250,000
Small Business Administration Loans	904,911	762,322
Paycheck Protection Program Loans	—	17,543
Promissory Note	144,985	79,000
Vehicle Notes	298,439	425,790
Seller Notes	1,097,869	1,434,959
Avanti Notes (Related Party)	279,076	179,910
Real Estate Promissory Note	370,000	370,000
Business Loan and Security Agreement	1,056,305	160,262
Sale of Future Receipts	518,388	856,150
Notes Payable	2,921,033	—
Total	$8,935,616	$8,535,936
Less: debt discount and issuance costs	(657,064)	(212,772)
Less: notes payable, current portion	(7,098,279)	(7,019,499)
Notes payable, net of debt issuance costs and current portion	$1,180,273	$1,303,665

The Company recorded the interest expense of $1,194,000 and $2,714,048 for the twelve months ending December 31, 2025, and December 31, 2024 respectively. The accrued interest as of December 31, 2025, and December 31, 2024 were $392,253 and $985,025 respectively.

Secured Promissory Notes

The Company’s promissory notes have original maturity dates ranging between 2 and 36 months. The notes bear interest at rates ranging between 20% and 24%. For all secured promissory notes, the interest is charged at an annual simple rate.

During September 2024, the Company entered into four note conversion agreements with four of the secured promissory note holders in which the Company converted the outstanding principal and interest on the secured promissory notes, into shares of the Company’s common stock at a conversion price of $64.00 per share with a one-time share reset adjustment (see Note 12), subject to shareholder approval and a maximum aggregate ownership amount of 19.99% for each individual lender. In connection with these agreements, $6,834,020 of secured promissory notes and $1,064,080 of accounts payable and accrued expenses were extinguished in exchange for the issuance of 123,408 shares of the Company’s common stock (see Note 12). Two of the lenders total ownership of the Company’s common stock exceeded 5.0% as a result of the share issuances in connection with the note conversion agreements. These lenders continue to hold certain Secured Promissory Notes as of December 31, 2024 (see Note 8).

As of December 31, 2025 and 2024, the Company has not made certain scheduled payments and is therefore in technical default under four of the secured promissory notes entered into in June 2024. The total outstanding principal and accrued interest under these notes was approximately $550,000 and $250,000 as of December 31, 2025 and 2024 respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company entered into six promissory note agreements in exchange for aggregate gross proceeds of $735,000 during April 2025 and May 2025. During the year ended December 31, 2025, the Company extinguished $3,700,000 of principal via debt conversion agreements. The principal balance of Secured Promissory Notes as of December 31, 2025, and December 31, 2024, were $550,000 and $4,250,000 respectively.

Small Business Administration Loans

In 2020, the Company received loan proceeds of $150,000 under a SBA loan agreement that matures in June 2050. In 2021, this loan was amended to increase the total borrowing to $475,000. In 2022 the Company assumed two additional SBA loans for $150,000 each in connection with two acquisitions that mature in June 2050. Interest on all SBA loan agreements accrues on the anniversary date of the initial borrowing at 3.75% on the outstanding balance. All SBA loan agreements are collateralized by the Company’s tangible and intangible personal property.

Paycheck Protection Program Loans

On May 4, 2020, the Company received loan proceeds of $151,000 under the Paycheck Protection Program (the “PPP”). The PPP was established as part of the Coronavirus Aid, Relief, and Economic Security Act and provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The PPP loan was paid off during 2025. Interest accrues at 1.0% annually on the outstanding balance. The PPP loan was collateralized by all tangible and intangible personal property of the Company.

During the year ended December 31, 2025, the Company repaid the remaining principal of $17,543 from December 31, 2024. The principal balance of Paycheck Protection Program Loans as of December 31, 2025, and December 31, 2024, were $0 and $17,543, respectively.

Promissory Notes

In October 2024, the Company entered into a promissory note to extinguish an obligation to a vendor in which the Company promised to pay the vendor a principal amount of $119,000, interest through October 15, 2024 totaling approximately $17,000, attorney’s fees of $4,000 and additional interest from October 16, 2024 through the date of repayment of 18.0% per annum. Principal payments of $20,000 are due on the 25th of each month commencing on October 25, 2024. If five payments are made timely, the vendor agrees to waive the remaining balance due on the promissory note. The promissory note may be prepaid without penalty.

On April 28, 2025, in connection with the acquisition of ATS, the Company assumed a commercial term loan with an outstanding balance of approximately $147,000. The obligation was recognized at fair value as an assumed liability in the purchase price allocation. As of December 31, 2025, the outstanding balance was approximately $111,000, all of which is classified as current, reflecting expected repayment within the next 12 months. The Company entered into six promissory note agreements in exchange for aggregate gross proceeds of $735,000 during April 2025 and May 2025. These notes were extinguished in exchange for the issuance of 116,402 shares of the Company’s common stock. Accordingly, the Company accounted for these exchanges as debt extinguishments under ASC 470-50, recognizing loss on extinguishment of $15,318 equal to the difference between the fair value of the common stock issued and the carrying amount of the converted debt, including any unamortized discount or premiums.

Vehicle Notes

The Company has thirteen vehicles that were acquired through the issuance of vehicle loans that were outstanding as of December 31, 2025. The maturities of these vehicle notes outstanding range from 2026 through 2029. Interest rates range from 4.99% to 17.37%. The Company defaulted on two of the vehicle notes during the year ended December 31, 2025 and the lender repossessed two of the vehicles.

During the year ended December 31, 2025, the Company extinguished $127,352 principal balance.

Seller Note

In January 2025, the Company entered into a promissory note (the “January 2025 Note”) with the individual from whom the Company acquired a business from in August 2024 which converts the unpaid cash consideration of $170,000 and accrued interest of

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

approximately $6,000 from accounts payable to a seller note that matures on June 30, 2025. The unpaid balance of the principal amount bears interest at a rate of 14.0% per annum, except in the event of a default when interest increases to 19.0% per annum. An event of default is to have occurred if the unpaid principal and accrued interest thereon is not paid in full prior to the maturity date, if the Company makes an assignment for the benefit of creditors, or if the Company files for bankruptcy or another similar proceeding.

In July 2025, the Company entered into the first amendment to the January 2025 Note (the “Amended January 2025 Note”), under which the Company is required to pay the lender approximately $26,000 towards the principal, approximately $14,000 of accrued interest, and the lender’s legal fees of approximately $3,000. The Amended January 2025 Note extended the maturity date from June 30, 2025 to August 8, 2025 and increased the interest rate to 18.0% effective July 1, 2025.

In August 2025, the Company entered into a Second Amendment to the January 2025 Note (the “Second Amended January 2025 Note”), which extended the maturity date from August 8, 2025 to September 30, 2025 and required payment of an approximately $10,000 forbearance fee to the lender. These seller notes extensions were accounted for as debt modifications under ASC 470.

On October 21, 2025, the Company fully repaid the note with a payment of $153,126, consisting of $149,790 in principal and $3,336 in accrued interest. Following this payment, the note was retired in full and all related obligations were satisfied.

On November 1, 2025, the Company entered into a Sale of Future Receivable Agreement, under which the Company received total funding of $60,000. The agreement provides for repayment through weekly remittances based on a fixed percentage of the Company’s receivables until the total specified payback amount is satisfied. The funding is unsecured and does not carry traditional interest; instead, repayment is structured as a sale of a portion of future receivables at a discount. The proceeds from this financing were used for working capital and general corporate purposes. As of December 31, 2025, the outstanding balance was approximately $40,500, all of which is classified as current, reflecting expected remittances within the next 12 months.

During the year ending December 31, 2025, the Company extinguished $534,146 principal from all Seller Notes. The principal balance as of December 31, 2025, and December 31, 2024, were $1,070,813 and $1,434,959 respectively.

Real Estate Promissory Notes

On December 29, 2022, the Company entered into a Real Estate Promissory Note for land in Florida for a principal sum of $370,000, which is collateralized by real estate with a maturity date of July 29, 2023. The Real Estate Promissory Note is secured by a mortgage on the property. The carrying value of the note, including accrued interest as of the filing date, is $442,000. This note is in default and under legal proceedings (see Note 16).

Sale of future receipts

On January 4, 2024, the Company entered into a sale of future receipts agreement (“the January 2024 SFR Agreement”) whereby the Company sold and assigned $452,000 of future receipts in exchange for net cash proceeds of $343,000, including a fee of $7,000. As a result, the Company recorded a discount of $101,500. The Company was required to remit a minimum of approximately $9,000 of weekly sales receipts until the future receipts assigned under the January 2024 SFR Agreement were repaid in full. Accordingly, the term was determined to be approximately one year.

On January 30, 2024, the Company entered into a second sale of future receipts agreement, amending the January 2024 SFR Agreement, (the “Amended January 2024 SFR Agreement”) whereby the Company increased the amount of future receipts sold and assigned to the lender to $2,600,000 in exchange for net cash proceeds of approximately $2,077,000, including a fee of approximately $3,000. As a result, the Company recorded a discount of approximately $523,000. The Company was required to remit a minimum of approximately $52,000 of weekly sales receipts until the future receipts assigned under the Amended January 2024 SFR Agreement were repaid in full. Accordingly, the term was determined to be approximately one year.

In connection with the Second January 30, 2024 SFR Agreement, the Company received an additional $1,054,286 (the “Additional Advance”). During September 2024, the Company entered into a note conversion agreements with one of the sale of future receipts agreement holders in which the Company converted the outstanding principal on the Amended January 2024 SFR Agreement, including accrued and unpaid interest, and the Additional Advance into shares of the Company’s common stock at a conversion price of $2.00 per share with a two share reset adjustments and a make-whole payment (see Note 14), subject to shareholder approval and a maximum

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

aggregate ownership amount of 19.99% for each individual lender. In connection with these agreements, $3,115,592 of secured promissory notes were extinguished in exchange for the issuance of 48,681 shares of the Company’s common stock (see Note 12).

On May 23, 2024, the Company entered into a sale of future receipts agreement (the “May 2024 SFR Agreement”) whereby the Company sold and assigned approximately $149,000 of future receipts in exchange for net cash proceeds of approximately $118,000, including a fee of approximately $3,000. As a result, the Company recorded a discount of approximately $31,000. The Company is required to remit a minimum of approximately $12,000 of monthly sales receipts until the future receipts assigned under the May 2024 SFR Agreement were repaid in full. Accordingly, the term of this agreement is approximately one year. In May 2025, the Company was issued a stipulation of settlement from the Supreme Court of the State of New Work, Count of Erie, under which it was required to pay $240,000 to settle the balance owed of approximately $302,000 on the May 2024 SFR Agreement. The Company is to repay the settlement balance through a conditional release of funds of approximately $17,000 held by a third party and monthly payments totaling approximately $14,000 until the settlement balance is paid in full. As of December 31, 2025, the outstanding balance was $88,228, all of which is classified as current, reflecting expected remittances within the next 12 months.

In October 2024, the Company entered into a sale of future receipts agreement (the “October 2024 SFR Agreement”) with the same lender of the May 2024 SFR Agreement whereby the Company sold and assigned approximately $310,000 of future receipts in exchange for net cash proceeds of approximately $170,000, including a fee of approximately $3,000 and repayment of approximately $78,000 outstanding under the May 2024 SFR Agreement. As a result, the Company recorded a discount of approximately $63,000. The Company is required to remit a minimum of approximately 8.0% of monthly sales receipts until the future receipts assigned under the October 2024 SFR Agreement were repaid in full. Accordingly, the term of this agreement is approximately one year. The October 2024 SFR Agreement was accounted for as an extinguishment of the May 2024 SFR Agreement and approximately $9,000 loss on extinguishment was recorded on the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2024.

On May 28, 2024, the Company entered into a second sale of future receipts agreement (the “Second May 2024 SFR Agreement”) whereby the Company sold and assigned $125,000 of future receipts in exchange for net cash proceeds of approximately $98,000, including a fee of approximately $2,000. As a result, the Company recorded a discount of approximately $27,000. The Company is required to remit a minimum of approximately $6,000 of bi-weekly sales receipts until the future receipts assigned under the Second May 2024 SFR Agreement were repaid in full. Accordingly, the term of this agreement is approximately one year. In May 2025, the Company was issued a stipulation of settlement from the Supreme Court of the State of New Work, Count of Erie, under which it was required to pay $140,000 to settle the balance owed of approximately $184,000 on the Second May 2024 SFR Agreement. The Company is to repay the settlement balance through a conditional release of funds of approximately $42,000 held by a third party and monthly payments totaling approximately $8,000 until the settlement balance is paid in full. As of December 31, 2025, the outstanding balance was $25,586, all of which is classified as current, reflecting expected remittances within the next 12 months.

In November 2024, the Company entered into a sale of future receipts agreement (the “November 2024 SFR Agreement”) with the same lender of the Second May 2024 SFR Agreement whereby the Company sold and assigned approximately $201,000 of future receipts in exchange for net cash proceeds of approximately $97,000, including a repayment of $60,000 outstanding under the Second May 2024 SFR Agreement. As a result, the Company recorded a discount of approximately $41,000. The Company is required to remit a minimum of approximately $8,000 of bi-weekly sales receipts until the future receipts assigned under the November 2024 SFR Agreement were repaid in full. Accordingly, the term of this agreement is approximately one year. The November 2024 SFR Agreement was accounted for as an extinguishment of the Second May 2024 SFR Agreement and approximately $7,000 loss on extinguishment was recorded on the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2024.

On July 24, 2024, the Company entered into a sale of future receipts agreement (the “July 2024 SFR Agreement”) whereby the Company sold and assigned approximately $209,000 of future receipts in exchange for net cash proceeds of approximately $144,000, including a fee of $6,000. As a result, the Company recorded a discount of approximately $65,000. The Company is required to remit 10.0% of daily receipts until the future receipts assigned under the July 2024 SFR Agreement were repaid in full. The estimated term of this agreement is approximately one year, based on expected daily collections. The July 2024 SFR Agreement includes an option for early payoff with discounts on the remaining balances. As of December 31, 2025, the outstanding balance was $91,905, all of which is classified as current, reflecting expected remittances within the next 12 months.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In November 2024, the Company entered into a sale of future receipts agreement (the “Second November 2024 SFR Agreement”) with the same lender of the July 2024 SFR Agreement whereby the Company sold and assigned approximately $313,000 of future receipts in exchange for net cash proceeds of approximately $96,000, including a fee of approximately $9,000 and repayment of approximately $120,000 outstanding under the July 2024 SFR Agreement. As a result, the Company recorded a discount of approximately $88,000 and interest expense of approximately $9,000. The Company is required to remit a minimum of approximately $7,000 of weekly sales receipts until the future receipts assigned under the Second November 2024 SFR Agreement were repaid in full. Accordingly, the term of this agreement is approximately one year. The Second November 2024 SFR Agreement was accounted for as an extinguishment of the July 2024 SFR Agreement and approximately $34,000 loss on extinguishment was recorded on the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2024.

On September 19, 2024, the Company entered into a sale of future receipts agreement (the “September 2024 SFR Agreement”) whereby the Company sold and assigned approximately $107,000 of future receipts in exchange for net cash proceeds of $74,000, including a fee of $2,000. As a result, the Company recorded a discount of $33,000. The Company is required to remit 6.32% of weekly sales receipts until the future receipts assigned under the September 2024 SFR Agreement were repaid in full. The estimated term of this agreement is approximately one year, based on expected daily collections.

On November 8, 2024, the Company entered into a sale of future receipts agreement (the “November 2024 SFR Agreement”) whereby the Company sold and assigned approximately $112,000 of future receipts in exchange for net cash proceeds of approximately $76,000, including a fee of approximately $4,000. As a result, the Company recorded a discount of approximately $36,000. The Company is required to remit a minimum of approximately $5,000 of weekly sales receipts until the future receipts assigned under the May 2024 SFR Agreement were repaid in full. Accordingly, the term of this agreement is approximately one year.

In March 2025, the Company entered into a payment agreement to extinguish the balance owed on the September 2024 Sale of Future Receipts (“SFR”) Agreement of approximately $69,000 for a cash payment of $25,000. The Company paid the amount in full during March 2025 and accounted for the payment agreement as an extinguishment of the June 2024 SFR Agreement and recorded approximately $12,000 as a gain on extinguishment on the accompanying consolidated statement of operations and comprehensive loss.

In March 2025, the Company was issued a stipulation of settlement from the Supreme Court of the State of New York, County of Sullivan, under which it was required to pay $30,000 to settle the balance owed on the November 2024 SFR Agreement of approximately $53,000, including principal and accrued interest. The Company paid the amount in full during May 2025 and accounted for the payment agreement as an extinguishment of the November 2024 SFR Agreement and recorded approximately $2,000 as a gain on extinguishment on the accompanying consolidated statement of operations and comprehensive loss.

On April 28, 2025, in connection with the acquisition of SESB, the Company assumed a sales-of-future-receipts (merchant cash advance) obligation with an outstanding balance of approximately $48,000. The obligation was recognized at fair value as an assumed liability in the purchase price allocation. As of December 31, 2025, the outstanding balance was approximately $22,000, all of which is classified as current, reflecting expected remittances within the next 12 months.

On November 7, 2025, the Company entered into a Revenue Purchase and Sale of Future Receivable Agreements with two lenders, under which the Company received total funding of $210,000. The agreements provide for repayment through weekly remittances based on a fixed percentage of our receivables until the total specified payback amount is satisfied. The funding is unsecured and does not carry traditional interest; instead, repayment is structured as a sale of a portion of future receivables at a discount. The proceeds from these financings are being used for working capital and general corporate purposes, including operating cash flow management and near-term growth initiatives. As of December 31, 2025, the aggregate outstanding balance was approximately $154,000, all of which is classified as current, reflecting expected remittances within the next 12 months.

On November 12, 2025, the Company entered into a Sale of Future Receivable Agreement with a lender, under which the Company received total funding of $150,000. The agreement provides for repayment through periodic remittances based on a specified percentage of the Company’s average sale revenue until the total specified payback amount is satisfied. The funding is unsecured and does not carry traditional interest; instead, repayment is structured as a sale of a portion of future receivables at a discount. The proceeds from this financing are being used for working capital and general corporate purposes, including operating cash flow management and near-term growth initiatives. As of December 31, 2025, the aggregate outstanding balance was approximately $114,000, all of which is classified as current, reflecting expected remittances within the next 12 months.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Since the Company has significant continuing involvement in the generation of future cash flows due under these agreements among other indicators, pursuant to ASC 470-10-25-2, Debt- Sales of Future Revenues or Other Various Measures of Income, the Company has reflected any future commitments associated with these agreements as debt.

Business Loan and Security Agreement:

In October 2025, the Company entered into a new funding relationship with a lender, pursuant to which the Company received two separate unsecured loans totaling approximately $390,000. On October 1, 2025, the Company issued a promissory note in the principal amount of $230,160 with an original issue discount of $24,660 and a one-time interest charge of 12%, maturing on July 30, 2026. On October 7, 2025, we issued a second promissory note in the principal amount of $160,160 with an original issue discount of $17,160, also carrying a 12% one-time interest charge and maturing on August 15, 2026. Both loans are unsecured and permit early repayment without penalty. The funding provides the Company with additional working capital flexibility to support growth initiatives, including technology integration and acquisition-related activities.

On October 23, 2025, the Company entered into a Business Loan and Security Agreement with a lender, under which the Company received total funding of $250,000. The agreement provides for repayment through weekly remittances based on a fixed percentage of our receivables until the total specified payback amount is satisfied. The funding is unsecured and does not carry traditional interest; instead, repayment is structured as a sale of a portion of future receivables at a discount. The proceeds from this financing are being used for working capital and general corporate purposes, including operating cash flow management and near-term growth initiatives.

On October 27, 2025, the Company entered into a Business Line of Credit Agreement with a lender, providing the Company with borrowing capacity of up to $43,100. As of the filing date, the Company had drawn $42,000 under the line of credit. In accordance with the agreement, the outstanding balance will be repaid in twelve equal monthly installments.

Purchase Order Financing Facility

On September 18, 2025, County Comfort Services, LLC (“CCS”), a wholly owned subsidiary, entered into a Factoring & Security Agreement to provide purchase-order and accounts-receivable financing of up to $4,000,000. Under the facility, the lender may advance up to 85% of eligible receivables (generally up to 60 days from invoice date) or, for approved purchase orders, up to the cost of product plus shipping prior to invoicing. The facility is secured by a first-priority lien on substantially all of CCS’s accounts receivable and a blanket security interest in other assets and is guaranteed by the Company.

Interest/fees and repayment terms - For accounts receivable financing, charges accrue at 1.55% for the first 30 days after advance, plus 0.55% for each additional 10-day period thereafter; invoices outstanding more than 60 days incur an additional 1.00% per 10-day period (minimum $25 per invoice). For purchase order (“PO”) financing, charges accrue at 1.625% per 15-day period from the date funds are advanced to the vendor until the related invoice is verified and funded. The agreement includes a 12-month term, minimum annual volume equal to 100% of the facility amount, and standard reporting covenants. As of December 31, 2025, the Company received approximately $735,000 advanced under the facility for operations and repaid entire advance along with an interest of approximately $78,000.

D&O Insurance Premium Financing

On July 15, 2025, the Company entered into a premium finance agreement with a lender, to finance its directors’ and officers’ liability insurance policies for the July 15, 2025 to July 15, 2026 policy term. The total annual premiums, taxes and fees were $434,500, against which the Company made a down payment of $108,625 and financed the remaining $325,875. The financed amount bears interest at an annual percentage rate of 8.39% and is payable in nine monthly installments of $37,486 beginning August 15, 2025. The agreement grants the lender a first-priority security interest in the financed policies and related unearned premiums and gives the lender the right to cancel the policies and apply any return premium to the outstanding balance in the event of default. As of December 31, 2025, the outstanding balance under the premium finance agreement was approximately $147,000. Finance charges related to this agreement is recognized in the Consolidated Statements of Operations and Comprehensive Loss within interest expense.

Notes Payable: Libertas Settlement and Termination Agreement

On January 30, 2024, the Company entered into a second sale of future receipts agreement, amending the January 2024 SFR Agreement, (the “Amended January 2024 SFR Agreement”) whereby the Company increased the amount of future receipts sold and assigned to the lender to $2,600,000 in exchange for net cash proceeds of approximately $2,077,000, including a fee of approximately

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

$3,000. As a result, the Company recorded a discount of approximately $523,000. The Company was required to remit a minimum of approximately $52,000 of weekly sales receipts until the future receipts assigned under the Amended January 2024 SFR Agreement were repaid in full. Accordingly, the term was determined to be approximately one year.

In connection with the Second January 30, 2024 SFR Agreement, the Company received an additional $1,054,286 (the “Additional Advance”). Such amounts received were provided to the Company in error and are due and payable in full to the lender. During September 2024, the Company entered into a note conversion agreements with one of the sale of future receipts agreement holders in which the Company converted the outstanding principal on the Amended January 2024 SFR Agreement, including accrued and unpaid interest, and the Additional Advance into shares of the Company’s common stock at a conversion price of $2.00 per share with a two share reset adjustments and a make-whole payment (see Note 12), subject to shareholder approval and a maximum aggregate ownership amount of 19.99% for each individual lender. In connection with these agreements, $3,115,592 of secured promissory notes were extinguished in exchange for the issuance of 48,681 shares of the Company’s common stock (see Note 12).

On September 24, 2025, we entered into a Settlement and Termination Agreement with Libertas Funding, LLC (“Libertas”), resolving all outstanding obligations under the prior Agreement of Sale of Future Receivables and Debt Conversion Agreement. Libertas terminated its senior secured lien and released all related financing statements and security interests. We acknowledged a remaining principal balance of approximately $3,100,000 and agreed to a structured repayment plan providing for initial weekly payments followed by bi-monthly installments beginning in October 2025, with stepped increases tied to our planned uplisting. The agreement also provides us the right to redeem 48,681 shares of our common stock held by Libertas for nominal consideration following full repayment. The settlement eliminated the derivative features, and the obligation is presented as debt measured at amortized cost from the settlement date. (See Note 11 for derivative derecognition.)

The Settlement and Termination Agreement was accounted for as an extinguishment of the derivative liability and recognition of a new debt obligation. The related derivative liability was derecognized, and a new debt obligation was recorded at fair value, resulting in a discount to the face amount of $3,115,592. The difference between the carrying amount of the derivative liability extinguished and the fair value of the new debt resulted in a gain on extinguishment of approximately $293,598, which was recognized in other (expense) income, net in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2025. The discount is being amortized to interest expense over the repayment period using the effective interest method.

On November 17, 2025, Libertas Funding, LLC entered into three separate stock purchase agreements with third-party investors pursuant to which it sold an aggregate of 48,681 shares of the Company’s common stock for total cash consideration of $280,403.28, or approximately $0.18 per share. The proceeds from these transactions were contractually applied as a dollar-for-dollar offset against the Company’s outstanding payment obligations to Libertas under the existing Settlement and Termination Agreement, thereby reducing the debt balance by approximately $280,000. In connection with these transactions, the Company waived the applicable lock-up restrictions and relinquished its right to redeem the shares for nominal consideration of $1.00. The Company evaluated the modification under ASC 470-50, including the 10% cash flow test in ASC 470-50-40-10, and concluded that the present value difference between the original and revised cash flows was less than 10%. Accordingly, the November 17, 2025 changes were accounted for as a debt modification rather than an extinguishment, no gain or loss was recognized in the consolidated statements of operations, and a new effective interest rate was computed prospectively based on the revised carrying amount and modified future cash flows, with the resulting discount amortized to interest expense over the remaining repayment period using the effective interest method. See Note 11.

Assumed 2024 Note

On the Closing Date, the Company assumed MCAC’s promissory note totaling $3,680,000 (the “Assumed 2024 Note”) that matures in July 2025. The Company is obligated to pay 10.0% of the aggregate gross proceeds from any sale of equity or equity derivative instruments of the Company while the Assumed 2024 Note is outstanding. Five days prior to the maturity date (and only five days prior to the maturity date), the Company may elect to convert the Assumed 2024 Note into shares of the Company’s common stock based at the average volume weighted average price value for the five-business day period preceding the maturity date (subject to compliance with applicable rules of the Nasdaq).

The Assumed 2024 Note becomes due and payable following specified events of default if (i) the holder of the Assumed 2024 Note provides written notice if Company defaults on any payments due under the terms of the Assumed 2024 Note or (ii) automatically if the Company commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under bankruptcy or other similar laws. The Company has not received written notice from the holder of the Amended 2024 Note in regards to the missed initial mandatory payment as of December 31, 2024.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Assumed 2024 Convertible Note is non-interest bearing, except in the case of an Event of Default (as defined in the agreement), at which point the interest rate increases to a rate of 10.0% per annum until such event of default is cured. The Company paid $50,000 of the initial mandatory payment of $500,000 within thirty calendar days of the effective date of the Assumed 2024 Note, and such triggered an event of default.

NOTE 10: STOCK BASED COMPENSATION

2019 Equity Incentive Plan

For periods prior to the reverse recapitalization (See Note 4), the 2019 Plan as approved by the board of directors (the “Board”), permitted the granting of stock options (including both nonqualified stock options and incentive stock options) to directors, executive officers, employees, consultants, advisors, independent contractors and other service providers of the Company, who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company. As of December 31, 2025, there were 14,810 shares of the Company’s common stock authorized for issuance under the 2019 Plan.

Legacy Options converted into an option to purchase a number of shares of Company common stock equal to the product of the number of shares of Legacy ConnectM common stock and the Exchange Ratio at an exercise price per share equal to the exercise price of the Legacy Option divided by the Exchange Ratio. Each exchanged option is governed by the same terms and conditions applicable to the Legacy Option prior to the Business Combination. No further grants can be made under the 2019 Plan.

The option exercise price for all grantees equals the stock’s estimated fair value on the date of the grant, after giving effect to the Exchange Ratio. The Board determined the fair value of common stock at the time of grant by considering a number of objective and subjective factors, including independent third-party valuations of the Company’s common stock, operating and financial performance, the lack of liquidity of capital stock, and general and industry-specific economic outlook, amongst other factors. The Company believes the fair value of the stock options granted to nonemployees is more readily determinable than the fair value of the services received.

The fair value of each option is estimated on the date of the grant using the Black-Scholes option-pricing model in order to measure the compensation cost associated with the award. This model incorporates the following assumptions for inputs:

●	Expected volatility in the market value of the underlying common stock: The expected volatility was determined by examining the historical volatilities of a group of industry peers, as the Company did not have any trading history for the Company’s common stock.
●	Expected term: For employees, the expected term is determined using the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin No 107, Share-Based Payment, to estimate on a formula basis the expected term of the Company’s employee stock options which are considered to have “plain vanilla” characteristics. For nonemployees, the expected term represents the contractual term of the option.
●	Risk-free interest rate: The risk-free interest rate was based upon quoted market yields for the United States Treasury instruments with terms that were consistent with the expected term of the Company’s stock options.
●	Expected dividend yield of the underlying common stock: The expected dividend yield was based on the Company’s history and management’s current expectation regarding future dividends.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A summary of the activity under the 2019 Plan at December 31, 2025 and 2024, and changes during the same periods is presented below:

			Weighted-average
		Weighted-average	Remaining
	Options	Exercise Price	Contractual Life
Outstanding at January 1, 2024	14,810	$22.40	5.2
Granted	—	—
Exercised	—	—
Forfeited	—	—
Outstanding at December 31, 2024	14,810	22.40	4.2
Granted	—	—
Exercised	—	—
Forfeited	—	—
Outstanding at December 31, 2025	14,810	$22.40	3.2
Vested and exercisable at December 31, 2024	14,810	$22.40	4.2
Vested and exercisable at December 31, 2025	14,810	$22.40	3.2

As of December 31, 2025, the options outstanding and exercisable have an intrinsic value of approximately $194,310 and $288,000, respectively. Share-based compensation expense during the years ended December 31, 2025 and 2024 was less than $1,000. As of December 31, 2025, there was no unrecognized compensation cost related to share-based payments.

2023 Equity Incentive Plan

The Company’s shareholders approved the 2023 Plan on July 10, 2024 in connection with the Business Combination. The 2023 Plan is administered by the Board. The selection of participants, allotment of shares, determination of price and other conditions are approved by the Board at its sole discretion in order to attract and retain personnel instrumental to the success of the Company. Under the 2023 Plan, shares of the Company’s common stock may be granted in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted awards, performance share awards, cash awards, and other equity-based awards.

The maximum aggregate number of shares of the Company’s common stock that may be issued under the 2023 Plan is equal to 10% of the outstanding shares of the Company’s common stock on the Closing Date less the number of shares of the Company’s common stock subject to the Legacy Options (the “Total Share Reserve”. The Total Share Reserve will be increased automatically on January 1 of each year during the term of the 2023 Plan by the lesser of (i) 4.0% of the shares of common stock outstanding on December 31 of the prior year, or (ii) a smaller number of shares as determined by the Board. The maximum number of shares of Company’s common stock with respect to which incentive stock options may be granted under the 2023 Plan is 3,125,000 shares. As of December 31, 2025, the Total Share Reserve was 66,044 shares of the Company’s common stock. No grants have been authorized to date by the Company’s Board and the compensation committee under the 2023 Plan.

During July 2024, the Company entered into a twelve-month capital markets advisory agreement (the “CMA Agreement”) under which the Company would compensate the vendor $1,500,000, payable in either cash consideration or stock consideration at the Company’s election. The CMA Agreement provided the vendor with a share reset adjustment such that the vendor would receive additional shares if the five-day VWAP of the Company’s common stock was less than $320.00 per share, subject to a floor of $800 per share. At issuance, the Company determined that the obligation would be predominantly settled in a fixed number of shares equal to the floor price of $800 per share. Accordingly, the Company determined 18,750 shares of its common stock would be issued to settle its obligation under the CMA Agreement and determined the fair value of the CMA Agreement was $1,428,000 using the closing share price on the date of issuance. These shares were issued during the year ended December 31, 2024

For the year ended December 31, 2024, $659,077 was recognized as selling, general and administrative expense on the accompanying consolidated statements of operations and comprehensive loss for these restricted stock grants. As of December 31, 2024, $768,923 of unrecognized expense is included as a component of prepaid expenses on the accompanying consolidated balance sheets and is expected to be recognized over a weighted average service period of 0.5 years. During the year ended December 31, 2025, the remaining $768,923 of previously unrecognized expense was fully recognized as selling, general and administrative expense, and no unrecognized expense related to these restricted stock grants remained as of December 31, 2025.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Restricted stock grants and stock issuances

During July 2024, the Company entered into a six-month term marketing services agreement under which the company issued 4,688 restricted shares of the Company’s common stock with a fair value of $178,500, as determined on the issuance date using the reported closing share price, as consideration for services to be performed. The restriction is lifted at the time the shares are included on a registration statement that is declared effective.

During December 2024, the Company entered into service agreements with two service providers under which the company issued 3,125 and 1,094 restricted shares of the Company’s common stock with a fair value of $91,000 and $31,850, respectively, as determined on the issuance date using the reported closing share price, as consideration for services to be performed over a four-month and six-month service period, respectively. The restriction on the shares is lifted at the time the shares are included on a registration statement that is declared effective

As of December 31, 2025 and 2024, there were 105,510 and 8,906 shares of the Company’s common stock that were issued and outstanding. For the year ended December 31, 2025 and 2024, $1,460,258 and $178,396 was recognized as selling, general and administrative expense on the accompanying consolidated statements of operations and comprehensive loss for these restricted stock grants based on the fair value of stock on the date of issuance. During 2025, 31,657 shares was granted to Non-employees and 73,853 shares was granted to Director and employee, out of which 17,188 shares are granted to related parties. During 2024, the entire number of shares was granted to non-employees. As of December 31, 2025 and 2024, $82,975 and $122,954 of unrecognized expense is included as a component of prepaid expenses on the accompanying consolidated balance sheets and is expected to be recognized over a weighted average service period of 0.2 years. There were no restricted stock grants prior to July 2024.

NOTE 11: DERIVATIVE FINANCIAL INSTRUMENTS

Debt conversion share adjustment obligations

Share Reset Derivative Liabilities: In connection with five conversion agreements entered into during September 2024, the Company provided vendors and lenders with a one-time share reset adjustment (the “Share Reset”) such that the vendors and lenders would receive additional shares equal to the difference between the number of shares of the Company’s common stock that would be issued at the reset price on the reset date less the number of Conversion Shares. Three of these conversion agreements were with related parties.

The reset price was set to be the greater of the VWAP of the Company’s common stock for the five trading days preceding the reset date or $40. The reset day was defined as the earlier of (i) six months from the date of the conversion agreement and (ii) the date that a registration statement registering the conversion shares is declared effective. If the reset price is less than $64.00 per share, additional shares shall be issued to the vendors and lenders equal to the quotient obtained by dividing the (i) product of (A) the conversion price of $64.00 less the reset price and (B) the number of Conversion Shares by (ii) the reset price.

The Share Reset feature was analyzed in accordance with ASC 815 and determined to be a financial instrument that was required to be bifurcated and accounted for as a derivative liability, which was recorded at fair value at inception and re-measured to fair value each reporting period.

On March 31, 2025, 85,537 shares were issued in accordance with the terms of the Share Reset provisions on five conversion agreements at a fair value of $1,712,005, as determined by the closing price on the date of issuance, extinguishing the Company’s share adjustment obligations pursuant to the respective conversion agreements.

Forward Purchase Agreement: On December 31, 2022, MCAC, Meteora Special Opportunity Fund (“Meteora”), and Legacy ConnectM entered into a forward purchase agreement (the “FPA”) providing for an over-the counter prepaid equity forward transaction relating to MCAC’s Class A common stock. Pursuant to the terms of the FPA, at the closing of the Business Combination, Meteora purchased directly from the stockholders of MCAC 101,515 shares of Class A common stock (the “Recycled Shares”) at a price of $363.62 per share (the “Initial Price”), which is the price equal to the redemption price at which holders of Class A common stock were permitted to redeem their shares in connection with the Business Combination. The FPA liability was recorded as part of the Business Combination, and as such was recorded at MCAC’s historical cost on the Closing Date. The FPA was accounted for as a derivative

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

financial instrument that was re-measured to fair value in each reporting period, with changes in fair value recognized in the consolidated statements of operations and comprehensive loss.

In accordance with the terms of the FPA, immediately subsequent to the closing of the Business Combination, the Company paid to Meteora an aggregate cash amount of approximately $36,543,000 (the “Prepayment Amount”), which was equal to (i) the product of (a) the Recycled Shares and (b) the Initial Price, (ii) less 1.0% of the product of (a) the Recycled Shares and (b) the Initial Price (the “Prepayment Shortfall”). In addition to the Prepayment amount, the Company paid one-half of 1.0% of the Prepayment Shortfall, approximately $185,000, to Meteora that is due back to the Company on the earlier of (a) the effective date of the registration statement or (b) the OET Date (as defined in the FPA). The Company also paid to Meteora a cash amount equal to (a) the product of 40,000 and the Initial Price (the “Additional Consideration”), approximately $455,000, to reimburse Meteora for additional shares Meteora acquired from third parties prior to the Closing Date, (b) the product of the Prepayment Amount and 0.75%, approximately $277,000, and (c) brokerage expenses of approximately $164,000.

In August 2024, the Company and Meteora amended the FPA (the FPA as amended, the “2024 FPA” and the amendment to the FPA, the “FPA Amendment”), primarily changing the

●settlement method provision from physical settlement to cash settlement.
●maturity date to be the earliest to occur of (a) the third anniversary of the Closing Date, (b) the date specified by Meteora in a written notice delivered to the Company after the occurrence of (i) a Trigger Event (as defined in the 2024 FPA) or (ii) a Delisting Event (as defined in the 2024 FPA), (c) the date specified by Meteora in a written notice at Meteora’s sole discretion.
●Prepayment Shortfall to 0.5% of the product of the number of Recycled Shares and the Initial Price and permitting the Company to request shortfall payments in intervals of $300,000 after Meteora has recovered 120.0% of the Prepayment Shortfall. Accordingly, the Company wrote off the other receivable totaling $185,000 owed from Meteora for one-half of the 1.0% of the Prepayment Shortfall that was included as a component of other current assets on the accompanying consolidated balance sheets.

●Reset Price to the lower of (a) the then current Reset Price, (b) the Initial Price, (c) the volume-weighted average price (the “VWAP”) of the Shares of the prior week, but not lower than $64.00, provided the Reset Price may be further reduced pursuant to a Dilutive Offering Reset (as defined in the FPA).

In addition, the FPA Amendment added terms around the Settlement Amount and the Settlement Amount Adjustment, both defined in the 2024 FPA. There were no shares sold pursuant to the FPA between the Closing Date and the date the FPA Amendment was executed.

The FPA Amendment was deemed to be a modification and the Company recognized a gain of $1,547,236 on the modification of the FPA, which is net of the amount due from Meteora for one-half of the 1.0% of the Prepayment Shortfall, and is included as a component of other income (expense) in the consolidated statements of operations and comprehensive loss.

In December 2024, the Company and Meteora amended the 2024 FPA (the 2024 FPA as amended, the “Amended 2024 FPA” and the amendment to the 2024 FPA, the “Second FPA Amendment”), whereby Meteora waived the requirement to adjust the Reset Price for a dilutive offering and the VWAP Trigger Event through December 31, 2025 that may occur in connection with the Company entering into the SEPA. In exchange for the entering into the Second FPA Amendment, the Company released 15,625 shares of the Company’s common stock held by Meteora from their designation as Recycled Shares.

The Second FPA Amendment’s most significant changes deleted the definitions of Reset Price and Prepayment Shortfall from the FPA Amendment and replaced these as follows:

●Reset Price to the lower of (a) the then current Reset Price, (b) the Initial Price, (c) the VWAP of the Shares of the prior week, but not lower than $64.00, and (d) the price per share of the issuance of any shares upon conversion of amounts due to Yorkville pursuant to the SEPA (other than the issuance of shares to pay the SEPA commitment fee), but not lower than $32.00; provided the Reset Price may be further reduced pursuant to a Dilutive Offering Reset (as defined in the FPA)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

●Prepayment shortfall to 0.5% of the product of the number of Recycled Shares and the Initial Price and permitting the Company to request shortfall payments in intervals of $300,000 (at any time up to forty-five calendar days prior to the Valuation Date) after (i) Meteora has recovered 130.0% of the Prepayment Shortfall and (ii) the VWAP Price over the ten trading days prior to an Additional Shortfall Request multiplied by the then current number of shares (excluding unregistered shares) held by Meteora less Shortfall Sale Shares be at least seven times greater than the Additional Shortfall Request and (iii) the average daily value traded over the prior ten trading days be at least seven times greater than the Additional Shortfall Request (with (i), (ii), and (iii) collectively the “Equity Conditions”). Meteora has the right, but not the obligation to waive the Equity Conditions for each Additional Shortfall Request.

During the year ended December 31, 2024, Meteora sold 32,643 shares pursuant to the 2024 FPA and the Company received cash proceeds of $1,000,000.

On April 2, 2025, the Company entered into a mutual termination agreement with Meteora Capital Partners, LP (“Meteora”) to terminate the Amended 2024 FPA (the “FPA Termination Agreement”) in exchange for termination consideration of $500,000. Pursuant to the FPA Termination Agreement, the 50,592 shares of the Company’s common stock that Meteora held as of the termination date of April 2, 2025 were deemed free and clear of all obligations, the number of Recycled Shares was equal to zero, and the Prepayment Shortfall was deemed to be zero. The Company received termination consideration of $500,000 from Meteora in April 2025. Pursuant to the FPA Termination Agreement, the Company recorded a change in fair value of $971,000 during the year ended December 31, 2025.

Libertas Settlement and Termination Agreement: On September 24, 2025, the Company executed a Settlement and Termination Agreement with Libertas that terminated the derivative features under the prior Agreement of Sale of Future Receivables and Debt Conversion Agreement.

NOTE 12: FAIR VALUE MEASUREMENTS

The following table sets forth by level, within the fair value hierarchy, the Company’s assets and liabilities, including financial liabilities for which the Company has elected the fair value option, measured and recorded at fair value on a recurring basis as of December 31, 2025:

	Level I	Level II	Level III	Total
Assets
Forward purchase agreement	$—	$—	$—	$—
Total assets	$—	$—	$—	$—
Liabilities
Derivative liabilities	$—	$—	$234,389	$234,389
3(a)(10) Settlement Agreement	—	—	3,634,000	3,634,000
Contingent consideration	—	—	1,771,390	1,771,390
Convertible debt	—	—	5,321,303	5,321,303
Total liabilities	$—	$—	$10,961,082	$10,961,082

The following table sets forth by level, within the fair value hierarchy, the Company’s liabilities, including financial liabilities for which the Company has elected the fair value option, measured and recorded at fair value on a recurring basis as of December 31, 2024:

	Level I	Level II	Level III	Total
Assets
Forward purchase agreement	$—	$—	$1,471,000	$1,471,000
Total assets	$—	$—	$1,471,000	$1,471,000
Liabilities
Derivative liabilities	$—	$—	$4,229,478	$4,229,478
Contingent consideration	—	—	434,174	434,174
Convertible debt	—	—	8,542,323	8,542,323
Total liabilities	$—	$—	$13,205,975	$13,205,975

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company did not make any transfers into or out of Level 3 of the fair value hierarchy during the years ended December 31, 2025 and 2024.

The following table provides a reconciliation of our assets and liabilities measured at fair value using Level 3 inputs:

	Forward		3(a)(10)
	Purchase	Derivative	Settlement	Contingent	Convertible
	Agreement	liabilities	Agreement	consideration	debt
Balance, December 31, 2024	$1,471,000	$(4,229,478)	$—	$(434,174)	$(8,542,323)
Cash payment/(receipt)	(500,000)	—	—	—	637,500
Issuances	—	—	(11,624,000)	—	(8,762,250)
Settlement through issuance of Company’s common stock and other adjustment **	—	4,360,247	8,711,829	—	11,276,082
Gain on extinguishment of debt and vendor payable	—	—	—	—	2,261,222
Loss on issuance of financial instruments	—	—	—	—	(45,250)
Additional RJZ settlement amount*	—	—	—	—	—
Reclass from level 3	—	—	—	215,612	—
Change in fair value	(971,000)	(365,158)	(721,829)	(111,664)	(2,146,284)
Ending balance, December 31, 2025	$—	$(234,389)	$(3,634,000)	$(330,226)	$(5,321,303)
*

Contingent Consideration also includes current portion of crystallized contingent consideration amounting to $417,163 and RJZ settlement amounting to $1,024,001 which are not included in the table above as these are not fair valued.

**

Other adjustment consist of $3,630,000 related to convertible debt liabilities transferred to 3(a)(10) and settlement of derivative liabilities of Libertas amounting to $2,648,508 by way of extinguishment (refer Note 11).

Fair Value of Level 3 Financial Instruments

Certain financial instruments, including SEPA convertible notes, instruments related to 3(a)10 Settlement Agreement and Derivative Liabilities contain embedded features that require bifurcation and measurement at fair value under ASC 815. These instruments are classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs.

In prior periods, the Company utilized a Monte Carlo simulation model to estimate fair value where valuation depended on future stock price variability and path-dependent assumptions. As of December 31, 2025, for certain convertible notes, the reset provisions were based on the Company’s closing stock price at year-end and were not dependent on future contingent events, and accordingly fair value was determined using the intrinsic value of the reset feature at the measurement date. For other convertible notes where the settlement outcome remained uncertain, the Company applied a probability-weighted pay-off approach, assigning probabilities to each potential settlement scenario (e.g., cash repayment, conversion, or default) to estimate the fair value of the embedded derivative at the reporting date.

Convertible Notes Payable

The Company’s carrying value and fair value for the convertible notes payable for which the Company elected the fair value option is as follows:

	December 31, 2025		December 31, 2024
	Carrying Value	Fair Value	Carrying Value	Fair Value
2024 Convertible Notes	$—	$—	$2,440,000	$2,547,209
2025 Convertible Notes	3,212,250	3,778,303	—	—
Assumed 2024 Note	—	—	3,630,000	3,630,000
SEPA Convertible Note*	1,386,975	1,543,000	2,500,000	2,365,114
	$4,599,225	$5,321,303	$8,570,000	$8,542,323

* SEPA convertible note includes the SEPA option derivative liability of $65,114 as on December 31, 2024.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The change in fair value on convertible debt resulted in a loss of approximately $2,146,000 and a loss of approximately $1,708,000 for the years ended December 31, 2025 and 2024, which was recorded as a component of other income (expense) on the accompanying consolidated statements of operations and comprehensive loss.

2024 Convertible Notes, and 2025 Convertible Notes: The 2025 Convertible Notes, and 2024 Convertible Notes are re-measured to fair value at each reporting period using the following relevant assumptions:

	December 31, 2025	December 31, 2024
Discount rate	20.0 - 65.0%	20.0%
Probability of conversion at maturity scenario	30.0 -100.0%	70.0 - 100.0%
Probability of voluntary conversion scenario/event of default scenarios	0.0 - 70.0%	0.0 - 30.0%
Remaining term for conversion at maturity scenario/event of default scenarios	0.01 - 0.52 years	0.01 - 0.28 years
Remaining term for voluntary conversion scenario	0.01 - 0.52 years	0.01 - 0.03 years

SEPA Convertible Note:

The fair value measurement of the SEPA Convertible Note is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs (refer to Note 8).

As of December 31, 2025, following entry into the Settlement and Termination Agreement with Yorkville dated December 29, 2025, the Company’s obligation under the SEPA Convertible Note was restructured into fixed bi-weekly installment payments of $250,000 on the outstanding balance of $1,386,975, with final settlement expected upon consummation of the Company’s planned uplisting on or about March 31, 2026. Accordingly, the fair value of the SEPA Convertible Note as of December 31, 2025 was $1,543,000, as determined by an independent third-party valuation firm using a discounted cash flow methodology applied to the scheduled installment payments. The key assumptions used in the valuation were as follows:

Assumptions	December 31, 2025
Valuation technique	Discounted cash flow of scheduled installment payments
Outstanding balance	$1,386,975
Bi-weekly payment amount	250,000
Expected IPO / settlement date	March 31, 2026
Discount rate	15.0%
Fair value of outstanding balance	$1,368,000
Termination fee (payable in Common Stock at IPO price)	$175,000
Fair value of SEPA (post-termination)	$—
Total fair value of Pre-Paid Advance Obligation	$1,543,000

The discount rate of 15.0% was selected based on an analysis of market-based rates of return, including the ICE BofA CCC & Lower US High Yield Index (12.5%), the S&P U.S. High Yield Corporate Bond CCC index (15.7%), and the Pepperdine Private Capital Markets mezzanine required rate of return (19.0%). The fair value measurement is subject to estimation uncertainty, as it is sensitive to changes in the discount rate and the timing of the expected IPO. Pursuant to the Settlement and Termination Agreement, the SEPA was terminated, and its value was determined to be zero; accordingly, the remaining obligation consists solely of the scheduled installment payments and the termination fee.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As on December 31, 2024 the fair value of the SEPA Convertible Note was determined utilizing a Monte Carlo simulation considering the following relevant assumptions:

December 31, 2024
Remaining term	0.97 years
Volatility	88.0%
Risk-free rate	4.3%
Drift term	4.2%
Conversion price for payments to be made through issuance of Company’s common stock	$13.12
Payments to be made through issuance of shares of Company’s common stock	11.1%
Payments to be made in cash	88.9%

Forward Purchase Agreement

The change in fair value on the forward purchase agreement resulted in a net loss of approximately $8,254,390 and a gain on modification of the forward purchase agreement was approximately $1,572,236 for the year ended December 31, 2024, which was recorded as a component of other income on the accompanying consolidated statements of operations and comprehensive loss.

The fair value of the Amended 2024 FPA was measured at fair value at December 31, 2024 utilizing a Monte Carlo simulation model that applies a probability of occurrence to the present value of each settlement scenario. as follows:

	Amended 2024 FPA		2024 FPA
	December 31, 2024	December 16, 2024 (modification)	December 16, 2024 (modification)
Probability of maturity settlement scenario	15.0%	15.0%	15.0%
Probability of prepayment shortfall settlement scenario	85.0%	85.0%	85.0%
Recycled Shares held by Meteora	53,247	53,247	68.872
Price per share of Company’s common stock	$38.72	$24.64	$24.64
Remaining term	2.53 years	2.57 years	2.57 years
Risk-free interest rate	4.3%	4.2%	4.2%
Drift term	4.2%	4.1%	4.1%
Volatility	85.0%	81.0%	81.0%
Forecasted price per share of Company’s common stock at maturity	73.60	11.84	$11.84
Expected margin from Meteora’s sale of Recycled Shares	76.9%	76.9%	83.3%

The fair value of the FPA was re-measured to fair value at assumption and immediately prior to the modification utilizing a Black-Scholes option pricing model that utilizes the following relevant assumptions:

	August 2, 2024	July 12, 2024
	(modification)	(assumption)
Expected term	2.94 years	3.0 years
Price per share of Company’s common stock	$24.96	$113.28
Exercise price	$427.52	$427.52
Volatility	80.0%	46.0%
Risk-free interest rate	3.7%	4.2%
Dividend rate	0.0%	0.0%
Probability of completing the Business Combination	N/A	100.0%

The FPA Amendment provide two settlement options whereby the 2024 FPA can be settled either at maturity if shares of the Company’s common stock are trading above $64.00 per share (the “Maturity Settlement Scenario”) or at the Company’s request for a prepayment short-fall whereby the Company requests Meteora to sell shares (the “Prepayment Shortfall Scenario”). The Second FPA Amendment also provides a Maturity Settlement Scenario and a Prepayment Shortfall Scenario, with a revised definition for the Prepayment Shortfall Scenario (see Note 11).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On April 2, 2025, the Company entered into a mutual termination agreement with Meteora to terminate the Amended 2024 FPA (the “FPA Termination Agreement”) in exchange for termination consideration of $500,000. Pursuant to the FPA Termination Agreement, the 50,592 shares of the Company’s common stock that Meteora held as of the termination date of April 2, 2025 were deemed free and clear of all obligations, the number of Recycled Shares was equal to zero, and the Prepayment Shortfall was deemed to be zero. The Company received termination consideration of $500,000 from Meteora in April 2025.

3(a)(10) Settlement Agreement

On January 28, 2025, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Last Horizon, LLC (“Last Horizon”), pursuant to which the Company agreed to issue shares of its common stock to Last Horizon in exchange for the settlement of bona fide outstanding liabilities totaling approximately $8,908,077 (the “Claim”) that Last Horizon had acquired from various Company creditors. The Settlement Agreement was approved by the Circuit Court of the 12th Judicial Circuit of the State of Florida, and the issuance of common stock to Last Horizon is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof.

Under the terms of the Settlement Agreement, the Company is obligated to issue shares of common stock to Last Horizon in tranches to satisfy the Claim. Last Horizon may deliver a share request to the Company stating the dollar amount of common stock to be issued in one or more tranches. The number of shares issuable in each tranche is determined by dividing the claim amount for such tranche by the purchase price (the “Conversion Price”). The Conversion Price equals $34.88 per share (the closing price on January 28, 2025, the settlement date). However, if at any time the Company’s common stock trades below $34.88, the Conversion Price adjusts to the lower of (i) $34.88 or (ii) 85.0% of the market price, defined as the lowest volume-weighted average price during the five trading days immediately preceding the share request date, subject to a floor price of $0.64 per share. Additionally, pursuant to Section 9 of the Agreement, upon the occurrence of certain default events — including (i) the Company’s bankruptcy or insolvency, (ii) suspension of trading or delisting of the Company’s common stock from its principal market, or (iii) the Company’s failure to timely deliver Settlement Shares — the Conversion Price adjusts to the lower of $34.88 or 75.0% of the market price, subject to the same $0.64 floor price. Last Horizon is also subject to a 4.99% beneficial ownership cap on the Company’s outstanding common stock. The Agreement does not provide for cash settlement; the Company’s sole obligation is to issue shares of common stock until the Claim is satisfied in full.

The Company elected the fair value option under ASC 825 for the 3(a)(10) Settlement Agreement obligation. The obligation represents a freestanding financial instrument indexed to the Company’s common stock and is classified as a liability in accordance with ASC 480, as it embodies an obligation that may be settled with a variable number of shares. The liability is remeasured at fair value at each reporting date, with changes in fair value recognized in other (expense) income, net in the consolidated statements of operations and comprehensive loss.

The fair value on the date of issuance of the 3(a)(10) Settlement Agreement was $11,624,000 resulting in a loss on extinguishment of debt and accounts payable amounting to $2,715,923.

The change in fair value of the 3(a)(10) Settlement Agreement obligation resulted in a loss of approximately $722,000 for the year ended December 31, 2025. No gain or loss was recognized for the year ended December 31, 2024, as the agreement was entered into in January 2025.

During the year ended December 31, 2025, the Company issued 429,504 shares of its common stock with an aggregate fair value of $8,711,829 pursuant to the Settlement Agreement to partially settle the outstanding obligation. As of December 31, 2025, the remaining claim amount was $2,955,750. These settlements and related impacts are reflected in the Level 3 rollforward table above.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The fair value measurement is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs. As of December 31, 2025, the fair value of the 3(a)(10) Settlement Agreement obligation was $3,634,000, as determined by an independent third-party valuation firm using a Monte Carlo simulation with 50,000 trials under a scenario-based framework. The valuation considered two scenarios: (i) a base case scenario (95.0% probability), under which the Conversion Price equals the lower of $34.88 or 85.0% of the market price, and (ii) a default scenario (5.0% probability), under which the Conversion Price equals the lower of $34.88 or 75.0% of the market price. The Company’s stock price was simulated using Geometric Brownian Motion through the expected last share issuance date of August 18, 2026. Key assumptions as of December 31, 2025 were as follows:

Input	Value
Stock price as of valuation date	$13.12
Equity volatility	80.0%
Risk-free rate	3.6%
Expected term	0.63 year
Drift term	3.5%

The fair value of the 3(a)(10) Settlement Agreement exceeds the remaining claim amount of $2,955,750 due to the variable conversion pricing mechanism: when the Company’s stock trades below $34.88, the discounted conversion price results in a greater number of shares being issued, increasing the fair value of the obligation to Last Horizon.

As of December 31, 2025, if the remaining obligation of $2,955,750 were settled at that date under the base case conversion terms, the Company would be required to issue approximately 265,042 shares with an aggregate fair value of approximately $3,477,353. Under an event of default scenario, the Company would be required to issue approximately 300,381 shares with an aggregate fair value of approximately $3,941,000. Because the settlement amount is fixed in dollars and settled in a variable number of shares, the number of shares required to be issued is inversely related to the Company’s stock price. At the December 31, 2025 base case conversion price of approximately $11.15 per share (85% of market price), for each $0.32 decrease in the Company’s share price, the conversion price would decrease by $0.2732, and the Company would be obligated to issue approximately 6,563 additional shares to satisfy the remaining claim amount. At the floor price of $0.64 per share, the maximum number of shares issuable under the agreement is 4,618,359. Based on the expected settlement schedule as of the valuation date, the remaining tranches are expected to be issued on approximately June 1, June 16, July 1, July 16, August 3, and August 18, 2026, in equal installments of $533,333 each, with a final tranche of $289,083.

As of January 28, 2025, the fair value of the 3(a)(10) Settlement Agreement obligation was $11,624,000, as determined by an independent third-party valuation firm using a Monte Carlo simulation with 50,000 trials under a scenario-based framework. The valuation considered two scenarios: (i) a base case scenario (95.0% probability), under which the Conversion Price equals the lower of $34.88 or 85.0% of the market price, and (ii) a default scenario (5.0% probability), under which the Conversion Price equals the lower of $34.88 or 75.0% of the market price. The Company’s stock price was simulated using Geometric Brownian Motion through the expected last share issuance date of September 15, 2025. Key assumptions as of January 28, 2025 were as follows:

January 28, 2025
Price per share of Company’s common stock	$34.88
Equity volatility	88.0%
Remaining term	0.63 year
Risk-fee rate	4.2%
Drift term	4.10%

The fair value of the 3(a)(10) Settlement Agreement obligation exceeds the claim amount of $8,908,077 due to the variable conversion pricing mechanism: when the Company’s stock trades below $34.88, the discounted conversion price results in a greater number of shares being issued, increasing the fair value of the obligation to Last Horizon.

Contingent consideration obligation

The change in fair value of the contingent consideration obligation resulted in a loss of approximately $0 and $60,000 for the year ended December 31, 2025 and 2024, respectively, which was recorded as a component of other income on the accompanying consolidated statements of operations and comprehensive loss.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the contingent consideration obligation was measured to fair value at inception and re-measured at each reporting period utilizing a Monte Carlo simulation considering the following relevant assumptions:

	December 31, 2025	December 31, 2024
Operating leverage	150.0%	150.0%
Revenue volatility	20.3%	20.1%
EBITDA volatility	50.8%	50.2%
Earnout risk free rate	3.8%	4.5%
Long-term risk-free rate	4.8%	4.9%
Weighted average cost of capital	17.0%	18.0%
Correlation between revenue and EBITDA	0.61	0.65
Discount rate	15.0%	6.0%
Term to payment	0.1 - 6.1 years	0.1 - 7.1 years

Derivative Liabilities

The change in fair value of derivative liabilities resulted in a loss of approximately $366,000 and $187,000 for the year ended December 31, 2025 and 2024, respectively, which were recorded as a component of other income on the accompanying consolidated statements of operations and comprehensive loss.

Debt conversion share adjustment obligations: As on December 31, 2024, the fair value of the derivative liabilities issued in connection with the September 2024 debt conversion agreements were determined using Monte Carlo simulations considering the following relevant assumptions at the date of issuance and each subsequent reporting period:

December 31, 2024
Price per share of Company’s common stock	$38.72
Equity volatility	92.0 - 93.0%
Forecasted per share of Company’s common stock - Reset Date	$35.84
Risk-fee rate - Reset Date	4.4%
Drift term - Reset Date	4.3%
Forecasted five day VWAP per share of Company’s common stock - First Reset Date	$30.72
Remaining term - Second Reset Date	1.04 year
Forecasted five day VWAP per share of Company’s common stock - Second Reset Date	$25.92

SEPA Derivative Liability: In December 2024, the Company entered into a SEPA with YA II PN, LTD (“Yorkville”). Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $25,000,000 of shares of the Company’s common stock at the Company’s request any time during the commitment period commencing on December 17, 2024 (the Effective Date”) and continuing for a term of three years (“Purchased Put Option”). Yorkville agrees to advance to the Company $4,500,000 (the “Pre-Paid Advance”), less a discount of 8.0% of the principal amount, as evidenced by convertible promissory notes in two tranches. The first tranche of $2,500,000 (See Note 8 – SEPA Convertible Note) was advanced to the Company on the Effective Date of the SEPA and the second tranche of $2,000,000 to be advanced on the later of (i) the initial registration statement becoming effective and (ii) the Company’s receipt of shareholder approval to issue shares of the Company’s common stock in excess of the exchange cap, as defined in the SEPA. The SEPA will automatically terminate on the earlier to occur of (i) January 1, 2028, provided that if any Pre-Paid Advance is then outstanding, termination shall be delayed until such date that all Pre-Paid Advances are repaid, and (ii) the date on which Yorkville shall have made payment of advances pursuant to the SEPA for Common Stock equal to the commitment amount of $25,000,000.

Each advance that the Company issues in writing to Yorkville under the SEPA (each, an “Advance,” and notice of such request, an “Advance Notice”) may be in an amount of Common Stock up to the aggregate daily trading volume of Common Stock for the five trading days prior to the Company requesting an Advance. The purchase price for the shares of Common Stock set forth in the Advance is determined by multiplying the market price of the Company’s common stock by 97% of the lowest daily VWAP during the applicable three consecutive trading day pricing period for any Advance Notice delivered by the Company Additionally, the Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Yorkville. Once the Company draws on the SEPA, the related number of shares issuable constitutes a forward contract to issue common stock (“Forward Contract”).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to the terms of the SEPA, at any time that there is a balance outstanding under the SEPA Convertible Note, Yorkville has the right to receive shares to pay down the principal balance, and may select the timing and delivery of such shares (via an “Investor Notice”), in an amount up to the outstanding principal balance on the SEPA Convertible Note at a purchase price equal $64.00 per share of the Company’s common stock (the “Fixed Price”). If the Company is not current on its payment obligations, the Yorkville is entitled to a purchase price equal to (i) 93% of the lowest daily Volume Weighted Average Price (“VWAP”) of the Company’s common stock on Nasdaq during the 10 consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Price”). The Variable Price shall not be lower than $4.54 per share (the “Floor Price”).

Any purchase under an Advance would be subject to certain limitations, including that Yorkville shall not purchase or acquire any shares that would result in it and its affiliates beneficially owning more than 4.99% of the then outstanding voting power or number of shares of the Company’s common stock or any shares that, aggregated with shares issued under all other earlier Advances, would exceed 19.99% of all shares of the Company’s common stock of the Company outstanding on the date of the SEPA, unless Company shareholder approval was obtained allowing for issuances in excess of such amount.

As consideration, the Company agreed (i) and paid a structuring fee in the amount of $25,000 and (ii) to pay a commitment fee of $375,000, of which (a) one-half of the commitment fee was paid through the issuance of 8,264 shares of the Company’s common stock with a fair value of $187,500, as determined using the closing price on the date of issuance and (b) one-half of the commitment fee is due on June 17, 2025 in cash (or by way of an Advance). The structuring fee and commitment fee were expensed in full immediately following the consummation of the SEPA, according to ASC 815, and recorded within the general and administrative expense line item in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2024.

Under the Yorkville Agreement, the payment made on December 15, 2025 was first applied to satisfy the $187,500 deferred fee, with the remaining amount applied toward the prepaid advance obligation (See Note 8 – SEPA Convertible Note).

Pursuant to the terms of the SEPA, the proceeds of the SEPA are restricted from being used:

●	to repay any advances or loans to executives, directors, or employees
●	to make payments on related party obligations
●	to repay advances or loans to Related Lenders, as defined in the SEPA, without the prior written consent of Yorkville or until the balance under the Pre-Paid Advances is less than $1,000,000
●	to fund or facilitated, directly or indirectly, any activities or business with a person, entity, territory, or country subject to Sanctions, as defined in the SEPA, or is a Sanctioned Country, as defined in the SEPA
●	in any manner that will result in a violation of Sanctions or applicable laws
●	to loan, invest or transfer any cash proceeds, or property acquired with cash proceeds from the Pre-Paid Advance to a subsidiary without approval from Yorkville

While amounts are outstanding under the Pre-Paid Advance, the Company:

●	may not effect a reverse stock split or share consolidation.
●	shall prepay amounts owed under the Pre-Paid Advance in an amount equal to 20.0% of the net proceeds of a new financing transaction to Yorkville, unless waived by Yorkville
●	shall pay 100.0% of proceeds received from any disbursements of the FPA to Yorkville, unless waived by Yorkville

The SEPA was determined to be a freestanding financial instrument which did not meet the criteria to be accounted for as a derivative instrument or to be recognized within equity. Pursuant to ASC 815, the Company therefore recognizes the SEPA Option as a

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

liability, measured at fair value at the date of issuance and in subsequent reporting periods, with changes in fair value recognized in other (expense) income, net in the consolidated statements of operations and comprehensive loss.

The SEPA was determined to have a fair value of $65,114 on the date of issuance and at December 31, 2024. As of December 31, 2025, the Company does not expect to settle subsequent payments through equity, and accordingly the fair value of the SEPA derivative liability was determined to be $0. The resulting fair value gain of $65,114 was recognized during the year ended December 31, 2025 within other (expense) income, net. No corresponding gain or loss was recognized during the year ended December 31, 2024, as there was no change in fair value from the issuance date through December 31, 2024.

Under the Yorkville Agreement, in the event the IPO is consummated, the SEPA will be terminated effective immediately prior to the closing, and the Company shall pay Yorkville a termination fee in shares of common stock with an aggregate value equal to $175,000, valued at the public offering price per share in the IPO.

As on December 31, 2024, the fair value of the SEPA Derivative Liability was determined using Monte Carlo simulation considering the following relevant assumptions at the date of issuance and each subsequent reporting period:

December 31, 2024
Remaining term	0.97 years
Volatility	88.0%
Risk-free rate	4.3%
Drift term	4.2%
Conversion price for payments to be made through issuance of Company’s common stock	$0.41
Prepayment premium	107.0%

Shares to be issued at settlement of derivative liabilities

The shares of the Company’s common stock to be issued in settlement of the above derivative liabilities are dependent on the share price at a future date and, as such, cannot be exactly determined as of December 31, 2025. Accordingly, an estimate has been made using the option pricing model to determine the liability value.

NOTE 13: LEASES

The Company has operating and finance leases for its corporate offices, call centers and vehicles. The following table provides a summary of the components of lease costs, which are included within cost of revenue and selling, general and administrative on the accompanying consolidated statements of operations and comprehensive loss, for the years ended December 31:

	2025	2024
Operating lease costs	$98,355	$172,974
Short-term lease costs	46,984	181,718
Finance lease costs	—	—
Amortization of ROU assets	76,626	121,457
Interest on lease liabilities	7,856	19,000
Total lease costs	$229,821	$495,149

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table provides the weighted-average lease terms and discount rates for the Company’s operating and finance leases at December 31:

	2025	2024
Weighted-average remaining lease term (in years)
Operating leases	2.34	2.5
Finance leases	0.98	1.7
Weighted-average discount rate
Operating leases	10.4%	14.2%
Finance leases	8.0%	8.0%

The following tables provides a summary of lease liability maturities as of December 31, 2025:

	Finance
	Leases	Operating Leases	Total
2026	$73,056	$110,773	$183,829
2027	33,814	97,545	131,359
2028	—	39,362	39,362
2029	—	—	—
Total undiscounted lease payments	106,870	247,680	354,550
Less: imputed interest	(4,723)	(22,831)	(27,554)
Total lease liabilities	$102,147	$224,849	$326,996

NOTE 14: INCOME TAXES

Our income before provision for (benefit from) income taxes for the year ended December 31, 2025 and 2024 was as follows (in thousands):

	Years ended December 31,
	2025	2024
United States	$(17,253,473)	$(22,162,510)
Foreign	1,179,715	(345,698)
Loss before income tax expense	$(16,073,758)	$(22,508,208)

A provision for (benefit from) income taxes of $(16,086), and $0 has been recognized for the years ended December 31, 2025 and 2024, respectively.

The components of the provision for income taxes for the years ended December 31, 2025 and 2024 consisted of the following (in thousands):

	Years ended December 31,
	2025	2024
Current
Federal	$—	$—
State	—	—
Foreign	—	—
Total Current	—	—
Deferred
Federal	—	—
State	—	—
Foreign	(16,086)	—
Total Deferred	(16,086)	—
Total income taxes	$(16,086)	$—

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance is intended to enhance the transparency and decision-usefulness of income tax disclosures by requiring more granular disaggregation in the effective tax rate (“ETR”) reconciliation and providing expanded information regarding income taxes paid, categorized by jurisdiction. The Company adopted the provisions of ASU 2023-09 on a prospective basis effective January 1, 2025.

	For the Years ended December 31, 2025
	Amount ($)	Percentage
Income Tax Expense (Benefit) at statutory federal rate	(3,375,489)	21.0%
Foreign Tax Effects:
India:
Non-taxable bargain purchase gain	(445,427)	2.7%
Others	170,938	(1.0)%
Changes in Valuation Allowance	2,887,012	(17.5)%
Nontaxable or nondeductible items:
Loss on extinguishment of debts	641,679	(4.0)%
Others	105,201	(1.0)%

Effective tax income	(16,086)	0.1%

The company did not have any cash paid amount for income taxes, net of refunds for the year ended December 31, 2025.

A reconciliation of the federal statutory income tax rate to the effective income tax rate prepared under the disclosure requirements prior to the adoption of ASU 2023-09 is as follows for the year ended December 31:

	For the Years ended December 31, 2025
	Amount ($)	Percentage
Income Tax Expense (Benefit) at statutory federal rate	(4,726,724)	21.0%
Non-deductible items	1,899,065	(8.4)%
Change in Valuation Allowance	2,902,582	(12.9)%
Other	(74,923)	0.3%
	—	0.0%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Deferred tax assets (liabilities) as of December 31, 2025 and 2024 consisted of the following (in thousands):

	Years ended December 31,
	2025	2024
Deferred Tax Assets:
Amortization and impairment	$—	$492,385
Deferred Revenue	50,703	—
Accruals and reserve	484,783	—
Stock based compensation	394,466	—
Operating lease liability	55,480	78,087
Net operating losses	9,878,937	8,450,019
Excess interest expenses (163j)	1,131,857	—
Other	263,409	10,566
Deferred tax assets	12,259,635	9,031,057
Valuation Allowance	(11,843,977)	(8,888,489)
Total deferred tax assets	$415,658	$142,568
Deferred Tax Liabilities:
Intangible assets	(85,509)	—
Fixed asset	(4,238,328)	(28,220)
ROU	(40,961)	(114,348)
Other	(90,374)	—
Total deferred tax liabilities	(4,455,172)	(142,568)

Net deferred tax asset/(liability)	$(4,039,514)	$—

As of December 31, 2025, the Company had U.S. federal net operating loss (“NOL”) carryforwards of approximately $34,944,785. Of this amount, $962,509 will begin to expire in 2036, and the remaining $33,982,276 can be carried forward indefinitely. Under the Tax Cuts and Jobs Act of 2017, the utilization of federal NOLs arising in tax years beginning after December 31, 2017, is limited to 80% of the Company’s taxable income in the year of utilization. Additionally, as of December 31, 2025, the Company had state NOL carryforwards of approximately $15,780,473, which will begin to expire in 2044, and foreign NOL carryforwards of approximately $6,332,138. The foreign NOL carryforwards consist of $1,269,615 of business losses, which will begin to expire in 2027, and $5,062,523 of unabsorbed depreciation, which can be carried forward indefinitely.

Management regularly assesses the ability to realize deferred tax assets recorded based upon the weight of all available evidence, including such factors as recent earnings history and expected future taxable income on a jurisdiction-by-jurisdiction basis. In the event that the Company changes its determination as to the amount of realizable deferred tax assets, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made. The Company’s management believes that, based on a number of factors, it is more likely than not, that all or some portion of the deferred tax assets will not be realized; and accordingly, for the year ended December 31, 2025, the Company has provided a valuation allowance for certain deferred tax assets that are expected to be unrealized against the Company’s U.S. net deferred tax assets. The net change in the valuation allowance for the years ended December 31, 2025 and 2024 was an increase of $2,955,488 and $3,680,546, respectively. The increase in the valuation allowance year-over-year was mainly driven by the increase in net operating losses in the United States and India and interest expense carryforward.

Pursuant to Sections 382 and 383 of the Internal Revenue Code, or IRC, annual use of the Company’s net operating losses and tax credit carryforwards may be limited in the event a cumulative change in ownership of more than 50% occurs within a three-year period. The amount of annual limitation is determined based on the value of the Company immediately prior to the ownership changes. The Company is in process of performing an assessment of whether a change in ownership has occurred or whether there have been multiple changes in ownership, within the meaning of Section 382. Due to the Company’s position of full valuation allowance of domestic net deferred tax assets, the Company does not believe this has any material impact on the Company’s income tax provision.

The Company had no unrecognized tax benefits for the years ended December 31, 2025 and 2024. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. No such interest and penalties were recognized during the years ended December 31, 2025 and 2024.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company expects to file income tax returns in the U.S. federal, various state jurisdictions, and India for 2025. The Company is not currently under examination by income tax authorities in federal, state, or India. All tax returns remain open for examination by the federal and state authorities for three and four years, respectively, from the date of utilization of any net operating loss or credits. India’s statute of limitations generally expires three years from the end of the relevant assessment year. Therefore, the assessment years 2022–23 through 2025–26 remain open to examination.

In recent years the United States has enacted new tax legislation (the American Rescue Act, CHIPS and Science Act, and the Inflation Reduction Act). On July 4, 2025, the 2025 Tax Act was enacted in the United States. This legislation includes multiple changes, such as restoration of immediate expensing of domestic research and development expenditures under §174, reduction of GILTI and FDII deductions under §250, increase of foreign tax credit limitation from 80% to 90%, reinstatement of 100% bonus depreciation for qualified property acquired after January 19, 2025, to name a few. Due to the Company’s net operating losses for both accounting and tax purposes, the new tax legislation does not have a material impact on the Company’s provision for income taxes.

NOTE 15: RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions

The following is a description of certain relationships and transactions that exist or have existed or that the Company has entered into, in each case since January 1, 2024, with its directors, executive officers, or stockholders who are known to the Company to beneficially own more than ten percent of its voting securities and their respective affiliates and immediate family members.

Sponsor of MCAC

In connection with the closing of the Business Combination, the Company assumed unsecured promissory notes totaling approximately $555,000 that are non-interest bearing and due on demand and advances totaling approximately $132,000 that are non-interest bearing and due on demand with the Sponsor of MCAC. During September 2024, the Company entered into a note conversion agreement with the Sponsor of MCAC in which the Company converted the outstanding principal on unsecured promissory notes and certain other liabilities owed to the note holders into shares of the Company’s common stock at a conversion price of $64.00 per share with a one-time share reset adjustment, subject to shareholder approval and a maximum aggregate ownership amount of 19.99% for each individual lender. In connection with these agreements, approximately $555,000 of unsecured promissory notes and approximately $132,000 of accounts payable and accrued expenses were extinguished in exchange for the issuance of 10,727 shares of the Company’s common stock.

In connection with the conversion agreement, the Sponsor of MCAC received a one-time share reset adjustment that was settled during the quarter ended March 31, 2025 through the issuance of 6,436 shares of the Company’s common stock (see Note 4). As of December 31, 2024, the fair value of the derivative liabilities associated with the reset adjustment was approximately $158,000 and was included as a component of derivative liabilities on the accompanying consolidated balance sheets. As of June 30, 2025, the derivative liabilities associated with the reset adjustment were settled in full. For the year ended December 31, 2025, the Company recorded a change in fair value on these derivative liabilities of $30,000 which was included as a component of change in fair value of derivative liabilities on the accompanying consolidated statements of operations and comprehensive loss.

Avanti Notes

In September 2016, the Company entered into an unsecured promissory note with a company owned by the Company’s Chief Executive Officer (the “Related Party Lender”) for an original principal sum of about $248,000 at September 30, 2016 (the “2016 Promissory Note”). The principal balance of the note as of December 31, 2025 and December 31, 2024 are $0 and approximately $179,910 respectively. The note bears annual interest of 14.0%. The note does not have a maturity date, and the full note balance is to be paid over time in amounts determined by the Company. During the year ended December 31, 2025, the Company repaid the note and accrued interest thereon.

In July 2024, the Company borrowed an additional amount of about $93,000 from the Related Party Lender (the “2024 Promissory Note”). The loan bears interest at 14.0% and matures in July 2031. The principal and accrued interest is due in full at maturity. During the year ended December 31, 2025, the Company repaid the note and accrued interest thereon.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In November 2025, in connection with the acquisition of controlling interest in Geo Impex & Logistics Pvt. Ltd., the Company assumed a note payable of approximately $279,000 due to Avanti, maturing on October 31, 2026.

Total interest expense recognized on the promissory notes with the Related Party Lender was approximately $23,107 for the year ended December 31, 2025, respectively, compared to approximately $18,209 for the year ended December 31, 2024.

Amperics Asset Acquisition

On November 3, 2025, the Company completed the acquisition of substantially all assets of Amperics Holdings LLC and Amperics Inc. (collectively, “Amperics”) pursuant to an Asset Purchase Agreement (the “Amperics Asset Acquisition”). Mr. Bala Padmakumar, a member of the Company’s Board of Directors, previously served as Chief Executive Officer of Amperics until 2020 and holds a significant minority ownership interest in Amperics and, as such, is considered a related party to the transaction. The acquired assets consist primarily of proprietary nanotechnology-based energy storage intellectual property, including patents, know-how, software and technical documentation, which have been integrated into the Company’s Keen Labs platform to support its virtual power plant (“VPP”) and AI-enabled energy management initiatives.

The aggregate consideration for the transaction consisted of the issuance of 84,375 shares of the Company’s common stock to the seller. Based on the closing market price of $10.24 per share on the acquisition date, the implied value of the equity consideration was approximately $864,000. No cash consideration was paid, and the agreement does not include any earn-outs or other contingent consideration.

The Company determined that the transaction qualified as an asset acquisition under applicable accounting guidance, as substantially all of the fair value of the acquired gross assets was concentrated in a single identifiable asset (intellectual property). Accordingly, the transaction was accounted for under ASC 805-50, and no goodwill was recognized.

Given the involvement of a related party, the terms of the transaction, including the consideration paid, were reviewed and approved by disinterested members of the Company’s Board of Directors in accordance with the Company’s related party transaction policies. The Company believes that the terms of the transaction are no less favorable than those that could have been obtained from unaffiliated third parties.

NOTE 16: COMMITMENTS AND CONTINGENCIES

Legal and regulatory proceedings

The Company is subject to various routine litigation, legal proceedings, and regulatory matters, that arise in the ordinary course of its business. The Company reviews its lawsuits, regulatory matters, and other legal proceedings on an ongoing basis and provides disclosure and records loss contingencies in accordance with the loss contingencies accounting guidance. In accordance with such guidance, the Company establishes accruals for such matters when potential losses become probable and can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in these consolidated financial statements

The Company accrues for potential liability arising from legal proceedings and regulatory matters when it is probable that such liability has been incurred and the amount of the loss can be reasonably estimated. This determination is based upon currently available information for those proceedings in which the Company is involved, taking into account its best estimate of such losses for those cases for which such estimates can be made. The Company’s estimate involve significant judgement, given the varying stages of proceedings (including issues regarding class certification and the scope of many of the claims), and the related uncertainty of the potential outcomes of these proceedings.

In making determinations of the likely outcome of pending litigation, the Company considers many factors, including, but not limited to, the nature of the claims, the Company’s experience with similar types of claims, the jurisdiction in which the matter is filed, input from outside legal counsel, the likelihood of resolving the matter through alternative mechanisms, the matter’s current status and the damages sought or demands made. Accordingly, the Company’s estimate will change from time to time, and actual losses could be more or less than the current estimate. As of December 31, 2025 and 2024, other than the reserve recorded in connection with the Florida Solar acquisition litigation described below, there were no matters for which a reserve was required to be established.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Florida Solar acquisition litigation (Zrallack and RJZ Holdings LLC v. Aurai LLC, ConnectM Florida RE LLC, and Florida Solar Products, Inc.; Florida 19th Judicial Circuit—St. Lucie County)

On February 26, 2024, Robert J. Zrallack and RJZ Holdings LLC (the “Plaintiffs”) filed suit against Aurai LLC (“Aurai”), ConnectM Florida RE LLC (“ConnectM Florida RE”), and Florida Solar Products, Inc. (“Florida Solar”) (collectively, the “Subsidiaries”), each wholly owned subsidiaries of ConnectM Technology Solutions, Inc. (“ConnectM” or the “Company”), in connection with the Company’s 2022 acquisition of Florida Solar and related real estate transactions.

The matter was compelled to arbitration pursuant to the Stock Purchase Agreement. Following evidentiary hearings conducted in June and July 2025, the arbitrator issued an Interim Arbitration Award on September 11, 2025. Subsequent orders were entered addressing modification and attorneys’ fees and costs. On December 25, 2025, the arbitrator issued a Final Award incorporating prior rulings.

The Final Award includes:

●	Approximately $446,945 awarded in connection with claims relating to a mortgage and promissory note (plus continuing per diem interest);
●	Approximately $1,342,480 in damages relating to additional claims under the Stock Purchase Agreement (plus continuing per diem interest);
●	Attorneys’ fees and costs totaling approximately $418,138 as of September 11, 2025, with interest accruing thereafter;
●	Arbitrators’ fees and costs totaling approximately $74,013; and
●	Certain equitable and payment-related relief, including obligations relating to specified debt instruments and credit card balances.

In aggregate, Plaintiffs’ motion to confirm seeks entry of judgment totaling approximately $2,500,000 plus continuing interest.

On December 30, 2025, Plaintiffs filed a motion to confirm the arbitration award in the Circuit Court for the 19th Judicial Circuit (St. Lucie County, Florida), later amended on January 7, 2026. A hearing on the motion to confirm was noticed for February 12, 2026.

The Company has filed a motion to vacate the arbitration award, which is scheduled to be heard on April 30, 2026. The Company believes confirmation of the award is not appropriate while post-award relief remains pending and continues to evaluate all available legal remedies.

On January 7, 2026, Plaintiffs also served post-award discovery requests styled as “discovery in aid of execution.” The Subsidiaries filed a motion to strike such discovery and for a protective order on the basis that no final judgment has been entered and discovery in aid of execution is premature.

As of the date of this filing:

●	The arbitration award has not yet been confirmed by the court;
●	No final enforceable judgment has been entered;
●	Post-award motion practice remains pending; and
●	The Subsidiaries are pursuing available legal remedies, including seeking vacatur and opposing confirmation.

The Company has recorded a litigation reserve of $1,024,002 in connection with this matter based on management’s assessment of probable loss under ASC 450. The amount reserved reflects management’s current estimate of probable exposure; however, the total

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

amount sought by Plaintiffs significantly exceeds the recorded reserve. The ultimate outcome of the confirmation proceedings, any motion to vacate, and related enforcement proceedings cannot be predicted with certainty. The final resolution of this matter could result in adjustments to the amount reserved, which could be material to the Company’s consolidated financial statements in the period such adjustment is determined.

Settlement of vendor obligations through issuance of shares of the Company’s common stock with make - whole provision:

Extinguishment of Vendor Obligations:

On September 24, 2024, the Company entered into a conversion agreement with a vendor in which the Company converted the outstanding obligations owed to the vendor into shares of the Company’s common stock at a conversion price of $64.00 per share with a one-time share reset adjustment (see Note 9), subject to shareholder approval and a maximum aggregate ownership amount of 19.99% for the vendor. In connection with this agreement, approximately $539,000 of accounts payable and accrued expenses were extinguished in exchange for the issuance of 8,427 shares of the Company’s common stock (see Note 9).

On November 13, 2024, the Company entered into a debt conversion agreement with a vendor in which the Company converted the outstanding obligations owed to the vendor into shares of the Company’s common stock at a conversion price of $40 per share with a one-time consideration adjustment (see Note 9). In connection with this agreement, approximately $170,000 of accounts payable and accrued expenses were extinguished in exchange for the issuance of 4,250 shares of the Company’s common stock (see Note 9).

On December 27, 2024, the Company entered into a debt conversion agreement with a vendor in which the Company converted the outstanding obligations owed to the vendor into shares of the Company’s common stock at a conversion price of $40 per share with a one-time consideration adjustment (see Note 9). In connection with this agreement, approximately $258,000 of accounts payable and accrued expenses were extinguished in exchange for the issuance of 6,445 shares of the Company’s common stock (see Note 9).

Settlement Agreement: The Company entered into a capital markets advisory agreement in June 2024 and subsequent amendment in July 2024 whereby the Company would pay the capital market advisor $600,000 as consideration for services provided in connection with the Business Combination. The Company made cash payments totaling $75,000 during June 2024. On October 2, 2024, the Company entered into a settlement agreement with a capital market advisor, pursuant to which the Company was required to make cash payments for the unpaid balance totaling $525,000 and issue 3,906 shares of the Company’s common stock as additional consideration. The initial consideration of $600,000 were for services directly attributable to the Business Combination and reflected as offering costs that were recorded as a reduction to additional paid-in capital at closing of the Business Combination. On October 2, 2024, the Company issued 3,906 shares of the Company’s common stock with a fair value of $133,750, as determined on the issuance date using the reported closing share price and recorded the additional consideration as a component of selling, general and administrative expenses on the accompanying consolidated statements of operations and comprehensive loss. As of December 31, 2025, there were no amounts outstanding under this settlement agreement to the capital market advisor.

Retirement plan:

The Company maintains a defined contribution plan under Section 401(k) of the Internal Revenue Code and a defined contribution plan for employee’s individual retirement arrangements (IRA’s). Employees may contribute between 1% and 100% of their wages, subject to the IRS limitations. The Company has elected to make matching contributions of 100% of the first 3% of an employee’s compensation for both defined contribution plans. For the years ended December 31, 2025 and 2024, the Company contributed approximately $57,700 and $76,000, respectively.

NOTE 17: EMPLOYEE RETENTION CREDIT (ERC)

During the year ended December 31, 2025, the Company received approval from the Internal Revenue Service for ERC claims of approximately $645,000. The Company recognized $580,000 net of service fees, within other income (expense), net for the year ended December 31, 2025, respectively. No ERC credits were received or recognized in the comparable year ended December 31, 2024.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18: REVENUE

The following table summarizes disaggregated revenue information by geographic area based upon the customer’s country of domicile:

	Year Ended December 31,
	2025	2024
United States	$33,067,961	$20,939,197
India	$2,768,848	1,713,688
	35,836,809	22,652,885

The following table summarizes disaggregated revenue information by nature of revenue and timing of revenue recognition:

	Year Ended December 31,
	2025	2024
Product revenue
Revenue recognized at a point in time (1)	$2,982,373	$—
Total product revenue	2,982,373	—
Service revenue
Revenue recognized over a period of time (2)	32,854,436	22,652,885
Total service revenue	32,854,436	22,652,885
Total revenue	$35,836,809	$22,652,885

(1)Product revenue consists of (i) sales of ConnectM-branded heat pump products to customers, including under specific distribution agreements such as with Greentech Renewables, for which revenue is recognized at a point in time when control transfers to the customer, generally upon delivery, and (ii) sales of 4G telematics hardware units with embedded software to original equipment manufacturers (“OEMs”), for which revenue is recognized at a point in time upon transfer of control in accordance with the applicable International Commercial Terms (Incoterms) described in the respective contracts.

(2)Service revenue consists of (i) installation and maintenance services for solar energy systems and HVAC solutions across customers, (ii) logistics and delivery services provided through DeliveryCircle’s proprietary Decios platform, (iii) software manpower consultancy services and software subscription services providing access to the Company’s IIoT platform, (iv) managed solutions services including human resources and payroll administration, procurement and vendor management, marketing and lead generation, and business implementation services, and (v) distributed energy and renewables services, including engineering, procurement and construction (“EPC”) activities and sale of electricity under power purchase agreements (“PPAs”) and BTS energy service agreements. Service revenue is generally recognized over time as the customer simultaneously receives and consumes the benefits of the Company’s performance.

As a practical expedient, the Company has elected not to disclose the aggregate amount of the transaction price allocated to unsatisfied performance obligations, as our contracts have an original expected duration of less than one year.

For disaggregated revenue information by reportable segment, refer to Note 19 to the accompanying consolidated financial statements.

Accounts receivable, contract assets and contract liabilities are discussed and disclosed in Note 2 to the accompanying consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19: REPORTABLE SEGMENTS

The Company’s operations are organized into six reporting segments: Owned Service Network, Managed Solutions, Distributed Energy & Renewables, Transportation, Logistics, and Corporate & Strategic Assets. The structure is designed to allow the Company to evaluate the performance of its different solutions offerings, provide improved service and drive future growth in a cost-efficient manner.

Selected information by reportable segment is presented in the following tables:

* The Corporate & Strategic Assets segment encompasses corporate-level operations and the Company’s investment in Geo Impex India Private Limited, which holds an approximately 76 acre land parcel near Chhatrapur, Odisha, India approved for development into a multimodal logistics park and AI-enabled data center campus. This segment did not generate revenue during the periods presented. Segment assets consist primarily of the carrying value of the Geo Impex landholding and related development rights, together with corporate cash and other assets not attributable to the Company’s other operating segments.

** Distributed Energy & Renewables includes revenue of $575,292 and cost of revenue of $537,723 allocated from ConnectM India (Transportation segment) related to installation and commissioning projects.

	Year Ended December 31, 2025
	Owned Service Network	Managed Solutions	Logistics	Transportation	Distributed Energy & Renewables	Corporate and Strategic Assets*	Total
Revenues	$17,907,967	3,126,238	12,033,756	2,065,680	703,168	—	$35,836,809
Cost of revenue	10,639,101	2,277,248	9,227,775	1,689,408	537,723	—	24,371,255
Selling, general and administrative expenses							—
Facility costs	201,198	143,730	—	61,346	44,884	11,723	462,880
Insurance expenses	210,865	51,730	57,827	764	2,529	448,219	771,934
Marketing expenses	2,311,006	168,036	—	3,775	—	883,531	3,366,348
Operational expenses	3,696,282	(43,663)	748,231	291,605	84,693	3,907,696	8,684,844
Compensation and related benefits	4,024,294	994,087	1,303,117	444,223	40,216	1,673,018	8,478,955
Travel & entertainment	79,682	4,778	43,342	52,261	216	134,896	315,175
Vehicle expenses	462,668	128,830	—	80	—	16,766	608,345
Depreciation	209,186	—	—	17,097	167,748	25,670	419,701
Amortization	181,058	3,071	148,192	36,428	4,059	21,860	394,668
Total selling, general and administrative expenses	11,376,239	1,450,599	2,300,709	907,579	344,345	7,123,379	23,502,849
Loss on impairment	548,492	—	—	—	—	—	548,492
(Loss) income from operations	(4,655,865)	(601,609)	505,272	(531,306)	(178,901)	(7,123,379)	(12,585,787)
Other (expense) income, net	200,091	—	(87,082)	1,849,158	(11,008)	(5,439,130)	(3,487,971)
Net (loss) income from operations before income taxes	$(4,455,774)	$(601,609)	$418,190	$1,350,842	$(222,899)	$(12,562,509)	$(16,073,758)
Total assets	$7,573,010	$751,591	$3,833,283	$2,747,593	$4,233,362	$17,031,285	$36,170,124
Capital expenditures	$49,670	$—	$—	$—	$—	$—	$49,670

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2024
	Owned Service Network	Managed Solutions	Logistics	Transportation	Distributed Energy & Renewables	Corporate and Strategic Assets	Total
Revenues	$12,201,600	4,429,995	4,307,602	1,713,688	—	—	$22,652,885
Cost of revenue	7,633,214	4,412,938	3,447,440	1,212,585	—	—	16,706,177
Selling, general and administrative expenses
Facility costs	178,416	300,686	—	38,512	—	4,483	522,097
Insurance expenses	262,063	223,046	31,508	884	—	354,800	872,301
Marketing expenses	691,980	251,520	—	11,506	—	2,312,406	3,267,412
Operational expenses	653,618	420,063	541,489	540,901	—	2,859,007	5,015,077
Compensation and related benefits	2,554,216	2,147,486	—	756,406	—	1,884,231	7,342,339
Travel & entertainment	61,700	21,318	4,973	18,473	—	35,068	141,532
Vehicle expenses	206,234	167,600	—	—	—	202,744	576,578
Depreciation	216,776		—	6,997	—	41,879	265,652
Amortization	330,750		99,553	68,118	—	21,308	519,729
MSA working capital adjustment	—	(3,377,288)	—	—	—	—	(3,377,288)
Total selling, general and administrative expenses	5,155,753	154,431	677,523	1,441,797	—	7,715,925	15,145,429
Loss on impairment	2,403,628	—	—	—	—	—	2,403,628
Loss from operations	(2,990,995)	(137,374)	182,639	(940,694)	—	(7,715,925)	(11,602,349)
Other (expense) income, net	—	—	—	—	—	(10,905,859)	(10,905,859)
Net (loss) income from operations before income taxes	$(2,990,995)	$(137,374)	$182,639	$(940,694)	$—	$(18,621,784)	$(22,508,208)
Total assets	$3,379,649	$705,522	$3,085,843	$1,259,687	$—	$4,325,841	$12,756,542
Capital expenditures	$27,044	$—	$—	$—	$—	$—	$27,044

As of December 31, 2025 and 2024, the Company’s total assets located outside the United States were approximately $20,000,000 and $1,260,000, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes disaggregated revenue information by geographic area based upon the customer’s country of domicile:

	Year Ended December 31, 2025
	Owned
	Service	Managed			Distributed Energy &	Corporate and
	Network	Solutions	Logistics	Transportation	Renewables	Strategic Assets	Total
United States	$17,907,967	$3,126,238	$12,033,756	$—	—	$—	$33,067,961
Other	$—	—	—	2,065,680	703,168	—	2,768,848
Total	$17,907,967	$3,126,238	$12,033,756	$2,065,680	$703,168	$—	$35,836,809

	Year Ended December 31, 2024
	Owned
	Service	Managed			Distributed Energy &	Corporate and
	Network	Solutions	Logistics	Transportation	Renewables	Strategic Assets	Total
United States	$12,201,600	$4,429,995	$4,307,602	$—	—	$—	$20,939,197
Other	—	—	—	1,713,688	—	—	1,713,688
Total	$12,201,600	$4,429,995	$4,307,602	$1,713,688	—	—	$22,652,885

NOTE 20: SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the consolidated balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described below or within these consolidated financial statements, the Company did not identify any other subsequent events that would have required adjustment or disclosure in these consolidated financial statements.

Non-Cash Asset Agreement

On January 1, 2026, the Company transferred all HVAC business assets and operations conducted under the Air Temp Service Co. trade name to A.T.S. Heating & Cooling LLC (“ATS LLC”), a New Jersey limited liability company, pursuant to a Non-Cash Business Asset Transfer Agreement. The transaction involved no cash consideration. ATS LLC did not assume any pre-existing liabilities of the Company, and all obligations arising prior to the Effective Date remain solely with the Company.

The Company retained a 1% non-voting, non-distributing equity interest in ATS LLC solely for participation in a shared health benefits arrangement, and is entitled to 2% of net proceeds should ATS LLC be sold within 24 months of the Effective Date. The Company is subject to a five-year non-compete covenant within ATS LLC’s service territories.

Management does not expect this transaction to have a material adverse effect on the Company’s ongoing operations.

Minority investment in Sun Solar

On January 5, 2026, the Company entered into an acquisition agreement to acquire a 40% equity interest in Sun Solar LLC (“Sun Solar”), a U.S.-based residential and small-commercial solar developer and installer.

Pursuant to the acquisition agreement, the Company acquired 400,000 membership interests, representing 40% of the issued and outstanding membership interests of Sun Solar, from the sole member of Sun Solar. As consideration for the acquired interests, the Company agreed to issue 468,750 shares of its common stock to the seller (the “Exchange Shares”).

The investment is intended to establish Sun Solar as a strategic installation and distribution channel for ConnectM’s home energy and electrification solutions, including solar panels, battery storage systems and related energy technologies developed by the Company’s subsidiary, Keen Labs. In connection with the investment, the Company expects to support Sun Solar’s growth through product supply, technology integration and operational support, including the deployment of solar-plus-storage systems designed to participate in virtual power plant (“VPP”) programs.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company is also evaluating consolidating certain of its solar installation activities within the Sun Solar platform and may deploy additional capital to expand installation capacity and geographic reach.

The Company is evaluating the accounting treatment of the investment and currently expects the investment to be accounted for under the equity method as a minority investment, based on the Company’s ownership interest and level of influence over Sun Solar.

Sun Solar Managed Services Agreement

On January 6, 2026, the Company, through its subsidiary Keen Labs Operations, Inc. (“Keen Labs”), entered into a managed services agreement with Sun Solar LLC (“Sun Solar”). Pursuant to the agreement, Keen Labs will provide certain procurement, marketing and lead generation, and working capital loan-related services to Sun Solar.

Under the agreement, Keen Labs is entitled to fees equal to 40% of the gross revenues received by Sun Solar from its customers, calculated on a weekly basis and payable in accordance with the terms of the agreement. The agreement will remain in effect until terminated by either party in accordance with its terms.

The Company expects the agreement to support activity within its Home and Building Electrification business. Revenue, if any, will be recognized in accordance with ASC 606, Revenue from Contracts with Customers, as the underlying services are performed.

Greentech Renewables Heat Pump Distribution Deal

On November 10, 2025, the Company announced it had entered into a distribution agreement with Greentech Renewables (“Greentech”), a U.S. distributor of solar and electrical products, for the sale and distribution of the Company’s Keen-branded high-efficiency heat pumps and related smart controls. The agreement is intended to expand the Company’s distribution reach across Greentech’s national contractor network and support broader adoption of the Company’s heat-pump technology developed by its subsidiary, Keen Labs.

Initial order – In connection with the agreement, Greentech placed an initial purchase order totaling approximately $1,700,000, covering indoor/outdoor hyper-heat units, multizone outdoor units, thermostats, and electric heat kits. This order was fulfilled as of December 31, 2025.

Subsequent orders – Subsequent to December 31, 2025, Greentech placed additional purchase orders for Keen heat pumps and related products. Greentech placed a follow-on order totaling approximately $865,000 in January 2026, and approximately $1,000,000 in February 2026, thereby increasing the cumulative purchase commitments to approximately $1,865,000 subsequent to December 31, 2025.

Acquisition of Harry Kahn Associates, Inc.

In April, 2026, the Company completed the acquisition of Harry Kahn Associates, Inc. (“HKA”). Consideration consisted of 12,500 shares of the Company’s common stock. In connection with the transaction, HKA issued a $203,072 promissory note to the Company. No cash was paid to the sellers and no third-party indebtedness was assumed.

HKA is a leading provider of logistics support analysis databases, technical manuals, and training materials for the U.S. Department of Defense, the U.S. Coast Guard, and major defense OEMs including Boeing, Northrop Grumman, and Lockheed Martin. HKA has maintained an uninterrupted contracting relationship with the Naval Air Systems Command since 1976, holds ISO 9001:2015 certification for technical data development, and has supported programs across all branches of the U.S. military.

The acquisition expands the Company’s technology platform into the defense and government infrastructure market, positioning Keen Labs’ AI and data analytics capabilities to address predictive maintenance, lifecycle sustainment, and logistics intelligence applications across mission-critical military systems. Management believes HKA’s long-standing government relationships and structured operational datasets, combined with the Company’s technology platform, create meaningful growth opportunity in the multi-tens-of-billions-of-dollars global defense sustainment market.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company is accounting for the transaction as a business combination under ASC 805 and is in the process of evaluating the related accounting, including the preliminary purchase price allocation. The acquisition is a nonrecognized subsequent event under ASC 855 and therefore is disclosed, but not reflected, in the consolidated financial statements as of December 31, 2025.

Sale of Green Energy Gains

On March 20, 2026, the Company entered into an Asset Purchase Agreement with Forge Team, Inc. pursuant to which the Company agreed to sell certain assets of its Green Energy Gains (“GEG”) business, an energy audit and weatherization operation based in Massachusetts.

The assets sold include the GEG trade name and brand, customer relationships and data, backlog and scheduled appointments, and certain equipment and other tangible assets. The transaction excludes cash, accounts receivable, and liabilities, all of which were retained by the Company.

Total consideration for the transaction is $100,000, consisting of $50,000 payable at closing and $50,000 subject to holdback provisions tied to the delivery of certain disclosures and the successful transition of operations.

The Company has agreed to provide transition support services for a period of up to 60 days following closing. In addition, the Company remains responsible for liabilities associated with services performed prior to closing.

Reverse stock split

At a special meeting of stockholders held on January 15, 2026, the stockholders approved a reverse stock split of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-50, with the final ratio to be determined by the Company’s Board of Directors.

On March 26, 2026, the Board of Directors approved a 1-for-32 reverse stock split and authorized the Company to effect the reverse stock split at 4:01 p.m. (Eastern Time) on April 17, 2026, with trading on a split-adjusted basis expected to commence on April 20, 2026, subject to regulatory approval and completion of applicable procedures. The reverse stock split will result in one share of Common Stock being issued for each 32 shares outstanding, with fractional shares rounded up to the nearest whole share.

The Company has filed, or is in the process of filing, the necessary documentation with applicable regulatory authorities, including FINRA, and is coordinating with its transfer agent and other parties to effect the reverse stock split.

Convertible note agreement issuances

Subsequent to December 31, 2025, the Company issued several unsecured convertible promissory notes to certain investors for aggregate gross proceeds of approximately $2,125,150. During January 2026, the Company issued four convertible promissory notes with aggregate principal of $1,077,150, and in February 2026, the Company issued two convertible promissory notes with principal of $478,000.

In addition, in March and April 2026, the Company issued additional convertible promissory notes with aggregate principal of $570,000, including (i) $224,000 issued on March 30, 2026, (ii) $150,000 issued on March 30, 2026, and (iii) an aggregate of $200,000 issued on April 2, 2026.

The notes bear interest and are convertible into shares of the Company’s common stock at the option of the holders in accordance with their respective terms. In certain instances, the Company issued shares of common stock as additional consideration in connection with these financings, and the notes may be issued at a discount to face value.

The notes were issued in private placements exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation D. Proceeds were used for general corporate purposes and working capital.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Promissory note agreement and term loan issuances

Subsequent to December 31, 2025, the Company entered into several promissory note and term loan agreements with certain lenders, providing aggregate gross proceeds of approximately $1,310,000.

During January and February 2026, the Company issued multiple promissory notes, including notes with principal amounts of $500,000, and $230,000. In addition, the Company entered into term loan agreements with principal amounts of $500,000 and $80,000 with third-party lenders.

The promissory notes generally bear interest and mature within their respective contractual terms, and the term loans are repayable pursuant to scheduled principal and interest payments over their contractual terms.

In February 2026, the Company also entered into a first amendment to one of the previously issued promissory note agreements, which modified certain terms of the related financing.

The proceeds from these financings were used for working capital and general corporate purposes.

Merchant cash advance

On February 6, 2026, the Company entered into a business loan and security agreement with a lender pursuant to which it received $200,000 in funding (the “Initial MCA”). Under the terms of the agreement, the Company was required to make 24 weekly payments of approximately $11,833 for a total repayment amount of $284,000. The proceeds were used for working capital and general corporate purposes.

On March 16, 2026, the Company entered into a new business loan and security agreement with a lender for $650,000 (the “Refinanced MCA”), which refinanced and replaced the Initial MCA. After deducting an origination fee of approximately $32,800, the payoff of the remaining balance on the Initial MCA, and other applicable fees, net proceeds of approximately $428,400 were disbursed to the Company. The Refinanced MCA requires 36 weekly payments of approximately $25,639 for a total repayment amount of $923,000 and matures in November 2026. The agreement is secured by substantially all assets of the Company and certain of its subsidiaries, and is personally guaranteed by an officer of the Company. The proceeds were used for working capital and general corporate purposes. The agreement contains customary covenants, including restrictions on additional indebtedness and a prohibition on stacking (entering into additional merchant cash advances or similar financing arrangements without the lender’s consent). Early repayment is permitted without penalty, subject to a potential discount on interest as specified in the agreement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On March 24, 2026, the Company entered into an additional business loan and security agreement with a lender pursuant to which it received $350,000 in funding. After deducting an origination fee of approximately $14,263, the Company received net proceeds of approximately $335,738, subject to potential reductions for repayment of prior obligations or other fees. The agreement requires 36 weekly payments of approximately $13,806 for a total repayment amount of $497,000 and matures on December 1, 2026.

The agreements are secured by substantially all assets of the Company and certain of its subsidiaries and include customary covenants, including restrictions on additional indebtedness and limitations on entering into additional merchant cash advance or similar financing arrangements without lender consent. Early repayment is permitted without penalty, subject to potential reductions in interest or fees as specified in the agreements. The proceeds from these financings were used for working capital and general corporate purposes.

Factoring and purchase order financing arrangement

On March 9, 2026, the Company, through its subsidiary Keen Labs Operations, Inc., entered into an addendum to its existing factoring and security agreement with a lender. The arrangement provides working capital through the purchase of receivables and approved purchase order financing, including supplier payments made directly by the lender.

Pursuant to the addendum, Keen Labs Operations, Inc. was added as an additional obligor and is jointly and severally liable with affiliated entities. The obligations are secured by substantially all assets of the applicable entities and include cross-collateralization and cross-default provisions.

The facility also includes customary enforcement mechanisms typical for arrangements of this type, including the ability to accelerate obligations and pursue collection remedies upon an event of default.

NOTE 21: REVERSE STOCK SPLIT

At a special meeting of stockholders held on January 15, 2026, the stockholders of the Company approved a reverse stock split of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-50, with the final ratio to be determined by the Company’s Board of Directors (the “Board”) in its discretion.

The Board subsequently approved a 1-for-32 reverse stock split (the “Reverse Stock Split”) and authorized the Company to effect the Reverse Stock Split for state law purposes at 4:01 p.m. Eastern Time on April 17, 2026 (the “Effective Time”), such that the Company’s common stock began trading at market open on April 20, 2026 on a post-Reverse Stock Split-adjusted basis.

Mechanics of the Reverse Stock Split

As a result of the Reverse Stock Split, every 32 shares of the Company’s Common Stock issued and outstanding were automatically combined and converted into one (1) share of Common Stock, with any resulting fractional shares rounded up to the nearest whole share. The Reverse Stock Split did not change the par value of the common stock or the number of authorized shares.

Impact on Shares Outstanding

The following table sets forth the number of shares of Common Stock issued and outstanding immediately before and immediately after the Effective Time of the Reverse Stock Split:

Shares Outstanding	Pre-Split	Post-Split
Common Stock - issued and outstanding as on December 31, 2025	153,255,345	4,789,230
Common Stock - issued and outstanding as on December 31, 2024	29,093,289	909,165

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

All shares of the Company’s Common Stock, per-share data and related information included in the accompanying consolidated financial statements have been retroactively adjusted as though the Reverse Stock Split had been effected to all prior periods presented.

Accounting Treatment and Retroactive Restatement

Subsequent to the issuance of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company effected a 1-for-32 reverse stock split of its issued and outstanding common stock. This Annual Report on Form 10-K, as incorporated by reference into the Company’s Registration Statement on Form S-1, has been revised to reflect the reverse stock split. In accordance with ASC 260-10-55-12, all share and per-share amounts, including all comparative prior period information, have been retroactively restated as if the reverse stock split had occurred at the beginning of the earliest period presented. Proportionate adjustments have also been made to the number of shares issuable upon exercise or conversion and to the exercise or conversion prices of the Company’s outstanding stock options, warrants, and convertible notes, consistent with the anti-dilution provisions of the applicable instruments. The par value of common stock was adjusted proportionally, with the difference reclassified from common stock to additional paid-in capital within stockholders’ deficit.

1,833,333 Shares of Common Stock

ConnectM Technology Solutions, Inc.

PRELIMINARY PROSPECTUS

ThinkEquity

           , 2026

Through and including              , 2026 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No	Description

1.1*	Form of Underwriting Agreement by and between ConnectM Technology Solutions, Inc. and ThinkEquity LLC

2.1

Agreement and Plan of Merger dated as of December 31, 2022, by and among Monterey Capital Acquisition Corporation, Chronos Merger Sub, Inc. and ConnectM Technology Solutions, Inc. (incorporated by reference to Exhibit 2.1 to this prospectus on Form 8-K filed by the registrant on January 3, 2023)

2.2

First Amendment to the Agreement and Plan of Merger dated as of October 12, 2023, by and among Monterey Capital Acquisition Corporation, Chronos Merger Sub, Inc. and ConnectM Technology Solutions, Inc. (incorporated by reference to Exhibit 2.1 to this prospectus on Form 8-K filed by the registrant on October 16, 2023)

2.3

Second Amendment to the Agreement and Plan of Merger dated as of April 12, 2024, by and among Monterey Capital Acquisition Corporation, Chronos Merger Sub, Inc. and ConnectM Technology Solutions, Inc. (incorporated by reference to Exhibit 2.1 to this prospectus on Form 8-K filed by the registrant on April 12, 2024)

2.4	Purchase Agreement (incorporated by reference to Exhibit 2.1 to this prospectus on Form 8-K filed by the registrant on August 6, 2024)

2.5

Share Swap Agreement, dated as of April 6, 2026, by and among the Registrant, Blue Cloud Softech Solutions Limited and AstraBridge Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2026)

2.6

Exchange Agreement by and between ConnectM Technology Solutions, Inc., Harry Kahn Associates, Inc., William F. Mumma Jr. and Phillip V. Perry, dated March 10, 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2026).

3.1

Second Amended and Restated Certificate of Incorporation of ConnectM Technology Solutions, Inc. (incorporated by reference to Exhibit 3.1 to this prospectus on Form 8-K filed by the registrant on July 18, 2024).

3.2

Amended and Restated Bylaws of ConnectM Technology Solutions, Inc. (incorporated by reference to Exhibit 3.2 to this prospectus on Form 8-K filed with the Securities & Exchange Commission on July 18, 2024)

3.3

Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock filed on May 5, 2025 (incorporated by reference to Exhibit 3.1 to this prospectus on Form 8-K filed with the Securities & Exchange Commission on May 15, 2025)

3.4

Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock filed on May 5, 2025 (incorporated by reference to Exhibit 3.2 to this prospectus on Form 8-K filed with the Securities & Exchange Commission on May 15, 2025)

3.7

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2026)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to this prospectus on Form 8-K filed with the Securities & Exchange Commission on July 18, 2024)

4.2	Specimen Warrant Certificate (included in Exhibit 4.3)

4.3

Warrant Agreement, dated May 10, 2022, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on May 16, 2022)

Exhibit No	Description

4.4	Description of Securities (incorporated by reference from Annual Report on Form 10-K filed August 4, 2025)

4.5*	Form of Representative’s Warrant

5.1*	Opinion of Loeb & Loeb LLP

10.1

Form of Indemnification Agreement of ConnectM Technology Solutions, Inc. (Incorporated by reference to Exhibit 10.1 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.2

Amended and Restated Registration Rights Agreement, dated July 12, 2024 (Incorporated by reference to Exhibit 10.2 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.3	Legacy ConnectM 2019 Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.4

ConnectM Technology Solutions, Inc. 2023 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.5

Letter Agreement, dated May 10, 2022, by and among Monterey Capital Acquisition Corporation and certain security holders, officers and directors of Monterey Capital Acquisition Corporation (Incorporated by reference to Exhibit 10.5 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.6

Private Placement Warrant Purchase Agreement, dated May 10, 2022, by and between Monterey Capital Acquisition Corporation and Monterrey Acquisition Sponsor, LLC (Incorporated by reference to Exhibit 10.6 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.7

Standard Form Commercial Lease, dated as of October, 2022, by and between Sunrise Nominee Trust and Aurai LLC (f/k/a ConnectM Technologies, LLC) (dba Bourque Heating and Cooling Co. Inc.) (Incorporated by reference to Exhibit 10.7 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.10

Commercial Lease, dated as of May 1, 2019, by and between CB Equities Mt Royal LLC and Legacy ConnectM (Incorporated by reference to Exhibit 10.10 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.11

Leave and License Agreement, dated September 30, 2020, by and between Sree Ramulu Raju and ConnectM Technology Solutions Private Limited (Incorporated by reference to Exhibit 10.11 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.12

Rental Agreement, dated December 1, 2021, by and between Rajesh S. Gowda and ConnectM Technology Solutions Private Limited (Incorporated by reference to Exhibit 10.12 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.13

Lease Agreement dated April 3, 2023, by and between AirFlow Service Company, Inc. and Wellington Business Center LLC (Incorporated by reference to Exhibit 10.13 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.17

Secured Subordinated Promissory Note, dated May 18, 2021, issued by ConnectM Babione LLC in favor of Douglas Pence (Incorporated by reference to Exhibit 10.17 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.18

Promissory Note, dated May 31, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Solutions LLC) in favor of George A. Neighoff (Incorporated by reference to Exhibit 10.18 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

Exhibit No	Description

10.19

Secured Subordinated Promissory Note, dated February 28, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Solutions LLC) in favor of Robert G. Bourque and Lise Bourque (Incorporated by reference to Exhibit 10.19 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.20

Secured Subordinated Promissory Note, dated January 24, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Services, LLC) in favor of Timothy Sanborn (Incorporated by reference to Exhibit 10.20 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.21

Secured Subordinated Promissory Note, dated January 24, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Services, LLC) in favor of Russell Cazeault (Incorporated by reference to Exhibit 10.21 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.22

Loan Authorization and Agreement, Small Business Administration Loan #8512657807, Application #3302062637, Doc #L-01-2884676-01, dated July 30, 2021, amending that certain Loan Authorization and Agreement, Small Business Administration Loan #8512657807, Application #3302062637, Doc #L-01-2884676-01, dated June 5, 2020, by and between Legacy ConnectM and the Small Business Administration (Incorporated by reference to Exhibit 10.22 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024).

10.23

Management Services Agreement, dated January 24, 2022, by and between Cazeault Solar & Home, LLC and Timothy J. Sanborn (Incorporated by reference to Exhibit 10.23 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.24

Promissory Note, dated August 22, 2023, issued by Monterey Capital Acquisition Corporation in favor of Legacy ConnectM (Incorporated by reference to Exhibit 10.24 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.25

Promissory Note, dated October 23, 2023, issued by Monterey Capital Acquisition Corporation in favor of Legacy ConnectM (Incorporated by reference to Exhibit 10.25 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.26

Promissory Note, dated November 16, 2023, issued by Monterey Capital Acquisition Corporation in favor of Legacy ConnectM (Incorporated by reference to Exhibit 10.26 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.27

Promissory Note, dated January 24, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.27 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.28

Promissory Note, dated March 1, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.28 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.29

Promissory Note, dated April 10, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.29 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.30

Promissory Note, dated May 3, 2023, issued by Legacy ConnectM in favor of Sreenivasa Rao Nalla (Incorporated by reference to Exhibit 10.30 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.31

Promissory Note, dated May 5, 2023, issued by Legacy ConnectM in favor of Ashish Kulkarni (Incorporated by reference to Exhibit 10.31 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

Exhibit No	Description

10.32

Promissory Note, dated July 18, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.32 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.33

Promissory Note, dated July 26, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.33 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.34

Promissory Note, dated August 2, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.34 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.35

Promissory Note, dated August 2, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.45 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.36

Promissory Note, dated September 15, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.36 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.37

Promissory Note, dated September 25, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.37 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.38

Promissory Note, dated October 19, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.38 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.39

Promissory Note, dated October 27, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.39 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.40

Promissory Note, dated November 9, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.40 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.41

Promissory Note, dated November 10, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.41 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.42

Promissory Note, dated November 13, 2023, issued by Legacy ConnectM in favor of Ashish Kulkarni (Incorporated by reference to Exhibit 10.42 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.43

Promissory Note, dated December 15, 2023, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.43 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.44

Promissory Note, dated December 15, 2023, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.44 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

Exhibit No	Description

10.45

Promissory Note, dated April 10, 2024, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.45 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.46

Promissory Note, dated April 23, 2024, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.46 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.47

Promissory Note, dated May 6, 2024, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.47 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.48

Promissory Note, dated May 8, 2024, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.48 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.49

Promissory Note, dated May 16, 2024, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.49 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.50

Promissory Note, dated May 20, 2024, issued by Legacy ConnectM in favor of SriSid LLC (Incorporated by reference to Exhibit 10.50 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.51

Promissory Note, dated June 1, 2024, issued by Legacy ConnectM in favor of Dinesh Tanna (Incorporated by reference to Exhibit 10.51 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.52

Promissory Note, dated June 10, 2024, issued by Legacy ConnectM in favor of Ashish Kulkarni (Incorporated by reference to Exhibit 10.52 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.53

Promissory Note, dated June 17, 2024, issued by Legacy ConnectM in favor of Satish K Tadikonda Trust. (Incorporated by reference to Exhibit 10.53 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.54

Promissory Note, dated June 17, 2024, issued by Legacy ConnectM in favor of Kanu Patel (Incorporated by reference to Exhibit 10.54 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.55

Promissory Note, dated June 20, 2024, issued by Legacy ConnectM in favor of Vikas Desai (Incorporated by reference to Exhibit 10.55 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.56

Credit Agreement, dated February 18, 2022, by and among Legacy ConnectM, SriSid LLC, and Arumilli LLC (Incorporated by reference to Exhibit 10.56 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.57

Security and Intercreditor Agreement, dated February 22, 2022, by and among Legacy ConnectM, SriSid LLC, and Arumilli LLC (Incorporated by reference to Exhibit 10.57 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.58

Promissory Note, dated December 29, 2022, issued by ConnectM Florida RE LLC in favor of RJZ Holdings LLC (Incorporated by reference to Exhibit 10.58 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

Exhibit No	Description

10.59

Secured Promissory Note, dated December 28, 2022, issued by Aurai LLC in favor of Robert J. Zrallack (Incorporated by reference to Exhibit 10.59 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.60

Promissory Note, dated November 28, 2022, issued by Legacy ConnectM, in favor of SriSid LLC (Incorporated by reference to Exhibit 10.60 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.61

Promissory Note, dated January 18, 2024, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.61 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.62

Promissory Note, dated February 2, 2024, issued by Legacy ConnectM in favor of IT Corpz, Inc (Incorporated by reference to Exhibit 10.62 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.63

Promissory Note, dated March 13, 2024, issued by Legacy ConnectM in favor of Arumilli LLC (Incorporated by reference to Exhibit 10.63 to this prospectus on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024)

10.64	Amendment to Forward Purchase Agreement (incorporated by reference to Exhibit 10.1 to this prospectus on Form 8-K filed by the registrant on August 6, 2024)

10.65

Note Conversion Agreement by and between the Company and Arumilli LLC, dated as of September 12, 2024 (incorporated by reference to Exhibit 10.1 to this prospectus on Form 8-K filed by the registrant on September 17, 2024)

10.66

Note Conversion Agreement by and between the Company and SriSid LLC, dated as of September 12, 2024 (incorporated by reference to Exhibit 10.2 to this prospectus on Form 8-K filed by the registrant on September 17, 2024)

10.67

Standby Equity Purchase Agreement dated as of December 17, 2024 by and between the Company and YA II PN, LTD. (incorporated by reference to Exhibit 10.1 to this prospectus on Form 8-K filed by the registrant on December 26, 2024)

10.68

Note Conversion Agreement by and between the Company and Sree Nalla, an individual, dated as of September 12, 2024 (incorporated by reference to Exhibit 10.1 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.69

Note and Payable Conversion Agreement by and between the Company and IT Corpz Inc., dated as of September 24, 2024 (incorporated by reference to Exhibit 10.2 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.70

Note Conversion Agreement by and between the Company and Monterrey Acquisition Sponsor LLC, dated as of September 24, 2024 (incorporated by reference to Exhibit 10.3 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.71

Debt Conversion Agreement by and between the Company and MZHCI, LLC, dated as of November 13, 2024 (incorporated by reference to Exhibit 10.4 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.72

Debt Conversion Agreement by and between the Company and George A. Neighoff, an individual, dated as of November 13, 2024 (incorporated by reference to Exhibit 10.5 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

Exhibit No	Description

10.73

Debt Conversion Agreement by and between the Company and KLR Holdings Inc., dated as of December 1, 2024 (incorporated by reference to Exhibit 10.6 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.74

Debt Conversion Agreement by and between the Company and Libertas Funding LLC, dated as of September 24, 2024 (incorporated by reference to Exhibit 10.7 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.75

Marketing Services Agreement by and between the Company and Outside Box Capital Inc., dated as of July 25, 2024 (incorporated by reference to Exhibit 10.8 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.76

Services Agreement by and between the Company and Jamal Khurshid, an individual, dated December 1, 2024 (incorporated by reference to Exhibit 10.9 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.77

Services Agreement by and between the Company and LU2 Holdings, LLC, dated December 1, 2024 (incorporated by reference to Exhibit 10.10 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.78

Capital Markets Advisory Agreement by and between the Company and Roth Capital Partners LLC, dated July 16, 2024 (incorporated by reference to Exhibit 10.11 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.79

Transfer Agreement by and between the Company and Srimulli Renewable LLC, dated October 1, 2024 (incorporated by reference to Exhibit 10.12 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.80

Transfer Agreement by and between the Company and Gregory Kendall, an individual, dated October 1, 2024 (incorporated by reference to Exhibit 10.13 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.81

Settlement Agreement by and between the Company and Benjamin Securities, Inc., dated October 2, 2024 (incorporated by reference to Exhibit 10.14 to this prospectus on Form 8-K filed by the registrant on February 10, 2025)

10.82

Convertible Promissory Note, dated December 17, 2024, between ConnectM and YA II PN, LTD. (incorporated by reference to Exhibit 10.2 to this prospectus on Form 8-K filed by the registrant on December 26, 2024)

10.83

Registration Rights Agreement, dated December 17, 2024, between ConnectM and YA II PN, LTD. (incorporated by reference to Exhibit 10.3 to this prospectus on Form 8-K filed by the registrant on December 26, 2024)

10.84

Termination Agreement dated as of April 2, 2025, by and among (i) Meteora Special Opportunity Fund I, LP, (ii) Meteora Capital Partners, LP, (iii) Meteora Select Trading Opportunities Master, LP, and (iv) ConnectM (incorporated by reference to Exhibit 10.1 to this prospectus on Form 8-K filed by the registrant on April 18, 2025)

10.85

Settlement Agreement and Stipulation dated January 28, 2025, by and between the Company and Last Horizon, LLC (incorporated by reference to Exhibit 10.1 to this prospectus on Form 8-K filed by the registrant on January 31, 2025)

10.86	Form of Q1 2025 Convertible Note (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the registrant on November 17, 2025)

10.87	Form of Q2 Convertible Note (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by the registrant on November 17, 2025)

Exhibit No	Description

10.88	Form of Q3 Convertible Note (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by the registrant on November 17, 2025)

10.89	Form of Note Exchange Agreement (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by the registrant on November 17, 2025)

10.90	Form of Promissory Note Agreement (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed by the registrant on November 17, 2025)

10.91	Form of Amendment of Business Loan and Security Agreement (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed by the registrant on November 17, 2025)

10.92	Details of the Correction of the Previously Issued Financial Statements (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed by the registrant on November 17, 2025)

10.93***	Settlement and Termination Agreement, dated December 29, 2025 between ConnectM and YA II PN, LTD.

10.94

Material Definitive Agreement, dated January 5, 2026 between ConnectM and Sun Solar LLC (incorporated by reference to Exhibit 10.94 to this prospectus on Form 8 - K filed by the registrant on January 9, 2026)

10.95

Securities Purchase Agreement, dated January 7, 2026, by and between ConnectM Technology Solutions, Inc. and GS Capital Partners, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2026)

10.96

Promissory Note, dated January 7, 2026, issued by ConnectM Technology Solutions, Inc. to GS Capital Partners, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2036)

10.97

Securities Purchase Agreement, dated January 20, 2026, by and between ConnectM Technology Solutions, Inc. and Labrys Fund II, L.P. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8 - K filed with the Securities and Exchange Commission on February 3, 2026)

10.98

Promissory Note, dated January 20, 2026, issued by ConnectM Technology Solutions, Inc. to Labrys Fund II, L.P. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2026)

10.99

Securities Purchase Agreement, dated January 22, 2026, by and between ConnectM Technology Solutions, Inc. and Auctus Fund, LLC. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2026)

10.100

Form of Registration Rights Agreement, dated March 10, 2026. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2026)

10.101

Promissory Note, dated January 22, 2026, issued by ConnectM Technology Solutions, Inc. to Auctus Fund, LLC.(incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2026)

10.102

Promissory Note, dated March 10, 2026 issued by ConnectM Technology Solutions, Inc. to Harry Kahn Associates, Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2026)

14.1	Code of Ethics (incorporated by reference from Annual Report on Form 10-K filed August 4, 2025)

Exhibit No	Description

21.1	List of Subsidiaries (incorporated by reference from Annual Report on Form 10-K filed April 16, 2026)

23.1**	Consent of Independent Public Accounting Firm (Adeptus Partners LLC)

23.2*	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

23.3	Consent of KNAV CPA LLP

24.1***	Power of Attorney (contained on signature page to the registration statement).

107***	Filing Fee Table
*	To be filed by amendment

†Indicates management contract or compensatory plan arrangement.

**Filed herewith

***Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the ““Calculation of Registration Fee”” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
2.For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.:
5.For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
7.For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective
8.For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The undersigned registrant hereby undertakes that:
9.For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, State of Massachusetts, on the 16th day of June, 2026.

ConnectM Technology

By:	/s/ Bhaskar Panigrahi

Name:	Bhaskar Panigrahi

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
/s/Bhaskar Panigrahi	Chief Executive Officer, Chairman (Principal Executive Officer)	June 16, 2026
Bhaskar Panigrahi

/s/ Mahesh Choudhury	Principal Financial Officer & Vice President, U.S. Operations	June 16, 2026
Mahesh Choudhury

*	Vice Chairman	June 16, 2026
Bala Padmakumar

*	Director	June 16, 2026
Kathy Cuocolo

*	Director	June 16, 2026
Stephen Markscheid

*	Director	June 16, 2026
Gautam Barua

*/s/ Bhaskar Panigrahi

Attorney-in-Fact

*By:	Bhaskar Panigrahi
Bhaskar Panigrahi
Attorney-In-Fact